- ---------------------------------------------------------


COMPLETE APPRAISAL
OF REAL PROPERTY

WESTSIDE PAVILION
10800-10850 Pico Boulevard
Los Angeles, California


- ---------------------------------------------------------

IN A SELF-CONTAINED REPORT

As of July 13, 1998





PREPARED FOR:

MORGAN STANLEY MORTGAGE CAPITAL, INC.
1585 Broadway
New York, New York  10036





Prepared By:

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.
Valuation Advisory Services
555 S. Flower Street, Suite 4200
Los Angeles, California  90071

              [Cushman & Wakefield of California, Inc. Letterhead]


July 24, 1998

Mr. Marcus Childress
Associate
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York 10036

Re:  Complete Appraisal of Real Property
     WESTSIDE PAVILION
     Los Angeles, California


Mr. Childress:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of California, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the above referenced property. The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This appraisal report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA).

     The property was inspected by and the report was prepared by Ellen J. Gunderson, MAI.

     This report was prepared for Morgan Stanley Mortgage Capital, Inc. ("MSMC") in connection with financing to be arranged by MSMC. We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the internet) of the Prospectus Supplement relating to MSMC, Commercial Pass-Through Certificates, (which we understand is a type of "Securitization" defined as an offering of debt securities that, as applicable, are registered with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering) of our appraisal with respect to each property in which C&W has been engaged, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

Mr. Marcus Childress
Morgan Stanley Capital Mortgage, Inc.
Page 2

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in PHASE I AND PHASE II OF WESTSIDE PAVILION COMBINED, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 13, 1998, is:

                    ONE HUNDRED AND SEVENTY MILLION DOLLARS
                                  $170,000,000

     The above value estimate includes both Phases I and II. Phase II was added in 1991 and is accessed from the third level main mall by pedestrian bridge over Westwood Boulevard. Phase II has suffered from vacancy problems since it was built, although in the past occupancy has been better than the current 40.1 percent occupancy of Phase II (excluding temporary tenants). Macerich, the recent purchaser of the property, reports that their plans will include some type of redevelopment, although any specific plans have not been made. Any redevelopment plan is speculative and will be restricted by the City and neighborhood groups. Macerich representatives have indicated that they are very hopeful about cooperation from city government and neighborhood groups, as a viable development is wanted for the site by all involved and it is now clear that the current development is not well received by customers and prospective tenants.

     We have been asked to provide separate value estimates for Phase I and II, as only Phase I is included in the collateral for the proposed financing. As any redevelopment plan is subject to so many approvals outside the control of the developer, a purchaser of the property would approach Phase II very conservatively. Any increase in income generated from redevelopment would be seen as upside potential by a purchaser.

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in PHASE I OF WESTSIDE PAVILION, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 13, 1998, is:

                     ONE HUNDRED AND SIXTY MILLION DOLLARS
                                  $160,000,000

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in PHASE II OF WESTSIDE PAVILION, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 13, 1998, is:

                              TEN MILLION DOLLARS
                                  $10,000,000

Mr. Marcus Childress
Morgan Stanley Capital Mortgage, Inc.
Page 3

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.


/s/ Ellen J. Gunderson
- ---------------------------------------
Ellen J. Gunderson, MAI
Director, Valuation Advisory Services
Retail Valuation Group
California Certified Appraiser No. AG025346

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------
PROPERTY NAME:                      Westside Pavilion

LOCATION:                           South side of Pico Boulevard, east and west
                                    of Westwood Boulevard
                                    10800-10850 Pico Boulevard
                                    Los Angeles, California

ASSESSOR'S PARCEL NUMBER            4255-28-02 through 05, 09, 12 and 13;
                                    4256-01-25 through 27 and 29

INTEREST APPRAISED:                 Leased Fee

DATE OF VALUE:                      July 13, 1998

DATE OF INSPECTION:                 July 13, 1998

OWNERSHIP:                          Macerich

LAND AREA

      Subject Ownership:            9.16 Acres
      Separate Ownership:           5.97 Acres
      Total Center:                 15.13 Acres

ZONING:                             C2-1VL, City of Los Angeles

HIGHEST AND BEST USE

      If Vacant:                    Regional Mall or other major retail
                                    development
      As Improved:                  Current use

IMPROVEMENTS

      Type: Enclosed and open air three-level regional shopping center

      Year Built:                   1985; Expanded in 1991 adding 91,978 sq.ft.
                                    in Phase II across Westwood Boulevard.

      Type of Construction:         Reinforced concrete

      Quality/Condition:            Good/Good

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------
GROSS LEASABLE AREA (SF):

      Anchors
            Robinson's-May          220,000 SF *
            Nordstrom               138,128 SF
            Pavilions                43,435 SF
                                    ----------
            Sub-total               401,563 SF

      Main Mall Stores              262,371 SF
      Expansion Mall Stores          91,978 SF
                                    ----------
      Total Center                  755,912 SF

      * Held under separate ownership; subject ownership portions comprises 535,912 SF

OCCUPANCY:                          Mall Shops (incl. Phase I & II)
                                    -------------------------------
                                    12//97:     85.2%
                                    7/98:       83.5%

                                    Main Mall Shops (Phase I only)
                                    ------------------------------
                                    12/97:      96.3%
                                    7/98:       98.7%

                                    Total Occupancy (owned GLA)
                                    ---------------------------
                                    12/97:      90.2%
                                    7/98:       89.1%

PARKING: Approximately 3,334 total spaces in surface parking and multi-level parking garage (4.4 spaces per 1,000 SF gross leasable area)

VALUE INDICATORS

                                    PHASE I & II   PHASE I        PHASE II
                                    ------------   -------        --------

Sales Comparison Approach:          $170,500,000   N/A            N/A

Income Approach:                    $170,000,000   $160,000,000   $10,000,000
    Discounted Cash Flow:           $166,700,000   $159,400,000   N/A
    Direct Capitalization:          $174,700,000   $162,600,000   N/A

Development Cost Approach:          N/A            N/A            $8,300,000

FINAL VALUE CONCLUSION:             PHASE I & II   PHASE I        PHASE II
                                    ------------   -------        --------
                                    $170,000,000   $160,000,000   $10,000,000

                                      SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- ------------------------------------------------------------------------------

SPECIAL ASSUMPTIONS:             Please refer to the complete list of
                                 assumptions and limiting conditions included at the end of this report.

                                 1. We have been asked to provide separate value estimates for Phase I and II. The phases are on separate tax parcels, and can be physically separate as well. However, as the parking area in Phase II also serves Phase I, it is a specific assumption of this appraisal that a reciprocal parking and easement agreement would be made between the ownerships of Phase I and II and the parking and other legal requirements would be satisfied.

                                 2. Throughout the analysis we have relied on information provided by the client and the new owner and management, which we assume to be accurate. By nature, a mall is a very fluid property type and many tenants are typically in some form of transition.

                                 3. The factual tenant information for the subject mall was provided by the property owner in the form of a rent roll. We audited a representative sample of the mall tenant leases as a check against the data provided. No significant discrepancies were noted in the leases audited. We assume that the leases audited are a representative sampling of the accuracy of the summary tenant data. We have no reason to believe otherwise. However, we make no warranties as to the accuracy of the tenant data provided.

                                 4. The Americans with Disabilities Act (ADA) became effective January 26, 1992. We were provided with excerpts from a 1998 report prepared by Myers, Houghton & Partners. These pages are contained in the Addenda. The report identifies $90,000 in readily achievable barrier removal items to bring the property into compliance. This has been included as a capital deduction in the cash flow analysis, however, due to the small amount, it

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------
                                    is basically lost in rounding. The reader should note that we are not qualified to provide a specific compliance survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of ADA, and have relied upon the information provided to us. It is possible that a full compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

                                    5. An Environmental Site Assessment report, prepared by Harding Lawson Associates (HLA) on June 1, 1998, was provided to us. The HLA report indicated no evidence of recognized environmental conditions with the exception of 1) three of the paint chip samples exceeded the HUD levels of 5,000 mg/kg and 2) the 1,000 gallon underground diesel storage tank failed a vacuum test. The report indicated no recommendations. We are not aware of any toxic contamination or hazardous wastes on or about the subject property. We are not experts, however, in the detection of hazardous wastes or toxic contaminants, and our appraisal is based on the assumption that there are no toxic contaminants or environmental hazards that would negatively impact the subject property's marketability or value.

                                    6. The forecasts of income, expenses and absorption of vacant space are not predictions of the future. Rather, they are our best estimates of the current market thinking on future income, expenses and demand. We make no warranty or representation that these forecasts will materialize.

                                    7. Please refer to the complete list of
                                    assumptions and limiting conditions
                                    included at the end of this report.

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------









                                   [PICTURE]










         View looking east along Pico Boulevard (subject on the right)









                                   [PICTURE]











View looking west across Westwood Boulevard toward the west portion of the mall
                               (1991 expansion)

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











        View looking southwest towards west end of mall (1991 expansion)










                                   [PICTURE]











               Exterior view of Robinson's-May (east end of mall)

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











               Rear elevation of mall from the parking structure










                                   [PICTURE]











                         Interior entrance to Nordstrom

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











                      Interior entrance to Robinson's-May










                                   [PICTURE]











              View from the west end of the expansion area towards
                         Barnes & Noble and the bridge

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











                    View inside the expansion area courtyard










                                   [PICTURE]











          View looking north along Westwood Boulevard from the bridge

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------




















                                   [PICTURE]





















                           Interior view of main mall

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











                                 Interior view










                                   [PICTURE]











                                   Food Court

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











                           Westside Pavilion Cinemas










                                   [PICTURE]











           Entrance to Pavilions (from basement parking garage only)

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











                          National tenant storefronts










                                   [PICTURE]











                          National tenant storefronts

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]











                          National tenant storefronts










                                   [PICTURE]











                          National tenant storefronts

                                                              TABLE OF CONTENTS
- -------------------------------------------------------------------------------

INTRODUCTION..............................................................1
   Identification of Property.............................................1
   Property Ownership and Recent History..................................1
   Purpose and Function of the Appraisal..................................1
   Scope of the Appraisal.................................................1
   Property Rights Appraised..............................................2
   Definitions of Value, Interest Appraised, and Other Pertinent Terms....2
   Date of Value and Property Inspection..................................2
   Legal Description......................................................3

REGIONAL ANALYSIS.........................................................4

RETAIL MARKET ANALYSIS...................................................13

PROPERTY DESCRIPTION.....................................................52

REAL PROPERTY TAXES AND ASSESSMENTS......................................58

ZONING...................................................................59

HIGHEST AND BEST USE.....................................................60

VALUATION PROCESS........................................................62

SALES COMPARISON APPROACH................................................63

INCOME APPROACH..........................................................72

RECONCILIATION AND FINAL VALUE ESTIMATE..................................93

ASSUMPTIONS AND LIMITING CONDITIONS......................................95

CERTIFICATION OF APPRAISAL...............................................97

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------
IDENTIFICATION OF PROPERTY

      The Westside Pavilion shopping center is an enclosed and open air regional mall located at the south side of Pico Boulevard, east and west of Westwood Boulevard, in Los Angeles, California. The center was originally constructed in 1985, and expanded in 1991. The center is comprised of a three-level enclosed mall anchored by Robinson's-May, Nordstrom and Pavilions market. The enclosed regional mall also includes retail stores, in addition to a three-level open air mall (the expansion portion of the center.) The two components of the center are connected by a pedestrian bridge which extends across Westwood Boulevard. The total property comprises a total combined gross leasable area of 755,912 square feet and covers a total land area of approximately 15 acres. The portion under subject ownership (excluding Robinson's-May) totals 535,912 gross leasable square feet on a site containing
9.16 acres.

      The Los Angeles County Assessor identifies the subject property as Parcel Numbers 4255-28, 02 through 05, 09, 12 and 13, and 4256-01-25 through 27 and 29.

PROPERTY OWNERSHIP AND RECENT HISTORY

      The property was acquired in July 1998 by Macerich from Westpal, LLC. The total cash purchase price was $170,500,000, or $318.15 per square foot of GLA purchased (535,912 sq.ft.). The buyer's analysis was based on estimated net income for calendar year 1998 at $14,002,000, which indicates a going-in overall rate of 8.2 percent. Based on year-end comparable mall store sales of $373 per square foot, this equals a sales multiple of 0.85. The total marketing period was about two months, with approximately six months total to close the sale. According to Mr. Chris Hoffman of Eastdil Realty who marketed the property, Macerich was not the highest bidder, but by a very small margin. Macerich was selected because of the seller's confidence in the buyer and their likelihood to close at the escrow price.

      According to Assessor's records, Westpal, LLC acquired the property through a Quitclaim Deed recorded July 18, 1996 (Document No. 1159047.) This entity was related to the previous owners, Westland Shopping Center, L.P., who acquired the property (prior to expansion) in 1988 from another related entity, Westfield (the developer of the original center.)

PURPOSE AND FUNCTION OF THE APPRAISAL

      The purpose of this appraisal report is to estimate the market value of the leased fee estate in the property. The function of this appraisal is to provide an independent valuation analysis to our client for financing purposes.

SCOPE OF THE APPRAISAL

      In the process of preparing this appraisal, we inspected the property, interviewed a representative of the property ownership and management, reviewed a detailed rent roll, reviewed lease abstracts and intent to lease documents, reviewed the operating expense history and budgets, conducted market research into asking rental rates for comparable space, obtained information regarding leases recently negotiated, conducted market investigations, ascertained sale prices of comparable properties, developed a value estimate by direct sales comparison and prepared a detailed cash flow analysis for the
- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------
purpose of discounting a forecasted net income stream to a present value estimate for a leased fee estate.

PROPERTY RIGHTS APPRAISED

      Leased fee interest.

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS
      MARKET VALUE

      The Comptroller of the Currency of the United States defines Market Value as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in the definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1. Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised and acting in what they consider their own best interests;

      3. A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      LEASED FEE ESTATE

      An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

      MARKET VALUE AS IS ON APPRAISAL DATE

      Value of the property appraised in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications on the effective date of appraisal.

DATE OF VALUE AND PROPERTY INSPECTION

      The date of value for this appraisal is July 13, 1998, the date of inspection.
- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------
LEGAL DESCRIPTION

      According to a site survey prepared by Dubron and Associates (dated September 19, 1991 with revisions) the property is legally described as follows:

      Lots 1 through  7, of Tract No.  13061,  as per M.B.  358-24/25;  and
      lots 7 and 9, of Tract No. 11370, as per M.B. 277-43/44,  in the City
      of Los Angeles, County of Los Angeles, and State of California.
- -------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                                 [REGIONAL MAP]

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
LOS ANGELES COUNTY OVERVIEW

      The subject property is located in the western portion of the City of Los Angeles, in Los Angeles County, California. Los Angeles County is a densely populated and extensively developed region that includes one of the most significant industrial and commercial property markets in California and the United States. The state and region are currently experiencing substantial economic growth that is expected to continue to accelerate through the end of 1998. The physical, regional, demographic and economic characteristics of the region influencing the subject property are briefly described below.

PHYSICAL BOUNDARIES

      Los Angeles County is located in the southwestern portion of California, and is the industrial and commercial center of the Southern California region. The county lies along approximately 70 miles of the Pacific Coast, extending for nearly 70 miles from east to west and for 75 miles from north to south. The county has a total land area of approximately 3,970 square miles. Roughly 50 percent of the county land is comprised of mountainous terrain that is neither densely populated nor extensively developed. Ventura County borders Los Angeles County to the northwest, Kern County to the north, San Bernardino County to the east, Orange County to the south, and the Pacific Ocean to the west. Los Angeles County has approximately 90 incorporated cities with a total land area of 1,390 square miles or 35 percent of the total land area within the county. The remaining 65 percent of the county land area is unincorporated and the majority of this land area is located north of the San Gabriel Mountains which run in an east/west direction through the middle of the county. The county's civic center is located in downtown Los Angeles.

POPULATION

      Los Angeles County is the largest county in California in terms of residential population. Los Angeles County's January 1, 1998 estimated population of 9,603,300 residents represents 28.9 percent of the statewide population and 51 percent of the residential population within the six major counties in Southern California.

The county experienced relatively modest population growth from 1980 to 1997 in comparison to the other major counties in Southern California as well as the overall statewide population. From 1990 to 1997, the county's average population growth slowed to less than one percent per year, as compared to over one percent per year compounded annually from 1980 to 1990. The relatively slower pace of population growth in Los Angeles County over the past several years reflects the more established nature of its residential and commercial development within the county as well as the downturn in employment from approximately 1990 to 1994.

      The county population is projected to increase by 3.7 percent from 1997 to 2002. This projection lags the projected population growth of 5.5 percent for the state and most of the other major counties in Southern California. The pace of population growth in the county is projected to be similar to the rate of household formations, which reverses the historical trend of an increasing household size for the countywide population. The most significant population growth in Southern California is expected to occur in the Inland
- -------------------------------------------------------------------------------

========================================================================================================================
                                                        WESTSIDE PAVILION
                                           REGIONAL ECONOMIC & DEMOGRAPHIC FACT SHEET
========================================================================================================================
                                                                                             COMPOUND ANNUAL GROWTH RATE
                                                                       1997           2002       1980-    1990-    1997-
                                          1980          1990          (EST.)        (PROJ.)      1990     1997     2002
- ------------------------------------------------------------------------------------------------------------------------
POPULATION
 Los Angeles County, CA                 7,477,507      8,863,164     9,210,790       9,555,105    1.7%      0.6%    0.7%
 State of California                   23,667,910     29,760,022    32,015,178      33,761,848    2.3%      1.0%    1.1%
 United States                        226,545,856    248,709,872   266,798,176     278,178,944    0.9%      1.0%    0.8%
- ------------------------------------------------------------------------------------------------------------------------
HOUSEHOLDS
 Los Angeles County, CA                 2,730,469      2,989,552     3,171,862       3,331,065   0.91%     0.85%   0.98%
 State of California                    8,629,867     10,381,206    11,505,599      12,239,233   1.86%     1.48%   1.24%
 United States                         80,389,688     91,947,408   101,517,136     107,281,800   1.35%     1.42%   1.11%
- ------------------------------------------------------------------------------------------------------------------------
AVERAGE HOUSEHOLD INCOME
 Los Angeles County, CA                   $31,909        $47,252       $69,128         $91,916   4.00%     5.59%   5.86%
 State of California                      $31,389        $46,247       $66,166         $85,866   3.95%     5.25%   5.35%
 United States                            $20,307        $38,453       $55,443         $71,098   6.59%     5.37%   5.10%
- ------------------------------------------------------------------------------------------------------------------------
PER CAPITA INCOME
 Los Angeles County, CA                   $11,949        $16,149       $24,190         $32,633   3.06%     5.94%   6.17%
 State of California                      $11,683        $16,409       $24,178         $31,724   3.46%     5.69%   5.58%
 United States                             $7,298        $14,420       $21,272         $27,797   7.05%     5.71%   5.50%
- ------------------------------------------------------------------------------------------------------------------------
AGGREGATE INCOME (MILLIONS)
 Los Angeles County, CA                   $89,349       $143,131      $222,809        $311,812   4.82%     6.53%   6.95%
 State of California                     $276,512       $488,332      $774,063      $1,071,061   5.85%     6.80%   6.71%
 United States                         $1,653,332     $3,586,396    $5,675,331      $7,732,540   8.05%     6.78%   6.38%
- ------------------------------------------------------------------------------------------------------------------------
NON-AGRICULTURAL EMPLOYMENT
(000'S)(1)
 Los Angeles County, CA                     4,281          5,339         4,933           5,023   2.23%    -1.12%   0.36%
 State of California                       12,209         16,482        16,438          18,006   3.05%    -0.04%   1.84%
 United States                            109,024        134,394       146,074         158,852   2.11%     1.20%   1.69%
- ------------------------------------------------------------------------------------------------------------------------
Source: Equifax National Decision Systems, Woods & Poole Economics, Inc.
(1) Employment projection is as of 2005
========================================================================================================================

                                                                                                     Southern California
                                                                                                     DEMOGRAPHIC PROFILE
As of January 1998
- ------------------------------------------------------------------------------------------------------------------------
                            LOS ANGELES    VENTURA  SAN BERNARDINO   RIVERSIDE     ORANGE     SAN DIEGO    STATE OF
CHARACTERISTIC                 COUNTY      COUNTY       COUNTY        COUNTY       COUNTY      COUNTY     CALIFORNIA
- ------------------------------------------------------------------------------------------------------------------------
POPULATION
  2002 Projections            9,555,104    759,446     1,732,969     1,588,921    2,763,663   2,755,418    33,761,844
  1997 Estimate               9,210,790    722,549     1,586,410     1,414,257    2,608,145   2,671,996    32,015,178
  1990 Census                 8,863,164    669,016     1,418,380     1,170,413    2,410,556   2,498,016    29,760,022
  1980 Census                 7,477,507    529,174       895,016       663,166    1,932,710   1,861,847    23,667,910
% Increase 1980-1990               18.5%      26.4%         58.5%         76.5%        24.7%       34.2%         25.7%
% Increase 1997-2002                3.7%       5.1%          9.2%         12.4%         6.0%        3.1%          5.5%
HOUSEHOLDS
  2002 Projection             3,331,034    256,353       607,682       577,033      974,324   1,042,311    12,239,831
  1997 Estimate               3,172,219    240,971       548,796       508,384      908,422     998,552    11,505,981
  1990 Census                 2,989,552    217,298       464,737       402,067      827,066     887,403    10,381,208
  1980 Census                 2,730,469    172,781       308,643       242,937      686,267     670,094     8,629,867
% Increase 1980-1990                9.5%      25.8%         50.6%         65.5%        20.5%       32.4%         20.3%
% Increase 1997-2002                5.0%       6.4%         10.7%         13.5%         7.3%        4.4%          6.4%

AVERAGE HOUSEHOLD SIZE
  2002 Projection                  2.87       2.96          2.85          2.75         2.84        2.64          2.76
  1997 Estimate                    2.90       3.00          2.89          2.78         2.87        2.68          2.78
  1990 Census                      2.96       3.08          3.05          2.91         2.91        2.81          2.87
  1980 Census                      2.74       3.06          2.90          2.73         2.82        2.78          2.74

HOUSEHOLD INCOME
  Average                       $69,128    $79,629       $54,737       $57,407      $85,697     $63,029       $66,164
  Median                        $45,061    $60,241       $41,689       $41,442      $61,751     $44,067       $45,514
  Per Capita Income             $24,190    $26,970       $19,251       $20,948      $30,106     $24,177       $24,178

HOUSEHOLDS BY INCOME
1997 Estimated Population     3,172,219    240,971       548,796       508,384      908,422     998,552    11,505,981
  $150,000 or more                  7.6%       7.5%          3.4%          4.5%         9.5%        5.5%          6.3%
  $100,000 to $149,999              8.0%      11.7%          5.4%          5.1%        12.7%        6l8%          7.8%
  $75,000 to $99,999               10.0%      15.0%          8.6%          8.2%       15.05%        9.4%         10.2%
  $50,000 to $74,999               19.6%      26.9%         22.5%         22.0%        24.1%       21.6%         21.0%
  $35,000 to $49,999               14.9%      13.9%         18.4%         18.0%        13.3%       17.1%         15.8%
  $25,000 to $34,999               11.9%       9.0%         12.5%         13.0%         9.2%       13.1%         11.8%
  $15,000 to $24,999               12.0%       7.9%         12.8%         13.3%         8.0%       13.1%         12.1%
  $5,000 to $14,999                12.6%       6.9%         13.6%         13.1%         6.5%       11.1%         12.2%
  Under $5,000                      3.5%       1.3%          2.8%          2.9%         1.7%        2.4%          2.8%

OCCUPIED UNITS                2,989,552     217,298       464,737       402,067      827,066     887,403    10,381,206
  Owner Occupied                   48.2%      65.5%         63.3%         67.4%        60.1%       53.8%         55.6%
  Renter Occupied                  51.8%      34.5%         36.7%         32.6%        39.9%       46.2%         44.4%
  1990 Avg. Persons per HH          2.91       3.02          2.97          2.85         2.87        2.69          2.79

EDUCATION
  Bachelor Degree Only              14.5%      15.1%          9.8%          9.7%        18.7%       16.5%         15.3%
  Graduate Degree                    7.8%       7.9           5.2%          4.9%         9.1%        8.8%          8.1%
- ------------------------------------------------------------------------------------------------------------------------
                                                                               Source: Equifax National Decision Systems

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
Empire counties of Riverside and San Bernardino. This is due in large part to the relatively lower cost of housing in these areas.

INCOME AND AFFORDABILITY

Los Angeles County's household income and per capita income levels are similar to the statewide figures and compare favorably to the corresponding figures for most of the major counties in Southern California. Within the Southern California region, only Orange County and Ventura County have higher household and per capita incomes than Los Angeles County.

According to the California Association of Realtors, the January 1998 median home price was $176,150 in Los Angeles County, a 9.95 percent increase from the prior year. For California as a whole, the median price was $186,580. Although Los Angeles County sold more homes than the other counties in Southern California, the median home price was higher in both Orange County ($241,440) and Ventura County ($229,300).

RETAIL SALES TRENDS

      The Los Angeles-Long Beach metropolitan area, consisting of Los Angeles County, is the top ranked retail market in the United States according to a recent survey of buying power by Sales and Marketing Management Magazine. The Los Angeles-Long Beach area's Buying Power Index was ranked first among the 317 metropolitan areas included in the survey, and was the only California metropolitan area ranked among the ten strongest retail markets. The Buying Power Index is a weighted index that converts the survey's three basic elements of population, effective buying income, and retail sales into a measurement of a market's "ability to buy". The Los Angeles-Long Beach area was ranked among the top three metropolitan markets in the country in terms of population (1st), total effective buying income (3rd), and retail sales (2nd).

      The Los Angeles area has been experiencing a gradual increase in retail sales during recent years, as shown in the following table:

                LOS ANGELES COUNTY - TOTAL TAXABLE RETAIL SALES

                 ----------------------------------------------
                    YEAR       $(`000,000'S)       % CHANGE
                 ----------------------------------------------
                    1986         $41,269            ---
                    1987         $44,239            7.19%
                    1988         $46,820            5.83%
                    1989         $50,104            7.01%
                    1990         $50,922            1.63%
                    1991         $48,332           -5.11%
                    1992         $48,450            0.24%
                    1993         $47,338           -2.30%
                    1994         $49,786            5.17%
                    1995         $51,016            2.47%
                    1996         $53,304            4.46%
                    1997         $54,982            3.14%
                 ----------------------------------------------

                     SOURCE: CALIFORNIA RETAIL SURVEY 1998
- -------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
EMPLOYMENT

      While the aerospace sector of the economy has continued to consolidate during the past five years, other areas of the Los Angeles economy, including the entertainment industry, international trade, and the business services segments have emerged as major sources of employment and catalysts for growth. The increasing number of distribution channels for entertainment and educational programming and the growing demand for interactive media has created new marketing opportunities for the television, motion picture, and computer software industries in the greater Los Angeles area.

      The Ports of Los Angeles and Long Beach have solidified their position as the busiest ports in the country in terms of annual cargo volumes. This has sparked employment gains in trade-related sectors of the economy. Driven by these and other business sectors, countywide unemployment levels have decreased significantly from peak levels experienced during the early portion of the 1990's. The following chart illustrates the dramatic improvement in the California and the Los Angeles County employment levels during the period from 1992 through 1997.

                                       EMPLOYMENT TRENDS
                                       (AVERAGE PER YEAR)
- -------------------------------------------------------------------------------------------
                        1992        1993        1994        1995        1996        1997
- -------------------------------------------------------------------------------------------
STATE OF CALIFORNIA
Labor Force          15,404,255  15,359,518  15,461,830  15,415,475  15,596,139  15,971,800
Employment           13,973,304  13,918,275  14,132,936  14,205,866  14,469,924  14,965,500
Unemployment          1,430,951   1,441,243   1,328,895   1,209,609   1,126,215   1,006,300
Unemployment Rate         9.30%       9.40%       8.60%       7.80%       7.20%        6.3%
- -------------------------------------------------------------------------------------------
LOS ANGELES COUNTY
Labor Force           4,503,804   4,404,104   4,366,207   4,359,656   4,415,428   4,496,700
Employment            4,062,416   3,970,748   3,957,037   4,016,191   4,052,561   4,189,200
Unemployment            441,388     433,356     409,170     343,465     362,867     307,500
Unemployment Rate         9.80%       9.80%       9.40%       7.90%       8.20%        6.8%
- -------------------------------------------------------------------------------------------

Source: State of California Employment  Development Department Labor Market
        Information Division

The above chart shows that the state and the county of Los Angeles have continued to reduce unemployment levels at an impressive pace.

      The unemployment rate as of May 1998 for the county was 6.1 percent, down from 6.8 percent as of the end of 1997. The total number of jobs reached 4,271,100 in May 1998. This represents an increase of 81,900 jobs or 1.9 percent over the last five months.

EMPLOYMENT STATISTICS BY INDUSTRY

      Presented on the accompanying pages are the employment statistics by industry for the state, Southern California, and Los Angeles County. As indicated, California has experienced positive job growth since 1994 following losses between 1990 and 1994. The trend was similar in Southern California and Los Angeles County. The projected growth
- -------------------------------------------------------------------------------

TOTAL EMPLOYMENT STATISTICS
WOODS & POOLE ECONOMICS, INC.

- --------------------------------------------------------------------------------------------------
                                       1970         1980         1990         1994         1996
- --------------------------------------------------------------------------------------------------
LOS ANGELES COUNTY          000's
- ------------------          -----
 Farm                                     7.63         8.40        11.62         8.12         8.05
 Agricultural Services, Other            17.31        29.86        27.86        29.19        29.26
 Mining                                  12.51        15.90        13.16         9.17         8.77
 Construction                           127.92       153.00       214.05       168.01       176.13
 Manufacturing                          824.30       938.63       894.03       683.12       675.01
 Transport, Comm., & Public Util        182.11       214.14       248.46       235.13       241.16
 Wholesale Trade                        208.38       286.98       339.45       288.89       303.07
 Retail Trade                           520.99       647.26       789.31       702.52       722.70
 Finance, Ins., & R.E.                  279.50       382.57       484.31       412.40       418.21
 Services                               750.49     1,134.26     1,784.03     1,717.53     1,801.57
 Federal Civilian Govt.                  72.66        74.74        74.62        68.77        69.46
 Federal Military Govt.                  45.88        29.73        43.02        28.34        27.47
 State and Local Govt.                  332.57       403.57       454.71       466.23       472.67
- --------------------------------------------------------------------------------------------------
 TOTAL                                3,382.25     4,319.04     5,378.63     4,817.42     4,953.53
- --------------------------------------------------------------------------------------------------

                       [RESTUBBED TABLE CONTINUED FROM ABOVE]

- ---------------------------------------------------------------------------------------------------------------------------
                                       1997         1998         2000         2005         2010         2015         2020
- ---------------------------------------------------------------------------------------------------------------------------
LOS ANGELES COUNTY          000's
- ------------------          -----
 Farm                                     8.04         8.02         7.97         7.78         7.52         7.19         6.81
 Agricultural Services, Other            29.03        28.82        28.45        27.87        27.80        28.26        29.31
 Mining                                   8.73         8.68         8.58         8.38         8.27         8.28         8.43
 Construction                           177.04       177.34       178.13       181.31       186.60       194.46       205.43
 Manufacturing                          669.12       663.45       652.75       630.15       614.01       604.84       602.98
 Transport, Comm., & Public Util        240.51       239.28       237.04       233.02       231.47       232.67       236.90
 Wholesale Trade                        303.46       302.98       302.25       301.99       304.58       310.81       321.50
 Retail Trade                           720.88       716.93       709.89       697.83       694.41       700.49       717.01
 Finance, Ins., & R.E.                  422.39       425.57       432.13       449.96       470.49       494.46       522.64
 Services                             1,820.87     1,836.17     1,867.58     1,952.32     2,048.81     2,160.55     2,290.94
 Federal Civilian Govt.                  70.31        70.18        69.93        69.43        69.13        69.07        69.27
 Federal Military Govt.                  27.04        27.04        27.04        27.04        27.04        27.04        27.04
 State and Local Govt.                  473.02       472.09       470.80       471.20       477.26       489.59       508.91
- ----------------------------------------------------------------------------------------------------------------------------
 TOTAL                                4,970.44     4,976.55     4,992.54     5,058.28     5,167.39     5,327.71     5,547.17
- ----------------------------------------------------------------------------------------------------------------------------

                       [RESTUBBED TABLE CONTINUED FROM ABOVE]

- -----------------------------------------------------------------------------------------------------------------
                                      CAGR      CAGR       CAGR        CAGR        CAGR        CAGR       CAGR
                                    1970-80   1980-90    1990-94    1994-1996   1996-1997   1997-1998   1998-2000
- -----------------------------------------------------------------------------------------------------------------
LOS ANGELES COUNTY          000's
- ------------------          -----
 Farm                                 0.97%     3.30%      -3.52%      -0.09%      -0.01%      -0.02%     -0.06%
 Agricultural Services, Other         5.60%    -0.69%       0.47%       0.02%      -0.08%      -0.07%     -0.13%
 Mining                               2.43%    -1.87%      -3.55%      -0.45%      -0.05%      -0.06%     -0.12%
 Construction                         1.81%     3.41%      -2.39%       0.47%       0.05%       0.02%      0.04%
 Manufacturing                        1.31%    -0.49%      -2.65%      -0.12%      -0.09%      -0.09%     -0.16%
 Transport, Comm., & Public Util      1.63%     1.50%      -0.55%       0.25%      -0.03%      -0.05%     -0.09%
 Wholesale Trade                      3.25%     1.69%      -1.60%       0.48%       0.01%      -0.02%     -0.02%
 Retail Trade                         2.19%     2.00%      -1.16%       0.28%      -0.03%      -0.05%     -0.10%
 Finance, Ins., & R.E.                3.19%     2.39%      -1.59%       0.14%       0.10%       0.08%      0.15%
 Services                             4.22%     4.63%      -0.38%       0.48%       0.11%       0.08%      0.17%
 Federal Civilian Govt.               0.28%    -0.02%      -0.81%       0.10%       0.12%      -0.02%     -0.04%
 Federal Military Govt.              -4.25%     3.76%      -4.09%      -0.31%      -0.16%       0.00%      0.00%
 State and Local Govt.                1.95%     1.20%       0.25%       0.14%       0.01%      -0.02%     -0.03%
- -----------------------------------------------------------------------------------------------------------------
 TOTAL                                2.48%     2.22%      -1.10%       0.28%       0.03%       0.01%      0.03%
- -----------------------------------------------------------------------------------------------------------------

EMPLOYMENT STATISTICS
WOODS & POOLE ECONOMICS, INC.

- -----------------------------------------------------------------------------------------------------------------------------
                                       1970         1980         1990         1994         1996         1997         1998
- -----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA
- -------------------
 Farm                                 54.67         59.74        57.15        54.72        54.52        54.52        54.48
 Agricultural Services, Other         35.38         72.85        96.42        97.12        99.43        99.88        99.90
 Mining                               19.88         26.30        23.97        18.72        18.26        18.39        18.41
 Construction                        203.96        307.58       504.76       390.79       414.38       418.30       424.55
 Manufacturing                     1,084.77      1,368.62     1,427.21     1,153.89     1,161.48     1,167.58     1,161.92
 Transport, Comm., & Public Util     242.71        313.76       395.28       385.73       400.02       402.00       402.80
 Wholesale Trade                     254.60        384.74       536.98       491.95       526.99       533.07       540.30
 Retail Trade                        799.39      1,129.65     1,527.56     1,442.85     1,503.20     1,511.78     1,518.44
 Finance, Ins., & R.E.               410.49        652.07       870.33       774.11       791.02       797.58       813.78
 Services                          1,070.88      1,779.42     3,052.84     3,065.82     3,246.67     3,277.53     3,351.81
 Federal Civilian Govt.              145.57        157.27       173.87       160.04       162.30       163.60       164.68
 Federal Military Govt.              273.47        217.70       236.45       196.62       183.72       177.68       177.25
 State and Local Govt.               529.54        713.27       848.48       883.66       900.67       903.86       908.63
  TOTAL                            5,125.31      7,182.97     9,751.30     9,116.02     9,462.66     9,525.77     9,636.95

STATE OF CALIFORNIA
- -------------------
 Farm                                255.79        281.33       266.40       267.63       267.70       267.99       268.20
 Agricultural Services, Other         94.32        204.78       280.14       308.28       318.62       320.75       322.93
 Mining                               35.58         54.08        56.66        46.87        46.64        47.30        47.90
 Construction                        364.55        566.24       914.09       737.84       773.06       782.08       791.87
 Manufacturing                     1,594.49      2,074.06     2,229.43     1,880.76     1,905.25     1,911.43     1,917.40
 Transport, Comm., & Public Util     485.33        592.66       722.07       713.90       736.95       739.88       744.35
 Wholesale Trade                     418.88        628.53       858.25       793.46       837.36       846.85       857.02
 Retail Trade                      1,379.88      2,003.31     2,699.65     2,624.65     2,720.45     2,741.57     2,765.36
 Finance, Ins., & R.E.               721.78      1,140.09     1,453.15     1,333.92     1,362.60     1,380.92     1,400.75
 Services                          1,823.07      3,052.06     5,117.46     5,235.17     5,516.85     5,609.81     5,709.29
 Federal Civilian Govt.              329.58        335.46       365.24       332.41       315.22       310.97       310.61
 Federal Military Govt.              467.88        340.25       365.93       289.46       258.61       243.06       243.06
 State and Local Govt.             1,053.79      1,421.96     1,700.31     1,778.24     1,812.80     1,824.17     1,840.09
- --------------------------------------------------------------------------------------------------------------------------
  TOTAL                            9,024.92     12,694.81    17,028.80    16,342.59    16,872.12    17,026.78    17,218.83
- --------------------------------------------------------------------------------------------------------------------------

Percentage Share
SOUTHERN CALIFORNIA & STATE OF CALIFORNIA
- -----------------------------------------
 Farm                                 21.4%         21.2%        21.5%        20.4%        20.4%        20.3%        20.3%
 Agricultural Services, Other         37.5%         35.6%        34.3%        31.5%        31.2%        31.1%        30.9%
 Mining                               55.9%         48.6%        42.3%        39.9%        39.2%        38.9%        38.4%
 Construction                         55.9%         54.3%        55.2%        53.0%        53.6%        53.5%        53.6%
 Manufacturing                        68.0%         66.0%        64.0%        61.4%        61.0%        61.1%        60.6%
 Transport, Comm., & Public Util      50.0%         52.9%        54.7%        54.0%        54.3%        54.3%        54.1%
 Wholesale Trade                      60.8%         61.2%        62.6%        62.0%        62.9%        62.9%        63.0%
 Retail Trade                         57.9%         56.4%        56.6%        55.0%        55.3%        55.1%        54.9%
 Finance, Ins., & R.E.                56.9%         57.2%        59.9%        58.0%        58.1%        57.8%        58.1%
 Services                             58.7%         58.3%        59.7%        58.6%        58.9%        58.4%        58.7%
 Federal Civilian Govt.               44.2%         46.9%        47.6%        48.1%        51.5%        52.6%        53.0%
 Federal Military Govt.               58.4%         64.0%        64.6%        67.9%        71.0%        73.1%        72.9%
 State and Local Govt.                50.3%         50.2%        49.9%        49.7%        49.7%        49.5%        49.4%
- --------------------------------------------------------------------------------------------------------------------------
  TOTAL                               56.8%         56.5%        57.3%        55.8%        56.1%        55.9%        56.0%
- --------------------------------------------------------------------------------------------------------------------------



                       [RESTUBBED TABLE CONTINUED FROM ABOVE]

- --------------------------------------------------------------------------------------------------------------------------------
                                                CAGR      CAGR       CAGR        CAGR        CAGR        CAGR       CAGR
                                       2000    1970-80   1980-90    1990-94    1994-1996   1996-1997   1997-1998   1998-2000
- --------------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA
- -------------------
 Farm                                  54.35     0.89%    -0.44%     -0.43%      -0.04%       0.00%      -0.01%      -0.02%
 Agricultural Services, Other         100.46     7.49%     2.84%      0.07%       0.24%       0.05%       0.00%       0.06%
 Mining                                18.52     2.84%    -0.92%     -2.44%      -0.25%       0.07%       0.01%       0.06%
 Construction                         435.50     4.19%     5.08%     -2.53%       0.59%       0.09%       0.15%       0.25%
 Manufacturing                      1,162.36     2.35%     0.42%     -2.10%       0.07%       0.05%      -0.05%       0.00%
 Transport, Comm., & Public Util      405.86     2.60%     2.34%     -0.24%       0.36%       0.05%       0.02%       0.08%
 Wholesale Trade                      554.44     4.22%     3.39%     -0.87%       0.69%       0.11%       0.13%       0.26%
 Retail Trade                       1,536.05     3.52%     3.06%     -0.57%       0.41%       0.06%       0.04%       0.12%
 Finance, Ins., & R.E.                838.01     4.74%     2.93%     -1.16%       0.22%       0.08%       0.20%       0.29%
 Services                           3,463.14     5.21%     5.55%      0.04%       0.57%       0.09%       0.22%       0.33%
 Federal Civilian Govt.               165.13     0.78%     1.01%     -0.83%       0.14%       0.08%       0.07%       0.03%
 Federal Military Govt.               177.25    -2.25%     0.83%     -1.83%      -0.68%      -0.33%      -0.02%       0.00%
 State and Local Govt.                917.94     3.02%     1.75%      0.41%       0.19%       0.04%       0.05%       0.10%
  TOTAL                             9,829.01     3.43%     3.10%     -0.67%       0.37%       0.07%       0.12%       0.20%

STATE OF CALIFORNIA
- -------------------
 Farm                                 268.42     0.96%    -0.54%      0.05%       0.00%       0.01%       0.01%       0.01%
 Agricultural Services, Other         327.41     8.06%     3.18%      0.96%       0.33%       0.07%       0.07%       0.14%
 Mining                                49.03     4.28%     0.47%     -1.88%      -0.05%       0.14%       0.13%       0.23%
 Construction                         811.75     4.50%     4.91%     -2.12%       0.47%       0.12%       0.12%       0.25%
 Manufacturing                      1,928.77     2.66%     0.72%     -1.69%       0.13%       0.03%       0.03%       0.06%
 Transport, Comm., & Public Util      753.38     2.02%     1.99%     -0.11%       0.32%       0.04%       0.06%       0.12%
 Wholesale Trade                      877.83     4.14%     3.16%     -0.78%       0.54%       0.11%       0.12%       0.24%
 Retail Trade                       2,813.69     3.80%     3.03%     -0.28%       0.36%       0.08%       0.09%       0.17%
 Finance, Ins., & R.E.              1,440.74     4.68%     2.46%     -0.85%       0.21%       0.13%       0.14%       0.28%
 Services                           5,911.65     5.29%     5.30%      0.23%       0.53%       0.17%       0.18%       0.35%
 Federal Civilian Govt.               309.88     0.18%     0.85%     -0.94%      -0.53%      -0.14%      -0.01%      -0.02%
 Federal Military Govt.               243.06    -3.14%     0.73%     -2.32%      -1.12%      -0.62%       0.00%       0.00%
 State and Local Govt.              1,872.38     3.04%     1.80%      0.45%       0.19%       0.06%       0.09%       0.17%
- ----------------------------------------------------------------------------------------------------------------------------
  TOTAL                            17,607.99     3.47%     2.98%     -0.41%       0.32%       0.09%       0.11%       0.22%
- ----------------------------------------------------------------------------------------------------------------------------

Percentage Share
SOUTHERN CALIFORNIA & STATE OF CALIFORNIA
- -----------------------------------------
 Farm                                  20.2%    -0.06%     0.10%     -0.48%      -0.04%      -0.01%      -0.02%      -0.03%
 Agricultural Services, Other          30.7%    -0.53%    -0.33%     -0.88%      -0.09%      -0.02%      -0.07%      -0.08%
 Mining                                37.8%    -1.38%    -1.38%     -0.57%      -0.20%      -0.07%      -0.12%      -0.17%
 Construction                          53.6%    -0.29%     0.16%     -0.42%       0.12%      -0.02%       0.02%       0.01%
 Manufacturing                         60.3%    -0.30%    -0.30%     -0.42%      -0.06%       0.02%      -0.08%      -0.06%
 Transport, Comm., & Public Util       53.9%     0.57%     0.34%     -0.13%       0.05%       0.01%      -0.04%      -0.04%
 Wholesale Trade                       63.2%     0.07%     0.22%     -0.09%       0.15%       0.00%       0.02%       0.02%
 Retail Trade                          54.6%    -0.27%     0.03%     -0.29%       0.05%      -0.02%      -0.04%      -0.06%
 Finance, Ins., & R.E.                 58.2%     0.06%     0.46%     -0.31%       0.00%      -0.05%       0.06%       0.01%
 Services                              58.6%    -0.07%     0.23%     -0.18%       0.05%      -0.07%       0.05%      -0.02%
 Federal Civilian Govt.                53.3%     0.60%     0.15%      0.11%       0.67%       0.22%       0.08%       0.05%
 Federal Military Govt.                72.9%     0.91%     0.10%      0.50%       0.45%       0.29%      -0.02%       0.00%
 State and Local Govt.                 49.0%    -0.02%    -0.05%     -0.04%       0.00%      -0.03%      -0.03%      -0.07%
- ----------------------------------------------------------------------------------------------------------------------------
  TOTAL                                55.8%    -0.04%     0.12%     -0.26%       0.05%       -0.02       0.00%      -0.03%
- ----------------------------------------------------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
from 1998 to 2000 will be moderate at 0.03 percent in Los Angeles County, 0.20 percent in Southern California and 0.22 percent in California.

      Minor job losses are projected to occur in agriculture, mining, manufacturing, transportation, communications, public utilities, wholesale and retail trade and government. Gains are projected in construction, finance, insurance, real estate, and services.

EMPLOYMENT SECTORS

      The three major employment sectors in Los Angeles County are 1) services;
2) trade, and 3) manufacturing. These sectors are discussed below.

      SERVICES

      The services sector reported a civilian workforce of 4,204,900 for the state of California in April of 1998. This figure increased 4.6 percent from the April 1997 level of 4,018,200. In Los Angeles County, the services sector employed 1,304,700 as of April 1998, representing a 3.4 percent increase from the 1997 level. The services sector includes entertainment, healthcare, lodging, and personal services.

      The entertainment industry has experienced significant growth over the past few years as a result of both the worldwide demand for television/film products and the level of employment. The entertainment industry has emerged as a growing source of high wage employment within the Los Angeles area.

      In an effort to meet the growing demand for multi-media products and services, the local entertainment industry has recently been investing in new production facilities in Hollywood, West Los Angeles, and the cities of Glendale and Burbank. Leading companies such as Walt Disney Company, MCA, Sony Pictures, SKG Dreamworks Company, Warner Brothers and NBC Studios are creating multi-media divisions which will increase the demand for computer/high technology-oriented positions in the Los Angeles area. The level of entertainment employment is expected to increase due to the strong international demand for film products and the ongoing evolution of the cable television industry.

      The demand for production studio space has become so substantial in recent years that existing facilities were not sufficient for the film industry. This industry's expansion was constrained by the limited available land in the Hollywood/Glendale/Burbank area which has traditionally attracted entertainment companies. Shamrock Holdings, controlled by Roy Disney, recently acquired a 22.5-acre site in Manhattan Beach that was formerly owned by TRW. The site is located on Rosecrans Avenue and will be developed with a new motion picture studio in four phases. This incursion of the entertainment industry to the South Bay is expected to bring high-paying employment opportunities to this area.

      Within the services sector is the health services segment. The Los
Angeles area is home to some of the most advanced medical teaching facilities in the country including Cedars-Sinai Medical Center, the City of Hope, and the University of Southern California and the University of California at Los
Angeles Schools of Medicine. Reports by industry experts suggest that the Los Angeles area has an excess of local hospital facilities, which has resulted in consolidation within the industry and/or the closure of under-performing
- -------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
hospitals. This trend is expected to continue over the next few years.
According to the California State Employment Development Department, health services employment in Los Angeles County totaled 291,100 jobs as of April
1998, up 13.6 percent from a year ago.

      TRADE

      The trade sector consists of both wholesale and retail trade. Employment within this sector has been relatively stable over the past several years, in both total number employed and in its percentage of employment within the county.

      As discussed previously, Los Angeles County is considered to be a very attractive retail market on a nationwide basis as it compares favorably to other metropolitan areas in terms of total population, total effective buying income, and total retail sales. The retail employment sector experienced an increase in the number of jobs during the past year, with total employment increasing in both wholesale and retail. The county's retail trade employment was 597,900 in April 1998, up 2 percent from 586,300 in April 1997. Wholesale trade increased its total workforce from 263,000 in April 1997 to 270,000 in April 1998, an increase of 2.2 percent.

      One of the primary catalysts for growth within the trade sector has been the increased volume of international trade. The value of imports and exports passing through the Los Angeles Customs District, which includes the Port of Los Angeles, the Port of Long Beach, and Los Angeles International Airport, reached $165 billion in 1995. This is an increase of nearly 15 percent from 1994. The Los Angeles Customs District is the largest customs district in the country in terms of the dollar value of annual two-way trade. Presented below are the freight volumes for the Los Angeles/Long Beach Ports and Los Angeles International Airport.

                   FREIGHT VOLUMES FOR LOS ANGELES AREA PORTS
                         HISTORICAL 1985-1997 (IN TONS)

  --------------------------------------------------------------------------
                                                               L.A. INT'L.
          LONG BEACH HARBOR          LOS ANGELES HARBOR         AIRPORT
         -------------------------------------------------------------------
          IMPORT     EXPORT         IMPORT     EXPORT            TOTAL
   YEAR   (000'S)   (000'S)         (000'S)    (000'S)         AIRFREIGHT
  --------------------------------------------------------------------------
   1985   39,954     17,055         22,426      23,113          784,064
  --------------------------------------------------------------------------
   1986   42,011     17,300         34,128      20,820          865,862
  --------------------------------------------------------------------------
   1987   44,796     18,801         37,373      23,960         1,003,249
  --------------------------------------------------------------------------
   1988   49,017     19,873         41,010      25,200         1,058,919
  --------------------------------------------------------------------------
   1989   53,562     21,200         43,097      26,026         1,099,974
  --------------------------------------------------------------------------
   1990   50,587     21,811         44,151      26,909         1,131,119
  --------------------------------------------------------------------------
   1991   53,000     23,124         44,596      26,314         1,095,580
  --------------------------------------------------------------------------
   1992   48,241     23,093         40,931      26,367         1,202,317
  --------------------------------------------------------------------------
   1993   54,001     25,009         45,137      23,527         1,288,503
  --------------------------------------------------------------------------
   1994   59,567     27,498         43,439      21,578         1,703,445
  --------------------------------------------------------------------------
   1995   58,882     32,437         58,762      22,359         1,760,995
  --------------------------------------------------------------------------
   1996   67,148     32,329           N/A        N/A           1,895,754
  --------------------------------------------------------------------------
   1997   73,369     31,372           N/A        N/A           2,064,897
  --------------------------------------------------------------------------
  SOURCE: LONG BEACH AND LOS ANGELES PORT AUTHORITIES, AND LOS ANGELES
          DEPARTMENT OF AIRPORTS

- -------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
      The port operators' focus on technological advancements such as larger cargo cranes and dockside rail connections have been significant factors behind the growth in international trade through the Ports of Los Angeles and Long Beach. The proposed development of Los Angeles County's Alameda Corridor is another example of the area's commitment to improving port efficiency. The Alameda Corridor will be a rail service from the ports to downtown Los Angeles with connections to the vast rail system in Southern California.

      MANUFACTURING

      Manufacturing has historically provided a strong base for the Los Angeles area economy. The county maintains its position as the nation's largest manufacturing center. However, manufacturing employment decreased by 18.8 percent from 1990 to 1995 largely reflecting major cutbacks within the aerospace/defense industry. Seattle-based Boeing Company's December 1996 acquisition of McDonnell Douglas Corporation, with approximately 10,000 employees in its Long Beach plant, was generally perceived as a positive sign for employment in Los Angeles County. McDonnell Douglas failed to be awarded a number of major contracts, while Boeing has been successful in several significant commercial and defense contracts. Boeing acquired Rockwell International's aerospace subsidiary, with approximately 14,500 employees in several plants spread from Canoga Park, in northwestern Los Angeles County, to Anaheim in central Orange County. With the addition of 27,420 McDonnell Douglas employees in California and the former Rockwell employees, Boeing had expected to have approximately 200,000 total employees nationally. However, Boeing's first quarter results fell below expectation due to competition. In March 1998, Boeing announced layoffs of approximately 7,000 employees in its Long Beach plant due to cancellation of the McDonnell Douglas aircraft contracts.

      Major defense programs currently in progress in the Los Angeles County area include the B-2 Bomber (Northrop in Lancaster), the C-17 Transport jet (McDonnell Douglas in Long Beach), and the F/A18 Fighter aircraft (Northrop in El Segundo). The county's manufacturing employment has continued to increase throughout 1997 and 1998. The April 1997 workforce totaled 659,300 and increased to 680,700 in April 1998. This was an increase of 3.2 percent according to the Employment Development Department.

      One of the more important trends within the manufacturing sector has been the recent recovery of employment within the "high tech" sector. Hughes Electronics Corporation and TRW have both achieved significant business gains in the field of satellite communications that have resulted in increased employment within the non-defense divisions of these firms. TRW has recently completed the development and testing phases for a new communications satellite called Odyssey. This represents the company's first venture into the commercial satellite business. The project is expected to employ up to 1,000 people at TRW's Redondo Beach facilities as the company goes into full production over the next few years.

PUBLIC TRANSPORTATION SYSTEMS

      An extensive freeway system, an expanding mass transit system, and several airport facilities serve the Los Angeles area. The Southern California freeway network, and
- -------------------------------------------------------------------------------

Non-Residential Construction Activity - Permits Issued & Valuation
New Commercial, Industrial, Other, and Non-residential Alterations & Additions 1990-1998

- ----------------------------------------------------------------------------------------------------------------------------------

COUNTY NAME                    1990          1991          1992         1993          1994          1995          1996
- ----------------------------------------------------------------------------------------------------------------------------------
LOS ANGELES
  Dollar Volume ($1,000S)  3,831,079.4   2,739,595.5   2,135,069.9   2,176,509.5   2,292,921.0   1,993,022.7   2,105,856.8
    % Change                        --        -28.5%          1.9%          1.9%          5.3%        -13.1%          5.7%
- ----------------------------------------------------------------------------------------------------------------------------------
VENTURA
  Dollar Volume ($1,000S)    234,311.1     178,910.7     154,874.3     179,138.3     157,061.3     187,023.2     186,329.6
    % Change                        --        -23.6%        -13.4%         15.7%        -12.3%         19.1%         -0.4%
- ----------------------------------------------------------------------------------------------------------------------------------
SAN BERNARDINO
  Dollar Volume ($1,000S)    695,238.2     560,702.4     290,450.4     302,210.9     368,012.1     411,130.7     397,495.8
    % Change                        --        -19.4%        -48.2%          4.0%         21.8%         11.7%         -3.3%
- ----------------------------------------------------------------------------------------------------------------------------------
RIVERSIDE
  Dollar Volume ($1,000S)    627,363.9     456,336.7     433,448.2     247,483.2     243,470.2     333,724.6     317,540.2
    % Change                        --        -27.3%         -5.0%        -42.9%         -1.6%         37.1%         -4.8%
- ----------------------------------------------------------------------------------------------------------------------------------
ORANGE
  Dollar Volume ($1,000S)  1,172,651.4     797,468.8     567,121.2     496,729.3     560,556.3     582,712.1     760,810.1
    % Change                        --        -32.0%        -28.9%        -12.4%         12.8%          4.0%         30.6%
==================================================================================================================================
TOTAL AREA
  Dollar Volume ($1,000S)  6,560,644.0   4,733,014.1   3,580,964.0   3,402,071.2   3,622,020.9   3,507,613.3   3,768,032.5
    % Change                        --        -27.9%        -24.3%         -5.0%          6.5%         -3.2%          7.4%
==================================================================================================================================

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

- -------------------------------------------------------------------------------
                                        Apr. (4 months)   5-YEAR       8-YEAR
                              1997            1998       AVERAGE+     AVERAGE^
- -------------------------------------------------------------------------------
LOS ANGELES
  Dollar Volume ($1,000S)  2,237,293.0     938,617.0    2,161,121    2,438,918
    % Change                      6.2%            --           --           --
- -------------------------------------------------------------------------------
VENTURA
  Dollar Volume ($1,000S)    200,494.0      65,143.0      182,009      184,768
    % Change                      7.6%            --           --           --
- -------------------------------------------------------------------------------
SAN BERNARDINO
  Dollar Volume ($1,000S)    527,367.0     172,578.0      401,243      444,076
    % Change                     32.7%            --           --           --
- -------------------------------------------------------------------------------
RIVERSIDE
  Dollar Volume ($1,000S)    516,953.0   1,857,708.0      331,834      397,040
    % Change                     62.8%            --           --           --
- -------------------------------------------------------------------------------
ORANGE
  Dollar Volume ($1,000S)  1,079,687.0     344,762.0      696,099      752,217
    % Change                     41.9%            --           --           --
===============================================================================
TOTAL AREA
  Dollar Volume ($1,000S)  4,561,794.0   3,378,808.0  3,772,306.4  4,217,019.3
    % Change                     21.1%            --           --           --
===============================================================================

+   -(5-years) Based on 1993-1997 valuation figures
^   -(8-years) Based on 1990-1990 valuation figures

Source: Construction Industry Research Board

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
specifically the network in the Los Angeles area, is one of the largest systems in the world. Major north/south freeways in the county include the San Diego Freeway (I-405), the Golden State Freeway (I-5), the Long Beach Freeway
(I-710), and the San Gabriel River Freeway (I-605). Major east/west freeways in Los Angeles County include the Pasadena Freeway (I-210), the Ventura Freeway (SH-101/SH-134), the Santa Monica Freeway (I-10), the Pomona Freeway (SH-60), and the Artesia Freeway (SH-91).

      The Metro System is a multi-modal transit system consisting of freeway car-pool lanes, buses, light rail lines, and heavy rail lines. At the present time, seven rail lines are in operation, including three Metro Rail commuter lines and four Metrolink commuter lines. The Metro Rail lines currently in operation include the following:

         METRO BLUE LINE, extending for 22 miles from downtown Los Angeles to Long Beach;

         METRO RED LINE, extending for approximately 4.4 miles from downtown Los Angeles to the Westlake/MacArthur Park area; and

         METRO GREEN LINE, extending for approximately 20 miles from El Segundo (near Los Angeles International Airport) eastward to Norwalk in central Los Angeles County.

      The Metrolink system has commuter rail lines in operation from downtown Los Angeles to: 1) Moorpark in Ventura County (47 miles); 2) Lancaster/Palmdale in north Los Angeles County (60 miles); 3) San Bernardino (57 miles); 4) Downtown Riverside (58 miles); and 5) San Diego.

      Public bus and train transportation is also available. Bus service is provided by the Metropolitan Transit Authority and train service is provided by AMTRAK.

      Air transportation is available at several airports in the Los Angeles area. The Los Angeles International Airport, located in the southwestern portion of the county, handles domestic and international carriers and is one of the five busiest airports in the world. Three smaller regional airports also service the Los Angeles area including: 1) the Burbank-Glendale-Pasadena Airport in the City of Burbank; 2) the Long Beach Municipal Airport in the City of Long Beach; and 3) the Van Nuys Airport in the community of Van Nuys in the West San Fernando Valley.

CONSTRUCTION TRENDS

      According to the Construction Industry Research Board (CIRB), non-residential construction activity (by dollar valuation) for the state of California was $3.056 billion in April 1998, up 2.4 percent from March and up
14.2 percent from last year. Total construction activity in the state was $11.9 billion for the first four months of this year, an increase of 11.6 percent compared to the first four months of 1997. For Los Angeles County, the first four months of this year showed total non-residential construction valuations of $690.4 million, 22.6 percent of the state's total.
- -------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]









                               [NEIGHORHOOD MAP]

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
      Presented on the accompanying pages are CIRB's non-residential construction activity for the various Southern California counties. The permit activity is from 1990 through the first four months of 1998. For Los Angeles County, construction activity declined severely in 1991 and 1992 followed by moderate increases in 1993 and 1994. In 1995, the activity declined 13.1 percent before increasing again in 1996 and 1997. From 1990 to 1997, the construction activity in the county declined 41.6 percent.

WEST LOS ANGELES

      LOCATION OVERVIEW

      The subject property is located in the West Los Angeles area of the City of Los Angeles, an area which comprises one of the more important commercial and retail centers in the greater Los Angeles region. The West Los Angeles area is generally bordered by Venice Boulevard to the south, Bundy Drive/Centinella Avenue to the west, Sunset Boulevard to the north, and La Cienega Boulevard to the east. West Los Angeles incorporates the relatively affluent residential cities/communities of Bel Air, Beverly Hills, Brentwood, and West Hollywood, as well as the important commercial centers of Century City, Santa Monica, and Westwood Village. The subject area of West Los Angeles is the region bordered to the north by Olympic Boulevard, to the west by the San Diego Freeway, to the south by the Santa Monica Freeway, and to the east by Beverly Glen Boulevard. The subject area is located approximately ten miles west of downtown Los Angeles, five miles east of the Pacific Ocean at Santa Monica, and seven miles north of Los Angeles International Airport. The subject area of West Los Angeles is extensively developed with a mix of residential, commercial, and retail oriented properties.

      WEST LOS ANGELES TRAFFIC MITIGATION

      The Department of Transportation (DOT) of the City of Los Angeles coordinates traffic studies and planning, and released an environmental impact report (EIR) of a new traffic control plan for West Los Angeles. The new plan is to replace the current Westwood/West Los Angeles Interim Traffic Control Ordinance No. 170389 (ICO). The new plan is based on extensive studies of traffic flows which will require mitigation through different measures including street improvements, ride sharing, and public transportation plans. The new traffic control ordinance will include the Century City district, and is to incorporate a comprehensive plan for traffic circulation throughout the westside. The ICO currently addresses traffic issues in West Los Angeles, Westwood, Brentwood, and Pacific Palisades (excludes Century City). The existing ICO and pending new ordinance assess fees for new development based on trip generation (Trips under this ordinance are calculated differently from Trips under the Century City Specific Plan), with revenues to pay for mitigation measures.

      The mitigation measures and the costs for traffic mitigation represent one of the most significant "hurdles" in the entitlement process for proposed new developments in the subject's market area. Although a planned development may conform to existing zoning requirements in terms of use, density, and other physical characteristics, the existing physical infrastructure, particularly for vehicular traffic, is not considered sufficient to support major new projects. Developers of larger-scale projects in this area are almost routinely required to file Environmental Impact Reports (EIR), which, in addition to many other factors, must identify negative "significant" traffic impacts from the proposed project and
- -------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------
related projects, and to include measures which will reduce the impacts to an "insignificant" level.

CONCLUSION

      Los Angeles County is the major industrial and commercial center in Southern California. The region's diversified and highly skilled employment base has had a significant role in establishing Los Angeles County as the focal point for industrial and commercial activity in the western United States. The county has a significant residential population, with household and per capita income levels comparable or superior to the corresponding figures for the state of California. Over the past few years, the aerospace/defense industry has downsized in Los Angeles County while the sectors of entertainment, health care, and international trade have experienced significant new growth.

      After the recessionary conditions of the first portion of this decade, economic activity in Los Angeles County has improved significantly and is projected to increase steadily in the foreseeable future. After four consecutive years of declining prices, the recent increase in home prices in
Los Angeles County is expected to have a favorable impact on business activity within the county. The current and anticipated expansions by the entertainment, international trade, and services sectors are projected to increase employment opportunities within the region. As the economy continues to expand in Los Angeles County, large scale retail properties like the subject will benefit from its location within this region.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
TRADE AREA DEFINED

      A retail center's trade area contains people who are likely to purchase the goods a particular retail center has to offer. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

SCOPE OF THE TRADE AREA

      A retail center's sales are traditionally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The peripheral trade area refers to more distant areas from which occasional customers to the shopping center reside. These residents may be drawn to the center by a particular service or store which is not found locally such as the subject Nordstrom or Robinson's-May department stores. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as "in-flow.

      In our analysis of the subject we have considered the anchor tenants, the subject's overall tenant mix, the site and location of the subject center, and the subject's competitive position in its marketplace.

      The primary trade area for an urban regional shopping center of the subject's size and tenancy usually covers a range from three to ten miles from the center. Limitations on the extent of the subject's primary and secondary trade area include the existence of directly competitive regional shopping centers to the north and east, and the "perceived" physical boundary of the Santa Monica Mountain range to the north, which provides a physical division between the San Fernando Valley and West Los Angeles. Although the San Fernando Valley area is located within roughly a seven- to 10-mile radius of the subject, the north/south transportation corridors between the Valley and the West Los Angeles market are more limited and do not provide as direct access as the east/west corridors within the Valley and the Westside. Although there is some "crossover" these two areas of Los Angeles are generally considered to represent separate trade areas.

COMPETITIVE RETAIL SUPPLY

      There are several retail centers within the West Los Angeles area retail market that are considered to compete with the subject property based on the quality of their anchors, the in-line tenant mix, and the overall shopping environment. There are 13 regional centers in the area which compete with the subject property to some degree. These malls are
- -------------------------------------------------------------------------------

                                                        RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

summarized in the chart on the accompanying page, and the locations of each in relation to the subject is shown on the corresponding map.

   The subject property, Westside Pavilion, consists of a good quality regional mall in an excellent westside location. The property competes with many other retail centers for consumer dollars in the West Los Angeles Area. The subject property is anchored by Nordstrom and Robinson's-May and provides a very competitive mix of in-line tenants and amenities for potential patrons of the center, including a food court, a multi-screen movie theater, and a Von's Pavilion grocery store. The subject provides an attractive and convenient shopping environment. The interior design includes distinctive floor coverings, attractive landscaping in the common areas and the extensive use of skylights. The west expansion area is three-story open-air construction wherein most of the current vacant in-line space is located. The immediate subject area is densely developed with a concentration of commercial/retail uses, most of which are targeted toward the neighborhood residents and workday populations. The subject property benefits from good freeway access to outlying areas by way of the Santa Monica Freeway and the San Diego Freeway, located about one mile south and west of the subject respectively.

   The subject Nordstrom anchor is not duplicated in any westside mall, with the next closest Nordstrom located about 11 miles south of the subject at the South Bay Galleria. The subject's Robinson's-May anchor is duplicated at Santa Monica Place (5 miles west) and Fox Hills Mall (4 miles south). The dominant malls in the westside area in terms of sales volumes are Century City Shopping Center (1.5 miles northeast) and Beverly Center (4 miles northeast). These two dominant malls somewhat limit the subject's market penetration to the north and northeast. The trade area to the south, southwest, and southeast is more extensive, with a primary trade area of at least five miles.

   From a location standpoint, the subject competes most directly with Century City Shopping Center, Beverly Center, Santa Monica Place and Fox Hills Mall. From a price point view, the subject competes with the first three centers named above, plus Sherman Oaks Fashion Square. We have attempted to illustrate this in the chart below, as requested by the client.

                                                       LOCATION
                               --------------------------------------------------------
                                       PRIMARY                     SECONDARY
                               ----------------------  --------------------------------

                               Century City,           Northridge Fashion Center,
                 PRIMARY       Beverly Center,         Glendale Galleria,
                               Santa Monica Place      Sherman Oaks Fashion Square,
                                                       Galleria at South Bay
PRICE POINT     -----------------------------------------------------------------------
                                                       Topanga Plaza,
                SECONDARY      Fox Hills Mall          Promenade at Woodland Hills,
                                                       Fallbrook
- ---------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]









                               [COMPETITION MAP]

====================================================================================================================================
COMPETITIVE RETAIL PROPERTIES
WESTSIDE PAVILION
- ------------------------------------------------------------------------------------------------------------------------------------
                                                            GLA         GLA     YEAR                       MALL    REPORTED   MILES
                   PROPERTY NAME/                           WITH      WITHOUT  OPENED/  NUMBER  ENCLOSED/  SHOP     SALES     FROM
                      LOCATION             ANCHORS         ANCHORS    ANCHORS   REN.    STORES   LEVELS    OCCUP.    PSF     SUBJECT
====================================================================================================================================
1    Beverly Center                     Bloomingdale's     900,000    575,000   1982     200       Yes/      90%     $420    4.0 NE
     La Cienega & San Vicente               Macy's                                                  4
     Los Angeles, CA                    Cineplex Odeon
- ------------------------------------------------------------------------------------------------------------------------------------
2    Beverly Connection                 General Cinema     254,302    60,207    1988     28        Yes/     100%     $470    4.0 NE
     SEC Beverly &                          Ralph's                                                 2
     La Cienega Blvd.                    Rexall Drugs
     Los Angeles, CA                     The Good Guys
                                           Stroud's
                                         Sport Chalet
- ------------------------------------------------------------------------------------------------------------------------------------
3    Century City Shopping Center        AMC Theaters      762,180    320,054  1964/     142       No/       99%     $540    1.5 NE
     Century Park West & Santa              Macy's                              1987                1
     Monica & Constellation Blvds.      Gelson's Market
     Los Angeles, CA                    Bloomingdale's
- ------------------------------------------------------------------------------------------------------------------------------------
4    Fallbrook Mall                     Burlington Coat   1,200,000   651,233   1964     75        Yes/      88%     $200    12.0 NW
     West Side of Fallbrook Avenue         Factory                                                  1
     Between Victory Blvd. &             J.C. Penney
     Vanowen St.                            K Mart
     Los Angeles (Canoga Park), CA         Mervyn's
                                            Target
- ------------------------------------------------------------------------------------------------------------------------------------
5    Fox Hills Mall                       J.C. Penney      907,921    356,756   1975     144       Yes/      87%     $261     4.0 S
     SEC I-405 and Marina Freeway       Robinson's-May                                              3
     Culver City, CA                        Macy's                                               Proposed
                                                                                                   4th
- ------------------------------------------------------------------------------------------------------------------------------------
6    Galleria at South Bay                 Nordstrom       980,722    349,038  1957/     130       Yes/      88%     $312    11.0 S
     SWC Hawthorne Boulevard            Robinson's-May                          1985                3
     and Artesia Boulevard                 Mervyn's
     Redondo Beach, CA                  General Cinema
- ------------------------------------------------------------------------------------------------------------------------------------
7    Glendale Galleria                      Macy's        1,390,000   600,725   1976     245       Yes/      98%     $425    10.0 NE
     West side of Central Avenue          Nordstrom                                                2
     between Broadway and Colorado        JC Penney
     Street                                Mervyn's
     Glendale, CA                       Robinson's- May
- ------------------------------------------------------------------------------------------------------------------------------------
8    Northridge Fashion Center               Sears        1,501,664   679,921  1971/     189       Yes/      80%     $304    10.0 NW
     West Side of Tampa Avenue          Robinson's-May                          1995                2
     Between Nordhoff & Plummer              Macy's
     Streets                               JC Penney
     Los Angeles (Northridge), CA     Robinson's_May Home
                                       Pacific Theaters
- ------------------------------------------------------------------------------------------------------------------------------------
9    Promenade Mall at Woodland Hills      Macy's I        604,780    240,323   1973     91        Yes/      70%     $275    11.0 NW
     East Side of Topanga Canyon Blvd.     Macy's II                                                2
     Between Oxnard & Erwin Streets      AMC Theaters
     Los Angeles (Warner
     Center/WH), CA
- ------------------------------------------------------------------------------------------------------------------------------------
10   Santa Monica Place                 Robinson's-May     570,000    300,000  1980/     162       Yes/     100%     $300     5.0 W
     South Side of Broadway at              Macy's                              1990                3             (minimum)
     Third Street
     Santa Monica, CA
- ------------------------------------------------------------------------------------------------------------------------------------
11   Sherman Oaks Fashion Square            Macy's         857,280    356,745   1963     138       Yes/      90%     $310     7.0 N
     South Side of Riverside Drive      Bloomingdale's                                              2
     Between Hazeltine and Woodman
     Los Angeles (Sherman Oaks), CA
- ------------------------------------------------------------------------------------------------------------------------------------
12   Sherman Oaks Galleria             Robinson's-May I    510,000    283,178   1980     92        Yes/      50%     N/A      7.0 N
     NWC Sepulveda and                 Robinson's-May II                                            3
     Ventura Boulevards
     Los Angeles (Sherman Oaks), CA
- ------------------------------------------------------------------------------------------------------------------------------------
13   Topanga Plaza                           Sears        1,033,776   371,864   1964     130       Yes/      95%     $330    12.0 NW
     East Side of Topanga Canyon           Nordstrom                                                2
     Blvd. Between Victory Blvd.        Robinson's-May
     & Vanowen St.                      Montgomery Ward
     Los Angeles (Warner
     Center/WH), CA
- ------------------------------------------------------------------------------------------------------------------------------------
SUB. Westside Pavilion                     Nordstrom       755,000    355,000  1985/     182       Yes/      90%     $373      N/A
     W. Pico Blvd. & Westwood Blvd.     Robinson's-May                          1991                3
     Los Angeles, CA                      Pavilion's
====================================================================================================================================
     Totals                                              12,227,625  5,500,044          1,948                92%     $337
                                                                                            (excl. Sherman Oaks Galleria)
====================================================================================================================================

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #1               THE BEVERLY CENTER










                                   [PICTURE]










LOCATION:                           Southwest corner of La Cienega Boulevard
                                    and Beverly Boulevard
                                    West Los Angeles, CA

DISTANCE FROM
SUBJECT:                            4.0 miles northeast

YEAR OPENED:                        1982

TOTAL GLA:                          900,000 square feet

ANCHOR/MAJOR TENANTS:               Macy's                  148,998 SF
                                    Bloomingdales           157,190 SF
                                    Cineplex Odeon          N/A

NUMBER OF
SHOPS:                              200

PARKING RATIO:                      3,000 spaces or 3.34 per 1,000 sf
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES PSF:                          $420

THE BEVERLY CENTER is a 900,000 square foot super-regional mall located approximately 4.0 miles northeast of the subject, at the southwest corner of La Cienega Boulevard and Beverly Boulevard in West Los Angeles. La Cienega
Boulevard is a major commercial corridor in the West Los Angeles area, and the immediately surrounding area contains a significant concentration of retail/commercial development, including the Beverly Connection specialty retail center. This mall was completed in 1982 and consists of eight levels. Levels two through five are dedicated to parking for a total of 3,000 cars. Specialty, primarily upscale, high-fashion apparel stores are located on levels six and seven. Level eight consists of a food court and a 15-screen cinema. The center is anchored by Bloomingdales department store, two Macy's department stores, and Cineplex Odeon. Additional major tenants include the Hard Rock Cafe and California Pizza Kitchen on the street level. Beverly Center is reportedly
90 percent leased with approximately 90,000 square feet available. The mall interior provides an attractive shopping environment with nicely landscaped common areas, and distinctive floor coverings. The center's in-line tenant mix is similar if not slightly superior to the subject's in-line tenancy due to the presence of high end fashion retailers such as Coach, Joan & David, Cacique, and Bernini Sport. The center has inferior freeway access in comparison to the subject, as the property is located approximately three miles north of the
Santa Monica Freeway.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #2               BEVERLY CONNECTION










                                   [PICTURE]










LOCATION:                           Southeast corner of La Cienega Boulevard
                                    and Beverly Boulevard
                                    West Los Angeles, CA

DISTANCE FROM
SUBJECT:                            4.0 miles northeast

YEAR OPENED:                        1988

TOTAL GLA:                          254,302 square feet

ANCHOR/MAJOR TENANTS:               Ralph's                  50,000 SF
                                    General Cinema           43,385 SF
                                    The Good Guys!           19,382 SF
                                    Sport Chalet             39,764 SF
                                    Rexall Drugs             20,926 SF
                                    Strouds                  20,638 SF
                                                            ----------
                                    Total                   194,095 SF

NUMBER OF
SHOPS:                              28
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      1,500 spaces or 4.75 per 1,000 sf

SALES PSF:                          $470

BEVERLY CONNECTION is a 254,302 square foot regional shopping center (not a regional mall) located approximately 4.0 miles northeast of the subject, at the southeast corner of La Cienega Boulevard and Beverly Boulevard in West Los Angeles. Beverly Connection is located directly east of Beverly Center Mall previously discussed. Beverly Connection consists of two components, enclosed and non-enclosed mall space. There are a total of three buildings at this center one of which provides two levels of enclosed retail space and the other buildings are open-air, multi-tenant buildings which have pedestrian bridges between the two and the center parking structure. The enclosed retail space has modestly landscaped common areas and provides a less appealing shopping environment than is offered at the subject property. Beverly Connection provides a mix of "big box" and specialty retailers, and is anchored by Ralph's supermarket, General Cinema, Sport Chalet, The Good Guys!, Rexall Drugs, and Strouds. The center has inferior freeway access in comparison to the subject, as the property is located approximately three miles north of the Santa Monica Freeway. Access into the center is poor, and on-site maneuverability is difficult and confusing due to the high density of this development (approx. 75% site coverage). Despite these factors, the center achieves very high sales volumes, averaging about $470 per square foot.

The Ralph's supermarket at this center does not benefit from direct exposure to the adjacent surface streets and is similar to the subject Vons Pavilion. The center was recently leased to a 100 percent level of occupancy with most rents in the $30 to $50 per-square-foot range annually. This center provides a very good quality tenant mix which competes with some of the subject retailers for the discretionary spending of residents in the West Los Angeles area. However, overall it provides an inferior shopping environment in comparison to the subject due to the poor access, high site coverage, and less attractive layout and design of the improvements.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #3               CENTURY CITY SHOPPING CENTER










                                   [PICTURE]










LOCATION:                           Southeast corner of Santa Monica Boulevard
                                    and Century Park West
                                    West Los Angeles, CA

DISTANCE FROM
SUBJECT:                            1.5 miles northeast

YEAR OPENED:                        1964/1987

TOTAL GLA:                          762,180 square feet

ANCHOR/MAJOR TENANTS:               Macy's                  132,614 SF
                                    Bloomingdale's          222,726 SF
                                    Gelson's Market          37,249 SF
                                    AMC Theaters             49,537 SF
                                                            ----------
                                    Total Anchors           442,126 SF

NUMBER OF
SHOPS:                              142
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      2,831 spaces or 3.9 per 1,000 sf

SALES PSF:                          $540

CENTURY CITY SHOPPING CENTER is a 762,180 square foot open-air center which provides a single level of retail space over a multi-level below grade parking garage and is located approximately 1.5 miles northeast of the subject, at the southeast corner of Santa Monica Boulevard and Century Park Avenue in the
Century City area of West Los Angeles. The center is located adjacent to the mid-rise and high-rise office buildings of the Century City office submarket.
The center is anchored by Macy's, Gelson's Market, a 14-screen AMC Theaters complex, and a Bloomingdale's department store. The center provides a very attractive shopping environment with nicely landscaped common areas. The in-line tenant mix is slightly superior to the subject's in-line tenancy and has a comparable percentage of national and/or regional tenants. The center provides one of the more appealing food courts of the regional or super-regional shopping centers in the Los Angeles area with a very high quality mix of tenants and a very attractive indoor and outdoor dining environment. Access into the center is available from three adjacent surface streets, including Santa Monica Boulevard, Century Park West, and Constellation Avenue. The center's current sales level of $540 per square foot of in-line retail space is the highest level currently achieved in the Los Angeles area regional malls. Only South Coast Plaza in Orange County, with sales approaching $600 per square foot, is known to have higher sales per square foot than
Century City mall in all of Southern California.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #4               FALLBROOK MALL










                                   [PICTURE]










LOCATION:                           West Side of Fallbrook Avenue
                                    Between Victory Blvd. & Vanowen St.
                                    Los Angeles (Canoga Park), CA

DISTANCE FROM
SUBJECT:                            12 miles northwest

YEAR OPENED:                        1964

TOTAL GLA:                          1,200,000 square feet

ANCHOR/MAJOR TENANTS:               Burlington Coat Factory  107,267
                                    J.C. Penney              123,763
                                    K Mart                   123,651
                                    Mervyn's                  78,595
                                    Target                   115,491
                                                             -------
                                    Total Anchor:            548,767
NUMBER OF
SHOPS:                              75
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      5,640 spaces or 4.7 per 1,000 sf

SALES PSF:                          $200

FALLBROOK MALL is a 1,200,000 square foot, one-level, enclosed regional mall and is located approximately 12 miles northwest of the subject, within the community of Canoga Park. The center was built in 1964 and was renovated in
1994 after it suffered damage due to the 1994 Northridge Earthquake. After the earthquake, this center has been realigned as an "off price" shopping center.
The center is anchored by K Mart, Target, Mervyn's, J.C. Penny and Burlington Coat Factory. Junior anchor tenants include a 10-screen General Cinema, Sav-On, Blockbuster Video, Super Crown, and Ralph's. Most of these tenants have been added within the last two years. The center includes a two level food court area along the easterly main mall entrance. The in-line occupancy for the center is currently reported at 88 percent. Fallbrook Mall competes more on a community center level, and is in to the subject in terms of in-line tenant mix, anchor tenants, and the overall quality shopping environment.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #5               FOX HILLS MALL










                                   [PICTURE]










LOCATION:                           Southeast corner of the San Diego
                                    Freeway (I-405) and the Marina
                                    Freeway (SH-90)
                                    Culver City, CA

DISTANCE FROM
SUBJECT:                            4.0 miles south

YEAR OPENED:                        1975

TOTAL GLA:                          891,835 square feet

ANCHOR/MAJOR TENANTS:               J.C. Penney             211,000 SF
                                    Robinson's-May          147,845 SF
                                    Macy's                  192,500 SF
                                                            ----------
                                    Total                   551,345 SF

NUMBER OF
SHOPS:                              144
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      4.9 per 1,000 sf

SALES PSF:                          $261

FOX HILLS MALL is more of a family oriented mall, located approximately 4.0 miles south of the subject, at the southeast corner of Slauson and Sepulveda, just east of I-405 at the Marina Freeway in Culver City. The mall contains a total of 891,835 square feet, including 551,345 square feet of anchor space.
The mall is a three-level enclosed regional center which lacks the attractive and upscale shopping environment offered by the subject. The common areas are somewhat plain and dated. The center is anchored by J.C. Penney,
Robinson's-May, and Macy's. The food court is a popular meeting place for local young residents. J.C. Penney replaced its former tire and battery outparcel building with a J.C. Penney Home Store about a year ago. This was completed simultaneously with the renovation of its department store. The mall ownership has proposed an expansion of the mall, which would include adding a fourth level 24-screen multi-plex theater. These plans are still in the preliminary stages. The vacancy rate for the mall's in-line space is approximately 13 percent and mall sales are reported at about $261 per-square foot.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #6               GALLERIA AT SOUTH BAY










                                   [PICTURE]










LOCATION:                           Southwest corner of Hawthorne Boulevard and
                                    Artesia Boulevard, Redondo Beach, CA

DISTANCE FROM
SUBJECT:                            11.0 miles south

YEAR OPENED:                        1957/85

TOTAL GLA:                          980,722 square feet

ANCHOR/MAJOR TENANTS:               Robinson's-May          334,896 SF
                                    Nordstrom               148,778 SF
                                    General Cinema           64,010 SF
                                    Mervyn's                 84,000 SF
                                                            ----------
                                    Total                   631,684 SF

NUMBER OF
SHOPS:                              130

PARKING RATIO:                      5,814 spaces or 6.32 per 1,000 sf
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES PSF:                          $312

GALLERIA AT SOUTH BAY is located approximately 11.0 miles south of the subject, at the southwest corner of Hawthorne Boulevard and Artesia Boulevard in Redondo Beach. The center is located approximately one half mile west of the San Diego Freeway. The surrounding area is extensively developed with commercial and retail properties, as Hawthorne Boulevard is one of the premier commercial corridors in the Los Angeles area and Artesia Boulevard is a well-traveled traffic artery in the local area. The center is bordered by and has access from three adjacent surface streets, including Hawthorne Boulevard, Artesia
Boulevard, and Kingsley Avenue. Parking is provided in a multi-level parking structure and surface level spaces. The 980,722 square foot mall provides three levels of retail space and is fully enclosed. The mall interior provides a similar shopping environment in comparison to the subject, with attractive floor coverings, extensive common area landscaping, and comparable access to and from the mall parking areas into the center. The center is anchored by Nordstrom, Robinson's-May, and Mervyn's. The mall just completed an expansion, which included the addition of a 64,010 square foot 16 screen General Cinema.
The in-line tenant mix is similar to the subject's in terms of quality, and includes several retailers which are not located at the subject such as Ralph Lauren/Polo, the Sharper Image, Abercrombie & Fitch, and Eddie Bauer. The
vacancy rate for the in-line space was reported at 12.0 percent, with sales of about $312 per square foot. Rental rates on recent leases range from $16 to $57/sf, averaging about $28/sf.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #7               GLENDALE GALLERIA










                                   [PICTURE]










LOCATION:                           West Side of Central Avenue Between
                                    Broadway and Colorado Street
                                    Glendale, CA

DISTANCE FROM
SUBJECT:                            10 miles northeast

YEAR OPENED:                        1976

TOTAL GLA:                          1,390,000 square feet

ANCHOR/MAJOR TENANTS:               Robinson's-May         173,574
                                    Macy's                 189,958
                                    Nordstrom              140,806
                                    J.C. Penney            198,150
                                    Mervyn's                86,787
                                                           -------
                                    Total Anchor:          789,275
NUMBER OF
SHOPS:                              245
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      6,255 spaces or 4.5 per 1,000 sf

SALES PSF:                          $425

GLENDALE GALLERIA is located approximately 10 miles northeast of the subject, within the community of Glendale. The 1,390,000 square foot mall provides two levels of retail space and is fully enclosed. This higher successful regional mall is anchored by Robinson's-May, Macy's, Nordstrom, J.C. Penney and
Mervyn's. The mall also provides a food court which has a very competitive mix of tenants. The center benefits from its excellent location in the north central Los Angeles area, and does not compete directly with the subject. The center is of similar quality and appeal, and the in-line tenant mix is comparable to the subject's. The occupancy rate was reported at 98 percent, with current sales of $425 per square foot of mall shop GLA.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #8               NORTHRIDGE FASHION CENTER










                                   [PICTURE]










LOCATION:                           West Side of Tampa Avenue Between
                                    Nordhoff & Plummer Streets
                                    Los Angeles (Northridge), CA

DISTANCE FROM
SUBJECT:                            10 miles northwest

YEAR OPENED:                        1971/1995

TOTAL GLA:                          1,501,664 square feet

ANCHOR/MAJOR TENANTS:               2 Robinson's-May        182,500
                                    Macy's                  189,650
                                    Sears                   267,933
                                    J.C. Penney             181,660
                                                            -------
                                    Total                   821,743

NUMBER OF
SHOPS:                              189
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      7,752 spaces or 5.2 per 1,000 sf

SALES PSF:                          $304

NORTHRIDGE FASHION CENTER is located approximately 10 miles northwest of the subject, on the west side of Tampa Avenue between Nordhoff & Plummer Streets in the community of Northridge. The 1,501,664 square foot mall provides three levels of retail space and is fully enclosed. The center is anchored by Robinson's-May, Robinson's-May Home Store, Macy's, Sears, and J.C. Penny. The center was nearly destroyed during the 1994 Northridge Earthquake, and has since been refurbished. The current occupancy is 80 percent and store sales are reported at $304 per square foot.

The north end of the mall is currently being redeveloped into an entertainment wing. This will include a 52,000 square foot Pacific Theater, (under construction) several restaurants and small shops. Management is also in negotiation with Borders Books and Good Guys. This construction is reflected in the square footage reported above.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #9               PROMENADE AT WOODLAND HILLS










                                   [PICTURE]










LOCATION:                           East side of Topanga Canyon Boulevard
                                    Between Oxnard and Erwin Streets
                                    Los Angeles, CA

DISTANCE FROM
SUBJECT:                            11 miles northwest

YEAR OPENED:                        1973

TOTAL GLA:                          604,780 square feet

ANCHOR/MAJOR TENANTS:               Macy's I                      N/A
                                    Macy's II                     N/A
                                    AMC 16 Theater                N/A

NUMBER OF
SHOPS:                              91

PARKING RATIO:                      2,963 spaces or 4.9 per 1,000 sf
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES PSF:                          $275

THE PROMENADE AT WOODLAND HILLS is located approximately 11 miles northwest of the subject, on the east side of Topanga Canyon Boulevard between Oxnard and Erwin Streets in Los Angeles. The 604,780 square foot mall provides two levels of retail space and is fully enclosed. The center is anchored by two Macy's department stores and a AMC 16 Theater. The AMC Theater opened in 1996 on the Saks site and represents the third anchor for the mall. The Macy's stores were formerly operated as Bullock's and I. Magnin. The main mall interior was recently refurbished, and is very high quality and attractive. However, the anchor draw is very weak, and mall shop sales volume and occupancy has suffered as a result. Fashion retailers within the center include Ann Taylor, Brooks Brothers, Express Compagnie, Victoria's Secret, 818 Freight, and Laura Ashley. The entertainment focus of the AMC Theater is reportedly not a significant draw to the center. There is a good quality food court located on the second level of the mall and is referred to as the Promenade Cafes. The food court was completed and opened in the summer of 1996.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #10              SANTA MONICA PLACE










                                   [PICTURE]










LOCATION:                           South side of  Broadway at
                                    Third Street
                                    Santa Monica, CA

DISTANCE FROM
SUBJECT:                            5.0 miles west

YEAR OPENED:                        1980

TOTAL GLA:                          570,000 square feet

ANCHOR/MAJOR TENANTS:               Robinson's-May          N/A
                                    Macy's                  N/A

NUMBER OF
SHOPS:                              162

PARKING RATIO:                      2,020 spaces or 3.54 per 1,000 sf
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES PSF:                          $300+

SANTA MONICA PLACE is located approximately 5.0 miles west of the subject, at the northwest corner of 4th Street and Colorado Boulevard in Santa Monica. The center is located approximately one quarter mile north of the Santa Monica Freeway which merges with and becomes Pacific Coast Highway (Highway 1) near the Pacific Ocean. The surrounding area is extensively developed with commercial and retail properties. The center is bordered by and has access from four adjacent surface streets, including 4th Street, Colorado Boulevard,
Broadway Avenue, and 2nd Street. Parking is provided in multi-level parking garages located at the east and west ends of the mall, and the parking is free of charge. The 570,000 square foot mall provides three levels of retail space and is fully enclosed. The mall interior provides a very similar shopping environment in comparison to the subject, with attractive floor coverings, common area landscaping, and comparable access to and from the mall parking areas into the center. The center is anchored by Robinson's-May and Macy's, and a free-standing Sears department store is located across Colorado Boulevard from the mall but is not part of the mall property. The mall also provides a food court which has a very competitive mix of tenants and which captures a significant volume of business generated by the patrons of the adjacent Third Street Promenade retail district. The in-line tenant mix is very comparable to the subject's in-line tenancy, and the shops have similar quality storefronts and interior buildouts. The occupancy rate is reported at 100 percent. Overall, the center provides a comparable shopping environment to the subject.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #11              SHERMAN OAKS FASHION SQUARE









                                   [PICTURE]










LOCATION:                           South side of Riverside Drive
                                    Between Hazeltine and Woodman
                                    Los Angeles (Sherman Oaks), CA

DISTANCE FROM
SUBJECT:                            7.0 miles north

YEAR OPENED:                        1963

TOTAL GLA:                          857,280 square feet

ANCHOR/MAJOR TENANTS:               Bloomingdale's          220,000
                                    Macy's                  280,535

NUMBER OF
SHOPS:                              138

PARKING RATIO:                      5,638 spaces or 5.2 per 1,000 sf
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES PSF:                          $310

SHERMAN OAKS FASHION SQUARE is a two-level enclosed regional mall and is located at the southeast corner of Riverside Drive and Hazeltine Avenue, in Sherman Oaks, California. The center was originally constructed in 1963, and renovated and/or expanded in 1977, 1990, and 1994 (to repair earthquake damage,) in addition to a $4.5 million refurbishment completed in 1998. The center is comprised of the enclosed mall stores containing a total gross leasable area of 356,745 square feet, and two anchor department stores (Macy's and Bloomingdale's,) totaling 505,535 gross leasable square feet. The total center comprises a gross leasable area of 857,280 square feet. The mall interior provides a similar shopping environment in comparison to the subject, with attractive floor coverings and common area landscaping. This center is currently about 90 percent occupied with reported sales per square foot of
$310.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #12              SHERMAN OAKS GALLERIA










                                   [PICTURE]










LOCATION:                           Northwest Corner of Sepulveda
                                    and Ventura Boulevards
                                    Los Angeles (Sherman Oaks), CA

DISTANCE FROM
SUBJECT:                            7.0 miles north

YEAR OPENED:                        1980

TOTAL GLA:                          510,000 square feet

ANCHOR/MAJOR TENANTS:               Robinson's-May I        127,747
                                    Robinson's-May II        99,075

NUMBER OF
SHOPS:                              92

PARKING RATIO:                      6,018 spaces or 11.8 per 1,000 sf
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES PSF:                          N/A

SHERMAN OAKS GALLERIA is a 510,000 square foot enclosed regional mall located on the northwest corner of Sepulveda and Ventura Boulevards in the community of Sherman Oaks near the confluence of the I-405 and 101 Freeways. The center was originally developed in 1980 and remodeled in 1993. The center is a portion of a larger mixed-use development including an adjacent garden office building and office tower. The high traffic levels at this intersection and the monitored parking structure combine for poor overall access to the mall.

The mall is anchored by two Robinson's-May department stores with three levels each. In addition to the department store anchors, the mall includes a 5-screen Pacific Theaters on the third level in addition to a food court. The center is only about 50 percent occupied. According to the mall management, the new owner intends to redevelop the regional center. Plans are still in the beginning stages, however, some buildings will be added and some portions of the existing structure will be demolished. The preliminary plans include a new theater and several sit-down restaurants. Portions of the site will be redeveloped to office use.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
COMPETITIVE CENTER #13              TOPANGA PLAZA










                                   [PICTURE]









LOCATION:                           East side of Topanga Canyon Blvd.
                                    Between Victory Blvd. & Vanowen Street
                                    Los Angeles, CA

DISTANCE FROM
SUBJECT:                            12 miles northwest

YEAR OPENED:                        1964

TOTAL GLA:                          1,033,776 square feet

                                    Robinson's-May          222,886
                                    Sears                   157,286
                                    Nordstrom               149,030
                                    Montgomery-Ward         132,710
                                                            -------
                                    Total Anchor            661,912

NUMBER OF
SHOPS:                              130
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
PARKING RATIO:                      5,479 spaces or 5.3 per 1,000 sf

SALES PSF:                          $330

TOPANGA PLAZA is a two-level super-regional mall located about two blocks north of the Promenade at Woodland Hills discussed previously. The center is anchored by four department stores including Nordstrom and a new Sears. The Sears opened on November 2, 1996. Topanga Plaza is more of a value-oriented family mall compared to the merchandising/tenant mix of the subject. The vacancy rate was reported at 5 percent for the in-line space with sales of $390 per square foot.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
GLA PER CAPITA

     The data presented summarizes the extent of existing retail development inside the subject's potential trade area. According to the International Council of Shopping Centers, average shopping center GLA per capita for the United States and State of California is about 19.23+/- and 20.34+/- square feet, respectively, based upon 1996 Census Data. Figures reported by the National Research Bureau in the April 1998 edition of Shopping Centers Today indicate similar results for 1997 year-end, of 19.57 for the U.S. and 20.61 for the State of California. For shopping centers "Over 400,000" square feet, the U.S. has a per capita figure of about 5.59+/- square feet and the State of California has a per capita figure of 6.25.+/- square feet.

     Based upon our previous survey of major retail developments, we have calculated total existing retail inventory of competing malls in the region to be approximately 12,227,625+/- square feet including the subject.

     The 10-mile 1997 population estimate of 2,215,488 indicates a mall GLA per capita figure of 5.52+/- square feet. This figure is slightly overstated, as it includes mall GLA outside the 10-mile radius. This figure is below the State level of 6.25 square feet and the National level of 5.59 square feet for centers over 400,000 square feet. As discussed, this figure only recognizes permanent population and disregards tourist and transit traffic moving by the site.

     On balance, we believe that, in light of these industry benchmarks and observations, it would appear that the population supports the retail supply.

ANCHOR ALIGNMENT

     The subject mall is anchored by two department stores including Robinson's-May and Nordstrom. Provided below is a profile of each department store.

     ROBINSON'S-MAY

     May Department Stores Company is one of the leading department store operators in the United States with 365 department stores in 8 department store divisions and presence in 30 states and Washington D.C. The company operates under the names of Lord & Taylor, Foley's, Robinsons-May, Filene's, Hecht's/Strawbridge's, Kaufmann's, Famous-Barr and Meier & Frank.

     For 1996, The May Company achieved its 22nd consecutive year of record sales and earnings per share. Sales reportedly increased nearly 11.1 percent, with comp-store sales increasing by 4.3 percent, one of the best performances among major department store companies in 1996. Total sales reached $11.5 billion as May opened 28 department stores, 13 of which were acquired, bringing the company to a year-end total of 365 stores. The 28 stores reportedly added 5.5 million square feet of selling space. The 13 acquired stores were former Strawbridge's units in the Greater
     Philadelphia area,
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
     bringing the company's total Strawbridge's operation to 21 stores
     (all operated under the Hecht's division). In addition, the company remodeled 22 stores in 1996 totaling 1.8 million square feet.

     ==========================================================================
                                       THE MAY COMPANY
     ==========================================================================
     YEAR ENDED                  1993        1994         1995         1996
     --------------------------------------------------------------------------
     Net Sales (000)          $9,010,000  $9,748,000  $10,484,000  $11,650,000
     --------------------------------------------------------------------------
     No. Stores at Yr.-End           301         314          346          365
     --------------------------------------------------------------------------
     Sales/Store (000)           $29,977     $31,080      $30,367      $31,918
     --------------------------------------------------------------------------
     Building Area Sq/Ft (000)    49,380      51,977       57,640       62,116
     --------------------------------------------------------------------------
     Comp.Sales/Selling Sq/Ft       $191        $200         $201         $201
     --------------------------------------------------------------------------
     Sales Growth                   6.7%        8.2%         7.7%        10.9%
     --------------------------------------------------------------------------
     Comp.Store Sales Growth        5.2%        5.4%         2.5%         4.3%
     --------------------------------------------------------------------------

     Also in 1996, the company spun-off the 4,500+/- unit Payless ShoeSource chain to shareholders. On May 6, 1996, approximately 40 million shares of common stock of Payless ShoeSource, Inc. were distributed, allowing May to focus solely on its department store business. For 1997, May plans to open 13 new stores, adding some 2.0 million square feet of selling space to their operations. Over the five year period 1997-2001, May plans to add 100 new stores totaling 15.0 million square feet.

     Provided below is a summary of net retail sales, sales per square foot, building area square footage, and number of stores for the eight department store operating companies.

===========================================================================================
                                MAY DEPARTMENT STORES COMPANY
===========================================================================================
                                                           BUILDING AREA
                      NET RETAIL            SALES PER      SQUARE FOOTAGE       NUMBER OF
                  SALES IN MILLIONS       SQUARE FOOT       IN THOUSANDS          STORES
                  -------------------------------------------------------------------------
                    1996      1995       1996     1995     1996      1995     1996    1995
- -------------------------------------------------------------------------------------------
Lord & Taylor     $ 1,718   $ 1,574      $241     $233     7,473     7,131      59      57
- -------------------------------------------------------------------------------------------
Foley's             1,801     1,693       180      180    10,603     9,896      55      51
- -------------------------------------------------------------------------------------------
Robinsons-May       1,751     1,562       185      170     9,808     9,568      54      53
- -------------------------------------------------------------------------------------------
Hecht's             2,159     1,650       193      207    12,787    10,455      71      62
- -------------------------------------------------------------------------------------------
Kaufmann's          1,447     1,394       191      201     7,968     7,747      47      46
- -------------------------------------------------------------------------------------------
Filene's            1,364     1,261       232      236     6,255     5,884      40      39
- -------------------------------------------------------------------------------------------
Famous-Barr         1,022       983       201      201     5,454     5,189      31      30
- -------------------------------------------------------------------------------------------
Meier & Frank         388       367       225      213     1,768     1,770       8       8
- -------------------------------------------------------------------------------------------
Total Dept.
Stores            $11,650   $10,484      $201     $201    62,116    57,640     365     346
- -------------------------------------------------------------------------------------------
Net retail sales represent sales of stores open at the end of 1996.

Sales per square foot is  calculated  on total  revenues and average gross retail square footage.

Building area represents gross retail square footage of stores open at the end of the period presented.
===========================================================================================

- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
     Composite sales per square foot by reporting year were as follows:

               ===================================================
                          TOTAL SALES PER SQUARE FOOT
               ---------------------------------------------------
                           YEAR                     SALES
               ---------------------------------------------------
                           1990                     $172
               ---------------------------------------------------
                           1993                     $191
               ---------------------------------------------------
                           1994                     $200
               ---------------------------------------------------
                           1995                     $201
               ---------------------------------------------------
                           1996                     $201
               ---------------------------------------------------
                       CAGR 1990-96                 2.6%
               ---------------------------------------------------

     From the above we see that total department store sales per square foot were flat between 1995 and 1996 at $201 per square foot. Comparable or same store growth was, however, reported to be 4.3 percent, as compared to
     2.5 percent (1995) and 5.4 percent (1994). Overall, the most productive chain is now Lord & Taylor at $241 per square foot. The greatest change was seen in The Robinson's-May division (up 8.8 percent) to $185 per square foot.

     Standard & Poor's currently ranks the company "A+"; Moody's ranking is "A2", while Value Line is "B++".

     NORDSTROM

     Nordstrom, Inc. is a medium-to-upscale retailer, operating specialty, upscale departments stores across the U.S. which primarily sell full lines of apparel, shoes, and accessories for women, men, and children. As of January 31, 1997, Nordstrom operated 62 full-line department stores and 20 clearance and off-price stores ("Nordstrom Rack") stores in sixteen states. The company also operates a mens specialty boutique in New York under the name Faconnable. The company launched its direct sales division with its first catalog mailing in January 1994. Total store square footage equaled 11.75 million, with average sales for company-operated stores reported to be $377 per square foot, down 1.3 percent but nearly twice that of the average department store. Company-wide sales for 1996 were approximately $4.45 billion, equal to $53.65 million per unit. Overall, total sales grew 8.3 percent from 1995, with same-store sales growing by
     .6 percent, reversing a .7 percent decline in 1995. Sales growth from new-store operations showed increases of 7.0 percent.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------

      =====================================================================
                                NORDSTROM, INC.
      =====================================================================
      YEAR ENDED                  1993        1994        1995        1996
      ---------------------------------------------------------------------
      Net Sales (000)       $3,589,938  $3,894,478  $4,113,517  $4,453,063
      ---------------------------------------------------------------------
      No. Stores at Yr.-End         74          76          78          83
      ---------------------------------------------------------------------
      Sales/Store (000)        $48,513     $51,243     $52,737     $53,651
      ---------------------------------------------------------------------
      Selling Sq/Ft (000)        9,282       9,998      10,713      11,754
      ---------------------------------------------------------------------
      Calculated                  $387        $389        $384         379
      Sales/Sq/Ft
      ---------------------------------------------------------------------
      Reported Sales/Sq/Ft        $383        $395        $382         377
      ---------------------------------------------------------------------
      Sales Growth                4.9%        8.5%        5.6%        8.3%
      ---------------------------------------------------------------------
      Comp.Store Sales            2.7%        4.4%      (0.7%)         .6%
      Growth
      ---------------------------------------------------------------------
      New Store Sales             2.2%        4.1%        6.3%        7.0%
      Growth
      ---------------------------------------------------------------------

     During 1996 the company opened 5 new stores totaling 1,041,000 square feet. 1997 plans opening three full line stores in Cleveland, Long Island and Hartford, and 4 off-price stores with plans for 1998 and beyond including expansions in both existing as well as several new markets. The company also plans to open a new flagship store in downtown Seattle.

     Standard & Poor's rates Nordstrom "A-"; Moody's ranks the company "A2", while Value Line rates Nordstrom's financial strength "B++".

TRADE AREA DEMOGRAPHICS

     We analyzed the demographic and economic characteristics within 3-, 5-, and 10-mile radii from the subject property. The 5-mile radius represents the primary trade area with the 10-mile radius encompassing most of the secondary trade area for the subject mall considering the subject tenant mix and the availability of comparable retail tenants in the surrounding area.

POPULATION

     Once the market has been established, the focus of our analysis centers on the statistical data of the trade area, including population. Equifax National Decision Systems (ENDS) provides historical, current and forecasted population estimates for the trade area. Patterns of development density and migration are reflected in the current levels of population estimates.

     Between 1990 and 1997, ENDS reports that the population within the trade area (10-mile radius) increased by 44,776 residents to 2,215,488, reflecting a growth rate of 0.29 percent per year. Through 2002, the trade area is expected to experience increased growth to 2,286,462 people, which equals compounded annual growth of 0.63 percent. This growth rate is slightly lower than the rate projected for the county at 0.74 percent per year over the next five years and the state at 1.07 percent.
- -------------------------------------------------------------------------------

====================================================================================================================================
DEMOGRAPHIC STATISTICS
WESTSIDE PAVILION
CUSHMAN & WAKEFIELD, INC.
- ------------------------------------------------------------------------------------------------------------------------------------
                                            3-MILE          5-MILE          10-MILE      LOS ANGELES      STATE OF         UNITED
                                            RADIUS          RADIUS          RADIUS         COUNTY        CALIFORNIA        STATES
====================================================================================================================================
- -----------------------------------
POPULATION STATISTICS
- -----------------------------------
          1980                              265,756         602,150       1,916,628       7,477,507      23,667,910     226,545,856
          1990                              289,763         638,916       2,170,712       8,863,164      29,760,022     248,709,872
          1997                              296,406         649,598       2,215,488       9,210,790      32,015,178     266,798,176
          2002                              314,782         670,117       2,286,462       9,555,105      33,761,848     278,178,944

COMPOUND ANNUAL CHANGE
          1980    -    1990                   0.87%           0.59%           1.25%           1.71%           2.32%           0.94%
          1990    -    1997                   0.32%           0.24%           0.29%           0.55%           1.05%           1.01%
          1997    -    2002                   1.21%           0.62%           0.63%           0.74%           1.07%           0.84%
- ------------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------
HOUSEHOLD STATISTICS
- -----------------------------------
          1980                              123,997         238,140         823,934       2,730,469       8,629,867      80,389,688
          1990                              132,131         295,743         852,759       2,989,552      10,381,206      91,947,408
          1997                              136,517         302,848         867,783       3,171,862      11,505,599     101,517,136
          2002                              140,654         309,909         885,201       3,331,065      12,239,233     107,281,800

COMPOUND ANNUAL CHANGE
          1980    -    1990                   0.64%           2.19%           0.34%           0.91%           1.86%           1.35%
          1990    -    1997                   0.47%           0.34%           0.25%           0.85%           1.48%           1.42%
          1997    -    2002                   0.60%           0.46%           0.40%           0.98%           1.24%           1.11%
- ------------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------
AVERAGE HOUSEHOLD INCOME
- -----------------------------------
          1990                              $59,702         $60,512         $48,900         $47,252         $46,247         $38,453
          1997                              $87,671         $86,778         $73,136         $69,128         $66,166         $55,443
          2002                             $119,934        $118,336        $100,599         $91,916         $85,886         $71,098

COMPOUND ANNUAL CHANGE
          1990    -    1997                   5.64%           5.29%           5.92%           5.59%           5.25%           5.37%
          1997    -    2002                   6.47%           6.40%           6.58%           5.86%           5.36%           5.10%
- ------------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------
PER CAPITA INCOME STATISTICS
- -----------------------------------
          1990                              $27,696         $28,374         $19,465         $16,149         $16,409         $14,420
          1997                              $41,406         $41,145         $28,990         $24,190         $24,178         $21,272
          2002                              $54,822         $55,821         $39,511         $32,633         $31,724         $27,797

COMPOUND ANNUAL CHANGE
          1990    -    1997                   5.91%           5.45%           5.86%           5.94%           5.69%           5.71%
          1997    -    2002                   5.77%           6.29%           6.39%           6.17%           5.58%           5.50%
====================================================================================================================================
SOURCE: Equifax National Decision Systems
====================================================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]









                              [WESTSIDE PAVILION
                            LOS ANGELES, CALIFORNIA
                             3, 5 & 10 MILE RADII]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]









                              [WESTSIDE PAVILION
                            LOS ANGELES, CALIFORNIA
                             3, 5 & 10 MILE RADII]

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
HOUSEHOLDS

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the 1980s, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, also resulting in more single person households.

     Between 1990 and 1997, ENDS reports that the number of households within the trade area (10-mile radius) increased by 15,024 to 867,783, reflecting a growth rate of 0.25 percent per year. Through 2002, the number of households is expected to grow to 885,201, which equals compounded annual growth of 0.40 percent. This growth rate is much lower than the rate of household formation projected for the county at 0.98 percent per year over the next five years, and is reflective of the densely developed and mature nature of the trade area.

      The subject is located in an area with a slightly below average number of persons per household. The average number of persons per household is the same in the 3 and 5 mile trade areas of 2.10. The average number of people per household in the 10 miles radius is higher at 2.50. These rates are much lower than the county at 2.90 and the state at 2.79.

      The rate of population growth is projected to exceed the rate of household formation over the next five years in the trade area, indicating a reverse trend in the subject's trade area compared to national growth trends. The nation as a whole is forming a greater number of households that are smaller in size resulting in a decreasing average household size. This is a positive trend for retailers, as a larger number of households indicates a greater need for all types of product, both durable and consumer goods and services.

TRADE AREA INCOME

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential.

     Trade area income figures for the subject support the profile of an above average income market. According to ENDS, average household income within the 10-mile radius in 1997 is approximately $73,136. Within the closer 5-mile radius, incomes are higher at an average of $86,778 per household, and higher still in the 3-mile radius at $87,671. A comparison of the trade area's relative ranking is shown on the following chart.

                    ===============================================
                       1997 AVERAGE HOUSEHOLD INCOME COMPARISON
                    ===============================================
                            AREA                            INCOME
                    ===============================================
                    3.0-Mile Radius                        $87,671
                    ===============================================
                    5.0-Mile Radius *                      $86,778
                    ===============================================
                    10.0-Mile Radius* *                    $73,136
                    ===============================================
                    County of Los Angeles                  $69,128
                    ===============================================
                    State of California                    $66,166
                    ===============================================
                    United States                          $55,443
                    ===============================================
                    Source: Equifax National Decision Systems
                    * Primary Trade Area  ** Secondary Trade Area
                    ===============================================

     Income ranges in the immediate market area are well above county and state averages. The distribution of income within the trade area can be summarized as follows:

                ================================================
                              HOUSEHOLDS BY INCOME
                ================================================
                                            % OF HOUSEHOLDS
                                        ========================
                                          5-MILE      UNITED
                       CATEGORY           RADIUS      STATES
                ------------------------------------------------
                Greater Than $150,000      13.44%      4.49 %
                ------------------------------------------------
                $100,000 - $149,999         8.61%      5.43 %
                ------------------------------------------------
                $ 75,000 - $ 99,999         9.91%      7.58 %
                ------------------------------------------------
                $ 50,000 - $ 74,999        17.85%     19.09 %
                ------------------------------------------------
                $ 35,000 - $ 49,999        13.62%     16.63 %
                ------------------------------------------------
                $ 25,000 - $ 34,999        11.23%     13.29 %
                ------------------------------------------------
                Less Than  $ 25,000        25.34%     33.48 %
                ================================================
                Source: Equifax National  Decision Systems
                ================================================

     The chart above indicates that the subjects primary trade area exhibits above average income levels when compared directly to the national averages. Approximately 31.96 percent of the residents within the subject's primary trade area have an average household income of $75,000 or greater while 17.5 percent of the nation's total residents have average household incomes over this amount.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SUBJECT SALES VOLUME

     The subject's historical sales volume was provided to us by the property owner, and is illustrated in the chart on the accompanying page. As shown, sales volume for the total mall was $240,336,000 in 1997 and $238,374,000 in 1996.

     The 1997 comparable mall shop sales equal $373 per square foot, slightly less but approximately equal to the 1996 comparable shop sales of $374 per square foot. Total mall shop sales, including non-comparable store sales which sales may not be reflective of a full year's sales volume, equaled $362 in 1997 and $370 in 1996. While sales are down slightly in the mall, this is partly due to a (minor) retenanting effort on the previous ownership to prepare the mall for sale. Main mall shop occupancy is up compared to last year, and the property is well positioned by its location and tenant mix to achieve solid growth in sales in the future, at least equal to inflation.

     Anchor store sales are down slightly for Nordstrom, $535 per square foot compared to $556 in 1996. This is believed to be reflective of the opening of Bloomingdale's at Century City Shopping Center in late 1996, which appears to have taken a small bite out of Nordstrom's sales. Robinson's-May showed an increase from $214 per square foot in 1996 to $226 per square foot in 1997 (5.6% increase). "Junior" anchors include Pavilions and Barnes & Noble. Both showed increases in 1997. Pavilions sales increased 4.1 percent to $356 per square foot. Barnes & Noble's sales increased 11.1 percent to $190 per square foot.

     Both mall shop sales per square foot and department store sales per square foot are very high compared to national averages, as illustrated in the following section.

     INDUSTRY AVERAGE SALES (MALL SHOPS)

     The Urban Land Institute's Dollars and Cents of Shopping Centers (1997) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.87 per square foot. For regional malls, average sales are reported to be $180.78. A comparison of national and regional figures is shown on the following chart.
- -------------------------------------------------------------------------------

=====================================================================================================
SUBJECT SALES VOLUME
Westside Pavilion
=====================================================================================================
                                               ANNUAL 1996 SALES              ANNUAL 1997 SALES
                                           SQUARE     TOTAL     PER        SQUARE    TOTAL     PER
                                           FOOTAGE   ($000'S)  SQ. FT.     FOOTAGE  ($000'S)  SQ. FT.
- -----------------------------------------------------------------------------------------------------
Anchor Store Sales(1)
  Nordstrom                                138,128    $76,857    $556      138,128   $73,856   $535
  Robinson's - May                         220,000    $47,127    $214      220,000   $49,782   $226
                                           -------   --------    ----      -------  --------   ----
Total Anchor Store                         358,128   $123,984    $346      358,128  $123,638   $345

Mini Major Sales(1)
  Pavilions                                 43,435    $14,866    $342       43,435   $15,463   $356
  Barnes & Noble Superstore                 27,586     $4,712    $171       27,586    $5,234   $190
                                           -------   --------    ----      -------  --------   ----
Total Mini-Majors                           71,021    $19,578    $276       71,021   $20,697   $291

Mall Store Sales(1)
  Comparable Store                         199,580    $74,667    $374      199,580   $74,477   $373
  Non-Comparable Store                      56,396    $20,145    $357(2)    65,714   $21,525   $328(2)
                                           -------   --------    ----      -------  --------   ----
Total Mall Store                           255,976    $94,812    $370      265,294   $96,001   $362

Gross Sales
  Anchors, Mini-Majors and Mall Stores               $238,374                       $240,336


(1) Based on the December 31, 1997 sales report. Information is based solely upon sales figures provided by the tenants.
(2) Non-comparable sales per sq. ft. may not be reflective of full years sales per square foot.
=====================================================================================================

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
     =====================================================================
                               MALL SHOP SALES
                       REGIONAL/SUPER-REGIONAL CENTERS
     =====================================================================
         AREA        AVERAGE        MEDIAN     LOWER DECILE  UPPER DECILE
     ---------------------------------------------------------------------
     United          $180.78/       $170.17/     $125.36/      $286.59/
     States          $203.87        $196.36      $148.62       $284.47
     ---------------------------------------------------------------------
     East            $201.11/       $182.81/     $117.31/      $325.52/
                     $190.46        $188.37      $146.25       $286.15
     ---------------------------------------------------------------------
     West            $222.20/       $197.91/     $157.50/      $349.28/
                     $205.69        $195.37      $151.60       $274.11
     ---------------------------------------------------------------------
     South           $174.53/       $179.50/     $122.81/      $239.01/
                     $209.63        $208.45      $141.62       $271.08
     ---------------------------------------------------------------------
     Midwest         $163.05/       $153.88/     $123.70/      $237.74/
                     $203.20        $196.15      $153.90       $289.85
     ---------------------------------------------------------------------
     Source: Urban Land Institute Dollars and Cents of Shopping Centers
             (1997)
     =====================================================================

     For super-regional malls in the west, average sales are shown to be $206 per square foot, while regional malls are $222 per foot. The upper decile reflects average sales of $349 per square foot for regional malls and $274 per square foot for super-regional malls.

     INDUSTRY AVERAGE SALES (DEPARTMENT STORES)

     A comparison of the subject's potential department store performance can also be made to its regional and national peers. The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. The data from ULI shows that the mean sales level for department stores in super-regional malls varies from $132.65 to
     $179.60 per square foot with an overall average of $156.35 per square foot. Stores in the top 10.0 percent of their peers average (unweighted) approximately $243.63, while the top 2.0 percent average approximately $391.40 per square foot. This information, based on 1996, is summarized in the following chart.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
    =======================================================================
                         DEPARTMENT STORE SALES DATA
    =======================================================================
                                       AVERAGE     TOP 10%      TOP 2%
            CATEGORY/REGION           SALES PSF   SALES PSF    SALES PSF
    -----------------------------------------------------------------------
    Super-Regional U.S.
    Owned Dept. Stores                 $153.67     $233.49      $347.00
    National Chain                     $149.59     $230.80      $336.00
    Non-Owned Dept. Stores             $163.98     $256.83      $447.57
    National Chain                     $163.71     $253.39      $435.01
    Eastern Region                     $132.65       ---          ---
    Western Region                     $146.26       ---          ---
    Midwestern Region                  $161.33       ---          ---
    Southern Region                    $179.60       ---          ---
    -----------------------------------------------------------------------
    MEAN - ALL SUPER-REGIONAL CENTERS  $156.35     $243.63      $391.40
    -----------------------------------------------------------------------
    Regional Malls U.S.
    Owned Dept. Stores                 $148.15     $256.90      $334.68
    National Chain                     $149.73     $256.73      $339.74
    Non-Owned Dept. Stores             $181.40     $258.62      $328.07
    National Chain                     $174.44     $244.58      $324.28
    Eastern Region                     $140.01       ---          ---
    Western Region                     $181.20       ---          ---
    Midwestern Region                  $149.32       ---          ---
    Southern Region                    $141.18       ---          ---
    =======================================================================
    MEAN - ALL REGIONAL CENTERS        $158.18     $254.21      $331.69
    =======================================================================
    Source: Urban Land Institute Dollars & Cents of Shopping Centers (1997)
    =======================================================================

     Data for department stores in regional malls shows that the mean ranges from $140.01 to $181.40 per square foot with an overall average of $158.18 per square foot. The unweighted average for the top 10.0 percent and 2.0 percent is approximately $254.21 and $331.69 per square foot, respectively. Sales at department stores in the west reflect a mean of about $146 per square foot at super-regional malls and $181 per square foot at regional malls.

SALES VOLUMES AT COMPETING PROPERTIES

     In addition to industry averages, we have also surveyed competing malls within the region to better understand the sales potential for Westside
Pavilion. The Retail Market Analysis presents mall shop retail sales at competing properties in the region. Sales at the centers range from $200 to
$540 per square foot for mall shop tenants, with an overall mean of $345.58 per foot for centers reporting sales. The upper-end of the range is generally set by Century City Shopping Center with sales at $540 per foot. The low-end is set by Fallbrook Mall which reported sales of $200 per foot.
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
SALES SUMMARY

     The following chart presents a summary of the sales analysis presented for competing properties and industry standards. As shown, the subject's comparable sales volume is well above the industry averages and at the upper end of the range indicated for competing properties.

          ==============================================================
                                 SALES SUMMARY
          ==============================================================
                         SOURCE                            SALES/SF
          --------------------------------------------------------------
          ULI Mall Shops - Regional Malls             $222.00 - $349.00
          --------------------------------------------------------------
          ULI Mall Shops - Super-Regional Malls       $206.00 - $274.00
          --------------------------------------------------------------
          ULI Dept.Stores - Regional Malls                      $181.00
          --------------------------------------------------------------
          ULI Dept.Stores - Super-Regional Malls                $146.00
          --------------------------------------------------------------
          Subject 1997 Mall Shop Sales                          $362.00
          --------------------------------------------------------------
          Subject 1997 Comparable Mall Shop Sales               $373.00
          --------------------------------------------------------------
          Competing Properties - Mall Shops           $200.00 - $540.00
          --------------------------------------------------------------

TRADE AREA EXPENDITURE POTENTIAL

     On the basis of detailed population, income, and spending pattern analysis, estimates of household expenditures for shoppers goods merchandise have been developed for the trade area. Shoppers goods, or department store type merchandise (DSTM), comprise the overwhelming bulk of goods and products carried in regional malls and department stores. Specifically, shoppers goods expenditure potentials represent the dollar amounts available for the merchandise that is primarily sold in the following store types:

     o    General merchandise stores including department and other stores;

     o    Apparel and accessory stores;

     o    Furniture and home furnishing stores, and

     o    Other miscellaneous shoppers goods stores.

     These categories are also commonly referred to as GAFO goods.

     DSTM or GAFO expenditure potential measures the ability of the market to purchase department store type goods. This expenditure potential is typically based upon current average household or per capita income levels in the market, and the estimated share of that income that has historically been spent on department store type merchandise.

     Retail sales potential of a trade area is determined after estimating the percent of total aggregate income spent on GAFO goods. The Department of
Commerce tabulates the total GAFO sales by city, county and state every five years. The last tabulation was completed in 1997, however, at this writing the results were not in final print. As such, the 1987 data is often cited. Taking these figures for the pertinent area and dividing them against total aggregate income yields the percentage of total aggregate income spent on GAFO goods within an area. For the United States the average is approximately 14.0
- -------------------------------------------------------------------------------

                                                         RETAIL MARKET ANALYSIS
- -------------------------------------------------------------------------------
percent. For various states, the overall percentage of income devoted to shopping goods purchases (expenditures) ranges from roughly 11.5 to 15.0 percent. This analysis relies on the 14.5 percent average.

     Based upon 1997 data as provided by ENDS, we have estimated the total current GAFO Expenditure Potential for the Primary Trade Area, based on the following calculation:

============================================================================
         PRIMARY TRADE AREA (5-MILE RADIUS) EXPENDITURE POTENTIAL
============================================================================
PRIMARY TRADE AREA          1990               1997              2002
- ----------------------------------------------------------------------------
Households                      295,743           302,848            309,909
- ----------------------------------------------------------------------------
Average Household Income        $60,512           $86,778           $118,336
- ----------------------------------------------------------------------------
Total Income            $17,896,000,420   $26,280,543,740    $36,673,391,420
- ----------------------------------------------------------------------------
% GAFO Expenditure             x  14.5%          x  14.5%           x  14.5%
- ----------------------------------------------------------------------------
GAFO Expenditures        $2,594,920,061    $3,810,678,842     $5,317,641,756
- ----------------------------------------------------------------------------
Source: Equifax National Decision Systems
===========================================================================

     From the above, we see that GAFO expenditures of $3.81 billion and $5.32 billion are estimated for 1997 and 2002, respectively. The subject 1997 sales of approximately $240,336,000 equal about 6.3 percent of GAFO expenditures in the 5-mile radius. As such, the subject has a current market share of about 6.3 percent of GAFO expenditures in the 5-mile radius. GAFO expenditures are expected to grow 39.54 percent over the next five years, for annual compound growth of 6.89 percent per year.

CONCLUSIONS

      The West Los Angeles area commercial sector contains a significant concentration of retail, commercial, and institutional development which is geared towards the local and regional populations. The University of California at Los Angeles, located approximately two miles north of the subject, is an important source of employment in the subject trade area and a significant demand generator for retailers in the West Los Angeles area. The local area benefits from very good access to and from outlying areas in the Los Angeles region by way of the Southern California freeway system.

      The subject property represents a major development within the West Los Angeles area and, due to the competitive mix of anchor and inline tenants, the property draws from the local and regional populations. The subject encounters significant competition from several comparable regional centers for the discretionary spending of the local and regional populations. The greater West Los Angeles area has an existing inventory of regional, super-regional, and specialty retail centers which have captured an important share of retail spending in the region. The subject provides an appealing shopping environment, with attractively designed and landscaped common areas, and amenities such as a food court and a multi-screen movie theater. The subject property's mix of anchor and in-line tenants is generally similar if not slightly superior to the tenant mix of the several of the competitive shopping centers in the West Los Angeles area.
- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------
SITE DESCRIPTION

      Location:                     South side of Pico Boulevard and north side
                                    of Ayres Avenue, east and west of Westwood
                                    Boulevard. The street address is
                                    10800-10850 Pico Boulevard, Los Angeles,
                                    California

      Assessor's Parcel No.:        4255-28-02  through  05, 09, 12 and 13;
                                    4256-01-25 through 27, and 29

      Shape:
                                    Irregular

      Land Area:
            Subject Ownership:      9.16 Acres (399,185+/- square feet)
            Separate Ownership:     5.97 Acres (260,053+/- square feet)
                                    ---------- ------------------------
            Total Center:           15.13 Acres (659,238+/- square feet)

      Frontage:                     Along Pico Boulevard, 364+/- feet west of
                                    Westwood Boulevard and 807+/- feet east of Westwood Boulevard (not including 332+/- feet under separate ownership); along
                                    Westwood Boulevard, 302+/- feet along west side of street and 329+/- along east side of street; along Ayres Avenue, 424+/- feet west of Westwood Boulevard and 588+/- feet east of Westwood Boulevard (not including
                                    600+/- feet under separate ownership); and along Overland Avenue, 533+/- feet held under separate ownership.

      Topography/Terrain:           Generally level at normal elevation above
                                    street grade.

      Access: The nearest freeway on/off ramp service is available at the Pico Boulevard exit of the San Diego (I-405) Freeway, situated approximately one-half mile west of the subject, and at the Overland Avenue exit of the Santa Monica (I-10) Freeway, situated approximately one-half mile south of the subject.

      Utilities:                    All typical utilities are available to the
                                    subject.

      Soil Conditions:              We did not receive nor review a soil
                                    report. However, we assume that the soil's
                                    load-bearing capacity is sufficient to
                                    support the existing structures. We did not
                                    observe any
- -------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                                  [SITE PLAN]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                               [A.L.T.A. SURVEY]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                                 [SURVEY]

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------
                                    evidence to the contrary during our
                                    physical inspection of the property. The tract's drainage appears to be adequate.

      Land Use Restrictions:        A title report covering the subject
                                    property was not available for our review.
                                    We are not aware of any restrictions,
                                    easements, encroachments, or other factors,
                                    (other than typical utility, parking and ingress/egress easements,) that would adversely affect the utility of the site.

      Wetlands:                     We were not provided with a Wetlands
                                    Survey. If a subsequent engineering survey reveals the presence of regulated Wetlands areas, we reserve the right to amend this valuation.

      Seismic Hazard:               The subject is not located in a special
                                    study zone as established by the
                                    Alquist-Priolo Geological Hazards Act. (The property sustained only minor damage to the five-level parking structure as a result of the January 1994 Northridge earthquake, which was subsequently repaired.)

      Hazardous Substances:         An Environmental Site Assessment report,
                                    prepared by Harding Lawson Associates (HLA) on June 1, 1998, was provided to us. The
                                    HLA report indicated no evidence of
                                    recognized environmental conditions with the exception of 1) three of the paint chip samples exceeded the HUD levels of 5,000 mg/kg and 2) the 1,000 gallon underground diesel storage tank failed a vacuum test.
                                    The report indicated no recommendations.

                                    We are not aware of any toxic contamination
                                    or hazardous wastes on or about the subject
                                    property. We are not experts, however, in
                                    the detection of hazardous wastes or toxic
                                    contaminants, and our appraisal is based on
                                    the assumption that there are no toxic
                                    contaminants or environmental hazards that
                                    would negatively impact the subject
                                    property's marketability or value.
- -------------------------------------------------------------------------------

====================================================================================================
GROSS LEASEABLE AREA SUMMARY

WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------------------
                                                                        UNOWNED
                                         OWNED GLA                        GLA            TOTAL
====================================================================================================
Anchors
   Robinson's May                                                       220,000
   Nordstrom                              138,128
   Pavilions                              43,435
TOTAL ANCHORS:                            181,563                       220,000         401,563

Main Mall Stores
   Level 1                                95,842
   Level 2                                90,725
   Level 3                                67,327
   Food Court                              8,477
                                           -----
   TOTAL MAIN MALL STORES                 262,371                                       262,371

   Occupied Main Mall                     258,845         98.7%
   Vacant Main Mall                        3,526           1.3%

Expansion Mall Stores
   Level 1 (Incl.3 level Barnes & Noble)  47,968
   Level 2                                19,559
   Level 3                                24,451
                                          ------
   TOTAL EXPANSION MALL STORES            91,978                                        91,978

   Occupied Expansion Mall                36,862          40.1%
   Vacant Expansion Mall                  55,116          59.9%

GRAND TOTALS                              535,912                       220,000         755,912

Occupied Owned GLA                                        89.1%
Occupied Main Mall Shops                                  98.7%
Occupied Expansion Shops                                  40.1%
Total Development Occupancy                               92.2%

====================================================================================================

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------
      Comments:                     The Westside Pavilion shopping center is
                                    comprised of parcels held under both the subject and separate ownerships, totaling approximately 15 acres. The total site is of sufficient size to accommodate the existing development. The site features good freeway access and street frontage, with visibility from a major signalized commercial intersection (Westwood and Pico
                                    Boulevards.)

IMPROVEMENTS DESCRIPTION

      The Westside Pavilion shopping center consists of two components. The original portion of the center contains a three-level enclosed mall anchored by Robinson's-May, Nordstrom and Pavilions market situated at the southeast corner of Pico and Westwood Boulevards. This portion of the center was constructed in 1985 and comprises a gross leasable area of 663,934 square feet, including the 220,000 square foot Robinson's-May department store held under separate ownership and not part of this appraisal. The second component of Westside Pavilion (Westside Expansion) is situated at the southwest corner of Pico and Westwood Boulevards, and consists of a three-level open air center constructed in 1991 and containing 91,978 gross leasable square feet. The original and expansion components of Westside Pavilion comprise a total gross leasable area of 755,912 square feet, and are connected by way of a pedestrian bridge on the third level extending across Westwood Boulevard.

      The following improvement description is based upon our inspection of the property together with information furnished by the property management. The building areas are based upon a review of leases and/or rent rolls. Detailed building plans describing the development were not available for our review.

GENERAL DETAIL

      Year Built:                        1985; expanded in 1991

      Building Area (GLA):
      Anchors

            Robinson's-May               220,000 SF*
            Nordstrom                    138,128 SF
            Pavilions                     43,435 SF
                                         -----------
            Sub-total                    401,563 SF
- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------
      Original Mall Stores

            Level 1                       95,842 SF
            Level 2                       90,725 SF
            Level 3                       67,327 SF
            Food Court                     8,477 SF
                                         ----------
            Sub-total                    262,371 SF

      Expansion Stores

            Level 1                       47,968 SF**
            Level 2                       19,559 SF
            Level 3                       24,451 SF
                                          ---------
            Sub-total                     91,978 SF

         * Held under separate ownership, not considered in this appraisal ** Includes three-level Barnes & Noble

CONSTRUCTION DETAIL

      Foundation:                   Reinforced concrete
      Framing:                      Reinforced concrete
      Exterior Walls:               Concrete and glass
      Roof:                         Steel frame covered with concrete and
                                    built-up composition material

MECHANICAL DETAIL

      Heating and Cooling:          The original portion of the center is
                                    served by a climate controlled VAV system and the expansion portion includes a condenser water heat pump system.

      Plumbing:                     Each tenant space is connected to sanitary
                                    sewer and domestic water service.

      Escalators/Elevators:         One set of escalators and an elevator are
                                    situated at the west and east ends of both the main mall and the expansion mall.

      Fire Protection:              Fully sprinklered.

INTERIOR DETAIL

      Layout: The original portion of Westside Pavilion comprises three enclosed levels, with Nordstrom positioned at the west end of the concourse, and Robinson's-May at the east
- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------
                                    end. Pavilions market is below grade at the southeast corner of the center, adjoining the lower level of the parking garage. The food court and four-screen theater is situated on the third level of the center. The concourse has a width of approximately
                                    30 feet and extends for approximately 570 feet on each level. Mall tenant stores range in size from approximately 500 square feet to 28,000 square feet. Typical units feature a width of from approximately 20 feet to 65 feet, and a typical depth from 45 feet to 110 feet. The mall concourse features an arched bow truss ceiling with a solarium. The floors are covered with decorative ceramic tile pavers.

                                    The expansion portion of the center
                                    consists of a three-level open air mall.
                                    The curved concourse extends from the Pico
                                    Boulevard entry at the northwest section of the mall to the three-level Barnes & Noble store situated at the east end of the center, the third level of which opens to the connecting enclosed pedestrian bridge. The access to the main mall from the expansion mall is from the enclosed bridge through Nordstrom. Decorative steel framing accents the open air "roof" of the center, and the floors are covered with decorative clay tiles.

INTERIOR DETAIL

      Storefronts:                  Modern aluminum-framed glass storefronts,
                                    with single or double glass door entries.
                                    Facias are painted plaster, accented with wood, brick or ceramic tile.

      Floor Coverings:              Vary in accordance with specific tenant
                                    requirements, and include carpeting, vinyl flooring, hardwood veneer or ceramic tile.

      Walls:                        Painted or papered drywall.

      Ceilings:                     Suspended acoustical tile T-bar ceilings
                                    (typical).

      Lighting:                     Varies in accordance with specific tenant
                                    requirements, and includes fluorescent,
                                    spot, parabolic, incandescent lighting,
                                    etc.
- -------------------------------------------------------------------------------

                                                           PROPERTY DESCRIPTION
- -------------------------------------------------------------------------------
      Restrooms:                    The number and type of restrooms vary in
                                    accordance with requirements of individual tenants. Each tenant space includes at least one restroom with two fixtures.
                                    Common area restrooms are near the food
                                    court.

SITE IMPROVEMENTS

      Onsite Parking:               The property contains a total of 3,334
                                    parking spaces (4.4 per 1,000 sf) dispersed throughout the site. The Robinson's-May parking structure contains approximately
                                    1,590 spaces, and the expansion mall's
                                    subterranean garage contains 1,029 spaces.
                                    The remaining 715 spaces are spread
                                    throughout the surface lots and the one
                                    subterranean level below the main mall.

      Landscaping:                  The street frontages and the surface
                                    parking area are improved with concrete
                                    planters and are attractively landscaped with miscellaneous trees, shrubbery and groundcover. The landscaped areas are fully irrigated. The interior areas of the center are also landscaped, and feature decorative lighting, and outdoor seating.

      Comments:                     Overall, the subject improvements are in
                                    very good condition and the center has good access from two major freeways.

                                    According to Marshall Valuation Service, the typical life expectancy for regional mall improvements such as the subject is 55 years. The subject's actual age ranges from about 7 years (date of expansion), to about 13 years (original construction date.) We estimate the overall effective age of the subject improvements at 8 years. Therefore, the remaining economic life is estimated at about 47 years.

                                    Our review of the local environs reveals
                                    that there are no external influences which
                                    negatively impact the value of the subject
                                    property.
- -------------------------------------------------------------------------------

                                            REAL PROPERTY TAXES AND ASSESSMENTS
- -------------------------------------------------------------------------------
      The subject property is located within the City and County of Los
Angeles, and is taxed by these governing bodies.

      Under the provisions of Article XIIA of the California Tax and Revenue Code, properties are assessed on their market value as of March 1, 1975, the base year lien date. This value may be increased by only two percent per year until the property is sold, undergoes substantial new construction, or the property's use changes significantly. In such cases, the property may be reassessed to its market value.

      The 1997-1998 fiscal year is the most recent year for which assess valuation and property tax information is available. The assessed value and taxes for the property are shown in the chart on the accompanying page. As shown, the total assessed value for the center is $171,521,369. The total taxes equal $1,836,130.96, which equals an implied tax rate of 1.0705 percent.

      Based on the recent sale of the property at a price of $170,500,000, similar to the total assessed value, the property's taxes will not change considerably as a result of the sale. Taxes will then increase at a maximum of
2.0 percent per year under California law until the property is transferred again, undergoes substantial new construction or significant use changes.
- -------------------------------------------------------------------------------

                                           REAL ESTATE TAX SUMMARY
                                              WESTSIDE PAVILION


                                      1997/1998 ASSESSED VALUES & TAXES

============================================================================================================
                   LAND        IMPROVEMENTS    FIXTURES &        TOTAL                          1997/98
   PARCEL          VALUE          VALUE         PERSONAL       ASSESSED          TOTAL        OVERALL TAX
  NUMBERS         1997/98        1997/98        PROPERTY         VALUE           TAXES            RATE
- ------------------------------------------------------------------------------------------------------------
4255-028-002    $1,353,197      $9,407,621         $0         $10,760,818     $115,625.53       1.0745%
4255-028-003     $984,087       $8,598,609      $488,134      $10,070,830     $108,238.87       1.0748%
4255-028-004     $711,622      $10,290,181         $0         $11,001,803     $118,182.32       1.0742%
4255-028-005    $1,828,215     $24,816,615         $0         $26,644,830     $286,216.28       1.0742%
4255-028-009    $3,897,182     $32,584,046         $0         $36,481,228     $391,204.63       1.0723%
4255-028-012     $856,067       $5,922,891         $0         $6,778,958       $72,588.17       1.0708%
4255-028-013    $4,387,628      $9,091,430         $0         $13,479,058     $144,267.07       1.0703%
4256-001-025    $5,671,525     $37,794,133         $0         $43,465,658     $462,666.91       1.0644%
4256-001-026    $2,217,592         $10             $0         $2,217,602       $23,681.34       1.0679%
4256-001-027    $3,533,378         $10             $0         $3,533,388       $37,719.10       1.0675%
4256-001-029    $7,087,186         $10             $0         $7,087,196       $75,740.74       1.0687%
                ----------         ---             --         ----------       ----------       -------
   TOTAL:       $32,527,679    $138,505,556     $488,134     $171,521,369    $1,836,130.96      1.0705%
============================================================================================================

                                                                         ZONING
- -------------------------------------------------------------------------------
      The subject property is zoned "C2-1-D" for commercial uses by the City of Los Angeles. Permitted uses within the C2 zone include banks, hotels, retail stores and businesses, restaurants, theatres, department stores, and general offices, as well as those uses permitted within the R3 multiple residential use zone. The "-1" component of the zoning designation represents a height district which limits the floor area to 1.5 times the buildable area of the lot. The
"-D" component of the subject zoning designation indicates that additional development restrictions have been applied to the property. The C2 zoning designation does not have any yard (front, side, or rear) setback requirements. Onsite parking is required at a ratio of one space per 1,000 square feet of floor area exclusive of the floor areas used for automobile parking, basement storage, or rooms housing mechanical operations equipment.

      A permanent building ordinance also applies to the subject property. Ordinance #164332, enacted as of January 17, 1989, relates to the development of the expansion portion of the subject property (Westside II), which is located at the southwest corner of Pico Boulevard and Westwood Boulevard. The ordinance limits the size of the expansion to a total floor area of 105,000 square feet and the maximum height of the expansion development is limited to
59.5 feet. The ordinance precludes certain uses within the expansion area including arcades, movie theatres, and dance clubs, and also prevents the tenancy by a major anchor or department store or discount store. In no event shall any tenant exceed 20,000 square feet of gross floor area, with the exception of one tenant, which shall be permitted to occupy up to one-third of the gross floor area within the expansion area. Restaurant space, other than a food court, is limited to 12,000 square feet and no single restaurant may be greater than 6,000 square feet in size. Parking requirements for the expansion development are 5.5 spaces per 1,000 square feet of gross floor area plus an additional 456 parking stalls to be utilized for the existing Westside Pavilion, or a total of 1,000 parking spaces, whichever is greater.

      Based on our understanding of the "C2-1-D" zoning ordinance and our discussions with a representative of the Planning Department for the City of
Los Angeles, the subject development is a legal and conforming use. We know of no deed restrictions, either private or public, that further limit the subject property's use. However, we cannot guarantee that no such restrictions exist as deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants.
- -------------------------------------------------------------------------------

                                                           HIGHEST AND BEST USE
- -------------------------------------------------------------------------------
      According to the Dictionary of Real Estate Appraisal,  Second Edition
(1989), a publication of the American Institute of Real Estate Appraisers, the highest and best use is defined as:

      1. The reasonable and probable use that supports the highest present value of vacant land or improved property, as defined, as of the date of the appraisal.

      2. The reasonably probable and legal use of land or sites as though vacant, found to be physically possible, appropriately supported, financially feasible, and that results in the highest present land value.

      3.   The most profitable use.

      We evaluated the site's highest and best use both as currently improved and as if vacant. In both cases, the highest and best use must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

      The subject site consists of a non-contiguous 9.16 acres of land, which represents a portion of a larger 15.13-acre property currently improved with a regional mall. The site is located in a prime westside Los Angeles trade area, and is situated in a mature, built-out urban area of Los Angeles County. The site has good commercial exposure and access to and from the surrounding area, and the immediate environs are consistent with the current commercial use. The subject property falls under the zoning and planning jurisdiction of the City of Los Angeles, and is designated for commercial uses. As noted in the previous zoning discussion, a permanent building ordinance also applies to the property which restricts the type of tenancies permitted in the expansion component of the mall development.

      The physical characteristics of the subject parcels, including the shape and the total area, indicate the property is suitable for nearly any type of project, including commercial office or retail, residential, hotel, recreational, or mixed-use. Major developments of most any type in this area of West Los Angeles must meet with strict city approvals, and often encounter significant resistance from the surrounding community. The political climate suggests that a comparable development would probably require a substantial period of time to obtain approvals (assuming the project could be approved).
The current development on the property represents one of the most significant commercial developments in the neighborhood, and the existence of the two anchor department store tenants represents a "barrier" to future competitive development. The two major department store anchors would be difficult to duplicate, and obtaining anchor commitments, which are necessary for a similar quality development, is a speculative process at best.
- -------------------------------------------------------------------------------

                                                           HIGHEST AND BEST USE
- -------------------------------------------------------------------------------
      We have concluded that the highest and best use for the subject property as if vacant would be to develop a regional mall or a major community-type shopping center if similar anchor commitments could not be obtained.
Considering the current development and the sales volumes and occupancy level supported by the trade area, we concluded the existing development represents the highest and best use for the subject considered as currently improved. The existing center is consistent with the current zoning and planning requirements of the city.
- -------------------------------------------------------------------------------

                                                              VALUATION PROCESS
- -------------------------------------------------------------------------------
      Appraisers typically use three approaches in valuing real property: the Cost Approach, the Income Approach, and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

     Regional malls are not typically purchased based on the Cost Approach. The principle underlying this approach is the principle of substitution, which holds that "no prudent person will pay more for a property than the price of a site and the cost of construction, without undue delay, an equally desirable and useful property." The subject improvements consist of a regional shopping center, and the economic feasibility of the development is based primarily on the department store anchor tenants which serve as the primary draw for the other major tenants and satellite space. Leases or other agreements with the anchor department stores are a fundamental component of the property's value, and replacing these anchors is an extremely speculative, costly, and time consuming process. The investment market aggressively underwrites quality regional malls because of the unique nature of the anchor tenant commitments and the difficulty in replacing the property both in terms of size and anchor commitments. The existence of the mall represents a major barrier to entry within a given marketplace. As such, the Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis. However, a development cost technique was employed at the end of the Income Approach in our analysis of Phase II.

      The Sales Comparison Approach involves a search for recent sales of comparable centers and an analysis of the data as it relates to the subject property. This approach is relevant in establishing appropriate, market-derived investment parameters that form the basis of the Income Approach. A correlation of data also provides a range of indicated values for the subject.

      In the Income Approach we estimated the subject's capacity to produce income through an analysis of the defined retail market. Fixed and operating expenses were determined in order to yield a net annual income. An estimate value for the subject property was derived through a combination of the traditional Direct Capitalization method and computerized Discounted Cash Flow Analysis.

      The appraisal process was concluded by a review and reexamination of each of the approaches to value. Consideration was given to the type and reliability of the data, and the applicability of each approach. Finally, the approaches were reconciled to arrive at a final value conclusion.
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
METHODOLOGY

      The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

      1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

      2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

      3. Identify sales which include favorable financing and calculate the cash equivalent price; and

      4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

      5. Make appropriate adjustments between the comparable properties and the property appraised; and

      6. Interpret the adjusted sales data and draw a logical value conclusion.

      The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area
(GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Capitalization Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

REGIONAL MALL PROPERTY SALES

      Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
      Consolidation has resulted in dramatic changes in this industry and has witnessed such dominant chains as Federated, Sears, JC Penney, Macy's, and Dilliard's continue to grow through acquisition and a return to profitability.

      With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

      Cushman & Wakefield has extensively tracked regional mall transaction activity since 1991. We have summarized the most recent (1997/1998) transactions on the FOLLOWING PAGES. Historical sales (1991 - 1996) are retained in our files. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also includeD are weaker properties in second tier cities that have a narrower investment appeal. As such, the most recent mall sales (1997/98) presented in this analysis show a wide variety of prices on a per unit basis, ranging from $21 per square foot up to $594 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $36 to $770 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 6.90 percent to 12.77 percent.

      One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area.

      o The fourteen sales included for 1991 show a mean price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or
           7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

      o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of 1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

           out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of 11.56 percent.

      o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average
           1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

      o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
           10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately
           7.4 percent.

      o Cushman & Wakefield has researched 19 mall transactions for 1995. With the exception of possibly Natick Mall and Smith Haven Mall, by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. In 1995, it is shown to be $88.6 million which is even skewed upward by Natick and Smith Haven Malls which had a combined price of $486.0 million. The average price per square foot of total GLA sold is calculated to be $193 per square foot. The range in values of mall GLA sold are $93 to $686 with an average of $285 per square foot. The upper end of the range is formed by Queens Center with mall shop sales of nearly $700 per square foot. Characteristics of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is
           7.25 to 11.10 percent with a mean of 9.13 percent. Most market participants indicated that continued turmoil in the retail industry will force cap rates to move higher.

      o 1996 saw a return of real estate investors to the regional mall market. REITs were far and away been the most active buyers. The increase in activity was a result of a combination of dynamics. The liquidity of REITs
- -------------------------------------------------------------------------------

REGIONAL MALL SALES                                                       1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.

  SALE                                       SALE     YEAR
   NO.           PROPERTY/LOCATION           DATE    BUILT
- -------- --------------------------------- -------- -------
 98- 1   BURNSVILLE CENTER                  Feb-98  1977/
         Burnsville, Minnesota                        89
 98- 2   PHIPPS PLAZA                       Jan-98  1968/
         Atlanta, Georgia                             94
 98- 3   ASHEVILLE MALL                     Jan-98  1975/
         Asheville, North Carolina                    94
 98- 4   CORDOVA MALL                       Jan-98  1971/
         Pensacola, Florida                           87
 98- 5   CRESTWOOD PLAZA                    Jan-98  1957/
         St. Louis, Missouri                          97
 98- 6   SUPER MALL OF THE GREAT N.W.(1)    Jan-98  1956/
         Auburn, Washington                           91
 98- 7   STROUD MALL                        Apr-98  1978/
         Stroudsberg, PA                              94
 98- 8   SOUTHWEST PLAZA                    Apr-98  1983/
         Littleton, CO                                95
 98- 9   JACKSONVILLE MALL                  May-98   1981
         Jacksonville, NC
 98-10   CROSSROADS MALL                    May-98  1981/
         Mount Hope, WV                               97
 98-11   ORLANDO FASHION SQUARE             May-98  1973/
         Orlando, FL                                  93
 98-12   VILLAGE MALL                       Jun-98  1975/
 (1)     Danville, Ill.                             85/90
 98-13   GREENVILLE MALL                    Jun-98  1978/
         Greenville, SC                               95
 98-14   SOUTH PLAINS MALL                  Jun-98
         Lubbock, TX
 98-15   NORTHTOWN MALL                     Jun-98  1972/
         Blaine, MN                                   86
         Survey Low:
         Survey High:
         SURVEY MEAN:
         SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE
         OWNED:
         SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR
         IS OWNED:



                                                                                         MALL     MALL                MALL
  SALE                  GRANTOR/                                 TOTAL        SOLD       SHOP     SHOP     OCCU-      SHOP
   NO.                  GRANTEE                  SALE PRICE       GLA         GLA        GLA     RATIO     PANCY    SALES/SF
- -------- ------------------------------------- -------------- ----------- ----------- --------- ------- ---------- ----------
 98- 1      Corporate Property Investors/       $ 81,000,000   1,078,253   1,078,253  417,030   38.7%       84.0%     $284
                   CBL & Associates
 98- 2              ERE Yarmouth/               $188,000,000     823,000     823,000  372,457   45.3%      N/A        N/A
             Corporate Property Investors
 98- 3             RL Coleman & Co.             $ 65,000,000   1,042,000     489,000  440,000   42.2%       98.5%     $280
                    CBL Associates
 98- 4    Robert B. Aikens & Associates LLC/    $ 85,000,000     874,000     376,368  376,368   43.1%       91.0%     $300
                Simon DeBartolo Group
 98- 5        Crestwood Plaza S.C. LLC/         $106,400,000   1,021,132   1,021,132  382,214   37.4%       91.0%     $300
                  Westfield America
 98- 6      Hapsmith/Rosche Capital Corp./      $103,000,000     905,791     905,791  415,319   45.9%       75.0%     $185
                Glimcher Properties LP
 98- 7              ERE Yarmouth/               $ 38,100,000     427,145     427,145  184,145   43.1%       86.0%     $294
           CBL & Associates Properties Inc.
 98- 8       Southwest Property Venture/        $113,000,000   1,270,110     438,000  438,000   34.5%       83.0%     $265
           General Growth Properties, Inc.
 98- 9         Beckley-Jacksonville LP/         $ 38,000,000     384,000     384,000  167,640   43.7%       98.0%     $286
             Crown American Realty Trust
 98-10         Beckley-Jacksonville LP/         $ 23,000,000     456,000     456,000  182,400   40.0%       76.0%     $220
             Crown American Realty Trust
 98-11          Fund A Orlando, Inc./           $104,000,000   1,070,000     708,568  362,425   33.9%      N/A        $329
              Colonial Properties Trust
 98-12         Interstate RE Services/          $ 23,200,000     477,577     477,577  126,088   26.4%       72.0%     $144
                  DRA Advisors, Inc.
 98-13         Marvest Property Trust/          $ 36,000,000     789,532     602,532  232,025   29.4%       55.0%     $219
                  DRA Advisors, Inc.
 98-14      South Plains Mall Assoc., LTD/      $115,700,000   1,107,000   1,107,000  365,215   33.0%       92.0%     $300
                   The Macerich Co.
 98-15   Northtown LLP/Glimcher Realty Trust    $ 54,000,000     846,248     459,000  287,078   33.9%       70.0%     $240
                                                $ 23,000,000     384,000     376,368  126,088   26.4%       55.0%     $144
                                                $188,000,000   1,270,110   1,107,000  440,000   45.9%       98.5%     $329
                                                $ 78,226,667     838,119     650,224  316,560   38.0%       82.4%     $260
                                                $ 99,000,000   1,072,055     407,184  407,184   38.8%       87.0%     $283
                                                $ 75,030,769     802,129     687,615  302,618   37.9%       81.6%     $257

                                CAPITALIZATION RATES              UNIT RATE COMPARISON
                                --------------------            ------------------------
  SALE                           GOING-IN  TERMINAL              PRICE/GLA   PRICE/MALL    SALES
   NO.        NOI       NOI/SF     OAR        OAR        IRR     PURCHASED    SHOP GLA    MULTIPLE
- -------- ------------- -------- --------- ---------- ---------- ----------- ------------ ---------
 98- 1    $ 6,804,000   $ 6.31     8.40%        --         --       $ 75        $194        0.68
 98- 2    $13,912,000   $16.90     7.40%        --         --       $228        $505        N/A
 98- 3    $ 5,395,000   $11.03     8.30%        --         --       $133        $148        0.53
 98- 4    $ 7,560,000   $20.09     9.00%        --         --       $226        $226        0.75
 98- 5    $ 9,800,000   $ 9.60     9.21%        --         --       $104        $278        0.93
 98- 6    $12,370,000   $13.66    12.01%        --         --       $114        $248        1.34
 98- 7    $ 3,188,970   $ 7.47     8.37%        --         --       $ 89        $207        0.70
 98- 8    $10,500,000   $23.97     9.29%        --         --       $258        $258        0.97
 98- 9    $ 3,572,000   $ 9.30     9.40%        --         --       $ 99        $227        0.79
 98-10    $ 2,760,000   $ 6.05    12.00%        --         --       $ 50          --          --
 98-11    $ 9,391,200   $13.25     9.03%        --         --       $147        $287        0.87
 98-12    $ 2,697,500   $ 5.65    11.63%        --         --       $ 49        $184        1.28
 98-13    $ 3,558,800   $ 5.91     9.89%        --         --       $ 60        $155        0.71
 98-14    $10,065,900   $ 9.09     8.70%        --         --       $105        $317        1.06
 98-15    $ 5,400,000   $11.76    10.00%        --         --       $118        $188        0.78
          $ 2,697,500   $ 5.65     7.40%      0.00%      0.00%      $ 49        $148        0.53
          $13,912,000   $23.97    12.01%      0.00%      0.00%      $258        $505        1.34
          $ 7,131,691   $11.34     9.51%        --         --       $124        $244        0.88
          $ 9,030,000   $22.03     9.15%        --         --       $242        $242        0.86
          $ 6,839,644   $ 9.69     9.56%        --         --       $105        $245        0.88

REGIONAL MALL SALES                                                       1997
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.




    SALE                                       SALE     YEAR                  GRANTOR/
    NO.             PROPERTY/LOCATION          DATE     BUILT                 GRANTEE
- ----------- -------------------------------- -------- -------- -------------------------------------
 97- 1      THE FALLS SHOPPING CENTER         Dec-97   1980/       Heitman Retail Properties/
            Miami, Florida                              96            Taubman Realty Group
 97- 2      NORTHWEST PLAZA S.C.              Dec-97   1965/            Paramount Group/
            ST. ANN, MISSOURI                           89          Westfield America, Inc.
 97- 3      THE CITADEL                       Dec-97   1972/        Tri State Joint Venture/
            Colorado Springs, Colorado                  95            The Macerich Company
 97- 4      SALEM MALL                        Dec-97   1980/           The Rouse Company/
   (1)      Salem, Oregon                               87               JP Realty Inc.
 97- 5      FASHION MALL                      Dec-97   1973/    Ameresco for Shell Pension Fund/
   (1)      Indianapolis, Indiana                       93           Simon DeBartolo Group
 97- 6      UNIVERSITY MALL                   Dec-97   1974/      University Square Partners/
            Tampa, Florida                              96           Glimcher Realty Trust
 97- 7      MOORESTOWN MALL                   Dec-97   1963/                Heitman/
   (5)      Moorestown, New Jersey                      94             The Rouse Company
 97- 8      NORTHWEST MALL                    Dec-97   1968/           The Rouse Company/
   (4)      Houston, Texas                                                San Mall LLC
 97- 9      ALMEDA MALL                       Dec-97   1968            The Rouse Company/
   (4)      Houston, Texas                                                San Mall LLC
 97-10      EASTPOINT MALL                    Dec-97   1956/           Eastpoint Mall LP/
            Baltimore, Maryland                         91           Shopco Advisory Corp.
 97-11      CALPERS PORTFOLIO                 Dec-97   1978          Calpers/ERE Yarmouth/
            1) Metrocenter Mall                                         Coyote Holdings
               Jackson, Mississippi
            2) Lehigh Mall                             1973/
               Columbus, Mississippi                   91/94
            3) Greenville Mall                         1972/
               Greenville, Mississippi                  86
 97-12      SHELL PENSION PORTFOLIO           Nov-97              Shell Pension Fund Entities/
            1) Glynn Place Mall                         n/a        Colonial Properties Trust
               Burnswick, Georgia
            2) Valdosta Mall                            n/a
               Valdosta, Georgia
            3) Lakeshore Mall                           n/a
               Gainesville, Georgia
 97-13      AETNA PORTFOLIO                                       Aetna/
                                              Nov-97
            1) Mall of Abilene                         1979       Enterprise Asset Management
               Abilene, Texas
            2) Sunset Mall                             1979
               San Angelo, Texas
 97-14      VALLEY MALL                       Nov-97   1974/     Equitable Prime Property Fund/
            Hagerstown, Maryland                        95        Crown American Realty Trust
 97-15      SHOPPING CTR. ASSOC. PORTFOLIO    Nov-97    --     Shop. Ctr. Assoc.-JMB Group Trust/
                                                                     Urban Shopping Centers
            1) Fox Valley Mall
               Aurora, Illinois
            2) Hawthorn Center
               Vermon Hills, Illinois
 97-17      VALLEY HILLS MALL                 Oct-97   1978/            Valley Hills LP/
            Hickory, North Carolina                     96         General Growth Properties
 97-17      COLONIAL PARK MALL                Oct-97   1960/         Catalina Partners LP/
            Harrisburg, Pennsylvania                    87           Glimcher Realty Trust



                                                           MALL       MALL                  MALL
    SALE                        TOTAL         SOLD         SHOP       SHOP     OCCU-        SHOP
    NO.        SALE PRICE        GLA           GLA          GLA      RATIO     PANCY      SALES/SF         NOI        NOI/SF
- ----------- --------------- ------------- ------------ ------------ ------- ---------- ------------- -------------- -----------
 97- 1       $156,000,000        825,000     370,000      310,000   37.6%        98.0%  $      500    $12,000,000    $  32.66
 97- 2       $111,000,000      1,403,811     836,500      403,811   28.8%        84.0%  $      275    $11,000,000    $  13.15
 97- 3       $108,000,000      1,094,000     396,000      396,000   36.2%        90.0%  $      300    $ 8,700,000    $  21.97
 97- 4       $ 32,500,000        646,500     212,500      212,500   32.9%        97.0%  $      270    $ 3,168,750    $  14.91
   (1)
 97- 5       $122,000,000        682,912     682,912      349,222   51.1%        90.0%  $      360    $10,300,000    $  15.08
   (1)
 97- 6       $121,000,000      1,302,752     650.491      412,009   31.6%        81.0%  $      260    $11,495,000    $  17.67
 97- 7       $ 78,500,000        970,863     764,883      258,000   26.6%        75.0%  $      260    $ 7,850,000    $  10.26
   (5)
 97- 8       $ 19,725,000        800,250     292,075      276,475   34.5%        74.5%  $      200    $ 2,400,000    $   8.22
   (4)
 97- 9       $ 19,325,000        806,454     305,979      245,266   30.4%        77.0%  $      182    $ 2,400,000    $   7.84
   (4)
 97-10       $ 81,000,000        862,313     693,344      241,146   28.0%        88.0%  $      312    $ 8,006,400    $  11.55
 97-11       $ 54,000,000      1,897,185   1,024,507      569,138   30.0%        77.0%  $      238    $ 6,560,000    $   6.40


 97-12       $ 97,000,000      1,428,401   1,129,120      530.744   37.2%        85.0%  $      229    $ 9,409,000    $   8.33


 97-13       $ 43,800,000      1,248,573     742,688      442,285   35.4%        85.0%  $      106    $ 4,599,000    $   6.19


 97-14       $ 31,700,000        664,831     541,431      277,083   41.7%        75.0%  $      265    $ 3,170,000    $   5.85
 97-15       $265,000,000      2,736,175   1,134,469    1,054,594   38.5%        87.0%  $      293    $22,000,000    $  19.39


 97-16       $ 34,600,000        618,152     205,856      205,856   33.3%        89.0%  $      301    $ 3,287,000    $  15.97
 97-17       $ 48,000,000        754,178     386,732      223,735   29.7%        94.0%  $      278    $ 4,800,000    $  12.41



            CAPITALIZATION RATES               UNIT RATE COMPARISON
            --------------------             ------------------------
    SALE     GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.        OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ----------- --------- ---------- ----------- ----------- ------------ ---------
 97- 1        7.75%         --         --        $422        $ 503      1.01
 97- 2        9.91%         --         --        $133        $ 275      1.00
 97- 3        8.06%         --         --        $273        $ 273      0.91
 97- 4        9.75%         --         --        $153        $ 153      0.57
   (1)
 97- 5        8.44%         --         --        $179        $ 349      0.97
   (1)
 97- 6        9.50%         --         --        $186        $ 294      1.13
 97- 7       10.00%         --         --        $103        $ 304      1.17
   (5)
 97- 8       12.17%         --         --        $ 68        $  71      0.36
   (4)
 97- 9       12.42%         --         --        $ 63        $  79      0.43
   (4)
 97-10        9.88%      10.00%     12.25%       $117        $ 336      1.08
 97-11       12.15%         --         --        $ 53        $  95      0.40


 97-12        9.70%         --         --        $ 86        $ 183      0.80


 97-13       10.50%         --         --        $ 59        $  99      0.93


 97-14       10.00%         --         --        $ 59        $ 114      0.43
 97-15        8.30%       8.50%     11.25%       $234        $ 251      0.86


 97-16        9.50%         --         --        $168        $ 168      0.56
 97-17       10.00%         --         --        $124        $ 215      0.77

REGIONAL MALL SALES                                                       1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.




    SALE                                      SALE     YEAR
    NO.            PROPERTY/LOCATION          DATE    BUILT
- ----------- ------------------------------- -------- -------
 97-18      CROSSROADS OF SAN ANTONIO        Oct-97  1961/
            San Antonio, Texas                         87
 97-19      THE OAKS MALL                    Sep-97  1978/
            Gainesville, Florida                     84/95
 97-20      WESTROADS MALL                   Sep-97  1968/
            Omaha, Nebraska                            95
 97-21      REGENCY SQUARE                   Sep-97  1975/
            Richmond, Virginia                         87
 97-22      SPRINGDALE MALL                  Sep-97  1960/
            Mobile, Alabama                            88
 97-23      STONEWOOD CENTER MALL            Aug-97  1958/
   (1)      Downey, California                         90
 97-24      SAN FRANCISCO CENTER             Aug-97   1988
   (1)      San Francisco, California
 97-25      DADELAND MALL                    Aug-97  1962/
   (2)      Miami, Florida                             91
 97-26      VISALIA MALL                     Jul-97  1963/
            Visalia, California                        95
 97-27      WEST TOWN MALL                   Jul-97  1972/
   (2)      Knoxville, Tennessee                       96
 97-28      MAZZA GALLERIE                   Jun-97   1977
            Chevy Chase, Maryland
 97-29      DAKOTA SQUARE                    Jun-97  1960/
   (3)      Minot, North Dakota                        88
 97-30      TRI-COUNTY MALL                  Jun-97  1980/
   (3)      Springfield, Cincinnati, Ohio              90
 97-31      SOUTHDALE CENTER                 Jun-97  1956/
   (3)      Edina, Minnesota                           91
 97-32      TOWN EAST MALL                   Jun-97  1971/
   (2)      Dallas, Texas                              86
 97-33      EDEN PRAIRIE CENTER              Jun-97  1976/
   (2)      Eden Prairie, Minnesota                    89
 97-34      SILVER LAKE MALL                 Jun-97   1989
            Coeur D'Alena, Idaho
 97-35      SOUTHLAKE MALL                   Jun-97  1976/
            Morrow, Georgia                            95
 97-36      WHEATON PLAZA                    May-97  1960/
   (2)      Wheaton, Maryland                          92
 97-37      BROOKWOOD VILLAGE MALL           May-97  1973/
            Birmingham, Alabama                        91
 97-38      TOWNE MALL                       May-97  1985/
            Elizabethtown, Kentucky                    90
 97-39      SECURITY SQUARE                  May-97  1972/
            Baltimore, Maryland                        86



                                                                                           MALL     MALL                MALL
    SALE                   GRANTOR/                                  TOTAL       SOLD      SHOP     SHOP     OCCU-      SHOP
    NO.                    GRANTEE                  SALE PRICE        GLA        GLA       GLA     RATIO     PANCY    SALES/SF
- ----------- ------------------------------------- -------------- ------------ --------- --------- ------- ---------- ----------
 97-18            Crossroads Mall 1996 LP/         $ 15,000,000     711,231   711,231    176,109   24.8%     83.0%     $ 137
                       Red Oak Realty
 97-19              Prudential Insurance/          $116,000,000     909,120   771,392    351,199   38.6%     96.0%     $ 303
                  General Growth Properties
 97-20              Prudential Insurance/          $ 90,000,000   1,079,246   562,146    382,836   35.5%     94.9%     $ 297
                General Growth/Ivanhoe, Inc.
 97-21              Prudential Insurance/          $123,900,000     825,891   463,002    239,179   29.0%     99.0%     $ 426
                    Taubman Realty Group
 97-22                     Cigna/                  $ 26,050,000     926,386   478,386    190,074   20.5%     96.0%     $ 220
               CBL Associates Properties, Inc.
 97-23               Hughes Investments/           $ 92,000,000     927,000   927,000    356,253   38.4%     86.0%     $ 259
   (1)              The MaceRich Company
 97-24         U.S. Power San Francisco, Inc./     $120,730,000     499,930   499,930    187,930   37.6%     96.0%     $ 523
   (1)             Urban Shopping Centers
 97-25            Equitable Life Assurance/        $268,000,000   1,433,552   451,130    483,067   24.3%     92.0%     $ 649
   (2)              Simon DeBartolo Group
 97-26            Cigna Investments, Inc./         $ 38,000,000     439,500   439,500    174,000   39.6%     95.0%     $ 235
                       JP Reality Inc.
 97-27           Jaguar/RREEF USA Found II/        $140,792,000   1,336,598   764,066    381,707   28.6%     90.0%     $ 350
   (2)              Simon DeBartolo Group
 97-28         5300 Wisconsin JV (Prudential)/     $ 28,000,000     274,034   274,034    121,081   44.2%       --         --
            City Center Retail Trust (McCaffery)
 97-29       Equitable Life Prime Property Fund/   $ 51,500,000     693,606   566,722    327,088   47.2%       --      $ 216
   (3)            Concordia LLC (O'Connor)
 97-30       Equitable Life Prime Property Fund/   $141,300,000   1,340,803   836,082    439,891   32.8%       --      $ 307
   (3)            Concordia LLC (O'Connor)
 97-31       Equitable Life Prime Property Fund/   $118,000,000   1,240,888   467,104    467,104   37.6%     95.0%     $ 354
   (3)            Concordia LLC (O'Connor)
 97-32             Atlantic Freeholds II/          $113,000,000   1,236,619   425,574    425,574   34.4%     93.0%     $ 305
   (2)         General Growth Properties, Inc.
 97-33                GGP/Homart, Inc./            $ 19,900,000     864,443   325,843    325,843   37.7%     60.0%     $ 225
   (2)         General Growth Properties, Inc.
 97-34             Silver Lake Mall Ltd./          $ 27,000,000     331,543   331,543     97,165   29.3%     98.0%     $ 225
                       JP Realty Inc.
 97-35            Southlake Retail Venture/        $ 67,000,000   1,023,847   284,847    284,847   27.8%     88.0%     $ 280
                  General Growth Properties
 97-36                Gudelsky Family/             $ 51,000,000   1,006,301   827,213    353,020   35.1%       --      $ 332
   (2)                Westfield America
 97-37           Berkshire Reality Company/        $ 34,500,000     699,628   699,628    362,000   51.7%     92.0%     $ 220
 97-38           Heitman Retail Properties/        $ 22,100,000     340,564   340,564    149,692   44.0%     68.0%     $ 223
                       Towne Mall LLC
 97-39           Security Square Associates/       $ 44,500,000   1,038,033   363,622    266,157   25.6%     78.0%     $ 250
                  Mountain Development Corp.



                                   CAPITALIZATION RATES               UNIT RATE COMPARISON
                                   --------------------             ------------------------
    SALE                            GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.          NOI       NOI/SF     OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ----------- ------------- -------- --------- ---------- ----------- ----------- ------------ ---------
 97-18       $ 1,500,000   $ 2.11    10.00%        --          --       $ 21        $ 85        0.62
 97-19       $ 9,520,720   $12.34     8.21%      8.75%      11.75%      $150        $330        1.09
 97-20       $ 7,798,307   $13.87     8.66%      9.25%      12.30%      $160        $235        0.79
 97-21       $ 9,671,240   $20.89     7.81%      8.25%      12.80%      $268        $518        1.22
 97-22       $ 2,900,000   $ 6.06    11.13%        --          --       $ 54        $137        0.62
 97-23       $ 8,700,000   $ 9.39     9.46%        --          --       $ 99        $258        1.09
   (1)
 97-24       $ 8,947,952   $17.90     7.41%      7.40%         --       $241        $642        1.23
   (1)
 97-25       $19,672,000   $43.61     7.34%        --          --       $594        $770        1.19
   (2)
 97-26       $ 3,800,000   $ 8.65    10.00%        --          --       $ 86        $218        0.93
 97-27       $13,427,160   $17.57     9.54%      8.50%      11.00%      $184        $369        1.05
   (2)
 97-28                --       --       --         --          --       $102        $231          --
 97-29       $ 4,583,500   $ 8.09     8.90%      8.50%      12.00%      $ 91        $157        0.73
   (3)
 97-30       $12,010,500   $14.37     8.50%      9.00%      11.90%      $169        $321        1.05
   (3)
 97-31       $ 9,558,000   $20.46     8.10%      8.50%      11.90%      $253        $253        0.71
   (3)
 97-32       $10,000,000   $23.50     8.85%        --          --       $266        $266        0.87
   (2)
 97-33       $ 1,800,000   $ 5.52     9.05%        --          --       $ 61        $ 61        0.27
   (2)
 97-34       $ 2,700,000   $ 8.14    10.00%        --          --       $ 81        $278        1.24
 97-35       $ 6,500,000   $22.82     9.70%        --          --       $235        $235        0.84
 97-36       $ 5,049,000   $ 6.10     9.90%        --          --       $ 62        $144        0.44
   (2)
 97-37       $ 3,460,350   $ 4.95    10.03%        --          --       $ 49        $ 95        0.43
 97-38       $ 2,400,000   $ 7.05    10.86%        --          --       $ 65        $148        0.66
 97-39       $ 4,904,898   $13.49    11.02%     11.00%         --       $122        $167        0.67

REGIONAL MALL SALES                                                       1997
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.




    SALE                                     SALE     YEAR                GRANTOR/
    NO.            PROPERTY/LOCATION         DATE    BUILT                GRANTEE
- ----------- ------------------------------ -------- ------- -----------------------------------
 97-40      CENTURY PLAZA                   May-97    1975/         Century Plaza Company/
            Birmingham, Alabama                         95        General Growth Properties
 97-41      SOMERSET MALL                   May-97     1981                  N/A
            Somerset, Kentucky                                               N/A
 97-42      PF PROPERTIES PORTFOLIO          4/997    1973/             PF Properties/
                                                        79
            1) University Mall                                 University Mall and Parkwood Mall
               Chapel Hill, North Carolina                             Properties, LLC
            2) Parkwood Mall and Plaza
               Wilson, North Carolina
 97-43      MONTEHIEDRA TOWN CENTER         Apr-97    1993/      Big Beaver Rio & Kmart Corp/
            Rio Piedras, Puerto Rico                    94      Vornado Montehiedra Acquisition
 97-44      MANHATTAN MALL                  Apr-97     1989           SZS 33 Associates/
            New York, New York                                          Andrew Penson
 97-45      DAYTON MALL                     Mar-97    1969/         Heitman/JMB Advisory/
            Dayton, Ohio                              84/94         Gilmcher Reality Trust
 97-46      SOUTH TOWNE CENTER              Mar-97    1986/      Zell Merrill Lynch RE Opp./
            Sandy, Utah                                 97           The Macerich Company
 97-47      MARKETPLACE SHOPPING CENTER     Mar-97    1976/           Champaign Venture/
            Champaign, Illinois                        1988       General Growth Properties
 97-48      TYSONS CORNER CENTER            Feb-97    1968/     State of Alaska Pension Fund/
   (2)      Fairfax, VA                                 96        Lsd Fee & Part. Leasehold
 97-49      PUEBLO MALL                     Feb-97     1976           The Hahn Company/
            Pueblo, Colorado                                     Equities Development Corp.
 97-50      SHADY BROOK MALL                Jan-97    1980/   Equitable Life Assurance Society/
            Columbia, Tennessee                         96           GE Investment Corp.
            SURVEY LOW:
            SURVEY HIGH:
            SURVEY MEAN:
            SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED BY MALL OWNER:
            SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED BY MALL OWNER:




                                                                                                                       CAPITALIZ-
                                                                                                                         ATION
                                                                                                                         RATES
                                                         MALL       MALL                MALL                           ---------
    SALE                       TOTAL        SOLD         SHOP       SHOP     OCCU-      SHOP                            GOING-IN
    NO.       SALE PRICE        GLA          GLA          GLA      RATIO     PANCY    SALES/SF       NOI       NOI/SF     OAR
- ----------- -------------- ------------ ------------ ------------ ------- ---------- ---------- ------------- -------- ---------
 97-40       $ 32,000,000     727,309      574,943      237,896   32.7%       68.0%     $246     $ 3,500,000   $ 6.09    10.94%
 97-41       $  3,865,000     215,140      157,286      105,961   49.3%       87.0%       --     $   493,580   $ 3.14    12.77%
 97-42       $ 47,400,000     948,842      948,842      401,134   42.3%       80.0%     $250     $ 4,347,000   $ 4.58     9.17%


 97-43       $ 74,400,000     525,452      525,452      200,050   38.1%       99.0%     $340     $ 7,621,000   $14.50    10.24%
 97-44       $135,000,000     874,602      847,602      195,728   23.1%       80.0%     $350     $12,500,000   $14.75     9.26%
 97-45       $ 91,000,000   1,329,514      663,375      484,689   36.5%       80.1%     $220     $ 8,645,000   $13.03     9.50%
 97-46       $ 98,000,000   1,229,054    1,229,054      450,000   36.6%       83.0%     $250     $ 8,400,000   $ 6.83     8.57%
 97-47       $ 70,000,000     831,111      831,111      188,302   22.7%       92.0%     $275     $ 6,300,000   $ 7.58     9.00%
 97-48       $412,000,000   1,874,101    1,874,101      832,473   44.4%       95.0%     $455     $30,500,000   $16.27     7.40%
   (2)
 97-49       $ 22,250,000     579,730      293,396      196,868   34.0%         --      $200     $ 2,619,779   $ 8.93    11.77%
 97-50       $ 11,050,000     282,272      282,272      107,282   38.0%       94.0%     $200     $ 1,289,488   $ 4.57    11.67%
             $  3,865,000     215,140      157,286       97,165   20.5%       60.0%     $106     $   493,580   $ 2.11     7.34%
             $412,000,000   2,736,175    1,874,101    1,054,594   51.7%       99.0%     $649     $30,500,000   $43.61    12.77%
             $ 83,367,740     946,225      608,149      324,301   34.9%       86.8%     $286     $ 7,476,625   $12.55     9.65%
             $ 70,428,571     960,636      331,103      331,103   34.3%       87.4%     $291     $ 6,144,821   $17.88     9.00%
             $ 85,474,116     943,879      653,249      323,194   35.0%       86.7%     $266     $ 7,698,592   $11.66     9.76%



            CAPITALIZA
            ATION RATES              UNIT RATE COMPARISON
            -----------
    SALE     TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.         OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ----------- ---------- ----------- ----------- ------------ ---------
 97-40            --          --       $ 56        $135       0.55
 97-41
 97-42         10.50%         --       $ 50        $118       0.47


 97-43            --          --       $142         372       1.09
 97-44            --          --       $159        $890       1.97
 97-45          9.25%      12.00%      $137        $188       0.85
 97-46            --          --       $ 80        $216       0.87
 97-47            --          --       $ 84        $372       1.35
 97-48            --       10.50%      $220        $495       1.09
   (2)
 97-49            --          --       $ 76        $113       0.57
 97-50            --          --       $ 39        $103       0.51
                7.40%      10.50%      $ 21        $ 36       0.27
               11.00%      13.43%      $594        $770       1.97
                9.11%      11.92%      $139        $250       0.84
                8.50%      11.90%      $201        $201       0.68
                9.16%      11.93%      $129        $258       0.87

- ------------------------------------------
(1)   Leasehold interest.
(2)   Partial interest adjusted to reflect 100% interest.
(3)   Based on allocated sale price: part of 3-property transaction.
(4)   Based on allocated sale price: part of 2-property transaction.
(5)   Based on stabilized net income.

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
           as well as the availability of capital made acquisitions much easier compared to previous two to three years. In addition, sellers became much more realistic in there pricing, recognizing that the long term viability of a regional mall requires large infusions of capital.
           The 29 transactions we tracked for the year range in size from approximately $22.2 million to $451.0 million. The malls sold also run the gamut of quality ranging from several secondary properties in small markets to such higher profile properties as Old Orchard Shopping Center in Chicago and The Plaza and Court at King of
           Prussia in Philadelphia. Sale prices per square foot of mall shop
           GLA range from $119 to $534 with a mean of $243. REIT's primary focus on initial return with their underwriting centered on in place income. As such, capitalization rates ranged from 7.0 percent to
           12.1 percent with a mean of 9.44 percent.

      o Mall sales activity in 1997 exceeded the number of sales tracked in 1996. REITs have continued to show their appetite for acquisitions. Most of the sales which have occurred in the past 12 months involve "B" grade malls. Exceptions exist with respect to Regency Square, San Francisco Shopping Center, Tysons Corner, and most recently The Falls Shopping Center in Miami, Florida. These properties are viewed as among the nation's premier retail properties. The 50 transactions we have tracked to date range in size from $3.9 million to $412.0 million. Unit sale prices also vary widely from $21 to $594 per square foot of GLA sold. On the basis of mall shop GLA, the range is from $36 to $770 per square foot. Overall rates fall between 7.34 percent and 12.77 percent, and average 9.65 percent. Mall shop sales per square foot range from $106 to $649, with a mean of $286 per square foot.

      o Transactions during the first half of 1998 show that the pace of acquisitions has not subsided. In addition to several portfolio transactions, we have tracked 15 deals which point towards a further lowering of cap rates as buyer's get more aggressive with their pricing. REIT's are showing their persistent need to grow and we see that the same players continue to compete for product. Cap rates are expected to drop further into the second half of 1998.

      In addition to the above, one of the best indicators of market value for the subject is the recent purchase of the property by Macerich, which closed in June 1998. According to representatives from Macerich, the price was $170,500,000, all cash, for the 535,912 square feet of GLA. This equals $318.15 per square foot. The capitalization rate was 8.2. percent based on 1998 projected income of $14,002,000. The IRR was 11.0 percent and the terminal capitalization rate was 9.0 percent. Rent, sales and expense growth assumptions were 4.0 percent per year. Year -end 1998 comparable store sales were projected to be $395 per square foot. This equals an increase of 5.9 percent over the
1997 amount. The property was marketed by Eastdil Realty Company and sold after a total marketing/escrow period of about six months.
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
      While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart shows this relationship along with other selected indices.

==========================================================================
                  REGIONAL & SUPER-REGIONAL MALL SALES
                        SELECTED AVERAGE INDICES
==========================================================================
                 PRICE/SF OF      PRICE/SF OF MALL
 TRANSACTION      TOTAL GLA      SHOPS RANGE/OVERALL  MEAN SALES   MEAN
    YEAR        RANGE/MEAN**            MEAN           MULTIPLE    OAR
- --------------------------------------------------------------------------
 1991            $156 - $556         $203 - $556         1.17      6.44%
                     $282                $357
- --------------------------------------------------------------------------
 1992            $136 - $511         $226 - $511         1.07      7.31%
                     $259                $320
- --------------------------------------------------------------------------
 1993            $ 73 - $471         $173 - $647         1.15      7.92%
                     $242                $363
- --------------------------------------------------------------------------
 1994            $ 83 - $378         $129 - $502         0.96      8.37%
                     $197                $288
- --------------------------------------------------------------------------
 1995            $ 53 - $686         $ 93 - $686         0.96      9.13%
                     $193                $284
- --------------------------------------------------------------------------
 1996            $ 44 - $534         $119 - $534         0.85      9.44%
                     $187                $243
- --------------------------------------------------------------------------
 1997            $ 21 - $594         $ 36 - $770         0.84      9.65%
                     $142                $253
- --------------------------------------------------------------------------
 1998            $ 49 - $258         $ 148 - $505        0.88      9.51%
                     $124                $244
==========================================================================
 *     Includes all transactions for particular year
 **    Based on total GLA acquired
==========================================================================

      The table above shows that the annual average price per square foot of total GLA acquired has ranged from $124 to $282 per square foot. A declining trend has been in evidence as cap rates have risen. As discussed, one of the factors which may influence the unit rate is whether anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. The price per square foot of mall shop GLA has declined from a high of $363 per square foot in 1993 to $243 per square foot in 1996. In 1997 the price per square foot increased to $253 per square foot. Through the first half of 1998 it is showing $244 per square foot.
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
      As the subject is theoretically selling both mall shop GLA and owned department stores, we will look at the recent sales involving both mall shop and anchor stores more closely. As a basis for comparison, we will analyze the subject based upon the first year NOI. First year NOI has been projected to be $26.85 per square foot based upon 535,912 square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Capitalization Approach section of this report. With projected NOI of $26.85 per square foot, the subject falls at the upper end of the range exhibited by most of the comparable sales.

      Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls at the high-end of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

               ====================================================
                                         SUBJECT        SUBJECT
               SALES YEAR  MEAN NOI     FORECAST         RATIO
               ====================================================
                  1991      $14.25       $26.85          188%
               ----------------------------------------------------
                  1992      $16.01       $26.85          168%
               ----------------------------------------------------
                  1993      $15.51       $26.85          173%
               ----------------------------------------------------
                  1994      $15.62       $26.85          172%
               ----------------------------------------------------
                  1995      $12.35       $26.85          217%
               ----------------------------------------------------
                  1996      $10.70       $26.85          251%
               ----------------------------------------------------
                  1997      $11.66       $26.85          230%
               ----------------------------------------------------
                  1998      $ 9.69       $26.85          277%
               ====================================================
               * Data for years 1991  through 1996 are retained in
                 our files.
               ====================================================

      With first year NOI forecasted at approximately 172 to 277 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

NET INCOME MULTIPLIER METHOD

      Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property.
Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
      Provided below, we have extracted the net income multiplier from those improved sales which we feel are the most comparable to the subject. We have selected only those sales occurring in 1998 involving the purchase of both mall shop and anchor GLA with the most similar incomes per square foot as compared to the subject. The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

      NIM   =     Sales Price
                  -----------
              Net Operating Income

             =======================================================
                       NET INCOME MULTIPLIER CALCULATION
             =======================================================
                                      (divided by)  = NET INCOME
              SALE NO.     PRICE/SF      NOI/SF      MULTIPLIER
             =======================================================
                98-2         $228        $16.90         13.49
             -------------------------------------------------------
                98-3         $133        $11.03         12.06
             -------------------------------------------------------
                98-11        $147        $13.25         11.09
             -------------------------------------------------------
                98-15        $118        $11.78         10.02
             -------------------------------------------------------
                MEAN         $157        $13.24         11.67
             -------------------------------------------------------

      Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes (NOIs) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIMs are multiplied by the NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated at $26.85 per square foot, as detailed in the Income Capitalization Approach section of this report.

             =======================================================
                           ADJUSTED UNIT RATE SUMMARY
             =======================================================
                                      NET INCOME      INDICATED
              SALE NO.     NOI/SF    X MULTIPLIER    PRICE = $/SF
             =======================================================
                98-2       $26.85       13.49            $362
             -------------------------------------------------------
                98-3       $26.85       12.06            $324
             -------------------------------------------------------
                98-11      $26.85       11.09            $298
             -------------------------------------------------------
                98-15      $26.85       10.02            $269
             =======================================================
                MEAN       $26.85       11.67          $313.34
             =======================================================
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
      From the process above, we see that the indicated net income multipliers range from 10.02 to 13.49 with a mean of 11.67. The adjusted unit rates range from about $269 to $362 per square foot of owned GLA with a mean of $313 per square foot.

      Considering the characteristics of the subject, we believe that a unit rate range slightly above the average, of $315 to $325 per square foot is appropriate. This is supported by the recent purchase price of the subject at $318.15 per square foot. Applying this unit rate range to 535,912 square feet of owned GLA results in a value of approximately $168.8 million to $174.2 million for the subject. Based on the preceding analysis, and giving the most weight to the recent price paid for the subject of $170,500,000, we have concluded near the middle of the range at $170,500,000.

                 ESTIMATED VALUE - NET INCOME MULTIPLIER METHOD
                            ROUNDED TO $170,500,000

SALES MULTIPLE METHOD

      Arguably, it is the mall shop GLA sold and its intrinsic economic profile that is of principal concern in the investment decision process. A myriad of factors influence this rate, perhaps none of which is more important than the sales performance of the mall shop tenants. Accordingly, the abstraction of a sales multiple from each transaction lends additional perspective to this analysis.

      The sales multiple measure is often used as a relative indicator of the reasonableness of the acquisition price. As a rule of thumb, investors will look at a sales multiple of 1.00 as a benchmark, and will look to keep it within a range of 0.75 to 1.25 times mall shop sales performance unless there are compelling reasons why a particular property should deviate.

      The sales multiple is defined as the sales price per square foot of mall GLA divided by average mall shop sales per square foot. As this reasonableness test is predicated upon the economics of the mall shops, technically, any income (and hence value) attributed to anchors that are acquired with the mall as tenants should be segregated from the transaction. As an income (or sales) multiple has an inverse relationship with a capitalization rate, it is consistent that, if a relatively low capitalization rate is selected for a property, it follows that a correspondingly above-average sales (or income) multiple be applied. In most instances, we are not privy to the anchor's contributions to net income. Therefore, the analysis shown below is limited to those sales which involved mall shop GLA only.
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------

                      =======================================
                              SALES MULTIPLE SUMMARY
                      =======================================
                                                     SALES
                      SALE NO.   GOING-IN OAR      MULTIPLE
                      =======================================
                        98-4          9.0%           0.75
                      ---------------------------------------
                        98-8          9.3%           0.97
                      ---------------------------------------
                        97-3          8.1%           0.91
                      ---------------------------------------
                        97-4          9.8%           0.57
                      ---------------------------------------
                        97-16         9.5%           0.56
                      ---------------------------------------
                        97-31         8.1%           0.71
                      ---------------------------------------
                        97-32         8.9%           0.87
                      ---------------------------------------
                        97-35         9.7%           0.84
                      =======================================
                        MEAN          9.1%           0.77
                      =======================================

      Sale 97-33 was excluded from the above dataset. Sale 97-33 was only 60 percent occupied at the date of sale. As such, the multiple of 0.27 is not very meaningful.

      The comparable mall sales show sales multiples that range from 0.56 to
0.97 with a mean of about 0.77. Excluding the extremes, the range narrows to generally between 0.75 and 0.95.

     Excluding partial year tenants the subject's 1997 sales volume per-square-foot for reporting tenants equals approximately $315 per square foot including anchors and $373 excluding anchors. We estimate a sales multiple near the middle of the typical range at 0.85 (based on the subject's $373 per-square-foot sales volume) is appropriate for the subject. The indicated "As Is" value by this method is summarized below.

     1997 Mall Sales PSF:           $373
     Transferable GLA:              535,912 SF
     Sales Multiple:                0.85

           $373 x 0.85 x 535,912 =  $169,910,900

     Estimated As Is Value -
     Sales Multiple Method
           Rounded to:              $170,000,000
- -------------------------------------------------------------------------------

                                                      SALES COMPARISON APPROACH
- -------------------------------------------------------------------------------
SALES COMPARISON APPROACH CONCLUSIONS

      The two methods we considered within the Sales Comparison Approach provided the following indications of value for the subject property:

      PRICE PER-SQUARE-FOOT:        $170,500,000

      SALES MULTIPLE ANALYSIS:      $170,000,000

      In addition to the preceding analysis, we give substantial weight to the recent acquisition price for the subject at $170,500,000 which is well supported by comparable sales data. Therefore, based on the indications provided by the two methods we considered we conclude that the market value for the leased fee interest in the subject property (including both Phases I & II)
by the Sales Comparison Approach is $170,500,000.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
METHODOLOGY

      The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow (DCF) analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion, both the direct capitalization and discounted cash flow methods are appropriate for the subject. Large, investment grade retail properties have generally been bought and sold based on the discounted cash flow analysis. This method allows investors to model the property income and expense patterns and compare the projected yield to alternative investments. The discounted cash flow is the best method available for projecting and analyzing the annual cash flows. However, in recent years, investors have been shifting their emphasis away from sole reliance on the discounted cash flow analysis while placing weight on the direct capitalization analysis of existing net operating income.

      In this Income Approach to the valuation of Westside Pavilion, we have utilized a 10-year holding period for the investment with the cash flow analysis commencing on July 1, 1998. Although an asset such as the subject has a much longer useful life, an investment analysis becomes much more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and leasing strategy, but short enough to reasonably estimate the expected income and expenses of the real estate.

      The revenues and expenses which an informed investor may expect from the subject property will vary over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions relative to the subject property type. Cushman & Wakefield regularly survey these market participants. The results of our most recent Investor Survey are summarized in the Addenda.

      By forecasting the anticipating income stream and future value at reversion, the discounting process may be applied to derive a value that an investor would pay to receive that particular income stream. Investors typically price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
methodology endeavors to reflect the most likely actions of typical buyers and sellers of a property interest similar to the subject.

      An analytical real estate computer model that simulates the behavioral aspects of the property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, we used the Pro-Ject + Plus computer model and Lotus software. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal assignment at hand. Following is a detailed discussion of the components which form the basis of this analysis.

POTENTIAL GROSS REVENUES

      The total potential gross revenues generated by a retail mall are composed of a number of distinct elements: minimum rent determined by lease agreement, an additional overage rent based upon a percentage of retail sales, a reimbursement of certain expenses incurred in the ownership and operation of the real estate, revenue generated from the sale of services and certain utilities, temporary tenant or other specialized rental income, and other miscellaneous revenues.

      The minimum base rent represents a legal contract establishing a return to the investors in the real estate, which the passing of certain expenses to the tenants serves to maintain this return in an era of continually rising costs of operation. The additional rent based upon a percentage of retail sales serves to preserve the purchasing power of the residual income to an equity investor over time. Revenue generated from the sale of other services offsets the costs associated with providing these services. Finally, temporary tenant rent and miscellaneous income can add an additional important source of revenue in the complete operation of the property.

      Potential gross income at the subject property is primarily generated as minimum rent and expense recoveries from existing tenants. Additional revenue sources include overage rental, and miscellaneous income from storage rents, specialty income, marketing revenue, and other revenue.

      The rental income which an asset such as the subject property will generate for an investor is analyzed as to its liquidity, quantity, and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. The segregation of the income stream provides us greater insight into the make up, or contribution of each revenue source, to the total income stream. Each revenue source lends itself to a specific weighting of these variables as the risk associated with each varies. The composition of the subject's mall revenue stream, and the risk associated with each element, are considered and incorporated into our analysis. We will discuss each component of the subject's revenue sources in the following paragraphs.

MINIMUM RENTAL INCOME

      The projection utilized in this analysis is based upon the actual rent roll in place as of June 30, 1998 along with our assumptions relative to market rent for the vacant spaces. The minimum rents forecasted for the subject property are derived from the various tenant
- -------------------------------------------------------------------------------

====================================================================================================
GROSS LEASEABLE AREA SUMMARY

WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------------------
                                                                        UNOWNED
                                         OWNED GLA                        GLA            TOTAL
====================================================================================================
Anchors
   Robinson's May                                                       220,000
   Nordstrom                              138,128
   Pavilions                              43,435
TOTAL ANCHORS:                            181,563                       220,000         401,563

Main Mall Stores
   Level 1                                95,842
   Level 2                                90,725
   Level 3                                67,327
   Food Court                              8,477
                                           -----
   TOTAL MAIN MALL STORES                 262,371                                       262,371

   Occupied Main Mall                     258,845         98.7%
   Vacant Main Mall                        3,526           1.3%

Expansion Mall Stores
   Level 1 (Incl.3 level Barnes & Noble)  47,968
   Level 2                                19,559
   Level 3                                24,451
                                          ------
   TOTAL EXPANSION MALL STORES            91,978                                        91,978

   Occupied Expansion Mall                36,862          40.1%
   Vacant Expansion Mall                  55,116          59.9%

GRAND TOTALS                              535,912                       220,000         755,912

Occupied Owned GLA                                        89.1%
Occupied Main Mall Shops                                  98.7%
Occupied Expansion Shops                                  40.1%
Total Development Occupancy                               92.2%

====================================================================================================

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
categories including main-mall tenants, expansion-mall tenants, and anchor tenants. Robinson's-May owns its own building and pays only expenses to the subject landlord related to the continued operation and maintenance of the parking garage. Nordstrom and Pavilions pay rent according to the terms of their leases and also make a contribution to the operating expense pool for the property. The following discussion sets forth the pertinent data covering the rental income sources for the subject regional mall.

OCCUPANCY

      We reviewed a rent roll and lease abstracts detailing the lease terms for approximately 130 occupied stores with a combined 477,270 square feet or 89.1 percent of the total gross leasable area of 535,912 square feet under subject ownership. This gross leasable area figure includes 164 mall stores (36 vacant and 128 occupied), Nordstrom and Pavilions. These figures exclude the 220,000 square foot Robinson's-May store under separate ownership. Including this store the Westside Pavilion development totals 755,912 square feet. Based on this gross leasable area figure, the subject is 92.2 percent occupied. The chart on the ACCOMPANYING PAGE summarizes the total area reconciliation for the subject mall.

      On the following pages is an analysis of the subject's gross income potential. This analysis includes a discussion of contract rental rates, market rental rates, gross sales and percentage rental income, recovery income, and other income sources.

TENANT OVERVIEW

      The subject Westside Pavilion consists of two components: 1) an enclosed three level mall ("main mall"); and 2) a three level open air mall ("expansion mall") which occupies the southwest corner of Pico and Westwood Boulevards. The accompanying exhibits provide an overview of the layout of the improvements, and the leasable areas of the components of the center.

      ANCHOR TENANTS

      The subject center is anchored by Nordstrom and Robinson's-May Department stores as well as a Pavilions supermarket. Robinson's-May occupies it own 220,000 square foot building. Nordstrom leases a 138,128 square foot building per the terms of a 51 year lease. Nordstrom pays an annual base rental of $221,000 or $1.60 per-square-foot, fixed over the term. Pavilions occupies a 43,435 square foot store located in the parking level below Level One of the main mall. Pavilions pays an annual base rental of $650,000 or $14.96 per-square-foot, fixed over the term.

      MAIN MALL-LEVEL 1

      The chart on an accompanying page and corresponding lease plan illustrate the layout and contract rents of the tenants which occupy the first level of the main-mall. This section of the enclosed mall is located between the entrances to the Robinson's-May and Nordstrom department stores. The total gross leasable area of the first level of the main mall is 95,842 square feet or 17.9 percent of the total area of 535,912 square feet. This section of the enclosed mall is currently configured for 46 tenants (including four ATM spaces) ranging in size from 12 to 9,921 square feet. Store frontages range from 17 feet to 85 feet and store depths range from 28 to 126 feet.
- -------------------------------------------------------------------------------

======================================================================================================
FIRST FLOOR MAIN MALL CONTRACT RENTS
WESTSIDE PAVILION
======================================================================================================
                                                                                              CURRENT
SUITE     TENANT                                                               SIZE           RENT/SF
- -----     ------                                                               ----           -------
 174      Bare Escentuals                                                       724           $75.00
 163      BCBG Shoes                                                            808           $65.00
 167      Mrs. Field's Cookies                                                  808           $90.67
 147      Carriage Trade                                                        909           $60.00
 139      Easy Spirit                                                           945           $60.00
 143      Body Shop, The                                                        960           $60.00
 187      Optometric Options                                                    980           $102.24
                                                                                ---           -------
                                         1ST FLOOR AVG. < 1,000 SF             6,134          $73.22
- ------------------------------------------------------------------------------------------------------
 135      Shoe Lord                                                            1,001          $60.00
 155      Perfumania                                                           1,010          $60.00
 182      Bisou-Bisou                                                          1,107          $70.00
 151      Papyrus                                                              1,111          $50.00
 159      Leathermode                                                          1,111          $65.00
 171      First Bellissimo                                                     1,288          $58.00
 119      Jones New York                                                       1,317          $52.98
 175      Planet Punk                                                          1,465          $50.00
 179      Lili's Boutique                                                      1,474          $55.00
 115      Le Prestige                                                          1,482          $55.00
 123      Charles David                                                        1,486          $55.00
 189      BCBG                                                                 1,826          $57.51
 186      Privilege                                                            1,866          $69.81
 101      Zales Jewelers                                                       1,966          $52.03
                                                                               -----          ------
                                         1ST FLOOR AVG. 1,001 - 2,000 SF      19,510          $57.69
- ------------------------------------------------------------------------------------------------------
 162      Foot Locker                                                          2,003          $48.00
 100      Lisa's Beauty Supply                                                 2,021          $30.00
 129      Morgan Paris                                                         2,043          $45.00
 158      Steve Madden                                                         2,147          $34.58
 170      Vencci                                                               2,192          $48.00
 154      Bassini                                                              2,384          $45.00
 120      Bebe                                                                 2,471          $60.00
 113      Barami Stuido                                                        2,774          $30.00
 136      Jan's Hallmark                                                       2,810          $45.00
                                                                               -----          ------
                                         1ST FLOOR AVG. 2,001 - 3,000 SF      20,845          $42.86
- ------------------------------------------------------------------------------------------------------
 199      LensCrafters                                                         3,192          $35.28
 193      Sisley                                                               3,255          $31.00
 132      Nine West                                                            3,911          $35.17
 124      Champs Sports                                                        4,488          $33.00
                                                                               -----          ------
                                         1ST FLOOR AVG. 3,001 TO 5,000 SF     14,846          $33.62
- ------------------------------------------------------------------------------------------------------
 116      Guess ?                                                              5,380          $45.00
 197      Panda Inn                                                            5,863          $24.00
 114      Lechter's                                                            6,119          $33.45
 104      Waldenbooks / Waldenkids                                             6,557          $25.00
 146      Limited, The                                                         9,921          $33.00
                                                                               -----          ------
                                         1ST FLOOR AVG. 5,001 - 10,000 SF     33,840          $31.88
======================================================================================================
                                         TOTAL 1ST FLOOR AVG:                 95,175          $42.51
======================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                          [1ST LEVEL - MAIN MALL MAP]

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      A total of 41 tenants were in occupancy as of June 30, 1998 (including a kiosk Activate Cellular and two ATM spaces), the date of the most recent rent roll we reviewed. The shop tenants (excluding ATM's and the kiosk) occupy
95,175 square feet or 99.3 percent of this section of the enclosed mall and have per-square-foot rental rates which range from $24 to $102.24 annually on a triple net basis. The average rental rate for the shop tenants on the first level of the main mall is $42.51 per square foot. Compared to the mall's comparable store sales of $373 per square foot as of year-end 1997, this equals a rent-to-sales ratio of 11.4 percent.

      There were four vacant spaces on the first level of the main mall as of June 30, 1998, including two kiosks of 185 and 150 square feet each, and two ATM spaces of 12 square feet each, for a total of 359 square feet.

      MAIN MALL-LEVEL 2

      The chart on an accompanying page and corresponding lease plan illustrate the layout and lease terms of the tenants which occupy the second level of the main-mall. This section of the enclosed mall is located between the entrances to the Robinson's-May and Nordstrom department stores between the first and third levels. The total gross leasable area of the subject's second level of the main mall equals 90,725 square feet or 16.9 percent of the total area of 535,912 square feet. This section of the enclosed mall is currently configured for 37 tenants ranging in size from 205 to 10,360 square feet. Store frontages range from 12 feet to 96 feet and store depths range from 10 to 112 feet.

      A total of 37 tenants were in occupancy as of June 30, 1998, or 100 percent of the second floor space (including a 205 square foot kiosk shown in a different chart). The per-square-foot rental rates range from $18.00 to $195.12 annually on a triple net basis. The upper end of this range corresponds to the rental rate for Watch Collection, the smallest tenant in this area of the mall with 205 square feet. Typical per-square-foot rental rates in this section of the enclosed mall are within the $35 to $45 per-square-foot range and the average per-square-foot rental rate for the subject's second level of the main mall equals $38.41. Compared to the mall's comparable store sales of $373 per square foot as of year-end 1997, this equals a rent-to-sales ratio of 10.3 percent. There were no vacancies on the second level main mall as of June 30, 1998.

      MAIN MALL-LEVEL 3 (EXCLUDES FOOD COURT)

      The chart on an accompanying page and corresponding lease plan illustrate the layout and lease terms of the tenants which occupy the third level of the main-mall. This section of the enclosed mall is located between the entrances to the Robinson's-May and Nordstrom department stores, and excludes the food court. The total gross leasable area of the subject's third level of the main mall is 67,327 square feet (excluding the food court) or 12.6 percent of the total area of 535,912 square feet. This section of the enclosed mall is currently configured for 32 tenants ranging in size from 12 to 8,321 square feet (the lower end is for vacant ATM space and the upper end of the range is for the cinemas). Store frontages range from 14 feet to 128 feet and store depths range from 10 to 84 feet.
- -------------------------------------------------------------------------------

====================================================================================================
SECOND FLOOR MAIN MALL CONTRACT RENTS
WESTSIDE PAVILION
====================================================================================================
                                                                                           CURRENT
SUITE     TENANT                                                            SIZE           RENT/SF
- -----     ------                                                            ----           -------
 280      LA Nails                                                           469           $60.00
 203      Shoe Care                                                          492           $61.00
 229      Sunglass Place                                                     516           $75.00
 292      Servis & Taylor                                                    581           $75.00
 297      Splendiferous                                                      701           $60.00
 296      What A Kick                                                        783           $42.00
                                                                             ---           ------
                                        2ND FLOOR AVG. < 1,000 SF           3,542          $60.81
- ----------------------------------------------------------------------------------------------------
 235      Claire's Accessories                                              1,049          $65.00
 276      Carlton Hair                                                      1,057          $68.00
 267      Spencer Gifts                                                     1,140          $50.00
 288      Cathy Jean                                                        1,152          $50.00
 272      Lids                                                              1,189          $45.00
 201      See's Candies                                                     1,200          $45.00
 231      Speedo Authentic Fitness                                          1,200          $52.00
 225      J.C.C.                                                            1,223          $52.00
 215      Regis Hairstylists                                                1,234          $34.00
 285      Things Remembered                                                 1,294          $50.00
 219      Ritz Camera 1 Hour Photo                                          1,318          $44.00
 268      Franklin Mint Gallery, The                                        1,355          $45.00
 263      Track 'N Trail                                                    1,782          $40.00
 289      Going To The Game                                                 1,841          $40.00
 293      Skechers                                                          1,956          $40.00
                                                                            -----          ------
                                        2ND FLOOR AVG. 1,001 - 2,000 SF    19,990          $46.87
- ----------------------------------------------------------------------------------------------------
 264      Garden Botanika                                                   2,053          $45.00
 207      Field Management Associates                                       2,308          $23.02
 227      Lady Footlocker                                                   2,317          $48.00
 251      Kiney Shoes                                                       2,340          $42.00
 211      Payless ShoeSource (#5615)                                        2,347          $18.00
 257      Bath & Body Works                                                 2,403          $42.00
 221      Suncoast Motion Picture Co.                                       2,546          $45.32
                                                                            -----          ------
                                        2ND FLOOR AVG. 2,001 - 3,000 SF    16,314          $37.61
- ----------------------------------------------------------------------------------------------------
 248      Contempo Casuals                                                  3,628          $38.00
 271      Bombay Company, The                                               3,889          $33.00
 241      Structure                                                         4,345          $36.00
                                                                            -----          ------
                                        2ND FLOOR AVG. 3,001 - 5,000 SF    11,862          $35.63
- ----------------------------------------------------------------------------------------------------
 200      Lane Bryant                                                       5,683          $22.00
 256      Rampage                                                           6,422          $35.00
 220      Victoria's Secret                                                 7,574          $31.00
 204      Express                                                           8,773          $33.00
 232      Gap, The                                                         10,360          $40.00
                                                                           ------          ------
                                        2ND FLOOR AVG. 5,001 & UP          38,812          $33.20
====================================================================================================
                                        TOTAL 2ND FLOOR AVG:               90,520          $38.41
====================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                          [2ND LEVEL - MAIN MALL MAP]

================================================================================================
THIRD FLOOR MAIN MALL CONTRACT RENTS
(EXCLUDING FOOD COURT)
WESTSIDE PAVILION
================================================================================================
                                                                                        CURRENT
SUITE     TENANT                                                         SIZE           RENT/SF
- -----     ------                                                         ----           -------
 309      Tasties                                                         231           $151.52
 378      Jewelry Collection                                              480           $90.00
 332      Coffee Merchant, The                                            751           $75.00
 373      Westside One Hour Photo                                         763           $55.00
 384      Raymond Sassoon                                                 792           $50.51
 397      Motherhood Maternity                                            800           $55.00
 380      Pretzel Time                                                    829           $55.00
 382      Game Keeper, The                                                901           $45.00
                                                                          ---           ------
                                     3RD FLOOR AVG. < 1,000 SF           5,547          $62.49
- ------------------------------------------------------------------------------------------------
 368      Brook Shoes for Kids                                           1,060          $48.00
 325      Sweet Factory                                                  1,108          $55.00
 376      Elza                                                           1,147          $55.00
 387      Everything But Water                                           1,278          $51.00
 375      Sunglass Hut                                                   1,310          $50.00
 353      Electronics Boutique                                           1,358          $50.00
 372      Bon Voyage                                                     1,415          $40.00
 321      General Nutrition Center                                       1,608          $45.00
                                                                         -----          ------
                                     3RD FLOOR AVG. 1,001 - 2,000 SF    10,284          $48.86
- ------------------------------------------------------------------------------------------------
 369      Natural Wonders                                                2,091          $36.00
 379      Gymboree                                                       2,177          $45.00
 385      Westime                                                        2,432          $45.00
 333      Pacific Sunwear                                                2,514          $45.00
 341      Right Start, The                                               2,629          $40.00
 395      Tutto Bimbi                                                    2,988          $30.00
                                                                         -----          ------
                                     3RD FLOOR AVG. 2,001 - 3,000 SF    14,831          $39.82
- ------------------------------------------------------------------------------------------------
 354      Limited Tool                                                   3,322          $40.00
 349      Kay-Bee Toy & Hobby                                            3,843          $45.00
 346      Banana Republic (Men)                                          4,237          $36.00
 358      Disney Store, The                                              4,500          $22.00
 361      Banana Republic                                                4,830          $45.00
                                                                         -----          ------
                                     3RD FLOOR AVG. 3,001 - 5,000 SF    20,732          $37.37
- ------------------------------------------------------------------------------------------------
 342      Gap Kids                                                       6,421          $45.00
 301      Goldwyn Pavilion Cinemas                                       8,321          $25.00
                                                                         -----          ------
                                     3RD FLOOR AVG. 5,001 - 10,000 SF   14,742          $33.71
================================================================================================
                                     TOTAL 3RD FLOOR AVG:               66,136          $41.00
================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                          [3RD LEVEL - MAIN MALL MAP]

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      A total of 29 tenants were in occupancy as of June 30, 1998, including in-line shops Sprint PCS kiosk, an ATM and Previews (theater preview advertising space). The in-line shop tenants occupy 66,136 or 98.2 percent of this section of the enclosed mall and have per-square-foot rental rates which range from $22.00 to $151.52 annually on a triple net basis. The upper end of this range corresponds to the rental rate for Tasties, the smallest tenant in this area of the mall with 231 square feet. The average per-square-foot rental rate for the third level of the main mall equals $41.00. Compared to the mall's comparable store sales of $373 per square foot as of year-end 1997, this equals a rent-to-sales ratio of 11.0 percent.

      There were 1,146 square feet of vacant space available for lease on this level as of June 30, 1998. These vacant space includes one 1,122 square foot in-line space and two ATM spaces with 12 square feet each.

      FOOD COURT-LEVEL 3

      The chart on an accompanying page and corresponding lease plan illustrate the layout and lease terms of the subject's food court tenants. This section of the enclosed mall is located near the entrance to the cinemas and the Robinson's-May department store on the third level of the main mall. The total gross leasable area of the food court equals 8,477 square feet or 1.6 percent of the total enclosed mall area of 535,912 square feet. This section of the enclosed mall is currently configured for 14 tenants ranging in size from 144 to 991 square feet. Store frontages range from 9 feet to 43 feet and store depths range from 17 to 38 feet.

      A total of 11 tenants were in occupancy as of June 30, 1998, with three vacant food court suites. The tenants occupy 6,444 square feet or 76 percent of this section of the enclosed mall and have per-square-foot rental rates which range from $80.00 to $173.61 annually on a triple net basis. The upper end of the range in contract rental rates corresponds to the smallest lease to a food court kiosk which is only 144 square feet in size. Typical per-square-foot rental rates in this section of the enclosed mall are in $90 to $100 per-square-foot range and the average per-square-foot rental rate for the court tenants equals $107.87 per-square-foot. Compared to the year-end 1997 comparable store sales level of $691 per square foot for the food court alone, this equals a rent-to-sales ratio of 15.6 percent.

      SUBJECT EXPANSION MALL

      The subject includes a three level expansion component located at the southwest corner of Pico and Westwood Boulevards. The subject expansion mall is connected to Nordstrom's third level entrance via a pedestrian bridge which extends over Westwood Boulevard. The subject expansion component totals 91,978 square feet and is 40.1 percent occupied by six tenants. Several other temporary tenants are in occupancy and are not shown on the rent roll, as these tenants are counted as specialty tenant income. The accompanying map and corresponding contract rent summary specify the layout and occupancy status (levels one through three). Barnes & Noble is the major tenant within the subject expansion component and occupies a prime three level corner space totaling 27,586 square feet. The Barnes & Noble lease is for a 15 year primary term with a current
- -------------------------------------------------------------------------------

=========================================================================================
FOOD COURT CONTRACT RENTS
WESTSIDE PAVILION
=========================================================================================
                                                                             CURRENT
    SUITE     TENANT                                           SIZE          RENT/SF
    -----     ------                                           ----          -------
     316      Croissants & More                                144           $173.61
     328      Ice N' Cream                                     320           $160.00
     304      Hot Dog On A Stick                               507           $98.62
     308      California Steak & Fries                         535           $95.00
     326      New York Deli                                    602           $91.36
     320      East Wind                                        603           $85.00
     324      California Crisp                                 603           $90.00
     322      Hana Grill                                       622           $99.00
     318      Fajita Flats                                     700           $80.00
     310      Panda Express                                    817           $134.64
     300      Sbarro                                           991           $131.18
                                                               ---           -------
                                           FOOD COURT AVG.    6,444          $107.87
========================================================================================


=========================================================================================
EXPANSION MALL CONTRACT RENTS
WESTSIDE PAVILION
=========================================================================================
                                                                             CURRENT
    SUITE     TENANT                                           SIZE          RENT/SF
    -----     ------                                           ----          -------
     401      Barnes & Noble                                  27,586         $30.83
     505      Politically Incorrect                            516           $30.00
     513      Tony Roma's                                     4,309          $41.00
     603      Linear                                          1,200          $65.00
     604      McDonald's                                      1,152          $51.22
     616      Baja Buds Del Norte                             2,099          $13.22
                                                              -----          ------
                                       EXPANSION MALL AVG.    36,862         $32.75
=========================================================================================

=========================================================================================
ATM & KIOSK CONTRACT RENTS
WESTSIDE PAVILION
=========================================================================================
                                                                             CURRENT
    SUITE     TENANT                                           SIZE          RENT/SF
    -----     ------                                           ----          -------
      6       King ATM                                          12          $1,250.00
    ATM1      ATM                                               16           $937.50
    9016      Previews, Etc.                                    21           $857.14
     330      Sprint PCS                                        36           $833.33
     103      Activate Cellular                                100           $700.00
                                                               ---           -------
                                                 ATM AVG:      185           $800.00

   KIOSKS:
    9001      Colorado Pen                                     180           $266.67
     202      Watch Collection                                 205           $195.12
                                                               ---           -------
                                               KIOSK AVG:      385           $228.57
=========================================================================================

=========================================================================================
ANCHORS CONTRACT RENT
WESTSIDE PAVILION
=========================================================================================
              Pavilions                                       43,435         $14.96
              Nordstrom                                      138,128          $1.60
                                                             -------          -----
                                         ANCHORS AVERAGE:    181,563          $4.80

=========================================================================================

AVERAGE CONTRACT RENT OF ALL SPACE:                          477,270         $27.75

AVERAGE CONTRACT RENT W/O ANCHORS:                           295,707         $41.84

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                          [1ST LEVEL - WEST EXPANSION]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                          [2ND LEVEL - WEST EXPANSION]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



















                          [3RD LEVEL - WEST EXPANSION]

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
per-square-foot rental rate of $30.83 annually. The three levels of the subject expansion mall are analyzed below.

      EXPANSION MALL-LEVEL 1 - We have included 100 percent of the three level Barnes & Noble space within our analysis of level one of the expansion mall. Based on the figures included on the accompanying rent roll, level one of the subject expansion mall contains 47,968 square feet. Barnes & Noble is the only permanent tenant in occupancy on the first floor of the expansion mall, at a rent of $30.83 per square foot.

      EXPANSION MALL-LEVEL 2 - This section of the expansion mall totals 19,559 square feet of gross leasable area and currently has only two tenants (Politically Incorrect and Tony Roma's). The Tony Roma's lease is scheduled to extend through April, 2003 and the current contract rental rate equals $41.00 annually. Access to this area of the expansion mall is limited as pedestrians are required to use either escalators or an elevator. Tony Roma's performs surprisingly well, exhibiting estimated 1997 sales of $408 per-square-foot or a rent to sales ratio of 10.0 percent.

      EXPANSION MALL-LEVEL 3 - The third level of the expansion mall is accessible via a pedestrian bridge, which extends from the third level entrance of Nordstrom over Westwood Boulevard. As a result of the Nordstrom influence, the third level of the expansion mall performs reasonably well relative to levels one and two. Tenants on the third level include Linear, McDonalds and Baja Buds, plus temporary tenants such as The Walking Company. The rents for these tenants ranges from $13.22 per square foot per year for Baja Buds to $65.00 per square foot for Linear Hair. McDonald's pays $51.22 per square foot and attracts considerable customer traffic due to the large outside seating area.

      ATM & KIOSK SPACE

      The chart on the accompanying page also illustrates the current contract rents for the ATMs and kiosks in occupancy at the subject. The five ATMs (and Previews) have an average rent of $800 per square foot with a range from $700 to $1,250 per square foot. The two kiosks have an average rent of $228.57, ranging from $195.12 to $266.67 per square foot.

      AVERAGE CONTRACT RENT - MAIN MALL

      The summary chart on the accompanying page illustrates the average contract rents for the subject property. The total contract rents for the owned GLA is summarized in the top chart. The lower chart shows rents for the main mall shop space only, and is categorized by size.

      As shown, the first floor average rent equals $42.51 per square foot, the second floor average contract rent equals $38.41 per square foot and the third floor space averages $41.00 per square foot. This corresponds with the management's comment that the first floor sales are highest, followed by the third floor tenants, with the second floor coming in last. Including the other components of the mall, the average contract rent for all space, including anchors, is $27.75 per square foot, and excluding anchors is $41.84 per square foot. Compared to the 1997 comparable mall shop sales of $373 per square foot, this indicates an overall rent-to sales ratio, excluding anchors, of 11.2 percent.
- -------------------------------------------------------------------------------


==========================================================================================
    SUMMARY OF CONTRACT RENTS
    CATEGORIZED BY FLOOR & SIZE
    WESTSIDE PAVILION
==========================================================================================
    1st Floor Avg. < 1,000 SF                                       6,134          $73.22
    1st Floor Avg. 1,001 - 2,000 SF                                19,510          $57.69
    1st Floor Avg. 2,001 - 3,000 SF                                20,845          $42.86
    1st Floor Avg. 3,001 to 5,000 SF                               14,846          $33.62
    1st Floor Avg. 5,001 - 10,000 SF                               33,840          $31.88
                                                                   ------          ------
    TOTAL 1ST FLOOR AVG:                                           95,175          $42.51

    2nd Floor Avg. < 1,000 SF                                       3,542          $60.81
    2nd Floor Avg. 1,001 - 2,000 SF                                19,990          $46.87
    2nd Floor Avg. 2,001 - 3,000 SF                                16,314          $37.61
    2nd Floor Avg. 3,001 - 5,000 SF                                11,862          $35.63
    2nd Floor Avg. 5,001 & Up                                      38,812          $33.20
                                                                   ------          ------
    TOTAL 2ND FLOOR AVG:                                           90,520          $38.41

    3rd Floor Avg. < 1,000 SF                                       5,547          $62.49
    3rd Floor Avg. 1,001 - 2,000 SF                                10,284          $48.86
    3rd Floor Avg. 2,001 - 3,000 SF                                14,831          $39.82
    3rd Floor Avg. 3,001 - 5,000 SF                                20,732          $37.37
    3rd Floor Avg. 5,001 - 10,000 SF                               14,742          $33.71
                                                                   ------          ------
    TOTAL 3RD FLOOR AVG:                                           66,136          $41.00

    FOOD COURT AVERAGE                                              6,444         $107.87

    EXPANSION MALL AVG.                                            36,862          $32.75

    ATM AVG:                                                          185         $800.00

    KIOSK AVG:                                                        385         $228.57

    ANCHORS AVERAGE:                                              181,563           $4.80
==========================================================================================
    AVERAGE CONTRACT RENT OF ALL SPACE:                           477,270          $27.75

    AVERAGE CONTRACT RENT W/O ANCHORS:                            295,707          $41.84
==========================================================================================

==========================================================================================
    SUMMARY OF CONTRACT RENTS
    CATEGORIZED BY SIZE
    WESTSIDE PAVILION
==========================================================================================
    1st Floor Avg. < 1,000 SF                                       6,134          $73.22
    2nd Floor Avg. < 1,000 SF                                       3,542          $60.81
    3rd Floor Avg. < 1,000 SF                                       5,547          $62.49
                                                                    -----          ------
    AVERAGE < 1,000 SF                                             15,223          $66.42

    1st Floor Avg. 1,001 - 2,000 SF                                19,510          $57.69
    2nd Floor Avg. 1,001 - 2,000 SF                                19,990          $46.87
    3rd Floor Avg. 1,001 - 2,000 SF                                10,284          $48.86
                                                                   ------          ------
    AVERAGE 1,001 - 2,000 SF                                       49,784          $51.52

    1st Floor Avg. 2,001 - 3,000 SF                                20,845          $42.86
    2nd Floor Avg. 2,001 - 3,000 SF                                16,314          $37.61
    3rd Floor Avg. 2,001 - 3,000 SF                                14,831          $39.82
                                                                   ------          ------
    AVERAGE 2,001 - 3,000 SF                                       51,990          $40.35

    1st Floor Avg. 3,001 to 5,000 SF                               14,846          $33.62
    2nd Floor Avg. 3,001 - 5,000 SF                                11,862          $35.63
    3rd Floor Avg. 3,001 - 5,000 SF                                20,732          $37.37
                                                                   ------          ------
    AVERAGE 3,001 - 5,000 SF                                       47,440          $35.76

    1st Floor Avg. 5,001 - 10,000 SF                               33,840          $31.88
    2nd Floor Avg. 5,001 & Up                                      38,812          $33.20
    3rd Floor Avg. 5,001 - 10,000 SF                               14,742          $33.71
                                                                   ------          ------
    AVERAGE 5,001 SF & UP                                          87,394          $32.77
==========================================================================================

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      In the lower chart, the contract rates categorized by size indicate a fairly consistent trend in rates. As size increases, the contract rent averages decline. The average rent ranges from $66.42 per square foot for space less than 1,000 square feet to as low as $32.77 per square foot for the largest category of 5,001 square feet and over. Within the size groups, the variance between the average rents on each floor indicate similar trends as in the chart above.

      MARKET RENT

      Appropriate market rent estimates for the subject vary according to location within the center, size of the space, frontage relative to depth, and to a degree, the of tenancy projected for the lease area. Since the tenant mix of the mall is important to the overall success of the center and some tenants can afford to pay higher rents because of the sales volumes and profit margins, we attempted to consider a cross section of rental rates for various tenant sizes and locations in estimating market rent.

      We estimated appropriate market rental rates for the subject by reconciling the indications provided by several methods typically considered in the marketplace: 1) a comparison of comparable leases signed for space in competitive malls in the southern California market area; 2) an analysis of recent leasing activity in the subject mall; and 3) an analysis of the relationship between sales volumes, minimum rents, and total occupancy costs based on acceptable industry standards. The data and analysis are presented below:

      LEASING ACTIVITY - COMPARABLE REGIONAL MALLS

      The chart on the accompanying pages details the terms of the recently signed leases involving a range in tenant type and sizes in a number of competitive Southern California regional malls. The leases range two to 20 years in length, with seven to 10 years as the most typical terms. Prior to other considerations the rental rates typically decrease in direct proportion to the increase in the size of the space. The weighted average effective rental rates for the comparable data range from about $19.63 per-square-foot for the largest size category (10,000 square feet and above) to $93.03 per-square-foot for the less than 499 square foot size category. Kiosks averaged $223.93 per square foot in rent.

      Most of the comparable leases involved space taken "as is" by the tenants, with no buildout allowance provided by the landlord. Several of the larger tenants received fairly substantial tenant improvement allowances, however, particularly the national tenants which are in high demand. The tenant allowances for the most desirable tenants often range from $20 to $100 per-square-foot. The top tier Los Angeles County malls (West Los Angeles) do not typically provided tenant allowances, however.

      The contract rental rates for the comparable leases vary considerably in terms of the rent escalations. The effective rental column included in the detailed rental chart incorporates rental increases scheduled during the term of the lease, and the terms range from flat for 10 years, to periodic increases (typically every two to five years of the term). The leases do not typically include free rent concessions.
- -------------------------------------------------------------------------------

===================================================================================================================================
                                                     RECENT REGIONAL MALL LEASES
                                                         SOUTHERN CALIFORNIA
===================================================================================================================================
DATA        TENANT NAME           RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.          KIOSK/ATM            AREA(SF)    START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
1     Starbucks (Kiosk)             182      Jun-98    May-08     10       $153.85       $9-$14     0.0%      $0.00        $164.84
2     Piercing Pagoda (Kiosk)       120      Jul-97    Jun-00      3       $225.00       $9-$14    10.0%      $0.00        $225.00
3     Golden Chain Gang (Kiosk)     120      Apr-98    Mar-01      3       $225.00       $9-$14    10.0%      $0.00        $225.00
4     Sunglass Hut (Kiosk)          120      Sep-97    Aug-00      3       $225.00       $9-$14     8.0%      $0.00        $225.00
5     Kern Schools (Atm)             49      May-97    Apr-00      3       $204.08       $ 0.00     0.0%      $0.00        $204.08
6     Wells Fargo Bank (Atm)        100      Sep-97    Aug-02      5       $120.00       $ 0.00     0.0%      $0.00        $120.00
7     Piercing Pagoda (Kiosk)       100      May-97    Apr-02      5       $300.00       $12.00    10.0%      $0.00        $300.00
8     Plumb Gold (Kiosk)            100      Sep-97    Aug-02      5       $300.00       $12.00    10.0%      $0.00        $300.00
9     Bank of America (Atm)          64      Feb-97    Feb-07     10       $300.00       $ 0.00     0.0%      $0.00        $325.78
                                     --
                                    955                                                       Effective Rental Minimum     $120.00
                                                                                              Effective Rental Maximum     $325.78
                                                                                              Weighted Average Rent        $223.93
                                                                                              Weighted Average TIA         $  0.00
DATA        0 SF-499 SF           RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.         TENANT NAME           AREA(SF)    START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
10    Town Center Flowers           463      Feb-97    Jan-00      3       $ 43.20       $18.56     7.0%      $ 0.00       $ 43.20
11    Let's Talk Cellular &
        Wireless                    200      Mar-97    Feb-04      7       $150.00       $12.89     N/a       $ 0.00       $169.29
12    Tacone                        470      Nov-97    Dec-07     10       $ 90.00       $33.70     N/a       $ 0.00       $102.13
13    Juice It Up                   417      May-97    Feb-07     10       $ 75.00       $18.25     8.0%      $ 0.00       $ 85.17
14    Glendale Federal Bank         248      Aug-97    Jun-02      5       $104.84        Gross     0.0%      $ 0.00       $107.87
15    Starbucks Coffee              187      Mar-97    Feb-07     10       $133.69       $18.25     6.0%      $ 0.00       $149.91
16    Pretzel Maker                 471      Nov-96    Oct-06     10       $ 89.17       $18.25     8.0%      $ 0.00       $ 89.17
17    A & W Hot Dogs & More         450      May-95    Jan-06     11       $ 88.89       $85.00     8.0%      $33.33       $ 89.00
18    Jewelry Connection            480      Feb-95    Jan-05     10       $ 85.00        Fixed     7.0%      $ 0.00       $ 85.00
                                    ---
                                  3,386                                                       Effective Rental Minimum     $ 43.20
                                                                                              Effective Rental Maximum     $169.29
                                                                                              Weighted Average Rent        $ 93.03
                                                                                              Weighted Average TIA         $  4.43
DATA        500 SF-999 SF         RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.          TENANT NAME          AREA(SF)    START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
19    Shoe Doctor                   526      May-95    Feb-05     10       $ 47.91      $ 16.11     8.0%      $52.47       $ 47.91
20    Mission Renaissance           850      Oct-95    Sep-05     10       $ 50.00      $ 16.11     6.0%      $29.41       $ 50.00
21    Simply Sterling               969      Sep-95    Jul-05     10       $ 65.00      $ 16.11     7.0%      $10.32       $ 74.00
22    Sunglass Hut                  983      Jul-95    May-05     10       $ 55.00      $ 16.11     8.0%      $ 0.00       $ 60.00
23    Select Comfort                725      Jul-95    Jun-02      7       $ 53.00      $ 12.60     6.0%      $ 0.00       $ 54.00
24    Authentic Fitness             879      May-95    Apr-05     10       $ 60.00      $ 12.60     6.0%      $ 0.00       $ 60.00
25    Walt Disney Gallery           995      Apr-95    May-05     10       $ 20.00      $ 12.60     0.0%      $10.05       $ 20.00
26    Watch World                   605      Dec-97    Jan-08     10       $ 80.00      $ 13.69     N/A       $ 0.00       $ 85.08
27    See's Candies                 700      Sep-97    Aug-02      5       $ 72.86      $ 13.71     N/A       $ 0.00       $ 76.29
28    Whitehall Jewelers            700      Mar-98    Dec-08     11       $ 85.00      $ 13.55     N/A       $ 0.00       $ 90.37
29    Steak Escape                  720      Nov-97    Oct-07     10       $ 76.39      $ 28.97     N/A       $ 0.00       $ 83.33
30    Fredric H. Rubel Jewelers     820      Sep-97    Aug-07      7       $108.00      $ 13.71     N/A       $ 0.00       $112.89
31    Arby's                        822      Nov-97    Dec-07     10       $ 79.08      $ 31.25     N/A       $ 0.00       $ 82.03
32    California Fresh
        Mexican Grill               834      Nov-97    Sep-07     10       $ 55.00      $ 20.85     N/A       $ 0.00       $ 57.48
33    Papyrus                       920      Apr-98    Mar-01      3       $ 52.17      $ 12.36     N/A       $ 0.00       $ 52.17
34    True Friends                  952      Apr-98    Jan-08     10       $ 43.00      $ 13.55     N/A       $ 0.00       $ 43.00
35    Godiva Choclatier             961      Sep-97    Aug-07     10       $ 70.00      $ 13.41     N/A       $ 0.00       $ 72.50
36    Ritz Camera*                  994      Dec-97    Dec-07     10       $ 50.00      $ 13.69     N/A       $ 0.00       $ 50.00
37    Confidential                  540      Dec-95    Nov-02      7       $ 92.59      $11-$12     6.0%      $ 0.00       $ 92.59
38    Confidential                  651      Nov-95    Oct-02      7       $ 57.43      $14-$16     6.0%      $ 0.00       $ 57.43
39    Confidential                  800      Jun-95    May-02      7       $125.00      $12-$14     6.0%      $ 0.00       $125.00
40    Sartoria's Express            578      Mar-95    Mar-99      4       $ 42.29      $ 18.25     6.0%      $ 0.00       $ 42.29
41    Carlson Wagonlit Travel       917      Jan-95    Jan-03      8       $ 40.00      $ 18.25     6.0%      $ 0.00       $ 42.00
42    Kevin Jewelers                997      Jan-98    Feb-08     10       $100.00      $ 18.25     6.0%      $ 0.00       $105.00
43    Let's Talk Cellular           598      Sep-97    May-04      7       $ 60.00      $ 18.25     5.0%      $ 0.00       $ 62.96
44    Jewelry Express               600      Nov-97    Jul-07     10       $ 42.00      $ 18.25     7.0%      $10.00       $ 47.13
45    Lids                          577      Oct-97    Jul-07     10       $  0.00      $ 18.25     6.0%      $ 0.00       $ 51.56
46    Capt's Seafood Shoppe         692      May-98    Jan-08     10       $ 65.00      $ 18.25     8.0%      $ 0.00       $ 70.13
47    Banana Split                  700      Jan-98    Dec-07     10       $ 65.00      $ 18.25     8.0%      $ 0.00       $ 67.50
48    Custom Images                 853      Nov-97    Oct-07     10       $ 40.00      $ 18.25     8.0%      $ 0.00       $ 45.00
49    Golden Spoon                  603      Oct-97    Sep-04      7       $ 50.00      $ 18.25     8.0%      $ 0.00       $ 52.14
50    Stamp Inn                     706      May-96    Feb-06     10       $ 35.00      $ 18.25     8.0%      $ 0.00       $ 40.00
51    Pretzel Maker                 700      Jun-96    Jun-01      5       $ 60.00      $ 18.25     6.0%      $ 0.00       $ 62.50
52    Citiwear Jr. Shoe             927      Jul-98    Jun-08     10       $ 20.50      $ 9-$14     6.0%      $ 0.00       $ 22.50
53    Claire's                      990      Sep-98    Aug-08     10       $ 15.00      $ 9-$14     8.0%      $ 0.00       $ 15.00
54    Panda Express                 942      Feb-97    Jan-06      9       $ 59.45      $ 9-$14     8.0%      $ 0.00       $ 63.58
55    Cindy's Cinnamon Rolls        684      Apr-98    Mar-08     10       $ 43.86      $ 9-$14     8.0%      $ 0.00       $ 46.78
56    R & J Cutlery                 821      Apr-97    Mar-99      2       $ 24.36      $ 9-$14     7.0%      $ 0.00       $ 24.36
57    Frozen Fusion                 536      Apr-98    Mar-08     10       $ 35.00      $ 9-$14     6.0%      $ 0.00       $ 35.00
58    Aloha BBQ                     913      Sep-97    Sep-07     10       $ 65.72      $ 18.55    10.0%      $ 0.00       $ 69.01
59    Extra! Extra!                 588      Aug-97    Aug-00      3       $ 25.00      $ 18.55     0.0%      $ 3.40       $ 25.00
60    Glamour Shots                 626      Apr-98    Mar-00      2       $ 60.00      $ 18.56     6.0%      $ 0.00       $ 60.00
61    Goin Looney                   644      May-97    Apr-02      5       $ 29.81      $ 18.54     7.0%      $ 0.00       $ 31.49
62    Lids                          829      May-97    May-07     10       $ 48.25      $ 18.56     7.0%      $ 0.00       $ 54.28
63    Orange Julius                 537      Oct-97    Sep-07     10       $ 60.00      $ 18.57     8.0%      $ 0.00       $ 62.50
64    Amore Cosmetics               534      Apr-97    Mar-02      5       $ 44.00      $ 18.54     6.0%      $ 0.00       $ 44.00
65    Shoe Express                  810      Oct-97    Sep-04      7       $ 25.00      $ 18.56     6.0%      $ 0.00       $ 26.14
66    Starbucks Coffee              829      Nov-97    Feb-08     10       $ 36.00      $ 18.56     6.0%      $48.25       $ 38.84
67    Nothing But Silver            594      Nov-97    Nov-07     10       $ 58.92      $ 18.57     8.0%      $ 0.00       $ 63.13

===================================================================================================================================
                                                     RECENT REGIONAL MALL LEASES
                                                         SOUTHERN CALIFORNIA
===================================================================================================================================
DATA                              RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.         TENANT NAME           AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
68      Motherhood Maternity        940      Jun-98    May-01      3        $20.00       $18.56     8.0%      $ 0.00      $ 20.00
69      Carl's Jr.                  544      Jun-98    May-08     10        $70.00       $18.55     8.0%      $ 0.00      $ 75.00
70      Whitehall Co. Jewelry       800      Jan-97    Dec-06     10        $75.00       $12.00     6.0%      $ 0.00      $ 75.00
71      Merlo's Cutlery             900      Dec-97    Jan-08     10        $33.50       $12.00     6.0%      $ 0.00      $ 38.00
72      San Fransisco Cook          986      Jan-97    Dec-08     12        $33.47       $12.00     8.0%      $ 0.00      $ 39.04
73      Thomas Kinkade              722      Nov-97    Jan-06      8        $48.00       $19.00     5.0%      $ 0.00      $ 56.33
74      Select Comfort              912      Jul-97    Jun-07     10        $35.00       $19.00     5.0%      $ 0.00      $ 39.00
75      Hot Dog on a Stick          507      Jun-95    Jun-03      8        $98.62       $70-80    10.0%      $ 2.76      $ 98.62
76      Politically Incorrect       516      Jan-96    Jan-07     11        $30.00       $30-35     6.0%      $ 0.00      $ 30.00
77      CA Steak                    535      Feb-95    Jan-99      4        $95.00       $70-80     8.0%      $ 0.00      $ 95.00
78      Servis & Taylor             581      Jul-95    May-98      3        $75.00       $30-35     6.0%      $ 0.00      $ 75.00
79      New York Deli               602      Jun-96    Jan-05      9        $83.06       $70-80    10.0%      $ 0.00      $ 91.36
80      Chick a Roo                 608      May-96    Jan-05      9        $90.00       $70-80     5.0%      $ 0.00      $ 98.37
81      Splendiferous               700      Jun-96    May-01      5        $50.00       $30-35     6.0%      $21.43      $ 50.00
82      Bare Escentials             724      May-95    Jan-05     10        $70.00       $30-35     6.0%      $ 0.00      $ 70.00
83      Westside 1 Hour Photo       763      Mar-95    May-05     10        $55.00       $30-35     7.0%      $ 0.00      $ 55.00
84      What a Kick                 783      Apr-95    Jan-00      5        $42.00       $30-35     6.0%      $ 0.00      $ 42.00
85      Rayond Sassoons             792      Dec-95    Jan-06     10        $50.51       $30-35     6.0%      $ 0.00      $ 53.03
86      Motherhood Maternity        800      May-96    Jan-07     11        $55.00       $30-35     6.0%      $12.50      $ 57.27
87      Mrs Fields Cookies          808      Oct-95    May-05     10        $90.67       $30-35    10.0%      $ 0.00      $ 90.67
88      Jewels By Kara              945      Aug-95    Jan-04      9        $65.00       $30-35     6.0%      $26.46      $ 65.00
89      Crocodile Express           975      Nov-95    Jan-06     10        $56.41       $70-80     6.0%      $ 0.00      $ 61.54
                                    ---
                                 53,714                                                     Effective Rental Minimum      $ 15.00
                                                                                            Effective Rental Maximum      $125.00
                                                                                            Weighted Average Rent         $ 58.16
                                                                                            Weighted Average TIA          $  3.20
DATA     1,000 SF-1,999 SF        RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
90      Pro Beauty 1               1,000     Jul-95    Jan-97      2        $50.00      $11-$12    10.0%      $ 0.00      $ 50.00
91      Gary's Tux                 1,000     Jan-96    Sep-05     10        $45.00      $ 16.11     8.0%      $50.00      $ 45.00
92      Speedo                     1,023     Apr-95    Jan-05     10        $45.00      $ 16.11     6.0%      $24.44      $ 46.50
93      Enzo                       1,041     Jun-95    May-05     10        $44.96      $ 16.11     7.0%      $ 0.00      $ 47.45
94      Nine West                  1,137     Jun-95    May-05     10        $45.63      $ 16.11     7.0%      $ 0.00      $ 45.65
95      Georgiou                   1,400     Oct-95    Oct-05     10        $45.00      $ 16.11     6.0%      $ 0.00      $ 48.50
96      Cathy Jean                 1,499     Nov-96    Jan-07     10        $40.00      $ 16.11     6.0%      $33.36      $ 43.50
97      Vanity Fair                1,502     May-96    Jan-06     10        $42.25      $ 16.11     7.5%      $ 0.00      $ 50.05
98      Cleo & Cucci               1,642     Feb-95    Jan-05     10        $30.00      $ 16.11     6.0%      $ 0.00      $ 37.50
99      Confidential               1,120     Oct-95    Sep-02      7        $68.00      $12-$14     6.0%      $ 0.00      $ 68.00
100     Confidential               1,627     Oct-95    Sep-02      7        $45.00      $12-$14     6.0%      $ 0.00      $ 45.00
101     Confidential               1,928     Sep-95    Aug-02      7        $45.00      $11-$12     6.0%      $ 0.00      $ 45.00
102     Photomakers                1,503     Aug-97    Jun-02      5        $22.00      $ 19.00     5.0%      $26.61      $ 23.20
103     Cathy Jean                 1,338     Sep-97    Dec-07     10        $38.00      $ 19.00     7.0%      $ 0.00      $ 39.60
104     Fashion Nails              1,281     Jul-98    Mar-03      5        $11.32      $ 19.00     8.0%      $ 0.00      $ 12.10
105     Snapz                      1,338     May-95    Apr-02      7        $20.00      $ 12.60     6.0%      $ 0.00      $ 35.42
106     Taco Mole                  1,008     Jun-95    May-05     10        $54.56      $ 12.60    10.0%      $ 0.00      $ 57.04
107     Brooks Shoes For Kids      1,025     Dec-97    Jan-08     10        $37.07      $ 13.70     N/A       $ 0.00      $ 38.48
108     Gingiss Formalwear         1,025     Nov-97    Aug-07     10        $38.00      $ 13.70     N/A       $ 0.00      $ 40.66
109     Gloria Jeans Coffee Beans  1,029     Sep-97    Aug-07     10        $60.00      $ 16.67     N/A       $ 0.00      $ 60.00
110     Panda Express              1,101     Sep-97    Aug-07     10        $90.00      $ 37.31     N/A       $ 0.00      $100.00
111     Mainplace Optometry        1,120     Sep-97    Aug-07     10        $62.00      $ 13.70     N/A       $ 0.00      $ 63.50
112     Elephant Walk              1,241     Apr-98    Jan-08     10        $35.00      $ 13.54     N/A       $ 0.00      $ 35.00
113     Nine West                  1,249     Nov-97    Nov-07     10        $60.00      $ 13.70     N/A       $ 0.00      $ 60.00
114     Gamekeeper                 1,260     Nov-97    Oct-07     10        $45.00      $ 13.71     N/A       $ 0.00      $ 46.50
115     Hot Topic                  1,300     Oct-97    Jan-08     10        $60.00      $ 13.71     N/A       $ 0.00      $ 60.00
116     Stephen Florsheim          1,387     Oct-97    Sep-07     10        $46.00      $ 13.69     N/A       $ 0.00      $ 48.00
117     Sam & Libby                1,400     Nov-97    Dec-06      9        $55.00      $ 13.70     N/A       $ 0.00      $ 57.74
118     American Express Travel    1,406     Sep-97    Aug-02      5        $36.00      $ 11.03     N/A       $ 0.00      $ 37.00
119     Jones New York             1,426     Dec-97    Jan-07      9        $50.00      $ 13.71     N/A       $ 0.00      $ 54.56
120     Ups N Downs                1,455     Oct-97    Jan-03      5        $40.00      $ 11.03     N/A       $ 0.00      $ 40.00
121     Lady Footlocker            1,516     Sep-97    Aug-07     10        $50.00      $ 13.70     N/A       $ 0.00      $ 50.00
122     Styling Portraits          1,555     Jan-98    Jan-03      5        $32.91      $ 13.11     N/A       $ 0.00      $ 35.24
123     Ben Bridge Jewelers        1,586     Nov-97    Oct-07     10        $59.90      $ 13.69     N/A       $ 0.00      $ 63.05
124     Mr. Rags                   1,600     Oct-97    Jan-08     10        $43.00      $ 13.70     N/A       $ 0.00      $ 43.00
125     Garden Botanika            1,623     Apr-97    Mar-07     10        $60.00      $ 13.71     N/A       $ 0.00      $ 62.50
126     Afterthoughts              1,018     Mar-98    Mar-08     10        $32.00      $ 12.00     5.0%      $ 0.00      $ 34.00
127     Zales                      1,051     Sep-97    Aug-98      1        $44.87      $ 12.00     6.0%      $ 0.00      $ 44.87
128     Pro Beauty                 1,200     Nov-97    Oct-07     10        $28.00      $ 12.00     7.0%      $ 0.00      $ 30.00
129     Image Maker                1,225     Apr-98    Mar-03      5        $36.00      $ 12.00     6.0%      $ 0.00      $ 36.00
130     Daniel's Jewelers          1,341     Oct-97    Jan-99      1        $35.00      $ 12.00     6.0%      $ 0.00      $ 35.00
131     Big Dog                    1,707     Jan-98    Jan-08     10        $28.00      $ 12.00     5.0%      $23.43      $ 30.00
132     Journey's                  1,731     Jul-97    Jul-07     10        $28.00      $ 12.00     6.0%      $28.89      $ 30.00
133     Ruby's Diner               1,346     May-95    Apr-07     12        $55.72      $11-$12     7.0%      $ 0.00      $ 56.97
134     Daniel's Jewelers          1,635     Apr-92    Apr-02     10        $39.76      $ 22.17     6.0%      $ 0.00      $ 39.76
135     Wicks N Sticks             1,277     Nov-95    Jan-06     10        $35.00      $ 18.25     8.0%      $ 0.00      $ 39.00
136     Italy For Men              1,122     Dec-96    Dec-06     10        $50.00      $ 18.25     8.0%      $ 0.00      $ 55.04
137     Life Uniform               1,106     Aug-97    Jul-07     10        $26.00      $ 18.25     7.0%      $20.00      $ 28.03
138     Best Nails                 1,157     Mar-98    Jan-06      8        $43.00      $ 18.25     8.0%      $17.29      $ 45.40
139     Photo Makers               1,062     Mar-97    Nov-06     10        $30.00      $ 18.25     0.0%      $10.00      $ 35.13
140     Cindy's Shoes              1,517     Jun-96    May-01      5        $35.00      $ 18.25     6.0%      $ 0.00      $ 27.00
141     Franklin Quest             1,950     Jun-96    May-01      5        $28.00      $ 18.25     6.0%      $18.14      $ 29.60
142     Frederick's of Hollywood   1,312     Mar-98    Feb-00      2        $30.00      $ 9-$14     6.0%      $ 0.00      $ 30.00
143     Ritz Camera                1,321     Apr-98    Mar-03      5        $20.00      $ 9-$14     3.5%      $ 0.00      $ 20.80

===================================================================================================================================
                                                     RECENT REGIONAL MALL LEASES
                                                         SOUTHERN CALIFORNIA
===================================================================================================================================
DATA                              RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
144     Cool Water Trading Co.     1,006     Jan-98    Jan-99      1        $17.00      $ 9-$14    0.0%       $ 0.00      $ 17.00
145     Afterthoughts              1,539     Aug-98    Jul-07      9        $20.00      $ 9-$14    0.0%       $ 6.50      $ 21.11
146     Pro Beauty                 1,582     Nov-97    Oct-07     10        $25.00      $ 9-$14    7.0%       $ 0.00      $ 26.00
147     Vans Shoes                 1,901     Oct-97    Sep-02      5        $33.69      $ 9-$14    6.0%       $ 0.00      $ 34.51
148     Afterthoughts              1,062     Jun-98    Apr-08     10        $30.00      $ 18.08    7.0%       $ 0.00      $ 32.00
149     Don Roberto Jewelers       1,371     Feb-98    Jan-03      5        $38.00      $ 18.56    6.0%       $ 0.00      $ 40.00
150     Journeys                   1,363     Oct-97    Sep-07     10        $36.63      $ 18.00    7.0%       $ 0.00      $ 38.92
151     Premiere Aztlan            1,573     Jul-97    Jun-02      5        $16.00      $ 18.56    8.0%       $ 6.36      $ 16.00
152     Vision Center              1,280     Oct-97    Sep-07     10        $46.88      $ 18.55    8.0%       $19.53      $ 48.83
153     Let's Talk Cellular        1,133     Aug-97    Aug-02      5        $27.00      $ 18.56    5.0%       $ 0.00      $ 28.18
154     Wild Pair                  1,447     Aug-98    Jul-03      5        $30.00      $ 19.07    6.0%       $ 0.00      $ 30.00
155     Perfumania                 1,010     Apr-95    Jan-06     11        $60.00      $30-$35    6.0%       $ 0.00      $ 60.00
156     Claires Boutique           1,049     Oct-95    Jan-06     10        $65.00      $30-$35    8.0%       $ 0.00      $ 65.00
157     Brooks Children's          1,060     Jun-95    Jan-05     10        $48.00      $30-$35    7.0%       $ 0.00      $ 48.00
158     Bisou Bisou                1,107     Oct-95    Jan-01      5        $66.00      $30-$35    6.0%       $ 0.00      $ 66.00
159     Papyrus                    1,111     Aug-96    Jan-07     10        $49.95      $30-$35    7.0%       $ 0.00      $ 49.95
160     Elza Jeweler               1,147     Jan-95    Jan-05     10        $55.00      $30-$35    6.0%       $ 0.00      $ 55.00
161     Cathy Jean                 1,152     Oct-95    Jan-06     10        $50.00      $30-$35    6.0%       $ 0.00      $ 50.00
162     Things Remembered          1,294     May-96    Jan-07     11        $50.00      $30-$35    6.0%       $ 0.00      $ 50.00
163     Electronics Boutique       1,358     Feb-96    Jan-06     10        $50.00      $30-$35    6.0%       $ 0.00      $ 50.00
164     Le Prestige                1,482     Sep-95    Jan-05      9        $55.00      $30-$35    6.0%       $ 0.00      $ 55.00
165     Track N Trail              1,782     May-95    Jan-06     11        $40.00      $30-$35    6.0%       $ 0.00      $ 40.00
166     Priveledge                 1,866     Aug-95    Jan-06     10        $70.00      $30-$35    6.0%       $ 0.00      $ 70.00
167     AU Bon Pain                1,943     Aug-95    Jan-05      9        $45.00      $30-$35    8.0%       $ 0.00      $ 45.00
168     Skechers                   1,956     Jan-96    Feb-06     10        $40.00      $30-$35    6.0%       $ 7.67      $ 40.00
                                   -----
                                 106,343                                                  Effective Rental Minimum        $ 12.10
                                                                                          Effective Rental Maximum        $100.00
                                                                                          Weighted Average Rent           $ 43.23
                                                                                          Weighted Average TIA            $  3.79
DATA     2,000 SF-2,999 SF        RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
169     Clock Emporium             2,000     Mar-95    Jan-98      3        $15.00      $11-$12     6.0%      $  0.00     $15.00
170     Episodes                   2,055     Jan-96    Jan-06     10        $31.51      $ 16.11    10.0%      $ 90.55     $31.51
171     Golden Cove Swimwear       2,084     Apr-95    Mar-05     10        $24.00      $ 12.60     6.0%      $  0.00     $26.00
172     Village Gallery            2,879     Apr-95    Mar-03      8        $23.00      $ 12.60     6.0%      $  0.00     $25.00
173     Gymboree                   2,136     Feb-98    Jan-08     10        $32.00      $ 13.55     N/A       $  0.00     $32.00
174     Ames                       2,950     Sep-97    Jan-08     10        $28.00      $ 13.69     N/A       $  0.00     $36.24
175     Confidential               2,271     Jan-95    Dec-01      7        $35.00      $12-$14     6.0%      $  0.00     $35.00
176     Lenscrafters               2,747     Aug-97    Jul-07     10        $30.00      $ 19.00     4.0%      $  0.00     $31.00
177     Payless Shoes              2,854     Jul-97    Jul-07     10        $21.00      $ 9-$14     6.0%      $  0.00     $22.00
178     Kinney Shoes               2,633     Jul-97    Jun-07     10        $21.00      $ 9-$14     6.0%      $ 11.39     $20.95
179     Spencer Gifts              2,643     Feb-98    Jan-05      7        $15.00      $ 9-$14     6.0%      $  0.00     $15.00
180     Bath & Body Works          2,500     Aug-98    Jul-08     10        $ 0.00        Gross     6.0%      $100.00     $10.50
181     Lenscrafters               2,915     Nov-97    Oct-07     10        $20.00      $ 18.56     4.0%      $ 20.00     $21.50
182     Oak Tree                   2,230     Nov-97    Oct-07     10        $25.00      $ 18.56     5.0%      $ 56.05     $27.20
183     Radio Shack                2,346     Jan-98    Dec-07     10        $22.00      $ 18.51     3.0%      $  0.00     $23.50
184     Sam Goody's Musicland      2,715     Jan-98    Dec-02      5        $16.00      $ 18.55     6.0%      $  0.00     $16.40
185     Ruby's Diner               2,020     Feb-95    Feb-05     10        $20.00      $ 18.25     6.0%      $ 59.41     $22.70
186     Bath & Body Works          2,229     Sep-96    Jan-07     10        $25.00      $ 18.25     5.0%      $ 22.43     $25.00
187     Heakin Research            2,018     Dec-97    May-08     11        $16.00      $ 18.25     0.0%      $ 14.87     $16.95
188     Noble & Wild Luggage       2,621     Dec-96    Jan-07     10        $20.00      $ 18.25     6.0%      $ 10.00     $22.34
189     Ivy's Galleria             2,272     Jun-96    May-06     10        $21.12      $ 18.25     6.0%      $ 30.81     $21.12
190     Spencer Gifts              2,002     Feb-97    Jan-07     10        $26.32      $ 12.00     6.0%      $  0.00     $27.66
191     VIP Menswear               2,258     May-97    Apr-04      7        $18.00      $ 12.00     6.0%      $  0.00     $19.14
192     Expressly Portraits        2,259     Nov-97    Dec-07     10        $34.36      $ 12.00     6.0%      $  0.00     $36.25
193     Styles                     2,659     Apr-97    Apr-04      7        $15.00      $ 12.00     6.0%      $ 19.56     $15.86
194     Lisa's Beauty Supply       2,021     Aug-95    Jan-06     11        $30.00      $ 30-35     8.0%      $  3.96     $34.55
195     Devon Becke                2,093     May-95    Jan-06     11        $45.00      $ 30-35     6.0%      $  0.00     $45.00
196     Gymboree                   2,177     Mar-96    Jan-07     11        $45.00      $ 30-35     6.0%      $ 16.08     $49.55
197     Bassini                    2,384     Oct-95    Jan-06     10        $45.00      $ 30-35     5.0%      $ 42.50     $42.50
198     Bath & Body Works          2,403     Aug-95    Oct-05     10        $42.00      $ 30-35     5.0%      $  0.00     $42.00
199     Westime                    2,432     Feb-96    Jan-06     10        $40.00      $ 30-35     7.0%      $  0.00     $48.00
200     Pacific Sunwear            2,514     Aug-95    Dec-05     10        $45.00      $ 30-35     6.0%      $ 19.89     $45.00
201     Jans Hallmark              2,810     May-95    Jan-05     10        $45.00      $ 30-35     6.0%      $  0.00     $45.00
                                   -----
                                  79,130                                                Effective Rental Minimum          $10.50
                                                                                        Effective Rental Maximum          $49.55
                                                                                        Weighted Average Rent             $28.60
                                                                                        Weighted Average TIA              $15.06
DATA     3,000 SF-3,999 SF        RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN       %                       PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
202     Confidential               3,425     Jun-95    May-02      7        $55.00      $11-$12    6.0%       $ 0.00     $55.00
203     Styles                     3,465     May-97    Jun-04      7        $15.00      $ 18.25    6.0%       $20.00     $16.33
204     Forever 21                 3,215     Aug-96    Jun-06     10        $20.00      $ 18.25    6.0%       $31.10     $25.67
205     Footlocker                 3,808     Oct-98    Sep-08     10        $31.00      $ 18.55    6.0%       $ 0.00     $33.00
206     Kay Bee Toy and Hobby      3,291     Oct-97    Jan-08     10        $24.00      $ 18.55    6.0%       $ 0.00     $26.70
207     Waldenbooks                3,020     Feb-98    Jan-08     10        $30.00      $ 18.60    6.0%       $ 8.28     $32.50
208     Jay Jacobs                 3,183     Feb-98    Jan-00      2        $18.00      $ 9-$14    6.0%       $ 0.00     $18.00
209     Beauty Rest Mattress
          Direct                   3,822     Feb-98    Jan-01      3        $16.60        Gross    6.0%       $ 0.00     $16.60
210     Sam Goody's Musicland      3,710     Jan-97    Jun-98      1        $14.00      $ 12.00    5.0%       $ 0.00     $14.00
211     Footquarters               3,731     Apr-97    Jan-08     11        $18.00      $ 12.00    6.0%       $ 0.00     $20.39
212     The Limited                3,227     May-95    Apr-07     12        $28.00      $ 12.60    5.0%       $ 0.00     $28.00

===================================================================================================================================
                                                     RECENT REGIONAL MALL LEASES
                                                         SOUTHERN CALIFORNIA
===================================================================================================================================
DATA                              RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN       %                       PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
213     Kay Bee Toys               3,006     Apr-98    Jan-08     9.8       $26.00       $13.55    N/A        $0.00      $30.00
214     Petite Sophisticate*       3,033     Sep-97    Aug-07    10.0       $36.00       $13.70    N/A        $0.00      $37.00
215     Pacific Sunwear            3,298     Nov-97    Dec-07    10.2       $36.00       $13.81    N/A        $0.00      $36.00
216     Ann Taylor*                3,313     Apr-98    Mar-08    10.0       $36.00       $11.23    N/A        $0.00      $36.00
217     The Gap                    3,891     Jun-95    May-03       8       $26.00       $12.60    6.0%       $0.00      $26.00
                                   -----
                                  54,438                                                Effective Rental Minimum         $14.00
                                                                                        Effective Rental Maximum         $55.00
                                                                                        Weighted Average Rent            $27.92
                                                                                        Weighted Average TIA             $ 3.57
DATA     4,000 SF-4,999 SF        RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN       %                       PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
218     Kenny Rogers Roast         4,100     Jun-95    Jul-14      19       $18.00      $11-$12    3.0%       $ 0.00     $21.93
219     BEBE                       4,113     Apr-95    Jan-07      12       $35.00      $ 16.11    6.0%       $24.12     $40.00
220     Finish Line                4,195     Apr-98    Mar-08      10       $22.00      $ 18.56    6.0%       $11.92     $24.00
221     Pacific Sunwear            4,119     Oct-97    Dec-07      10       $20.00      $ 12.00    5.0%       $ 0.00     $21.00
222     Foot Locker                4,375     Oct-97    May-07      10       $ 8.50      $ 12.00    5.0%       $ 0.00     $22.16
223     Kinney Shoes               4,593     Oct-97    Feb-07       9       $22.00      $ 12.00    6.0%       $ 0.00     $23.07
224     Bugle Boy                  4,641     Aug-97    Dec-07      10       $18.00      $ 12.00    5.0%       $35.00     $19.94
225     Contempo Casuals           4,351     Sep-97    Aug-07    10.0       $26.00      $ 13.70    N/A        $ 0.00     $29.60
226     Structure                  4,345     Aug-95    Jan-08      12       $36.00      $30-$35    5.0%       $ 0.00     $38.00
227     Kids & Lady Footlocker     4,509     Jul-98    Jun-08      10       $22.00      $ 9-$14    6.0%       $ 0.00     $22.00
228     Banana Republic            4,830     Nov-95    Jan-05       9       $42.00      $30-$35    6.0%       $ 0.00     $44.00
                                   -----
                                  48,171                                                Effective Rental Minimum         $19.94
                                                                                        Effective Rental Maximum         $44.00
                                                                                        Weighted Average Rent            $27.87
                                                                                        Weighted Average TIA             $ 6.47
DATA     5,000 SF-9,999 SF        RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.        TENANT NAME            AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
229     Aaron Brothers             5,250     Jul-95    Jul-04      9        $18.24      $ 8-$15     4.0%      $  0.00     $18.24
230     Millers Outpost            6,007     Apr-95    Mar-02      7        $25.00      $11-$12     5.0%      $  0.00     $25.00
231     Victoria's Secret          7,500     Jun-95    Jun-07     12        $20.00      $14-$16     5.0%      $ 13.50     $21.00
232     Fun Factory                7,008     Aug-95    Jul-05     10        $26.00      $ 12.60    15.0%      $  3.00     $27.90
233     Lenscrafters               5,364     Mar-97    Mar-07     10        $17.00      $ 13.53     N/A       $  0.00     $17.00
234     Lane Bryant                5,969     Dec-97    Jan-00      2        $20.00      $ 11.76     N/A       $  0.00     $20.00
235     Structure                  5,292     Jun-96    Jan-07     11        $25.00      $ 16.11     5.0%      $  0.00     $26.50
236     Banana Republic            5,329     Apr-95    Jan-07     12        $28.98      $ 16.11     5.0%      $ 18.77     $28.98
237     Millers Outpost            5,000     Jul-95    Jan-03      8        $24.00      $ 16.11     5.0%      $  0.00     $24.88
238     Rampage                    6,063     Feb-95    Jan-05     10        $30.00      $ 16.11     5.0%      $  0.00     $30.00
239     The Gap                    5,552     May-98    Apr-08     10        $23.00      $ 18.08     5.0%      $ 36.02     $25.00
240     Bugle Boy                  5,500     Dec-97    Dec-08     11        $21.00      $ 19.00     5.0%      $ 35.00     $22.82
241     Pizzeria Uno               5,582     Aug-98    Aug-13     15        $20.00      $ 12.00     6.0%      $ 98.53     $28.53
242     Lady/Kids Foot Locker      6,400     Nov-97    Jan-08     10        $19.00      $ 12.00     6.0%      $  0.00     $21.05
243     Charlotte Russe            7,072     Apr-97    Mar-09     12        $21.21        Gross    10.0%      $ 42.42     $21.21
244     Windsor Fashions           6,381     May-96    Apr-08     12        $18.00      $ 18.25     6.0%      $ 81.18     $20.00
245     Campagnie Express          7,033     May-96    Apr-06     10        $20.00      $ 18.25     5.0%      $100.00     $20.00
246     Contempo Casuals           5,150     Nov-97    Jan-08     10        $19.00      $ 18.25     5.0%      $  0.00     $20.02
247     Charlotte Russe            7,429     Jun-96    May-08     12        $15.00      $ 18.25     6.0%      $ 30.29     $15.00
248     Champs                     5,500     Aug-97    Jul-07     10        $15.00      $ 18.25     0.0%      $  0.00     $16.25
249     Rampage                    6,422     Dec-95    Jan-06     10        $35.00      $30-$35     6.0%      $ 58.39     $35.00
250     Express Compagnie          8,773     Sep-95    Jan-08     12        $33.00      $30-$35     5.0%      $  0.00     $29.11
                                   -----
                                 135,576                                                Effective Rental Minimum          $15.00
                                                                                        Effective Rental Maximum          $35.00
                                                                                        Weighted Average Rent             $23.39
                                                                                        Weighted Average TIA              $24.24
DATA     10,000 SF AND OVER       RENTABLE    LEASE    LEASE    LEASE   INITIAL ANNUAL    NNN        %                      PSF
NO.         TENANT NAME           AREA (SF)   START     END      TERM     RENT (PSF)    CHARGES    RENT       TIA/SF     EFFECTIVE
251     Millers Outpost            11,250    Feb-95    Feb-00      5        $20.00       $8-$12    5.0%       $ 0.00      $20.00
252     Super Crown Books          15,240    Jul-95    Jan-13     18        $18.00       $8-$12    3.0%       $ 0.00      $24.29
253     Circuit City               34,818    Aug-95    Jan-15     20        $ 9.37       $8-$12    1.3%       $ 0.00      $10.84
254     Cal Stores Sporting Goods  15,399    Nov-96    Jan-00      3        $ 9.09       $18.25    0.0%       $ 0.00      $10.50
255     The Alley                  13,492    Jul-97    Jun-07     10        $17.79       $18.25    6.0%       $ 7.41      $17.79
256     Barnes & Noble             27,586    Sep-95    Jan-10     14        $30.81        Fixed    3.0%       $18.13      $33.99
                                   ------
                                  117,785                                               Effective Rental Minimum          $10.50
                                                                                        Effective Rental Maximum          $33.99
                                                                                        Weighted Average Rent             $19.63
                                                                                        Weighted Average TIA              $ 5.10
===================================================================================================================================

===================================================================================================================================
RECENT LEASING ACTIVITY - MALL SHOP TENANTS BY SIZE
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE           INITIAL       INITIAL  FINAL       FINAL              % CHANGE
          TENANT CATEGORY          FLOOR/   LEASE  TERM    AREA     ANNUAL        RENT/   ANNUAL      RENT/        TI    IN RENT
          (BY SIZE/AREA)            SUITE   COMM.  (YRS)  (SQ/FT)    RENT         SQ/FT    RENT       SQ/FT       ALLOW. OVER TERM
===================================================================================================================================
1. TENANTS < 1,000 SQ/FT
   Easy Spirit                      1-139  10/97   10.3      945   $56,700      $60.00   $56,700      $60.00        $0        0.0%
   Optometric Options               1-187   2/98    8.0      980  $100,200     $102.24  $112,200     $114.49        $0       12.0%
                                                    ---      ---  ---------    -------- ---------    --------       --       -----
   SUBTOTAL:                   2                    9.2    1,925  $156,900      $81.51  $168,900      $87.74                  7.6%
- -----------------------------------------------------------------------------------------------------------------------------------
2. TENANTS 1,001-2,000 SQ/FT
   Planet Funk                      1-175   3/98    3.8    1,465   $73,250      $50.00   $73,250      $50.00        $0        0.0%
   Lids                             2-275   8/98    9.5    1,189   $53,505      $45.00   $55,883      $47.00        $0        4.4%
   Regis Hair                       2-215   1/98   10.1    1,234   $41,956      $34.00   $43,190      $35.00        $0        2.9%
                                                   ----    -----   --------     -------  --------     -------       --        ----
   SUBTOTAL:                   3                    7.8    3,888  $168,711      $43.39  $172,323      $44.32                  2.1%
- -----------------------------------------------------------------------------------------------------------------------------------
3. TENANTS 2,001-3,000 SQ/FT
   Field Management Assoc.          2-207  11/97    8.3    2,308   $53,130      $23.02   $62,362      $27.02        $0       17.4%
   Bebe                             1-120   9/97    9.3    2,471  $148,260      $60.00  $160,615      $65.00        $0        8.3%
   Kinney Shoes                     2-251  10/97   10.3    2,340   $98,280      $42.00   $98,280      $42.00        $0        0.0%
   Steve Madden                     1-158   5/98    9.8    2,147   $74,250      $34.58   $82,500      $38.43        $0       11.1%
   Tutto Bimbi                      3-395   4/98    4.8    2,988   $89,640      $30.00   $89,640      $30.00   $10,000        0.0%
   Payless Shoes                    2-211  11/97   10.3    2,347   $42,246      $18.00   $46,940      $20.00        $0       11.1%
                                                   ----    -----   --------     -------  --------     -------       --       -----
   SUBTOTAL:                   6                    8.8   14,601  $505,806      $34.64  $540,337      $37.01                  6.8%
- -----------------------------------------------------------------------------------------------------------------------------------
4. TENANTS 3,001-5,000 SQ/FT
   Banana Republic (Men)            3-346   5/97   10.0    4,237  $152,532      $36.00  $169,480      $40.00        $0       11.1%
   Disney Store                     3-358   8/97   10.5    4,500   $99,000      $22.00  $108,000      $24.00  $300,000        9.1%
   Nine West                        1-132   5/98   10.8    3,911  $137,556      $35.17  $145,198      $37.13        $0        5.6%
                                                   ----    -----  ---------     ------- ---------     -------       --        ----
   SUBTOTAL:                   3                   10.4   12,648  $389,088      $30.76  $422,678      $33.42                  8.6%
- -----------------------------------------------------------------------------------------------------------------------------------
5. FOOD COURT
   California Crisp                 3-324   7/97    9.6      603   $54,270      $90.00   $54,270      $90.00        $0        0.0%
   Ice N' Cream                     3-328   4/98    8.8      320   $51,200     $160.00   $57,600     $180.00        $0       12.5%
                                                    ---      ---   --------    --------  --------    --------       --       -----
   SUBTOTAL:                   2                    9.2      923  $105,470     $114.27  $111,870     $121.20                  6.1%
- -----------------------------------------------------------------------------------------------------------------------------------
6. ATM & KIOSK
   Activate Cellular                1-103   6/97    2.7      100   $70,000     $700.00   $70,000     $700.00        $0        0.0%
   King ATM                         1-006   1/98    5.1       12   $15,000   $1,250.00   $18,000   $1,500.00        $0       20.0%
   Previews Etc                    3-9016   3/98    1.8       21   $18,000     $857.14   $20,000     $952.38        $0       11.1%
   Sprint PCS                       3-330   8/97    1.5       36   $30,000     $833.33   $31,200     $866.67        $0        4.0%
   Watch Collection                 2-202   2/98   10.0      205   $40,000     $195.12   $42,000     $204.88        $0        5.0%
   Colorado Pen                    1-9001  12/97    5.2      180   $48,000     $266.67   $48,000     $266.67        $0        0.0%
                                                    ---      ---   --------    --------  --------    --------       --        ----
   SUBTOTAL:                   6                    4.4      554  $221,000     $398.92  $229,200     $413.72                  3.7%
- -----------------------------------------------------------------------------------------------------------------------------------
SURVEY TOTAL:                 22                    7.7   34,539 $1,546,975     $44.79  $1,645,308    $47.64     $8.98        6.4%
===================================================================================================================================

* NOTE:  THERE WERE NO LEASE COMMISSIONS OR RENT ABATEMENTS GRANTED FOR ANY OF THESE LEASES.


==============================================================================================================
AVERAGE MARKET RENT - MALL SHOPS
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- --------------------------------------------------------------------------------------------------------------
              SUITE SIZE                      APPLICABLE         PRO-RATA          INITIAL          WEIGHTED
               CATEGORY                         SQ/FT             SHARE          MARKET RENT         AVERAGE
==============================================================================================================
    Food Court Tenants                          8,477   SF          2.39%           $90.00            $2.15
          Under   1,000  SF                    15,223   SF          4.30%           $65.00            $2.79
          1,001 - 2,000  SF                    50,906   SF         14.37%           $50.00            $7.18
          2,001 - 3,000  SF                    51,990   SF         14.67%           $40.00            $5.87
          3,001 - 5,000  SF                    47,440   SF         13.39%           $35.00            $4.69
          5,001 -  Over  SF                    87,394   SF         24.66%           $30.00            $7.40
    Expansion Mall Space                       91,978   SF         25.96%           $30.00            $7.79
    Kiosks                                        720   SF          0.20%          $225.00            $0.46
    ATMS                                          221   SF          0.06%          $850.00            $0.53

==============================================================================================================
    MAIN MALL SHOP AVG. RENT:                 354,349   SF        100.00%                            $38.86
==============================================================================================================

===============================================================
         OTHER COMPONENTS                       SQ/FT
===============================================================
    Owned Anchor Tenants                      181,563   SF
===============================================================
    PROPERTY TOTAL                            535,912   SF
===============================================================


                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      Most comparable leases also include percentage rental clauses, with the tenants required to pay overage rent over a natural breakpoint. The smaller leases have overage rent clauses typically from 8.0 to 10.0 percent, while most tenants in the 2,000 to 5,000 square foot size category have overage clauses in the 6.0 percent range. Tenants over the 5,000 square foot size category have percentage rent clauses typically in the 3.0 to 6.0 percent range.

      RECENT LEASING ACTIVITY - SUBJECT MALL

      The exhibit on the accompanying page summarizes the terms of the recent lease activity, presented by size category. There have been 22 recent leases since approximately mid-1997, with a total of 34,539 square feet. Lease terms range from 1.5 to 10.8 years in length, averaging 7.7 years overall. The initial rental rates have averaged $44.79 per square foot, with effective rates only slightly higher at $47.64 per square foot on average. This represents an average increase of 6.4 percent (total) over the term of a lease. Tenant improvement allowances have been offered in only two of the recent leases, which average $8.98 per square foot for the 34,539 square feet shown.

      Overall, the average lease rate from recent leasing at $44.79 per square foot is slightly higher, but in-line with the average contract rent for shop space at $41.84 per square foot. However, the recent leasing includes several high rent spaces including six ATM/kiosks and two food court suites.

      MARKET CONCLUSIONS AND RELEASING ASSUMPTIONS

      The market rent conclusions for the subject mall are summarized on the exhibit on the accompanying page. The conclusions consider the analysis of the comparable lease data and the recent subject leasing activity. The annual per-square-foot rental conclusions are typically in-line with current contract rates. The conclusions of market rent range from a low of $30 per square foot for the largest size category to as much as $850 per square foot for the ATM space. In-line shops in the main mall have market rents ranging from $30 to $65 per square foot depending on size, and the food court market rent is $90 per square foot. These rates are generally in sync with management's current estimate of market rent for the mall. Our conclusion of market rent equals $38.86 per square foot on average. This is slightly less than the contract rent for the same space (owned GLA excluding anchors) of $41.84 per square foot.

      Our average market rent indicates a rent to sales ratio of 10.4 percent when compared to the mall shop sales at $373 per square foot. This ratio is above industry benchmark, generally 9.0 to 9.5 percent for a mall of this size and caliber, but this will improve as sales improve. The new owner expects year-end 1998 sales to equal $395 per square foot, which would yield a rent-to-sales ratio of 9.8 percent.

      We modeled 10-year lease terms as specified in the client's appraisal guidelines for regional malls. Given the very small increases in rent typically built into the leases at the subject property (only one to three dollars per square foot two or three times during the lease term, if at all), we have included a 5.0 percent increase after three years and another 5.0 percent increase after seven years for all speculative leases. For a space with a market rent conclusion of $40 per square foot, this would equal a rent schedule of $40 per square
- -------------------------------------------------------------------------------

                                                               INCOME APPROACH
- ------------------------------------------------------------------------------

foot for years 1 through 3, $42 per square foot for years 4 through 7 and $44.10 per square foot for years 8 through 10.

   We have included a $15 per square foot tenant improvement allowance for new tenants, $5.00 per square foot for renewals, and a blended tenant improvement allowance for speculative rollovers of $8.50 per square foot using a renewal probability of 65 percent. These amounts have been grown at
3.5 percent.

OTHER INCOME SOURCES

  Over Rent -- Tenant Sales Assumptions

  The majority of the leases include a percentage rent clause whereby the tenants are responsible to pay percentage rent based on overage clauses typically ranging from 5.0 to 8.0 percent of gross sales, less the based minimum rent paid. The available historical data indicates the 1996 overage rental for the property equaled $87,371, dropping to $33,102 in 1997. The
1998 budgeted overage rent is $56,607. The 1995 amount, which is based on July to December 1995 figures annualized, indicates overage of $132,726.

   We reviewed gross sales reports provided by the mall management covering the periods of calendar 1996 and 1997, copies of which are contained in the addenda. We maintain in our files sales reports for 1990 through 1995 obtained from the prior ownership. The comparable mall shop sales trend is summarized in the following table:

 YEAR    PSF SALES
- ------  -----------
 1990       $368
 1991       $345
 1992       $350
 1993       $324
 1994       $308
 1995       $348
 1996       $374
 1997       $373

   The January 1994 Northridge earthquake caused damage to the subject mall, and Robinson's-May and the parking structure closed for a period. This factor considered with the 10 year tenant rollover, poor leasing performance of the expansion component of the property, and the recession led to flat or declining sales for a number of tenants during 1993-1994. As illustrated by the per-square-foot sales figures above, the property has fully recovered from the drop in sales performance.

  Sales Assumptions and Growth Projections

   The subject mall has experienced per-square-foot sales volumes near the upper end of the range exhibited by comparable regional malls in southern California. The surrounding trade area has favorable economic characteristics, but the area is mature, and there are no major developments on the horizon which would suggest either substantial increases or

- ------------------------------------------------------------------------------

                                                               INCOME APPROACH
- ------------------------------------------------------------------------------

decreases in sales volume relative to inflation will occur in the foreseeable future. The new ownership anticipates sales to reach $395 per square foot by year-end 1998. This suggests an increase of 5.9 percent over the 1997 amount.

   In our analysis, we have included sales growth of 4.0 percent per year, the same as market rent and general expense growth. This projection is consistent with the growth assumptions modeled by the recent purchaser of the property, Macerich. This rate of growth is slightly higher than our general inflation assumption of 3.5 percent, based on the market's perception of income growth at the subject property. For the 1998 sales entries for each tenant in Pro-Ject, we modeled sales for the existing subject tenants based on a 3.5 percent increase over the actual 1997 amount.

  Miscellaneous Income

   The historical miscellaneous revenues for the subject include:
1) specialty leasing income, 2) storage rent, 3) capital income, 4) Nordstrom storage rent, 5) other income, and 6) marketing revenue.

   1) The specialty leasing component of the subject's miscellaneous income includes sources from cart rentals, in-line revenue, telephone revenue, vending revenue, and other specialty leasing. In 1996 specialty leasing income for the subject equaled $776,775, and $787,319 for 1997. This figure compares with the 1998 budgeted figure of $702,739. We estimated specialty leasing revenue for the subject at $700,000 during 1998 and increased this figure 3.5 percent annually throughout the term of the holding period.

   2) The statements we reviewed indicated total receipts for storage rentals equaled $234,906 in 1996 and totaled $45,075 in 1997. This figure compares with a 1998 budgeted figure of $57,600. Based on current projections and agreements in place, we have applied the budget figure of $57,600 for 1998 in our analysis, grown at 3.5 percent annually throughout the term of the holding period.

   3) Capital revenue at the subject equaled $129,710 in 1996 and $124,302 in 1997. This figure compares with the 1998 budgeted capital revenues of $126,000. We estimated this income item at $125,000 during 1998 and increased this figure 3.5 percent annually throughout the term of the holding period.

   4) Nordstrom currently leases a significant block of storage space. The annual rental for this storage space equals $472,500 annually, fixed throughout the lease term. We have included income source at $472,500 annually with no increase throughout the term of the holding period.

   5) Other income at the subject equaled $103,978 in 1996 and $59,607 in 1997. This compares with the budgeted figure for of only $12,000. We have included this income item in accordance with the budgeted figures or $12,000 during 1998 and increased this figure 3.5 percent annually throughout the holding period.

- ------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      6) May Company (Robinson's-May) pays a fixed annual contribution towards CAM of $305,248. This amount has been included in our analysis, and deducted from the recovery pool before tenant contributions..

      Based on the above conclusions of the 1998 miscellaneous income items for the subject, our estimate of total miscellaneous income is summarized below:

                  1998 MISCELLANEOUS INCOME ESTIMATE
                  Specialty Leasing                 $700,000
                  Storage Rent                        57,600
                  Capital Income                     125,000
                  Nordstrom Storage                  472,500
                  Other Income                        12,000
                  May Co.                            305,248
                  Total Miscellaneous Income      $1,672,348

      Expense Recoveries

      The lease abstracts we reviewed along with CAM, Tax, and Insurance reconciliation documentation indicate that most tenants pay operating expense reimbursements based on a pro-rata share of the applicable gross leasable area over the occupied area of the center (net of various components of GLA). The recoverable expenses include CAM-Expenses, Insurance Real Estate Taxes, Food Court, Electricity, Tenant HVAC, and Water. The costs for Electricity, Tenant HVAC, and Water are directly attributable to the main mall and are not passed through to the expansion mall tenants. The costs for Food Court expenses are related directly to the operation of the subject food court and are not passed through to any non-food court tenant in the center. Costs for CAM-Expenses, Real Estate Taxes, and Insurance are billable to most of the subject tenants, with few exceptions. There are several different methods of expense recovery for the subject tenants, but nearly all mall leases included an administrative surcharge ranging from 5.0 to 15.0 percent applied to CAM, Tax, and Insurance expenses. Specific administration charges for the tenants are itemized in the accompanying page chart.

      A number of the subject tenants make a contribution to the expense pool based on fixed escalatable expenses. As previously discussed Robinson's-May pays $305,248 annually toward the expense pool as a reimbursement for parking garage maintenance and operation. Nordstrom and Tony Roma's pay no CAM, Taxes, or Insurance. Barnes & Noble, McDonalds, Sprint PCS and Pavilions pay a fixed contribution of CAM, Taxes, and Insurance to the expense pool. Pro-rata pass through figures are estimated for the remaining tenants based on varying calculations. The most common method of calculating a mall tenant's pro-rata share is based on occupied area of the center net of department stores, Pavilions, and main mall stores with exterior entrances.

      Existing subject tenants were modeled in conformance with the current recovery formats. Specific administrative surcharge information for each tenant ranges from 5.0 to 15.0 percent. Future tenants were modeled with 15 percent administrative surcharges applied to CAM and Insurance Expenses and no surcharge applied to Real Estate Taxes,
- -------------------------------------------------------------------------------

======================================================================================================================
ADMINISTRATION CHARGE SUMMARY
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------------------------------------
                                                                             ADMINISTRATION CHARGE
   SUITE                  TENANT                    SIZE            CAM           INSURANCE          TAXES
======================================================================================================================
                                                              ----------------------------------------------------
    103      Activate Cellular                      100            Fixed            Fixed            Fixed
                                                              ----------------------------------------------------
    ATM1     ATM                                     16             None            None              None
                                                              ----------------------------------------------------
    616      Baja Buds Del Norte                   2,099            None            None               0%
                                                              ----------------------------------------------------
    361      Banana Republic                       4,830            15%              0%                0%
                                                              ----------------------------------------------------
    346      Banana Republic (Men)                 4,237            15%              15%               0%
                                                              ----------------------------------------------------
    113      Barami Stuido                         2,774            15%              0%                0%
                                                              ----------------------------------------------------
    174      Bare Escentuals                        724             15%              15%               0%
                                                              ----------------------------------------------------
    401      Barnes & Noble                        27,586        Fixed/CPI          None              None
                                                              ----------------------------------------------------
    154      Bassini                               2,384            15%              15%              15%
                                                              ----------------------------------------------------
    257      BATH & BODY WORKS                     2,403            15%              0%                0%
                                                              ----------------------------------------------------
    120      BEBE                                  2,471            15%              0%                0%
                                                              ----------------------------------------------------
    182      Bisou-Bisou                           1,107            15%              15%              15%
                                                              ----------------------------------------------------
    143      Body Shop, The                         960             15%              0%                0%
                                                              ----------------------------------------------------
    271      Bombay Company, The                   3,889            15%              10%               0%
                                                              ----------------------------------------------------
    372      Bon Voyage                            1,415            15%              15%              15%
                                                              ----------------------------------------------------
    368      Brooks Shoes for Kids                 1,060            15%              5%                5%
                                                              ----------------------------------------------------
    189      BCBG                                  1,826            15%              15%              15%
                                                              ----------------------------------------------------
    163      BCBG Shoes                             808             15%              15%              10%
                                                              ----------------------------------------------------
    324      CALIFORNIA CRISP                       603             15%              15%               0%
                                                              ----------------------------------------------------
    308      California Steak & Fries               535             15%              15%              15%
                                                              ----------------------------------------------------
    276      CARLTON HAIR                          1,057            15%              15%               0%
                                                              ----------------------------------------------------
    147      Carriage Trade                         909             15%              0%                0%
                                                              ----------------------------------------------------
    288      Cathy Jean                            1,152            15%              15%              15%
                                                              ----------------------------------------------------
    124      CHAMPS SPORTS                         4,488            15%              0%                0%
                                                              ----------------------------------------------------
    123      CHARLES DAVID                         1,486            15%              15%              15%
                                                              ----------------------------------------------------
    235      Claire's Accessories                  1,049            15%              15%               0%
                                                              ----------------------------------------------------
    332      Coffee Merchant, The                   751             15%              15%              15%
                                                              ----------------------------------------------------
    9001     Colorado Pen                           180             15%             None              None
                                                              ----------------------------------------------------
    248      Contempo Casuals                      3,628            15%              15%               0%
                                                              ----------------------------------------------------
    316      Croissants & More                      144             15%              15%              15%
                                                              ----------------------------------------------------
    358      DISNEY STORE, THE                     4,500            15%             NONE               0%
                                                              ----------------------------------------------------
    320      East Wind                              603             15%              15%              15%
                                                              ----------------------------------------------------
    139      Easy Spirit                            945             15%              15%               0%
                                                              ----------------------------------------------------
    353      Electronics Boutique                  1,358            15%              15%               0%
                                                              ----------------------------------------------------
    376      Elza                                  1,147            15%              15%              15%
                                                              ----------------------------------------------------
    387      EVERYTHING BUT WATER                  1,278            15%              15%              15%
                                                              ----------------------------------------------------
    204      EXPRESS                               8,773            15%              0%                0%
                                                              ----------------------------------------------------
    318      Fajita Flats                           700             15%              15%              15%
                                                              ----------------------------------------------------
    207      Field Management Associates           2,308            15%              15%              15%
                                                              ----------------------------------------------------
    171      First Bellissimo                      1,288            15%              5%                5%
                                                              ----------------------------------------------------
    162      FOOTLOCKER                            2,003            15%              15%               0%
                                                              ----------------------------------------------------
    268      Franklin Mint Gallery, The            1,355            15%              0%                0%
                                                              ----------------------------------------------------
    382      GAME KEEPER, THE                       901             15%              15%              15%
                                                              ----------------------------------------------------
    342      GAP KIDS                              6,421            15%              0%                0%
                                                              ----------------------------------------------------
    232      GAP, THE                              10,360           15%              0%                0%
                                                              ----------------------------------------------------
    264      Garden Botanika                       2,053            15%             None               0%
                                                              ----------------------------------------------------
    321      General Nutrition Center              1,608            15%              15%               0%
                                                              ----------------------------------------------------
    289      Going To The Game                     1,841            15%              10%              15%
                                                              ----------------------------------------------------
    301      GOLDWYN PAVILION CINEMAS              8,321            15%              15%               0%
                                                              ----------------------------------------------------
    116      Guess ?                               5,380            15%              15%               0%
                                                              ----------------------------------------------------
    379      GYMBOREE                              2,177            15%              0%                0%
                                                              ----------------------------------------------------
    322      Hana Grill                             622             15%              15%              15%
                                                              ----------------------------------------------------
    304      Hot Dog On A Stick                     507             15%              15%              15%
                                                              ----------------------------------------------------
    328      ICE N' CREAM                           320             15%              15%              15%
                                                              ----------------------------------------------------
    225      J.C.C.                                1,223            15%              0%                0%
                                                              ----------------------------------------------------
    136      Jan's Hallmark                        2,810            15%              15%              15%
                                                              ----------------------------------------------------
    378      Jewelry Collection                     480             15%              15%              15%
                                                              ----------------------------------------------------
    119      Jones New York                        1,317            15%              0%                0%
                                                              ----------------------------------------------------
    349      KAY-BEE TOY & HOBBY                   3,843            15%              0%                0%
                                                              ----------------------------------------------------
     6       King ATM                                12             None            None              None
                                                              ----------------------------------------------------
    251      KINNEY SHOES                          2,340            15%              15%               0%
                                                              ----------------------------------------------------
    227      Lady Footlocker                       2,317            15%              15%              15%
                                                              ----------------------------------------------------
    200      Lane Bryant                           5,683            15%              15%               0%
                                                              ----------------------------------------------------
    115      Le Prestige                           1,482            15%              15%              15%
                                                              ----------------------------------------------------
    159      Leathermode                           1,111            15%              15%               0%
                                                              ----------------------------------------------------
    114      LECHTER'S                             6,119            15%              15%              15%
                                                              ----------------------------------------------------
    199      LensCrafters                          3,192            15%              0%                0%


- ----------------------------------------------------------------------------------------------------------------------
                                                                             ADMINISTRATION CHARGE
   SUITE                  TENANT                    SIZE            CAM           INSURANCE          TAXES
======================================================================================================================
                                                              ----------------------------------------------------
    272      Lids                                  1,189            15%              15%               0%
                                                              ----------------------------------------------------
    179      Lili's Boutique                       1,474            15%              15%              15%
                                                              ----------------------------------------------------
    354      LIMITED TOO!                          3,322            15%              0%                0%
                                                              ----------------------------------------------------
    146      LIMITED, THE                          9,921            15%              0%                0%
                                                              ----------------------------------------------------
    603      Linear                                1,200            15%              0%                0%
                                                              ----------------------------------------------------
    100      Lisa's Beauty Supply                  2,021            15%              15%              15%
                                                              ----------------------------------------------------
    280      LA Nails                               469             15%              15%              15%
                                                              ----------------------------------------------------
    604      McDonald's                            1,152        Fixed/Sales      Fixed/Sales      Fixed/Sales
                                                              ----------------------------------------------------
    129      Morgan Paris                          2,043            15%              15%               0%
                                                              ----------------------------------------------------
    397      Motherhood Maternity                   800             15%              15%              15%
                                                              ----------------------------------------------------
    167      Mrs. Field's Cookies                   808             15%              15%              15%
                                                              ----------------------------------------------------
    369      NATURAL WONDERS                       2,091            15%              15%               0%
                                                              ----------------------------------------------------
    326      New York Deli                          602             15%              15%              15%
                                                              ----------------------------------------------------
    132      Nine West                             3,911            15%              15%               0%
                                                              ----------------------------------------------------
     1       Nordstrom                            138,128           None            None              None
                                                              ----------------------------------------------------
    187      OPTOMETRIC OPTIONS                     980             15%              0%                0%
                                                             ----------------------------------------------------
    333      Pacific Sunwear                       2,514            15%              0%                0%
                                                              ----------------------------------------------------
    310      Panda Express                          817             15%              15%               0%
                                                              ----------------------------------------------------
    197      PANDA INN                             5,863            15%              15%               0%
                                                              ----------------------------------------------------
    151      Papyrus                               1,111            15%              15%              15%
                                                              ----------------------------------------------------
     50      Pavilions                             43,435        Fixed/Step         None              None
                                                              ----------------------------------------------------
    211      Payless ShoeSource                    2,347            15%              15%              15%
                                                              ----------------------------------------------------
    155      Perfumania                            1,010            15%              5%                5%
                                                              ----------------------------------------------------
    175      Planet Punk                           1,465            15%              15%              10%
                                                              ----------------------------------------------------
    505      Politically Incorrect                  516             15%              15%              15%
                                                              ----------------------------------------------------
    380      Pretzel Time                           829             15%              0%                0%
                                                              ----------------------------------------------------
    9016     Previews, Etc.                          21             None            None              None
                                                              ----------------------------------------------------
    186      Privilege                             1,866            15%              5%                5%
                                                              ----------------------------------------------------
    256      Rampage                               6,422            15%              15%              15%
                                                              ----------------------------------------------------
    384      Raymond Sassoon                        792             15%              15%              15%
                                                              ----------------------------------------------------
    215      Regis Hairstylists                    1,234            15%              15%              15%
                                                              ----------------------------------------------------
    341      Right Start, The                      2,629            15%              15%               0%
                                                              ----------------------------------------------------
    219      Ritz Camera 1 Hour Photo              1,318            15%              15%              10%
                                                              ----------------------------------------------------
    300      Sbarro                                 991             15%              15%              15%
                                                              ----------------------------------------------------
    201      SEE'S CANDIES                         1,200            15%              15%               0%
                                                              ----------------------------------------------------
    292      Servis & Taylor                        581             15%              15%              15%
                                                              ----------------------------------------------------
    203      Shoe Care                              492             15%              15%              15%
                                                              ----------------------------------------------------
    135      Sho+C113e Lord                        1,001            15%              10%              10%
                                                              ----------------------------------------------------
    193      SISLEY                                3,255            15%              15%               0%
                                                              ----------------------------------------------------
    293      Skechers                              1,956            15%              15%              15%
                                                              ----------------------------------------------------
    231      Speedo Authentic Fitness              1,200            15%              15%              10%
                                                              ----------------------------------------------------
    267      SPENCER GIFTS                         1,140            15%              15%               0%
                                                              ----------------------------------------------------
    297      Splendiferous                          701             15%              15%               0%
                                                              ----------------------------------------------------
    330      Sprint PCS                              36            Fixed            Fixed            Fixed
                                                              ----------------------------------------------------
    158      Steve Madden                          2,147            15%              15%              None
                                                              ----------------------------------------------------
    241      STRUCTURE                             4,345            15%              0%                0%
                                                              ----------------------------------------------------
    221      Suncoast Motion Picture Co.           2,546            15%              0%                0%
                                                              ----------------------------------------------------
    375      Sunglass Hut                          1,310            15%              10%              10%
                                                              ----------------------------------------------------
    229      SUNGLASS PLACE                         516             15%              10%              10%
                                                              ----------------------------------------------------
    325      Sweet Factory                         1,108            15%              10%              10%
                                                              ----------------------------------------------------
    309      TASTIES                                231             15%              15%               0%
                                                              ----------------------------------------------------
    285      Things Remembered                     1,294            15%              15%              15%
                                                              ----------------------------------------------------
    513      Tony Roma's                           4,309            None            None              None
                                                              ----------------------------------------------------
    263      Track 'N Trail                        1,782            15%              0%                0%
                                                              ----------------------------------------------------
    395      Tutto Bimbi                           2,988            15%              15%              15%
                                                              ----------------------------------------------------
    170      VENCCI                                2,192            15%              15%              15%
                                                              ----------------------------------------------------
    220      VICTORIA'S SECRET                     7,574            15%              0%                0%
                                                              ----------------------------------------------------
    104      WALDENBOOKS / WALDENKIDS              6,557            15%              15%              15%
                                                              ----------------------------------------------------
    202      Watch Collection                       205             15%              15%              15%
                                                              ----------------------------------------------------
    385      Westime                               2,432            15%              15%              15%
                                                              ----------------------------------------------------
    373      Westside One Hour Photo                763             15%              15%              15%
                                                              ----------------------------------------------------
    296      What A Kick                            783             15%              0%                0%
                                                              ----------------------------------------------------
    101      Zales Jewelers                        1,966            15%              15%               0%
                                                              ----------------------------------------------------

    Key:     BOLD = CAM & Insurance over 2GLO
             Italics = CAM over 1GLO, Insur over 2GLO All others = CAM &
             Insurance over 1GLO
======================================================================================================================

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
based on the most common pass-through methods currently being utilized at the property. Pro-rata share estimates for future tenants are calculated based on the occupied area of the center net of department stores, Pavilions, and main mall stores with exterior entrances, which is also the most common method currently being utilized.

OCCUPANCY COSTS

     For further analysis of the economic forecast for the subject property, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 8.0 to 10.0 percent range in the initial year of the lease. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

     The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $300 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. Obviously, this comparison will vary from tenant to tenant and property to property.

     In higher end markets where tenants are able to generate sales above industry averages, such as the subject Westside Pavilion, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. This is the case with the subject property, at which sales are expected to continue to improve. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several Southern California regional malls with which we have had direct insight over the past year. This information is provided on the ACCOMPANYING CHART. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

     From the seven Southern California malls presented, we see that the ratio of base rent to sales ranges from 8.6 to 10.8 percent, while the total occupancy cost ratios vary from 12.2 to 17.0 percent when all recoverable expenses are included. The surveyed mean for the malls analyzed is 9.4 percent and 14.9 percent, respectively.

     These relative measures can be compared with two well known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1997) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 6.0 to 8.0 percent and total occupancy cost ratios of 9.0 and 13.0 percent, respectively.
- -------------------------------------------------------------------------------

==================================================================================
SUMMARY OF SOUTHERN CALIFORNIA REGIONAL MALLS
CUSHMAN & WAKEFIELD, INC.

                                  COMPARABLE         COMPARABLE        COMPARABLE
                                      MALL 1             MALL 2            MALL 3
- ----------------------------------------------------------------------------------
                                                                   Robinson's-May,
                                  Nordstrom,                               Macy's,
                                     Macy's,     Bloomingdale's         Nordstrom,
Anchors                       Robinson's-May         and Macy's          JC Penney
Total GLA                          1,189,217            864,790          1,048,123
Anchor GLA                           660,000            500,535            613,460
Mall Shop GLA                        529,217            364,255            434,663
% Mall Shop/Total GLA                    45%                42%                41%
Developer/Investor Owned GLA         529,217            364,255            434,663
Mall Shop Occupancy                      95%                82%                80%
1997 Average Rent                $     30.00        $     33.00        $     28.50
CAM Costs/SF Mall Shop GLA       $      9.30        $     10.72        $     12.22
1997 Average NNN Charges         $     12.60        $     16.11        $     18.25
1997 Sales Per SF                $       350        $       305        $       280
Rent to Sales Ratio                     8.6%              10.8%              10.2%
Occupancy Cost Ratio                   12.2%              16.1%              16.7%
Operating Expenses               $ 7,000,000        $ 6,216,568        $ 8,352,208
Expenses/SF Owned GLA            $     13.23        $     17.07        $     19.22
Operating Expense Ratio to EGI         37.6%              41.8%              50.4%
Food Court GLA                        11,253              6,969              7,202
1997 Food Court Rents            $     85.00        $     87.65        $     63.82
Food Court/NNN Charges                   N/A        $     40.32        $     31.55
Food Court Sales                         N/A        $    673.00        $       609
Food Court Rent/Sales                    N/A              13.0%              10.5%
Food Court Occupancy Costs               N/A              19.0%              15.7%
Percentage Rent                  $   162,645        $    92,506        $   156,799
Total Revenue                    $18,600,000        $14,858,092        $16,572,776
% of Revenue                           0.87%              0.62%              0.95%

                                 COMPARABLE         COMPARABLE         COMPARABLE          COMPARABLE
                                     MALL 4             MALL 5             MALL 6              MALL 7
- ------------------------------------------------------------------------------------------------------
                                                    Nordstrom,     Sears, Macy's,
                                                    Macy's, JC    Robinson's-May,          JC Penney,
                                  Sears, JC     Penney, Sears,          Dillards,           Mervyn's,
Anchors                       Penney, Other     Robinson's-May          JC Penney      Robinson's-May
Total GLA                           827,571          1,100,295          1,226,293             662,510
Anchor GLA                          781,070            704,581            805,428             366,845
Mall Shop GLA                       276,554            395,714            420,865             295,665
% Mall Shop/Total GLA                   33%                36%                34%                 45%
Developer/Investor Owned GLA        276,554            395,714            560,073             295,665
Mall Shop Occupancy                     90%                87%                97%                 93%
1997 Average Rent                $    14.50        $     25.43        $     24.69         $     28.06
CAM Costs/SF Mall Shop GLA       $     6.23        $      7.99        $     10.08         $     13.45
1997 Average NNN Charges         $    10.00        $     13.75        $     12.00         $     21.41
1997 Sales Per SF                $      166        $       286        $       266         $       291
Rent to Sales Ratio                    8.7%               8.9%               9.3%                9.6%
Occupancy Cost Ratio                  14.8%              13.7%              13.8%               17.0%
Operating Expenses               $2,428,055        $ 5,838,391        $ 5,807,536         $ 7,012,000
Expenses/SF Owned GLA            $     8.78        $     14.75        $     10.37         $     23.72
Operating Expense Ratio to EGI        44.0%              40.4%              35.5%               48.5%
Food Court GLA                         None              4,575             13,263               8,096
1997 Food Court Rents                  None        $     82.41        $     50.83         $     67.42
Food Court/NNN Charges                 None        $     36.34        $     20.60         $     28.78
Food Court Sales                       None        $       756        $       506         $       481
Food Court Rent/Sales                  None              10.9%              10.0%               14.0%
Food Court Occupancy Costs             None              15.7%              14.1%               20.0%
Percentage Rent                  $    5,199        $   223,209        $   116,782         $   348,000
Total Revenue                    $5,515,656        $14,437,112        $16,370,705         $14,450,000
% of Revenue                          0.09%              1.55%              0.71%               2.41%

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
     As presented previously, the average contract rental rate for all non-anchor suites at the subject property is approximately $41.84 per square foot. Applying the percentage rent and recovery income from the first fiscal year of our discounted cash flow analysis, we can calculate the total occupancy cost for the center.

===============================================================================

                              WESTSIDE PAVILLION
                    TOTAL OCCUPANCY COST ANALYSIS - FY 1999
- -------------------------------------------------------------------------------
TENANT COST                                                 PER SQ. FT.
===============================================================================
Average Contract Rent without Anchors                        $ 41.84
Percentage Rent                                              $  0.19
                                                             -------
Total Rent                                                   $ 42.03
1997 Comparable Store Sales                                  $373.00
TOTAL RENT AS % OF SALES                                       11.27%

Common Area Maintenance                                      $ 12.75
Real Estate Taxes                                            $  5.01
Insurance                                                    $  1.62
Electricity                                                  $  3.24
HVAC                                                         $  1.96
Water/sewer                                                  $  0.07
Food Court                                                   $  0.48
                                                             -------
Total Tenant Costs                                           $ 25.12

Rent Plus Tenant Costs                                       $ 67.15
1997 Comparable Store Sales                                  $373.00
COST OF OCCUPANCY RATIO                                        18.00%

===============================================================================

      * Recoveries/sf based on FY 1999 amounts over 354,349 sq. ft. (excl. anchors)


     Total costs, on average, are shown to be 18.0 percent of year-end 1997 mall shop sales which is above industry guidelines. However, the mall continues to maintain high occupancy and achieve healthy rental rates. Tenants have been willing to burden high occupancy costs at the subject to be at this popular westside mall. A tenant by tenant occupancy cost summary is contained in the Addenda. The expectations of increased sales volumes is clear from both the tenants and management. The new ownership anticipates sales to reach $395 per square foot for year-end 1998, which would reduce the occupancy cost ratio to
17.0 percent. Given Macerich's vast experience as a an owner of regional malls, some economies are likely to benefit the subject; reducing the costs to the tenants. Overall, while the occupancy costs at the subject are high, they are expected to decline with improving sales and more efficient management of expenses.
- -------------------------------------------------------------------------------


===============================================================================================
LEASE-UP/ABSORPTION PROJECTIONS                           Applicable GLA
WESTSIDE PAVILION                                         Owned GLA                  535,912
Cushman & Wakefield, Inc.
- -----------------------------------------------------------------------------------------------
  SUITE                                    DEMISED      PROJECTED       RENT PER    PROJECTED
   NO.              DESCRIPTION             AREA       ANNUAL RENT        SQ/FT     LEASE DATE
===============================================================================================
MAIN MALL:
   302         Vacant - Food Court           608         $54,720          $90.00      OCT-98
   306         Vacant - Food Court           975         $87,750          $90.00      DEC-98
   319         Vacant - Food Court           450         $40,500          $90.00      JUN-99
   362         Vacant In-Line              1,122         $56,100          $50.00      AUG-98
  ATM's        3 @ 12 sf each                 36             N/A             N/A  NOT LEASED
 Kiosks        Vacant Kiosk 1                185         $41,625         $225.00      OCT-98
 Kiosks        Vacant Kiosk 2                150         $33,750         $225.00      APR-99

===============================================================================================
               SURVEY TOTAL:               3,526        $314,445          $90.10
               Vacancy Rate/Owned GLA:     0.66%
===============================================================================================

- -----------------------------------------------------------------------------------------------
  SUITE                                    DEMISED      PROJECTED       RENT PER    PROJECTED
   NO.              DESCRIPTION             AREA       ANNUAL RENT        SQ/FT     LEASE DATE
===============================================================================================

EXPANSION
  MALL

  402          Vacant - Exp. Level 1       1,089         $32,670          $30.00
  403          Vacant - Exp. Level 1       1,200         $36,000          $30.00
  404          Vacant - Exp. Level 1       1,300         $39,000          $30.00
  405          Vacant - Exp. Level 1       1,433         $42,990          $30.00
  406          Vacant - Exp. Level 1       1,759         $52,770          $30.00
  407          Vacant - Exp. Level 1       1,394         $41,820          $30.00       NOTE
  409          Vacant - Exp. Level 1       6,000        $180,000          $30.00
  411          Vacant - Exp. Level 1       3,622        $108,660          $30.00      LEASED
  413          Vacant - Exp. Level 1       2,585         $77,550          $30.00
 501A          Vacant - Exp. Level 2       2,028         $60,840          $30.00        IN
  507          Vacant - Exp. Level 2       1,100         $33,000          $30.00
  508          Vacant - Exp. Level 2         975         $29,250          $30.00     ANALYSIS
  510          Vacant - Exp. Level 2       2,098         $62,940          $30.00
  512          Vacant - Exp. Level 2       5,000        $150,000          $30.00
 514A          Vacant - Exp. Level 2       1,400         $42,000          $30.00
 514B          Vacant - Exp. Level 2       1,135         $34,050          $30.00
  515          Vacant - Exp. Level 2         499         $14,970          $30.00
  516          Vacant - Exp. Level 2         499         $14,970          $30.00
  602          Vacant - Exp. Level 3         969         $29,070          $30.00
  605          Vacant - Exp. Level 3       1,000         $30,000          $30.00
  606          Vacant - Exp. Level 3       1,000         $30,000          $30.00
  607          Vacant - Exp. Level 3       1,000         $30,000          $30.00
  609          Vacant - Exp. Level 3       1,300         $39,000          $30.00
  610          Vacant - Exp. Level 3       1,757         $52,710          $30.00
  611          Vacant - Exp. Level 3       3,545        $106,350          $30.00
  612          Vacant - Exp. Level 3       1,650         $49,500          $30.00
  613          Vacant - Exp. Level 3         500         $15,000          $30.00
  614          Vacant - Exp. Level 3       6,000        $180,000          $30.00
  619          Vacant - Exp. Level 3       1,279         $38,370          $30.00

===============================================================================================
               SURVEY TOTAL:              55 116      $1,653,480          $30.00
               Vacancy Rate/Owned GLA:    10.28%
===============================================================================================

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------

ABSORPTION/LEASE-UP

      The chart on the accompanying chart summarizes our lease-up assumptions of the space that is currently vacant. We have assumed the main mall space to lease gradually over the next twelve months (last space leasing June 1999) based on our knowledge of the space and conversations with the leasing representative. We have not leased the three additional ATM spaces with 36 square feet, given that the subject is already well served by ATMs.

      The Expansion mall, Phase II, is only 40.1 percent leased, and has suffered significant vacancy problems since construction in 1991. The recent purchaser of the property did not include any new lease-up of this space in their analysis, as it is generally regarded as a redevelopment opportunity. Macerich assumed that four of the six tenants would renew (Barnes & Noble, Politically Incorrect, Tony Roma's and Linear Hair) at their current contract rents, that Baja Buds would renew at reduced rent and McDonald's would vacate. In our discussions with the selling broker involved in the transaction, others involved analyzed this portion of the property very conservatively as well. Given the lack of success for Phase II, we have held all currently vacant space in Phase II as vacant throughout the projection period.

VACANCY & COLLECTION LOSS

     For the Phase I & Phase II combined cash flow, we have included a global credit loss of 1.0 percent vacancy and collection loss against all tenant revenues with the exception of Nordstrom, Pavilions and Barnes & Noble. The majority of the current vacant space, which is located in Phase II and is held vacant through the cash flow. Therefore, a 1.0 percent credit loss is adequate.

     In the separate analysis of Phase I only, we project stabilized economic occupancy at about 95 percent. However, the recovery income is calculated over occupied area and therefore no recovery income would be lost on vacant space. As Pro-Ject applies the credit loss factor as a deduction against all revenues, including recovery revenue, a credit loss factor of 3.0 percent is considered appropriate. Our global collection loss of 3.0 percent is not applied to Nordstrom or Pavilions and is used in conjunction with lag vacancy of two months downtime between speculative rollovers.

OPERATING EXPENSES

      We estimated the operating expenses for the subject property based on a review and analysis of the actual operating expenses and discussions with the subject management. We also examined industry standards as reported by Dollars and Cents of Shopping Centers and considered actual costs for comparable shopping centers we have recently appraised in Southern California.

      The exhibit on an accompanying page summarizes the subject's operating history for 1995 (annualized July - December), 1996, 1997 and the 1998 budget. Our conclusions for the subject's expenses are shown in the final column on the right, and are for the fiscal year ending June 30, 1999. Future expense increases are based on 4.0 percent assumed
- -------------------------------------------------------------------------------


==================================================================================================================================
   INCOME & EXPENSE ANALYSIS - Westside Pavilion I & II Combined
   Cushman & Wakefield, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
                                            July - Dec      Per Sq/Ft                    Per Sq/Ft                   Per Sq/Ft
                                            Annualized       of GLA         Actual        of GLA        Actual         of GLA
                                               1995           1995           1996          1996          1997           1997
==================================================================================================================================
   ------------------------------------
   OPERATING INCOME
   ------------------------------------
      MINIMUM RENT
      Base Rent:                             $11,988,912     $22.37      $12,542,506      $23.40      $13,000,078      $24.26
      Percentage Rent:                       $   132,726     $ 0.25      $    87,371      $ 0.16      $    33,102      $ 0.06
      Specialty Leasing:                     $   894,608     $ 1.67      $   776,775      $ 1.45      $   787,319      $ 1.47
      Storage Rent                           $   234,752     $ 0.44      $   234,906      $ 0.44      $    45,075      $ 0.08
      Nordstrom Storage                      $   469,200     $ 0.88      $   469,200      $ 0.88      $   480,450      $ 0.90
      Robinson's May Parking                 $        --     $   --      $        --      $   --      $        --      $   --
      Bad Debt (or Vacancy Loss)             $        --     $   --      $        --      $   --      $   (79,163)     $(0.15)
                                             -----------     ------      -----------      ------      -----------      ------
      SUBTOTAL:                              $13,720,198     $25.60      $14,110,758      $26.33      $14,266,861      $26.62

      RECOVERY INCOME
      CAM Income:                            $ 4,409,572     $ 8.23      $ 5,172,374      $ 9.65      $ 4,484,756      $ 8.37
      Food Court Income:                     $   176,812     $ 0.33      $   177,711      $ 0.33      $   254,558      $ 0.47
      Property Tax Income:                   $ 1,796,766     $ 3.35      $ 1,771,151      $ 3.30      $ 1,657,583      $ 3.09
      Insurance Income:                      $   430,008     $ 0.80      $   373,896      $ 0.70      $   357,303      $ 0.67
      HVAC Income:                           $   599,042     $ 1.12      $   631,974      $ 1.18      $   717,714      $ 1.34
      Electricity Income                     $ 1,071,876     $ 2.00      $   978,487      $ 1.83      $ 1,057,021      $ 1.97
      Water/Sewer Income:                    $    24,892     $ 0.05      $    22,173      $ 0.04      $    21,178      $ 0.04
                                             -----------     ------      -----------      ------      -----------      ------
      SUBTOTAL:                              $ 8,508,968     $15.88      $ 9,127,766      $17.03      $ 8,550,113      $15.95

      OTHER INCOME
      Capital Revenue                        $   126,176     $ 0.24      $   129,710      $ 0.24      $   124,302      $ 0.23
      Marketing                              $    50,000     $ 0.09      $    50,000      $ 0.09      $        --      $   --
      Other Income                           $    87,034     $ 0.16      $   103,978      $ 0.19      $    59,607      $ 0.11
                                             -----------     ------      -----------      ------      -----------      ------
      SUBTOTAL:                              $   263,210     $ 0.49      $   283,688      $ 0.53      $   183,909      $ 0.34

      TOTAL INCOME:                          $22,492,376     $41.97      $23,522,212      $43.89      $23,000,883      $42.92

   ------------------------------------
   OPERATING EXPENSES
   ------------------------------------

      CAM
         Payroll/Benefits                    $        --     $   --      $   919,299      $ 1.72      $   632,337      $ 1.18
         Contract Maintenance                $        --     $   --      $     7,976      $ 0.01      $     7,976      $ 0.01
         Contract Security Services          $        --     $   --      $   766,748      $ 1.43      $   785,618      $ 1.47
         Contract Cleaning Services          $        --     $   --      $   404,836      $ 0.76      $   373,036      $ 0.70
         Contract Landscaping                $        --     $   --      $    34,800      $ 0.06      $    34,800      $ 0.06
         Contract Elevator                   $        --     $   --      $   176,047      $ 0.33      $   169,876      $ 0.32
         Pest Control/Trash Removal          $        --     $   --      $   172,553      $ 0.32      $   190,142      $ 0.35
         Repairs & Maintenance               $        --     $   --      $   987,047      $ 1.84      $   604,061      $ 1.13
         Materials & Supplies                $        --     $   --      $   170,563      $ 0.32      $   109,418      $ 0.20
         Equipment Rental/Radios/Tele.       $        --     $   --      $    75,221      $ 0.14      $    78,214      $ 0.15
         Utilities                           $        --     $   --      $   776,669      $ 1.45      $   825,662      $ 1.54
         Misc. Office Expense                $        --     $   --      $    86,336      $ 0.16      $    62,968      $ 0.12
         Roof/Skylight Repairs               $        --     $   --      $    11,800      $ 0.02      $     9,911      $ 0.02
         Taxes, Licenses, Fees & Insur.      $        --     $   --      $   181,529      $ 0.34      $   241,634      $ 0.45
         Professional & Legal                $        --     $   --      $    94,818      $ 0.18      $    70,710      $ 0.13
         Depreciation - General              $        --     $   --      $     2,040      $ 0.00      $    60,453      $ 0.11
                                             -----------     ------      -----------      ------      -----------      ------
      Sub-total CAM                          $ 4,024,104     $ 7.51      $ 4,868,282      $ 9.08      $ 4,256,816      $ 7.94

      CAM - FOOD COURT
         Contract Services                   $        --     $   --      $    90,556      $ 0.17      $   173,041      $ 0.32
         Maintenance & Supplies              $        --     $   --      $     7,976      $ 0.01      $     6,319      $ 0.01
         Utilities                           $        --     $   --      $     5,691      $ 0.10      $    52,363      $ 0.10
                                             -----------     ------      -----------      ------      -----------      ------
      Sub-total Food Court                   $   145,778     $ 0.27      $   154,223      $ 0.29      $   231,723      $ 0.43

      MARKETING
         Marketing & Promotional             $        --     $   --      $   612,266      $ 1.14      $   641,562      $ 1.20
         Promotional Charges                 $        --     $   --      $  (416,735)     $(0.78)     $  (417,016)     $(0.78)
         Lease Required Advertising          $        --     $   --      $    (3,914)     $(0.01)     $    (5,200)     $(0.01)
         Media Fund                          $        --     $   --      $   (87,561)     $(0.16)     $   (95,091)     $(0.18)
         Landlord Contribution Required      $        --     $   --      $  (104,056)     $(0.19)     $  (124,255)     $(0.23)
                                             -----------     ------      -----------      ------      -----------      ------
      Sub-total Marketing                    $   156,623     $ 0.29      $        --      $   --      $        (0)     $(0.00)

      REAL ESTATE TAXES                      $ 2,273,570     $ 4.24      $ 2,211,969      $ 4.13      $ 1,896,802      $ 3.54

      OTHER RECOVERABLE EXPENSES
         Insurance                           $   519,006     $ 0.97      $   455,178      $ 0.85      $   430,407      $ 0.80
         Electricity                         $   742,846     $ 1.39      $   850,985      $ 1.59      $   919,565      $ 1.72
         Water/Sewer                         $    23,620     $ 0.04      $    21,965      $ 0.04      $    21,841      $ 0.04
         HVAC                                $   371,544     $ 0.69      $   365,133      $ 0.68      $   383,359      $ 0.72
         Other                               $        --     $   --      $        --      $ -         $       368      $ 0.00
                                             -----------     ------      -----------      ------      -----------      ------
      Sub-total Other Recoverable            $ 1,657,016     $ 3.09      $ 1,693,261      $ 3.16      $ 1,755,540      $ 3.28

      TOTAL RECOVERABLE EXPENSES             $ 8,257,091     $15.41      $ 8,927,735      $16.66      $ 8,140,881      $15.19

      MANAGEMENT FEE                         $        --     $   --      $        --      $   --      $        --      $   --

      LANDLORD EXPENSES
         Landlord Maintenance                $        --     $   --      $     3,812      $ 0.01      $        43      $ 0.00
         Postage, bank charges, misc.        $        --     $   --      $       476      $ 0.00      $     2,661      $ 0.00
         Insurance (legal)                   $        --     $   --      $        --      $   --      $        --      $ -
         Professional Fees - Legal/Audit     $   302,220     $ 0.56      $   261,249      $ 0.49      $   100,010      $ 0.19
         Professional Fees  - Other          $        --     $   --      $        --      $   --      $     9,521      $ 0.02
         Landlord Contribution - Marketing   $        --     $   --      $   104,056      $ 0.19      $   124,255      $ 0.23
         Bad Debt                            $   327,632     $ 0.61      $   481,979      $ 0.90      $        --      $ -
         Specialty Leasing                   $    52,012     $ 0.10      $    61,798      $ 0.12      $    37,403      $ 0.07
         Other                               $   111,458     $ 0.21      $        --      $   --      $        --      $ -
                                             -----------     ------      -----------      ------      -----------      ------
      Total Landlord Expenses:               $   793,322     $ 1.48      $   913,370      $ 1.70      $   273,893      $ 0.51

      TOTAL - NONRECOVERABLE:                $   793,322     $ 1.48      $   913,370      $ 1.70      $   273,893      $ 0.51

      TOTAL OPERATING EXPENSES               $ 9,050,413     $16.89      $ 9,841,105      $18.36      $ 8,414,774      $15.70
      Operating Expense Ratio                         --      40.2%               --       41.8%               --       36.6%

   ------------------------------------
   NET OPERATING INCOME                      $13,441,963     $25.08      $13,681,107      $25.53      $14,586,109      $27.22
   ------------------------------------

==================================================================================================================================
==============================================================================================================
                                             -----------------------------------------------------------------
                                             Gross Leasable Area:                                    535,912
                                             (Owned GLA)
                                             -----------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
                                                                 Per Sq/Ft          C&W              Per Sq/Ft
                                                 Budget            of GLA         Forecast             of GLA
                                                  1998              1998           FY1999              FY1999
==============================================================================================================
   ------------------------------------
   OPERATING INCOME
   ------------------------------------
      MINIMUM RENT
      Base Rent:                              $13,275,385          $24.77       $13,420,686            $25.04
      Percentage Rent:                        $    56,607          $ 0.11       $    99,952            $ 0.19
      Specialty Leasing:                      $   702,739          $ 1.31       $   714,000            $ 1.33
      Storage Rent                            $    57,600          $ 0.11       $    58,752            $ 0.11
      Nordstrom Storage                       $   472,500          $ 0.88       $   472,500            $ 0.88
      Robinson's May Parking                  $        --          $   --       $   305,248            $ 0.57
      Bad Debt (or Vacancy Loss)              $        --          $   --       $  (204,432)           $(0.38)
                                              -----------          ------       -----------            ------
      SUBTOTAL:                               $14,564,831          $27.18       $14,866,706            $27.74

      RECOVERY INCOME
      CAM Income:                             $ 4,658,589          $ 8.69       $ 4,516,316            $ 8.43
      Food Court Income:                      $   182,084          $ 0.34       $   169,572            $ 0.32
      Property Tax Income:                    $ 1,683,393          $ 3.14       $ 1,776,696            $ 3.32
      Insurance Income:                       $   441,075          $ 0.82       $   573,196            $ 1.07
      HVAC Income:                            $   701,404          $ 1.31       $   693,816            $ 1.29
      Electricity Income                      $ 1,084,260          $ 2.02       $ 1,146,592            $ 2.14
      Water/Sewer Income:                     $    27,262          $ 0.05       $    25,698            $ 0.05
                                              -----------          ------       -----------            ------
      SUBTOTAL:                               $ 8,778,067          $16.38       $ 8,901,886            $16.61

      OTHER INCOME
      Capital Revenue                         $   126,000          $ 0.24       $   127,500            $ 0.24
      Marketing                               $        --          $   --       $        --            $   --
      Other Income                            $    12,000          $ 0.02       $    12,240            $ 0.02
                                              -----------          ------       -----------            ------
      SUBTOTAL:                               $   138,000          $ 0.26       $   139,740            $ 0.26

      TOTAL INCOME:                           $23,480,898          $43.81       $23,908,332            $44.61

   ------------------------------------
   OPERATING EXPENSES
   ------------------------------------

      CAM
         Payroll/Benefits                     $   674,427          $ 1.26
         Contract Maintenance                 $    15,118          $ 0.03
         Contract Security Services           $   789,480          $ 1.47
         Contract Cleaning Services           $   494,436          $ 0.92
         Contract Landscaping                 $    36,375          $ 0.07
         Contract Elevator                    $   162,000          $ 0.30
         Pest Control/Trash Removal           $   184,260          $ 0.34
         Repairs & Maintenance                $   745,318          $ 1.39
         Materials & Supplies                 $   109,400          $ 0.20
         Equipment Rental/Radios/Tele.        $   103,140          $ 0.19
         Utilities                            $   822,821          $ 1.54
         Misc. Office Expense                 $    57,257          $ 0.11
         Roof/Skylight Repairs                $    22,000          $ 0.04
         Taxes, Licenses, Fees & Insur.       $   178,470          $ 0.33
         Professional & Legal                 $    38,900          $ 0.07
         Depreciation - General               $        --          $   --
                                              -----------          ------       -----------            ------
      Sub-total CAM                           $ 4,433,402          $ 8.27       $ 4,488,000            $ 8.37

      CAM - FOOD COURT
         Contract Services                    $    94,406          $ 0.18
         Maintenance & Supplies               $    13,250          $ 0.02
         Utilities                            $    57,875          $ 0.11
                                              -----------          ------
      Sub-total Food Court                    $   165,531          $ 0.31       $   168,300            $ 0.31

      MARKETING
         Marketing & Promotional              $   616,103          $ 1.15
         Promotional Charges                  $  (414,204)         $(0.77)
         Lease Required Advertising           $    (4,031)         $(0.01)
         Media Fund                           $   (96,388)         $(0.18)
         Landlord Contribution Required       $  (101,480)         $(0.19)
                                              -----------          ------       -----------            ------
      Sub-total Marketing                     $        --          $   --       $        --            $   --

      REAL ESTATE TAXES                       $ 1,931,805          $ 3.60       $ 1,919,000            $ 3.58

      OTHER RECOVERABLE EXPENSES
         Insurance                            $   559,666          $ 1.04       $   561,000
         Electricity                          $   968,090          $ 1.81       $   989,400
         Water/Sewer                          $    24,784          $ 0.05       $    25,500
         HVAC                                 $   376,534          $ 0.70       $   382,500
         Other                                $        --          $   --
                                              -----------          ------       -----------            ------
      Sub-total Other Recoverable             $ 1,929,074          $ 3.60       $ 1,958,400            $ 3.65

      TOTAL RECOVERABLE EXPENSES              $ 8,459,812          $15.79       $ 8,533,700            $15.92

      MANAGEMENT FEE                          $   360,000          $ 0.67       $   680,659            $ 1.27

      LANDLORD EXPENSES
         Landlord Maintenance                 $     4,200          $ 0.01
         Postage, bank charges, misc.         $     2,040          $ 0.00
         Insurance (legal)                    $        --          $   --
         Professional Fees - Legal/Audit      $   106,048          $ 0.20
         Professional Fees  - Other           $        --          $   --
         Landlord Contribution - Marketing    $   106,366          $ 0.20
         Bad Debt                             $        --
         Specialty Leasing                    $    53,650
         Other                                $        --          $   --
                                              -----------          ------       -----------            ------
      Total Landlord Expenses:                $   272,304          $ 0.51       $   280,500            $ 0.52

      TOTAL - NONRECOVERABLE:                 $   272,304          $ 0.51       $   280,500            $ 0.52

      TOTAL OPERATING EXPENSES                $ 9,092,116          $16.97       $ 9,494,859            $17.72
      Operating Expense Ratio                          --           38.7%                --             39.7%

   ------------------------------------
   NET OPERATING INCOME                       $14,388,782          $26.85       $14,413,473            $26.90
   ------------------------------------

=============================================================================================================

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
annual inflation with the exception of Property Taxes which are escalated at
2.0 percent annually based on Proposition 13.

      The subject includes two basic categories of operating expense; 1) Recoverable expenses, which are passed through to the tenants including CAM Expenses, Food Court, Water Tenant HVAC, Electricity, Insurance, and Property Taxes; and, 2) Non-Recoverable Expenses, which are incurred by the landlord and are not passed through to the tenants.

RECOVERABLE EXPENSES

      REAL ESTATE TAXES

      Property taxes for the subject were estimated based on our value conclusion multiplied by the subject's property tax rate (rounded). We then increased this figure 2.0 percent annually throughout the term of the holding period in accordance with Proposition 13.

      COMMON AREA MAINTENANCE (CAM)

      The components of the subject's CAM expenses are as follows: Payroll, employee benefits, workers compensation, health insurance, uniforms, travel, meals and entertainment, staff amenities, subscriptions, training and education, staff employment fees, temporary labor, contracts, maintenance, A/C repairs, elevator/escalator repairs, plumbing and drainage repairs, roof repair, supplies, fire/life/and safety systems, pest control, snow removal, trash removal, wired music, postage, radios, pagers, beepers, telephones, permits, personal property taxes, fire tax, sales and use tax, insurance premiums, claims, and legal, electricity, water, sewer, gas, HVAC, professional fees, legal fees, audit fees, computer services, machinery/equipment rental, auto and truck leases, donations, office supplies, and community relations. The major components of the subject CAM pool include payroll, security, maintenance and utilities.

      The subject's CAM Expenses equaled $4,866,282 in 1996, dropping to $4,256,816 in 1997. The decrease is due primarily to reduced payroll and maintenance costs. The 1998 budgeted amount is $4,433,402. We estimated the subject CAM Expenses at $4,400,000 during 1998 and increased this figure 4.0 percent annually throughout the remainder of the holding period.

      INSURANCE

      Insurance premiums at the subject were $455,178 in 1996 and $430,407 in 1997. The 1998 budget amount is $559,666. We have applied an expense of $550,000 during 1998 and increased this figure 4.0 percent annually throughout the remainder of the holding period.

      ELECTRICITY

      The 1996 actual expense for electricity usage equaled $850,985. The 1997 expense was $919,565. These compare to the 1998 budget cost of $968,090, which is higher due to increased occupancy in the main mall. We estimate this cost at $970,000 during 1998 and increased this figure 4.0 percent annually throughout the remainder of the holding period.
- -------------------------------------------------------------------------------

                                                               INCOME APPROACH
- ------------------------------------------------------------------------------

  WATER/SEWER

          This expense equaled $21,965 during 1996, which is approximately the same as the 1997 amount of $21,841. The 1998 budget figure is $24,784, which we have rounded to $25,000 in our analysis. This is grown at 4.0 percent annually throughout the remainder of the holding period.

  HAVC

          Actual 1996 expenses for this category equaled $365,133, which compare with a 1997 actual of $383,359. The 1998 budget estimates tenant HVAC expenses at $376,534. We have included an amount of $375,000 in our analysis.

  FOOD COURT

          These expenses are directly related to the on going operation of the subject food court. Components of the subject's food court expenses include contracts, maintenance, plumbing and drainage repairs, supplies, pest control, electricity, water, and HVAC costs. The 1996 actual food court expenses equaled $154,223, which compare with the 1997 figure of $213,723. The 1997 expense is high due to extra contract service costs. The 1998 budget includes food court expenses at $165,531. We estimated this cost at $165,000 during 1998 and increased this figure 4.0 percent annually throughout the remainder of the holding period.

NON RECOVERABLE EXPENSES

  MANAGEMENT FEES

          We have included a management fee of 5 percent of minimum rent and percentage rent. Management fees will typically range from 3.5 to 5.0 percent on a national basis. Our conclusion at the upper end of the range takes into consideration the physical composition of the subject property and the cash flow assumptions herein.

  LANDLORD EXPENSES

          Components of the non-recoverable landlord expenses at the subject include specialty leasing expenses, federal express, legal fees, audit fees, bank charges, landlord marketing contributions, and bad debts. We considered the bad debt component of this expense within our credit loss estimate. Net of bad debt this expense equaled $431,391 in 1996 and $273,893 in 1997. These costs are budgeted at $272,304 in 1998, similar to the 1997 amount. The 1996 costs are high due to excessive legal and audit fees. We estimate this cost at $275,000 during 1998 and increased this figure 4.0 percent annually throughout the remainder of the holding period.

- ------------------------------------------------------------------------------

                                                               INCOME APPROACH
- ------------------------------------------------------------------------------

  TOTAL OPERATING EXPENSES

          As shown in the cash flow report, the subject's total operating expenses for Phase I and II equal $9,494,859 in the first year of the analysis. This equals $17.72 per square foot of owned GLA, and an operating expense ratio of 39.7 percent. This compares well with the historical and budgeted operating performance of the subject property. As a final check against our cash flow projection, we can compare the subject's projected operating expense ratio with other malls within the region.

                  OPERATING EXPENSE RATIOS
            REGIONAL MALLS--SOUTHERN CALIFORNIA
===========================================================
                                                 OPERATING
                     OPERATING                    EXPENSE
                     EXPENSES     TOTAL INCOME     RATIO
- -----------------  ------------ --------------  -----------
Mall Comparable 1   $7,000,000    $18,600,000       37.6%
Mall Comparable 2   $6,216,568    $14,858,092       41.8%
Mall Comparable 3   $8,352,208    $16,572,776       50.4%
Mall Comparable 4   $2,428,055    $ 5,515,656       44.0%
Mall Comparable 5   $5,838,391    $14,437,112       40.4%
Mall Comparable 6   $5,807,536    $16,370,705       35.5%
Mall Comparable 7   $7,012,000    $14,450,000       48.5%
=================  ============ ==============  ===========
SURVEY AVERAGE:                                     42.6%
=================  ============ ==============  ===========

   The survey illustrates that operating expense ratios for the Southern California regional malls for which we have information ranges from 35.5 to
50.4 percent. The overall average equals 42.6 percent.

   Comparatively, our analysis results in a first year operating expense ratio of 39.7 percent which fluctuates between 39.7 and 42.5 percent over the projection period. This appears reasonable when compared to the ratios indicates by the regional malls in our survey.

CAPITAL EXPENDITURES

  TENANT IMPROVEMENT ALLOWANCES

          Based on activity at similar centers and the cash flow modeling practice of investors in regional malls nationally, we have included a $15 per square foot tenant improvement allowance for new tenants, $5.00 per square foot for renewals. This equals a blended tenant improvement allowance for speculative rollovers of $8.50 per square foot using a renewal probability of 65 percent.

  LEASE COMMISSIONS

          The lease commission for new tenants is assumed at $2.50 per square foot and $1.50 per square foot for renewals. Based on a 65 percent renewal probability, this equals a blended commission rate of $1.85 per square foot for speculative rollovers.

- ------------------------------------------------------------------------------

                                                               INCOME APPROACH
- ------------------------------------------------------------------------------

  RESERVES FOR REPLACEMENT

          Investors in this type of property typically make an allowance for capital reserves to replace short lived items such as electrical or HVAC systems, and to cover the cost of roof or repair replacement. We have included reserves at $0.20 per-square-foot of owned gross leasable area in 1998, increased by 4.0 percent annually. This is included as a capital expense below the net operating income line.

  ADA COMPLIANCE

          As mentioned in the Executive Summary to this report, we were provided with excerpts from a 1998 report prepared by Myers, Houghton & Partners. These pages are contained in the Addenda. The report identifies $90,000 in readily achievable barrier removal items to bring the property into compliance. This has been included as a capital deduction in the cash flow analysis, however, due to the small amount, it is basically lost in rounding. The reader should note that we are not qualified to provide a specific compliance survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of ADA, and have relied upon the information provided to us. It is possible that a full compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

NET INCOME/NET CASH FLOW

   The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of the analysis, the net operating income is forecasted to be equal to approximately $14.413 million for Phase I and II combined, which is equivalent to 60.3 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $14,070 million.

- ------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
     =====================================================================
                  OPERATING SUMMARY - PHASE I & II COMBINED
                      WESTSIDE PAVILION FISCAL YEAR 1999
     ---------------------------------------------------------------------
                            Aggregate Sum    Unit Rate*   Operating Ratio
     =====================================================================
     Effective Gross
       Income                $23,908,332       $44.61          100.0%
     ---------------------------------------------------------------------
     Operating Expenses       $9,494,859       $17.71           39.7%
     ---------------------------------------------------------------------
     Net Operating Income    $14,413,473       $26.90           60.3%
     ---------------------------------------------------------------------
     Other Expenses             $342,925        $0.64            1.4%
     ---------------------------------------------------------------------
     Cash Flow               $14,070,548       $26.26           58.9%
     =====================================================================
     * Based on total owned GLA of 535,912+/- square feet.
     =====================================================================


     In our analysis of Phase I alone, net operating income in the first year is forecasted to be equal to approximately $13.416 million, which is equivalent to 63.6 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $13.109 million.

     =====================================================================
                       OPERATING SUMMARY - PHASE I ONLY
                      WESTSIDE PAVILION FISCAL YEAR 1999
     ---------------------------------------------------------------------
                            Aggregate Sum     Unit Rate*   Operating Ratio
     =====================================================================
     Effective Gross
       Income                $21,083,182        $47.49          100.0%
     ---------------------------------------------------------------------
     Operating Expenses       $7,666,906        $17.27           36.4%
     ---------------------------------------------------------------------
     Net Operating Income    $13,416,276        $30.22           63.6%
     ---------------------------------------------------------------------
     Other Expenses             $307,533         $0.69            1.4%
     ---------------------------------------------------------------------
     Cash Flow               $13,108,721        $29.53           62.2%
     =====================================================================
     * Based on total owned GLA of 443,934+/- square feet.
     =====================================================================

     The rate of change to both net income and cash flow is important from an investor's perspective. Our cash flow models have forecasted the following compound annual growth rates over the holding period on a fiscal year basis.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
                  ==============================================
                          INCOME GROWTH FY 1999 - 2008
                             PHASE I & II COMBINED
                  ==============================================
                  Net Operating Income:                    2.6%
                  ----------------------------------------------
                  Net Cash Flow:                           2.3%
                  ==============================================

                  ==============================================
                          INCOME GROWTH FY 1999 - 2008
                                  PHASE I ONLY
                  ==============================================
                  Net Operating Income:                    2.5%
                  ----------------------------------------------
                  Net Cash Flow:                           2.2%
                  ==============================================

     Growth rates in net operating income and net cash flow for the combined Phase I & II analysis are forecasted to approximate to 2.6 and 2.3 percent per annum, respectively. The growth rates are lower in the Phase I analysis, at 2.5 percent and 2.2 percent due to the higher occupancy and long term nature of the leases, which provides a slightly more rigid cash flow. These rates are considered to be typical of a center such as the subject where its income from mall tenants is a principal revenue source with long-term lease structures that contain only modest rent bumps. Such income growth has been considered in our selection of investment parameters as discussed in a following section.

SELECTION OF CAPITALIZATION RATES

      OVERALL CAPITALIZATION RATE

      The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

      For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of product that has been selling. Sellers of better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls sold over the past 24 months are found in less desirable, second or third tier locations, or represent turnaround situations with properties that are poised for expansion or remerchandising.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
        =========================================================
                      OVERALL CAPITALIZATION RATES
                          REGIONAL MALL SALES
        ---------------------------------------------------------
              YEAR             RANGE         MEAN   POINT CHANGE
        =========================================================
              1988         5.00% -  8.00%    6.19%          --
        ---------------------------------------------------------
              1989         4.57% -  7.26     6.22%        +  3
        ---------------------------------------------------------
              1990         5.06% -  9.11%    6.29%        +  7
        ---------------------------------------------------------
              1991         5.60% -  7.82%    6.44%        + 15
        ---------------------------------------------------------
              1992         6.00% -  7.97%    7.31%        + 87
        ---------------------------------------------------------
              1993         7.00% - 10.10%    7.92%        + 61
        ---------------------------------------------------------
              1994         6.98% - 10.29%    8.37%        + 45
        ---------------------------------------------------------
              1995         7.25% - 11.10%    9.13%        + 76
        ---------------------------------------------------------
              1996         7.00% - 12.10%    9.44%        + 31
        ---------------------------------------------------------
              1997         7.34% - 12.77%    9.65%        + 21
        ---------------------------------------------------------
           1998 - YTD      7.40% - 12.01%    9.51%        - 14
        =========================================================
          BASIS POINT
            CHANGE
        =========================================================
           1988-1997                                 + 346 BPs
        ---------------------------------------------------------
           1992-1997                                 + 234 BPs
        =========================================================

       The data shows that the average capitalization rate has shown a rising trend each year. Between 1988 and 1997, the average capitalization rate has risen 346 basis points. Since 1992, the rise has been 234 basis points. This change is a reflection of both rising interest rates and increasing first year returns demanded by investors in light of several fundamental changes which have occurred in the retail sector. The increase in investment activity and competition for product by the REIT's is expected to stabilize the eventually lower rates, as suggested by the year-to-date 1998 activity.

       As noted, much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

       The Cushman & Wakefield's Spring 1998 survey reveals that going-in cap rates for CLASS A regional shopping centers range between 7.0 and 11.0 percent, with a low average of 7.4 percent and high average of 8.9 percent, respectively; a spread of 150 basis points. On an overall basis, when Class B assets and "Value Added" opportunities are added, the low and high means are
8.0 percent and 9.3 percent, respectively. Cushman & Wakefield now surveys respondents on their criteria for both Class B and "Value Added" malls. As expected, going-in capitalization and yield rates range from 100 to 300 basis points above rates for Class A assets.

       Terminal, or going-out rates for CLASS A assets are now averaging 7.9 and 9.3 percent, indicating a spread of 40 to 90 basis points over the going-in rates. Again, on an overall basis, including Class B and "value added" properties, the respective averages are
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
8.1 percent and 9.0 percent. Finally, our current survey also shows that investors have become more cautious in their underwriting, positioning "retail" lower on their investment rating scales in terms of preferred investments.

=============================================================================================
                      CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES
                       NATIONAL INVESTOR SURVEY - REGIONAL MALLS (%)
- ---------------------------------------------------------------------------------------------
 INVESTMENT           AUTUMN 1996               SUMMER 1997                SPRING 1998*
               ------------------------------------------------------------------------------
 PARAMETERS        LOW         HIGH          LOW          HIGH           LOW         HIGH
=============================================================================================
OAR/Going-In    7.0 - 9.0    7.5 - 9.5    7.5 - 10.0    7.8 - 11.0    7.0 - 9.5    7.5 - 12.0
                   7.9          8.2          8.4           9.1           8.0          9.3
- ---------------------------------------------------------------------------------------------
OAR/Terminal    7.0 - 9.5    7.8 - 11.0   8.0 - 10.3    8.0 - 9.0     7.5 - 9.0    7.9 - 11.5
                   8.2          8.6          8.7           9.4           8.1          9.0
- ---------------------------------------------------------------------------------------------
IRR            10.0 - 15.0  11.0 - 15.0  10.0 - 20.0   10.5 - 12.8    9.5 - 18.0  10.5 - 18.0
                  11.4         11.8         13.4          13.9          12.8         13.6
=============================================================================================
* Reflects overall results which includes Class A/B properties as well as value added opportunities.
=============================================================================================

      The Second Quarter 1998 Peter F. Korpacz survey concurs with these findings, citing that regional malls are near the bottom of investor preferences, but 1998 is seen by many as a turnaround year. Mall portfolios are expected to be actively traded this year. Nonetheless, with expense growth surpassing sales increases in many markets, occupancy cost issues have also become of greater concern. Even in some malls where sales approach a benchmark level of $350+/- per square foot, it is not uncommon for occupancy costs to limit the opportunity to grow rents.

      Thus, with limited upside growth in net income, cap rates are generally well above 8.0 percent. For "A" and "A+" malls, the survey cites cap rates ranging from 7.00 to 9.00 percent with an average of 7.63 percent for "A+"
malls. For "A" malls, the mean is 8.04 percent. For "B+" malls, the range is
7.00 to 10.00 percent, averaging 9.06 percent. For "B" malls, the range is 8.25 to 11.00 percent, with an average of 9.78 percent.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
   ==========================================================================
                            NATIONAL REGIONAL MALL MARKET
                                 SECOND QUARTER 1998
   --------------------------------------------------------------------------
                                CURRENT           LAST
        KEY INDICATORS          QUARTER          QUARTER         YEAR AGO
   ==========================================================================
   FREE & CLEAR EQUITY IRR
   --------------------------------------------------------------------------
   RANGE                    10.00% - 13.00%   9.50% - 13.00%  10.50% - 14.00%
   AVERAGE                       11.30%           11.50%           11.75%
   --------------------------------------------------------------------------
   CHANGE (Basis Points)           -               -20              -45
   --------------------------------------------------------------------------
   FREE & CLEAR GOING-IN CAP RATE
   --------------------------------------------------------------------------
   RANGE                     7.00% - 11.00%   7.00% - 11.00%   7.00% - 11.00%
   AVERAGE                        8.45%            8.51%            8.57%
   --------------------------------------------------------------------------
   CHANGE (Basis Points)           -                -6               -12
   --------------------------------------------------------------------------
   RESIDUAL CAP RATE
   --------------------------------------------------------------------------
   RANGE                     7.50% - 11.00%   7.50% - 11.00%   7.50% - 11.00%
   AVERAGE                        8.76%            8.80%            8.78%
   --------------------------------------------------------------------------
   CHANGE (Basis Points)           -                -4               -2
   ==========================================================================
   Source:  Peter Korpacz Associates, Inc. - Real Estate Investor Survey
   ==========================================================================

      As can be seen from the above, the average IRR has decreased by 45 basis points to 11.30 percent from one year ago. The quarter's average initial free and clear equity cap rate fell 12 basis points to 8.45 percent from a year earlier, while the residual cap rate has fallen 2 basis points to 8.76 percent.

      Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      CAP RATE RANGE          CATEGORY
      --------------          --------

      7.0% to 7.5% (A+)       Top 15 to 20+/- malls in the country. Excellent
                              demographics with high sales ($400+/-/SF) and good upside.

      7.5% to 8.5% (A)        Dominant Class A investment grade property, high
                              sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area. Sales tend to be in the $300 to $350 per square foot range. The subject property is considered to fall at the upper end of this range in rates, as a Class A-investment for Phase I and II combined and a Class A investment for Phase I alone.

      8.5% to 11.0% (B+/B-)   Somewhat broad characterization of investment
                              quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

      11.0% to 14.0% (B-/C)   Remaining product which has limited appeal or
                              significant risk which will attract only a smaller, select group of investors.

     CONCLUSION - INITIAL CAPITALIZATION RATE

      We have considered all of the above relative to the physical and economic characteristics of the subject property. Clearly, it is difficult to relate the subject to comparable properties that are in such widely divergent markets with different cash flow characteristics. Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks. On balance, we have looked toward a going-in capitalization rate between 8.0 and 8.5 percent for the subject for Phase I and II combined. This is well supported by the recent purchaser's going-in overall rate of 8.2 percent based on their financial analysis.

      Phase I alone is viewed as a superior investment if unsaddled by the struggling Phase II. We have applied an overall rate at the lower end of the range at 8.0 percent for Phase I analysis.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      TERMINAL CAPITALIZATION RATE

      The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, the Cushman & Wakefield survey shows very little differential between going-in rates and terminal rates, while Korpacz reports a 31 basis point differential.

      Therefore, to the range of stabilized overall capitalization rates, we have added 25 basis points to arrive at a projected terminal capitalization rate ranging from 8.25 to 8.75 percent for both Phase I & II and the Phase I analysis. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. According to representatives from Macerich, the terminal overall rate applied in their financial analysis of the property was 9.0 percent. Given the assumptions made in our analysis, we believe the reversion year net income in each cash flow to reflect a fairly safe projection to calculate into reversion value, and consider a terminal rate of near 8.5 percent as appropriate.

      SELECTION OF DISCOUNT RATE

      The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

      Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Spring 1998 survey, investors in regional malls are currently looking at broad rates of return between 9.5 and 18.0 percent, down slightly from our last two surveys. The average low IRR for CLASS A malls is 10.7 percent, while the average high is 11.9 percent. The indicated low and high averages overall are 12.8 and 13.6 percent, respectively. Peter F. Korpacz reports an average internal rate of return of
11.3 percent for the Second Quarter 1998, down 45 basis points from year-ago levels.

      Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. Provided on the ACCOMPANYING PAGE is a summary of the forecasted lease expiration schedule for the subject. A complete expiration report is included in the Addenda.

      From the expiration summary chart, we see that the subject's rollover exposure is fairly well distributed over the projection period. The year of the highest rollover is 2001
- -------------------------------------------------------------------------------

=================================================================================================================================
 EXPIRATION SUMMARY
 WESTSIDE PAVILION
 Cushman & Wakefield, Inc.
- ---------------------------------------------------------------------------------------------------------------------------------
         NO. OF    EXPIRING     PERCENT        CUMMULATIVE         ANNUAL           ANNUAL          PERCENT OF      CUMMULATIVE
YEAR     TENANTS    SQ.FT.     OF SQ.FT.         PERCENT         BASE RENT        RENT/SQ.FT.       TOTAL RENT        PERCENT
=================================================================================================================================
1999        8        7,939        2.38%            2.38%           $428,734          $54.00             3.10%            3.10%
2000       12       14,854        4.46%            6.85%           $713,518          $48.04             5.16%            8.26%
2001       12       63,258       19.00%           25.85%         $1,726,042          $27.29            12.48%           20.75%
2002        9       15,609        4.69%           30.54%           $676,208          $43.32             4.89%           25.64%
2003       10       12,464        3.74%           34.28%           $633,667          $50.84             4.58%           30.22%
2004        9       24,285        7.30%           41.58%           $986,815          $40.63             7.14%           37.36%
2005       18       38,847       11.67%           53.25%         $1,832,597          $47.17            13.26%           50.61%
2006       19       47,858       14.38%           67.63%         $2,335,125          $48.79            16.89%           67.50%
2007       15       43,033       12.93%           80.55%         $1,875,407          $43.58            13.56%           81.07%
2008       12       32,034        9.62%           90.18%         $1,248,544          $38.98             9.03%           90.10%
2009        2        5,111        1.54%           91.71%           $340,541          $66.63             2.46%           92.56%
2010        1       27,586        8.29%          100.00%         $1,028,406          $37.28             7.44%          100.00%

TOTAL      127      332,878     100.00%          100.00%        $13,825,606          $41.53           100.00%          100.00%
=================================================================================================================================

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
when 19.0 percent of the space has lease expirations. Consideration is given to the fairly even rollover distribution in our selection of an appropriate risk rate.

      We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves for replacement, and vacancy provisions. With this amount of capital included, the cash flows are considered to have less risk than if this necessary expense were not addressed.

      We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return of 11.0 percent. This selection of IRR is also supported by the financial analysis performed by Macerich in their recent purchase of the property, in which they modeled an 11.0 percent internal rate of return. Phase I alone is viewed as a more desirable and less risky investment opportunity, and would command a lower discount rate. We have applied a discount rate of 10.5 percent, which is 50 basis points lower than the discount rate for Phase I & II combined.

DISCOUNTED CASH FLOW ANALYSIS

      Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 5 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a 10-year period commencing on July 1, 1998.

      A sale or reversion is deemed to occur at the end of the 10th year (June 30, 2008), based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period. Our cash flows forecasted for the property are presented on the accompanying pages. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
  =============================================================================
            SUMMARY OF CRITICAL ASSUMPTIONS FOR DISCOUNTED CASH FLOW
  =============================================================================
  SUBJECT  PROPERTY                                       WESTSIDE PAVILION
  =============================================================================
  SQUARE FOOTAGE RECONCILIATION
  =============================================================================
  TOTAL GROSS LEASABLE AREA                                      755,912 SF
  -----------------------------------------------------------------------------
  UN-OWNED GLA                                                   220,000 SF
  -----------------------------------------------------------------------------
  OWNED GLA                                                      535,912 SF
  -----------------------------------------------------------------------------
       PHASE I OWNED GLA                                         443,934 SF
  -----------------------------------------------------------------------------
       PHASE II OWNED GLA                                         91,978 SF
  -----------------------------------------------------------------------------
  OWNED MALL SHOP GLA                                            354,349 SF
  -----------------------------------------------------------------------------
       PHASE 1 MALL SHOP                                         262,371 SF
  -----------------------------------------------------------------------------
       PHASE II MALL SHOP                                         91,978 SF
  -----------------------------------------------------------------------------
  OWNED ANCHOR GLA                                               181,563 SF
  -----------------------------------------------------------------------------
       PHASE 1 ANCHOR GLA                                        181,563 SF
  -----------------------------------------------------------------------------
       PHASE II ANCHOR GLA                                             0 SF
  =============================================================================
  MARKET RENT/SALES CONCLUSIONS
  =============================================================================
  MARKET RENT ESTIMATES (1998)                $30 to $65/SF - Initial Rates
  -----------------------------------------------------------------------------
  RENT ADJUSTMENTS                                       5% in Yrs. 4 and 8
  -----------------------------------------------------------------------------
  RENTAL BASIS                                                          NNN
  -----------------------------------------------------------------------------
  MARKET RENTAL GROWTH RATE                                            4.0%
  -----------------------------------------------------------------------------
  CREDIT RISK LOSS (NON-ANCHOR  SPACE)                1.0% for Phase I & II
                                                      5.0% for Phase I only
  ==============================================================================
  VACANCY & TYPICAL LEASE TERM
  ==============================================================================
  AVERAGE LEASE TERM                                               10 Years
  -----------------------------------------------------------------------------
  RENEWAL PROBABILITY                                                 65.0%
  -----------------------------------------------------------------------------
  WEIGHTED AVERAGE DOWNTIME                                        2 Months
  -----------------------------------------------------------------------------
  STABILIZED PHYSICAL OCCUPANCY                              90.0% to 95.0%
  -----------------------------------------------------------------------------
  ABSORPTION PERIOD                                               12 Months
  =============================================================================
  OPERATING EXPENSE DATA
  ==============================================================================
  LEASING COMMISSIONS
  -----------------------------------------------------------------------------
        NEW TENANTS                                                $2.50/SF
  -----------------------------------------------------------------------------
        RENEWAL TENANTS                                            $1.50/SF
  -----------------------------------------------------------------------------
        BLENDED                                                    $1.85/SF
  -----------------------------------------------------------------------------
  TENANT IMPROVEMENT ALLOWANCE
  -----------------------------------------------------------------------------
        NEW TENANT                                                $15.00/SF
  -----------------------------------------------------------------------------
        RENEWAL TENANT                                             $5.00/SF
  -----------------------------------------------------------------------------
        BLENDED                                                    $8.50/SF
  -----------------------------------------------------------------------------
  EXPENSE GROWTH RATE                                               4.0%/YR
  -----------------------------------------------------------------------------
  TAX GROWTH RATE                                                   2.0%/YR
  -----------------------------------------------------------------------------
  MANAGEMENT FEE                                     5.0% Minimum & % Rents
  -----------------------------------------------------------------------------
  CAPITAL RESERVES (PSF OF OWNED GLA)                              $0.20/SF
  ==============================================================================
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
  ===========================================================================
  RATES OF RETURN
  ===========================================================================
  CASH FLOW START DATE                                          July 1, 1998
  ---------------------------------------------------------------------------
  DISCOUNT RATE                                                        11.0%
  ---------------------------------------------------------------------------
  GOING-IN CAPITALIZATION RATE                                         8.25%
  ---------------------------------------------------------------------------
  TERMINAL CAPITALIZATION RATE                                         8.75%
  ---------------------------------------------------------------------------
  REVERSIONARY SALES COSTS                                              1.0%
  ---------------------------------------------------------------------------
  HOLDING PERIOD                                                    10 Years
  ===========================================================================

CONCLUSION OF THE DISCOUNTED CASH FLOW ANALYSIS - PHASE I & II

      The cash flow report and value matrix summarizing the preceding analysis are on the following pages. Based on the foregoing discussions, we have utilized a terminal overall rate of 8.5 percent in conjunction with a discount rate of 11.0 percent. As shown, our conclusion of the market value by the discounted cash flow analysis is $166,700,000 rounded. This equals an imputed going-in capitalization rate of 8.65 percent. The average cash-on-cash rate over the holding period is equal to 9.1 percent. The reversion accounts for
47.2 percent of the present value, with the remainder attributed to the interim cash flows.

DIRECT CAPITALIZATION - PHASE I & II

      In direct capitalization, an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey. As discussed previously, in view of our total analysis, we would anticipate that the subject property would trade at an overall rate of 8.25 percent applied to first year income. Applying this rate to the first year net income of $14,413,473 results in a value of $174,708,764, or $174,700,000 (rounded) by the direct capitalization technique.

      Net Operating Income:                $14,413,473
      Overall Rate:                              8.25%
                                          ------------
      Conclusion of Value:                $174,708,764
      Rounded:                            $174,700,000
- -------------------------------------------------------------------------------

========================================================================================================================

SENSITIVITY ANALYSIS  (PHASE I & II ANALYSIS)
WESTSIDE PAVILION                      1              2              3              4              5              6
Cushman & Wakefield, Inc.           1999           2000           2001           2002           2003           2004
                                    ----           ----           ----           ----           ----           ----
========================================================================================================================
Effective Gross Income:         $23,908,332    $24,401,481    $24,903,783    $25,449,491    $26,308,656    $26,908,673
Operating Expenses:              $9,494,859     $9,817,219    $10,149,674    $10,501,425    $10,868,481    $11,243,915
Net Operating Income:           $14,413,473    $14,584,262    $14,754,109    $14,948,066    $15,440,175    $15,664,758
Net Cash Flow:                  $14,070,548    $14,366,235    $14,394,805    $14,089,693    $15,204,198    $15,164,771
PROPERTY VALUE:                $166,700,000



Net Sales Price:               $169,863,757   $171,841,975   $174,101,004   $179,832,626   $182,448,358   $186,356,342
Net Cash Flow:                  $14,070,548    $14,366,235    $14,394,805    $14,089,693    $15,204,198    $15,164,771

 - NOI Return:                        8.65%          8.75%          8.85%          8.97%          9.26%          9.40%
 - Cash-On-Cash Return:               8.44%          8.62%          8.64%          8.45%          9.12%          9.10%

DISCOUNTED INCOME STREAM

Discounted Sales Price:        $153,030,412   $139,470,802   $127,301,154   $118,461,321   $108,274,220    $99,633,711
Discounted Cash Flow:           $12,676,169    $11,659,959    $10,525,357     $9,281,317     $9,022,951     $8,107,706

Net Present Value:             $165,706,581   $163,806,930   $162,162,639   $162,604,124   $161,439,974   $160,907,170

========================================================================================================================
==============================================================================================================================
                                                                                                         ---------------------
SENSITIVITY ANALYSIS  (PHASE I & II ANALYSIS)
WESTSIDE PAVILION                      7              8              9             10            11       CAGR        CAGR
Cushman & Wakefield, Inc.           2005           2006           2007           2008          2009      1999-08     2001-08
                                    ----           ----           ----           ----          ----      -------     -------
==============================================================================================================================
Effective Gross Income:         $27,635,547    $28,389,551    $29,821,381    $31,095,233   $32,612,195     3.0%        3.2%
Operating Expenses:             $11,635,255    $12,053,229    $12,498,064    $12,962,412   $13,431,925     3.5%        3.6%
Net Operating Income:           $16,000,292    $16,336,322    $17,323,317    $18,132,821   $19,180,270     2.6%        3.0%
Net Cash Flow:                  $15,435,953    $15,450,142    $16,766,091    $17,307,158                   2.3%        2.7%
PROPERTY VALUE:                                                             $223,393,733                   3.3%
                                                                                                         ---------------------

                                                                                                         ---------------------
Net Sales Price:               $190,270,103   $201,765,692   $211,194,033   $223,393,733                 AVERAGE RETURNS
Net Cash Flow:                  $15,435,953    $15,450,142    $16,766,091    $17,307,158                 OVER HOLDING PERIOD
                                                                                                         ---------------------
 - NOI Return:                        9.60%          9.80%         10.39%         10.88%                 NOI              9.5%
 - Cash-On-Cash Return:               9.26%          9.27%         10.06%         10.38%                 Cash             9.1%

DISCOUNTED INCOME STREAM                                                                                 YIELD COMPOSITION
                                                                                                         -----------------
Discounted Sales Price:         $91,645,196    $87,551,480    $82,560,979    $78,675,805                 Reversion       47.2%
Discounted Cash Flow:            $7,434,857     $6,704,226     $6,554,280     $6,095,312                 Cash Flow       52.8%
                                                                                                         ---------       -----
Net Present Value:             $160,353,512   $162,964,022   $164,527,802   $166,737,941                 Total Value    100.0%
                                                                                                         ---------------------
==============================================================================================================================

==============================================================================
ASSUMPTIONS & CONCLUSIONS
- ------------------------------------------------------------------------------
VALUE RANGE:                       LOW             HIGH         CONCLUSION
DISCOUNT RATE:                   11.25%           10.50%          11.00%
TERMINAL CAP RATE:                8.75%           8.00%           8.50%
==============================================================================
VALUE RANGE/CONCLUSION:       $161,842,716    $177,458,586    $166,700,000
- ------------------------------------------------------------------------------
   - Going-In Cap Rate:              8.91%           8.12%           8.65%
- ------------------------------------------------------------------------------
   - Price/sf Owned GLA:           $301.99         $331.13         $311.06
- ------------------------------------------------------------------------------
   - Price/sf Mall Shop GLA:       $456.73         $500.80         $470.44
==============================================================================

========================================================================================
SALE-YIELD MATRIX
- ----------------------------------------------------------------------------------------
 NET REVERSION       TERMINAL                      DISCOUNT RATE (IRR)
 COST OF SALE:    CAPITALIZATION  ------------------------------------------------------
     1.00%             RATE          10.50%        10.75%        11.00%        11.25%
========================================================================================
    $237,355,841      8.00%       $177,458,586  $174,524,686  $171,655,178  $168,848,439
- ----------------------------------------------------------------------------------------
    $230,163,240      8.25%       $174,808,480  $171,933,798  $169,122,056  $166,371,668
- ----------------------------------------------------------------------------------------
    $223,393,733      8.50%       $172,314,263  $169,495,315  $166,737,941  $164,040,590
- ----------------------------------------------------------------------------------------
    $217,011,055      8.75%       $169,962,573  $167,196,174  $164,490,060  $161,842,716
========================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


         [BAR GRAPH SHOWING                    [BAR GRAPH SHOWING
         NOI VS. CASH FLOW]               NPV VS. SALES PRICE BY YEAR]

============================================================================================================
DISCOUNTED CASH FLOW ANALYSIS (PHASE I & II)
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- ------------------------------------------------------------------------------------------------------------
 YEAR                   NET CASH      DISCOUNT FACTOR     PRESENT VALUE     COMPOSITION      ANNUAL CASH
 NO.        YEAR          FLOW            11.00%          OF CASH FLOWS       OF YIELD      ON CASH RETURN
============================================================================================================
  1         1999      $14,070,548   x    0.9009009    =    $12,676,169          7.60%            8.44%
  2         2000      $14,366,235   x    0.8116224    =    $11,659,959          6.99%            8.62%
  3         2001      $14,394,805   x    0.7311914    =    $10,525,357          6.31%            8.64%
  4         2002      $14,089,693   x    0.6587310    =     $9,281,317          5.57%            8.45%
  5         2003      $15,204,198   x    0.5934513    =     $9,022,951          5.41%            9.12%
  6         2004      $15,164,771   x    0.5346408    =     $8,107,706          4.86%            9.10%
  7         2005      $15,435,953   x    0.4816584    =     $7,434,857          4.46%            9.26%
  8         2006      $15,450,142   x    0.4339265    =     $6,704,226          4.02%            9.27%
  9         2007      $16,766,091   x    0.3909248    =     $6,554,280          3.93%           10.06%
  10        2008      $17,307,158   x    0.3521845    =     $6,095,312          3.66%           10.38%

- ------------------------------------------------------------------------------------------------------------
TOTAL PRESENT VALUE OF CASH FLOWS:                         $88,062,135         52.81%            9.13%
                                                                               Total            Average
- ------------------------------------------------------------------------------------------------------------

Reversion Year  NOI/Income   /   Terminal OAR  =            Reversion
- --------------  ----------       ------------               ---------
  11    2009    $19,180,270  /          8.50%  =          $225,650,235
                Less: Cost of Sale      1.00%              ($2,256,502)
                Less: TIs & Commissions                             $0
                -----------------------                   ------------
                Net Reversion                             $223,393,733
                x Discount Factor                            0.3521845
                -----------------                         ------------
                TOTAL PRESENT VALUE OF REVERSION           $78,675,805         47.19%

TOTAL PRESENT VALUE OF CASH FLOWS & REVERSION:            $166,737,941        100.00%

                ------------------------------------------------------
                ROUNDED VALUE VIA
                DISCOUNTED CASH FLOW:                     $166,700,000
                ------------------------------------------------------

                ======================================================
                OWNED NET RENTABLE AREA:                       535,912
                VALUE PER SQUARE FOOT (OWNED GLA):             $311.06

                OWNED MALL SHOP AREA:                          354,349
                VALUE PER SQUARE FOOT (SHOP GLA):              $470.44

                YEAR ONE NOI (12 MONTHS):                  $14,413,473
                IMPLICIT GOING-IN CAPITALIZATION RATE:           8.65%

                COMPOUND ANNUAL GROWTH RATE
                CONCLUDED VALUE TO NET REVERSION VALUE:          3.31%

                COMPOUND ANNUAL GROWTH RATE
                NET CASH FLOW:                                   2.33%
                ======================================================
============================================================================================================

====================================================================================================================================
ANNUAL CASH FLOW REPORT (PHASE I & II ANALYSIS)
WESTSIDE PAVILION
Cushman & Wakefield, Inc.                        1999           2000           2001           2002           2003           2004
                                                 ----           ----           ----           ----           ----           ----
====================================================================================================================================
- -------------------------------------
OPERATING INCOME
- -------------------------------------

     MINIMUM RENT
     All Tenants                             $13,420,686    $13,595,952    $13,704,895    $13,758,941    $14,132,353    $14,298,150
                                             -----------    -----------    -----------    -----------    -----------    -----------
     SUBTOTAL:                               $13,420,686    $13,595,952    $13,704,895    $13,758,941    $14,132,353    $14,298,150

     RECOVERIES
     CAM Recoveries                           $4,516,316     $4,674,140     $4,865,827     $5,101,264     $5,338,982     $5,549,041
     Tax Recoveries                           $1,776,696     $1,796,049     $1,823,066     $1,855,186     $1,895,915     $1,919,163
     Insurance Recoveries                       $573,196       $591,614       $614,930       $645,115       $676,949       $704,650
     Electricity Recoveries                   $1,146,592     $1,179,872     $1,226,058     $1,278,258     $1,332,481     $1,373,837
     HVAC Recoveries                            $693,816       $713,953       $741,899       $773,486       $806,298       $831,318
     Water Recoveries                            $25,698        $26,447        $27,475        $28,645        $29,861        $30,790
     Food Court Recoveries                      $169,572       $195,859       $205,178       $217,713       $220,942       $235,476
                                             -----------    -----------    -----------    -----------    -----------    -----------
     SUBTOTAL:                                $8,901,886     $9,177,934     $9,504,433     $9,899,667    $10,301,428    $10,644,275

     Overage Rent                                $99,952       $109,783       $142,608       $205,441       $255,392       $309,554

     GROSS RENTAL INCOME:                    $22,422,524    $22,883,669    $23,351,936    $23,864,049    $24,689,173    $25,251,979
     -------------------                     -----------    -----------    -----------    -----------    -----------    -----------
     Nordstrom Storage Rent                     $472,500       $472,500       $472,500       $472,500       $472,500       $472,500
     Other Income                                $12,240        $12,730        $13,239        $13,768        $14,319        $14,892
     Storage Rent                                $58,752        $61,102        $63,546        $66,088        $68,732        $71,481
     Specialty Income                           $714,000       $742,560       $772,262       $803,153       $835,279       $868,690
     Capital Income                             $127,500       $132,600       $137,904       $143,420       $149,157       $155,123
     May Company Parking                        $305,248       $305,248       $305,248       $305,248       $305,248       $305,248
     Vacancy/Credit Loss                       ($204,432)     ($208,928)     ($212,852)     ($218,735)     ($225,752)     ($231,240)
     -------------------                     -----------    -----------    -----------    -----------    -----------    -----------
     TOTAL INCOME:                           $23,908,332    $24,401,481    $24,903,783    $25,449,491    $26,308,656    $26,908,673

- -------------------------------------
OPERATING EXPENSES
- -------------------------------------
     RECOVERABLE EXPENSES
     Real Estate Taxes                        $1,919,000     $1,957,380     $1,996,528     $2,036,458     $2,077,187     $2,118,731
     Water/Sewer                                 $25,500        $26,520        $27,581        $28,684        $29,831        $31,025
     HVAC                                       $382,500       $397,800       $413,712       $430,261       $447,471       $465,370
     Electricity                                $989,400     $1,028,976     $1,070,135     $1,112,941     $1,157,458     $1,203,757
     Insurance                                  $561,000       $583,440       $606,778       $631,049       $656,291       $682,542
     CAM Expenses                             $4,488,000     $4,667,520     $4,854,221     $5,048,390     $5,250,325     $5,460,338
     Food Court                                 $168,300       $175,032       $182,033       $189,315       $196,887       $204,763
                                             -----------    -----------    -----------    -----------    -----------    -----------
     Subtotal-Recoverable:                    $8,533,700     $8,836,668     $9,150,988     $9,477,098     $9,815,450    $10,166,526

     NON-RECOVERABLE
     Landlord Expenses                          $280,500       $291,720       $303,389       $315,524       $328,145       $341,271
     Management Fees                            $680,659       $688,831       $695,297       $708,803       $724,886       $736,118
                                             -----------    -----------    -----------    -----------    -----------    -----------
     Subtotal-Nonrecoverable:                   $961,159       $980,551       $998,686     $1,024,327     $1,053,031     $1,077,389

     TOTAL OPERATING EXPENSES:                $9,494,859     $9,817,219    $10,149,674    $10,501,425    $10,868,481    $11,243,915
     Operating Expense Ratio                       39.7%          40.2%          40.8%          41.3%          41.3%          41.8%

NET OPERATING INCOME                         $14,413,473    $14,584,262    $14,754,109    $14,948,066    $15,440,175    $15,664,758

     Alterations                                $121,835        $87,340       $199,400       $603,864        $90,439       $301,981
     Commissions                                 $23,908        $19,218        $43,976       $133,944        $20,150        $67,603
     ADA Capital                                 $90,000             $0             $0             $0             $0             $0
     Replacement Reserve                        $107,182       $111,469       $115,928       $120,565       $125,388       $130,403
     -------------------                     -----------    -----------    -----------    -----------    -----------    -----------
     Subtotal:                                  $342,925       $218,027       $359,304       $858,373       $235,977       $499,987

NET CASH FLOW                                $14,070,548    $14,366,235    $14,394,805    $14,089,693    $15,204,198    $15,164,771

====================================================================================================================================
====================================================================================================================================
ANNUAL CASH FLOW REPORT (PHASE I & II ANALYSIS)                                                                    -----------------
WESTSIDE PAVILION                                                                                                   CAGR      CAGR
Cushman & Wakefield, Inc.                   2005           2006           2007           2008           2009       1999-08   2001-08
                                            ----           ----           ----           ----           ----       -------   -------
====================================================================================================================================
- -------------------------------------
OPERATING INCOME
- -------------------------------------

     MINIMUM RENT
     All Tenants                        $14,475,569    $14,703,902    $15,334,142    $16,065,111    $16,910,572      2.0%      2.3%
                                        -----------    -----------    -----------    -----------    -----------      ---       ---
     SUBTOTAL:                          $14,475,569    $14,703,902    $15,334,142    $16,065,111    $16,910,572      2.0%      2.3%

     RECOVERIES
     CAM Recoveries                      $5,835,236     $6,111,449     $6,522,661     $6,799,618     $7,154,195      4.7%      4.9%
     Tax Recoveries                      $1,948,880     $1,949,383     $2,002,477     $2,027,566     $2,087,196      1.5%      1.5%
     Insurance Recoveries                  $743,773       $784,800       $847,385       $899,785       $958,267      5.1%      5.6%
     Electricity Recoveries              $1,434,300     $1,484,085     $1,568,307     $1,616,196     $1,690,325      3.9%      4.0%
     HVAC Recoveries                       $867,910       $898,034       $948,996       $977,977     $1,022,832      3.9%      4.0%
     Water Recoveries                       $32,141        $33,254        $35,151        $36,223        $37,884      3.9%      4.0%
     Food Court Recoveries                 $241,940       $250,519       $259,981       $275,477       $273,280      5.5%      4.3%
                                        -----------    -----------    -----------    -----------    -----------      ---       ---
     SUBTOTAL:                          $11,104,180    $11,511,524    $12,184,958    $12,632,842    $13,223,979      4.0%      4.1%

     Overage Rent                          $361,446       $439,883       $533,596       $590,840       $633,879     21.8%     22.5%

     GROSS RENTAL INCOME:               $25,941,195    $26,655,309    $28,052,696    $29,288,793    $30,768,430      3.0%      3.3%
     -------------------                -----------    -----------    -----------    -----------    -----------      ---       ---
     Nordstrom Storage Rent                $472,500       $472,500       $472,500       $472,500       $472,500      0.0%      0.0%
     Other Income                           $15,488        $16,107        $16,751        $17,421        $18,118      4.0%      4.0%
     Storage Rent                           $74,340        $77,314        $80,406        $83,622        $86,967      4.0%      4.0%
     Specialty Income                      $903,438       $939,575       $977,158     $1,016,245     $1,056,895      4.0%      4.0%
     Capital Income                        $161,328       $167,781       $174,493       $181,472       $188,731      4.0%      4.0%
     May Company Parking                   $305,248       $305,248       $305,248       $305,248       $305,248      0.0%      0.0%
     Vacancy/Credit Loss                  ($237,990)     ($244,283)     ($257,871)     ($270,068)     ($284,694)     3.1%      3.5%
     -------------------                -----------    -----------    -----------    -----------    -----------      ---       ---
     TOTAL INCOME:                      $27,635,547    $28,389,551    $29,821,381    $31,095,233    $32,612,195      3.0%      3.2%

- -------------------------------------
OPERATING EXPENSES
- -------------------------------------
     RECOVERABLE EXPENSES
     Real Estate Taxes                   $2,161,106     $2,204,328     $2,248,414     $2,293,383     $2,339,250      2.0%      2.0%
     Water/Sewer                            $32,266        $33,556        $34,899        $36,294        $37,746      4.0%      4.0%
     HVAC                                  $483,985       $503,344       $523,478       $544,417       $566,194      4.0%      4.0%
     Electricity                         $1,251,907     $1,301,983     $1,354,062     $1,408,225     $1,464,554      4.0%      4.0%
     Insurance                             $709,844       $738,238       $767,767       $798,478       $830,417      4.0%      4.0%
     CAM Expenses                        $5,678,752     $5,905,902     $6,142,138     $6,387,823     $6,643,336      4.0%      4.0%
     Food Court                            $212,953       $221,471       $230,330       $239,543       $249,125      4.0%      4.0%
                                        -----------    -----------    -----------    -----------    -----------      ---       ---
     Subtotal-Recoverable:              $10,530,813    $10,908,822    $11,301,088    $11,708,163    $12,130,622      3.6%      3.6%

     NON-RECOVERABLE
     Landlord Expenses                     $354,922       $369,119       $383,884       $399,239       $415,209      4.0%      4.0%
     Management Fees                       $749,520       $775,288       $813,092       $855,010       $886,094      2.6%      3.0%
                                        -----------    -----------    -----------    -----------    -----------      ---       ---
     Subtotal-Nonrecoverable:            $1,104,442     $1,144,407     $1,196,976     $1,254,249     $1,301,303      3.0%      3.3%

     TOTAL OPERATING EXPENSES:          $11,635,255    $12,053,229    $12,498,064    $12,962,412    $13,431,925      3.5%      3.6%
     Operating Expense Ratio                  42.1%          42.5%          41.9%          41.7%          41.2%

NET OPERATING INCOME                    $16,000,292    $16,336,322    $17,323,317    $18,132,821    $19,180,270      2.6%      3.0%

     Alterations                           $349,941       $607,693       $334,509       $548,107
     Commissions                            $78,779       $137,443        $76,031       $125,003
     ADA Capital                                 $0             $0             $0             $0
     Replacement Reserve                   $135,619       $141,044       $146,686       $152,553
     -------------------                -----------    -----------    -----------    -----------
     Subtotal:                             $564,339       $886,180       $557,226       $825,663

NET CASH FLOW                           $15,435,953    $15,450,142    $16,766,091    $17,307,158                     2.3%      2.7%
                                                                                                                   -----------------
====================================================================================================================================

============================================================================================================================
INCOME & EXPENSE GROWTH CHART (PHASE I & II)
WESTSIDE PAVILION
Cushman & Wakefield, Inc.       1999          2000          2001          2002          2003          2004          2005
                                ----          ----          ----          ----          ----          ----          ----
============================================================================================================================
Minimum Rent:               $13,420,686   $13,595,952   $13,704,895   $13,758,941   $14,132,353   $14,298,150   $14,475,569
Effective Gross Income:     $23,908,332   $24,401,481   $24,903,783   $25,449,491   $26,308,656   $26,908,673   $27,635,547
Operating Expenses:          $9,494,859    $9,817,219   $10,149,674   $10,501,425   $10,868,481   $11,243,915   $11,635,255
Net Operating Income:       $14,413,473   $14,584,262   $14,754,109   $14,948,066   $15,440,175   $15,664,758   $16,000,292

============================================================================================================================
=====================================================================================================
INCOME & EXPENSE GROWTH CHART (PHASE I & II)                                        -----------------
WESTSIDE PAVILION                                                                    CAGR      CAGR
Cushman & Wakefield, Inc.       2006          2007          2008          2009      1999-08   2001-08
                                ----          ----          ----          ----      -------   -------
=====================================================================================================
Minimum Rent:               $14,703,902   $15,334,142   $16,065,111   $16,910,572     2.0%      2.3%
Effective Gross Income:     $28,389,551   $29,821,381   $31,095,233   $32,612,195     3.0%      3.2%
Operating Expenses:         $12,053,229   $12,498,064   $12,962,412   $13,431,925     3.5%      3.6%
Net Operating Income:       $16,336,322   $17,323,317   $18,132,821   $19,180,270     2.6%      3.0%
                                                                                    -----------------
=====================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                [LINE GRAPH SHOWING INCOME AND EXPENSE GROWTH]

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
PHASE I ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS - PHASE I

      We have been asked to provide a separate value estimate for Phase I alone. To accomplish this, we have performed a discounted cash flow analysis utilizing many of the cash flow assumptions addressed previously. Management also provided a break-out of the 1998 budget, separated between Phase I and Phase II. This is illustrated in the chart on the accompanying page. Miscellaneous income and expense estimates applied in the Phase I analysis that differ from the previous analysis for Phase I and II combined are based on the 1998 budget and summarized below.

     o Specialty Leasing Income - the specialty leasing income attributed to Phase I is $585,000 (rounded).

     o    Storage Rent - the storage rent attributed to Phase I is $55,000
          (rounded).

     o    Other Income - the other income attributed to Phase I is $9,600
          (rounded).

     o CAM Expenses - the CAM expenses attributed to Phase I are $3,550,000 (rounded).

     o Real Estate Taxes - the real estate taxes attributed to Phase I are $1,300,000 (rounded).

     o Insurance - the insurance expense attributed to Phase I is $485,000 (rounded).

     o Water & Sewer - the water & sewer expense attributed to Phase I is $19,000 (rounded).

     o Landlord Expenses - the non-reimbursable costs to the landlord are $240,000 (rounded).

      The tenants for Phase II were deleted from the cash flow, and the area measures were adjusted accordingly. As such, we include only the income associated with Phase I, the expenses associated with Phase I are spread over just Phase I GLA for reimbursements.

      The value matrix on the accompanying page illustrates our conclusion of value for Phase I. As shown, our conclusion of the market value by the discounted cash flow analysis for Phase I is $159,400,000, rounded. This equals an imputed going-in capitalization rate of 8.42 percent. The average cash-on-cash rate is equal to 8.8 percent. The reversion accounts for 47.7 percent of the present value, with the remainder attributed to the interim cash flows.
- -------------------------------------------------------------------------------

=========================================================================================================================
1998 BUDGET - WESTSIDE PAVILION - PHASE I SEPARATE*
Cushman & Wakefield, Inc.
- -------------------------------------------------------------------------------------------------------------------------
                                                     COMBINED        Per Sq/Ft              WSP-1          Per Sq/Ft
                                                      BUDGET          of GLA               BUDGET            of GLA
                                                       1998            1998                 1998              1998
=========================================================================================================================

- ------------------------------------------        --------------------------------    -----------------------------------
OPERATING INCOME                                           GLA =       535,912                   GLA =        443,934
- ------------------------------------------        --------------------------------    -----------------------------------
    MINIMUM RENT
    Base Rent:                                      $ 13,275,385          $ 24.77         $ 11,998,458            $27.03
    Percentage Rent:                                $     56,607          $  0.11         $     56,607            $ 0.13
    Specialty Leasing:                              $    702,739          $  1.31         $    583,297            $ 1.31
    Storage Rent                                    $     57,600          $  0.11         $     55,200            $ 0.12
    Nordstrom Storage                               $    472,500          $  0.88         $    472,500            $ 1.06
    Robinson's May Parking                          $          -          $     -         $          -            $    -
    Bad Debt (or Vacancy Loss)                      $          -          $     -         $          -            $    -
                                                  --------------------------------    -----------------------------------
    SUBTOTAL:                                       $ 14,564,831          $ 27.18         $ 13,166,062            $29.66

    RECOVERY INCOME
    CAM Income:                                     $  4,658,589          $  8.69         $   4,374,527           $ 9.85
    Food Court Income:                              $    182,084          $  0.34         $    182,084            $ 0.41
    Property Tax Income:                            $  1,683,393          $  3.14         $   1,648,343           $ 3.71
    Insurance Income:                               $    441,075          $  0.82         $    431,056            $ 0.97
    HVAC Income:                                    $    701,404          $  1.31         $    697,251            $ 1.57
    Electricity Income                              $  1,084,260          $  2.02         $  1,084,260            $ 2.44
    Water/Sewer Income:                             $     27,262          $  0.05         $     20,798            $ 0.05
                                                  --------------------------------    -----------------------------------
    SUBTOTAL:                                       $  8,778,067          $ 16.38         $  8,438,319            $19.01

    OTHER INCOME
    Capital Revenue                                 $    126,000          $  0.24         $    126,000            $ 0.28
    Marketing                                       $          -          $     -         $          -            $    -
    Other Income                                    $     12,000          $  0.02         $      9,600            $ 0.02
                                                  --------------------------------    -----------------------------------
    SUBTOTAL:                                       $    138,000          $  0.26         $    135,600            $ 0.31

    TOTAL INCOME:                                   $ 23,480,898          $ 43.81         $ 21,739,981            $48.97

- ------------------------------------------
OPERATING EXPENSES
- ------------------------------------------

    CAM
       Payroll/Benefits                             $    674,427          $  1.26         $    620,653            $ 1.40
       Contract Maintenance                         $     15,118          $  0.03         $     15,118            $ 0.03
       Contract Security Services                   $    789,480          $  1.47         $    666,283            $ 1.50
       Contract Cleaning Services                   $    494,436          $  0.92         $    410,382            $ 0.92
       Contract Landscaping                         $     36,375          $  0.07         $     21,825            $ 0.05
       Contract Elevator                            $    162,000          $  0.30         $    113,400            $ 0.26
       Pest Control/Trash Removal                   $    184,260          $  0.34         $    154,517            $ 0.35
       Repairs & Maintenance                        $    745,318          $  1.39         $    619,792            $ 1.40
       Materials & Supplies                         $    109,400          $  0.20         $     90,994            $ 0.20
       Equipment Rental/Radios/Tele.                $    103,140          $  0.19         $     84,214            $ 0.19
       Utilities                                    $    822,821          $  1.54         $    480,937            $ 1.08
       Misc. Office Expense                         $     57,257          $  0.11         $     49,414            $ 0.11
       Roof/Skylight Repairs                        $     22,000          $  0.04         $     22,000            $ 0.05
       Taxes, Licenses, Fees & Insur.               $    178,470          $  0.33         $    167,108            $ 0.38
       Professional & Legal                         $     38,900          $  0.07         $     34,735            $ 0.08
       Depreciation - General                       $          -          $     -         $          -            $ -
                                                  --------------------------------    -----------------------------------
    Sub-total CAM                                   $  4,433,402          $  8.27         $  3,551,372            $ 8.00

    CAM - FOOD COURT
       Contract Services                            $     94,406          $  0.18         $     94,406            $ 0.21
       Maintenance & Supplies                       $     13,250          $  0.02         $     13,250            $ 0.03
       Utilities                                    $     57,875          $  0.11         $     57,875            $ 0.13
                                                  --------------------------------    -----------------------------------
    Sub-total Food Court                            $    165,531          $  0.31         $    165,531            $ 0.37

    MARKETING
       Marketing & Promotional                      $    616,103          $  1.15         $    616,103            $ 1.39
       Promotional Charges                          $   (414,204)         $ (0.77)        $   (414,204)           $(0.93)
       Lease Required Advertising                   $     (4,031)         $ (0.01)        $     (4,031)           $(0.01)
       Media Fund                                   $    (96,388)         $ (0.18)        $    (96,388)           $(0.22)
       Landlord Contribution Required               $   (101,480)         $ (0.19)        $   (101,480)           $(0.23)
                                                  --------------------------------    -----------------------------------
    Sub-total Marketing                             $          -          $     -         $          -            $    -

    REAL ESTATE TAXES                               $  1,931,805          $  3.60         $  1,311,811            $ 2.95
    -----------------

    OTHER RECOVERABLE EXPENSES
       Insurance                                    $    559,666          $  1.04         $    485,436            $ 1.09
       Electricity                                  $    968,090          $  1.81         $    968,090            $ 2.18
       Water/Sewer                                  $     24,784          $  0.05         $     18,908            $ 0.04
       HVAC                                         $    376,534          $  0.70         $    376,534            $ 0.85
       Other                                        $          -          $     -         $          -            $    -
                                                  --------------------------------    -----------------------------------
    Sub-total Other Recoverable                     $  1,929,074          $  3.60         $  1,848,968            $ 4.16

    TOTAL RECOVERABLE EXPENSES                      $  8,459,812          $ 15.79         $  6,877,682            $15.49
    --------------------------

    MANAGEMENT FEE                                  $    360,000          $  0.67         $          -            $    -
    --------------

    LANDLORD EXPENSES
       Landlord Maintenance                         $      4,200          $  0.01         $      3,486            $ 0.01
       Postage, bank charges, misc.                 $      2,040          $  0.00         $      1,650            $ 0.00
       Insurance (legal)                            $          -          $     -         $          -            $    -
       Professional Fees - Legal/Audit              $    106,048          $  0.20         $     85,506            $ 0.19
       Professional Fees  - Other                   $          -          $     -         $          -            $    -
       Landlord Contribution - Marketing            $    106,366          $  0.20         $    101,480            $ 0.23
       Bad Debt                                     $          -                          $          -            $    -
       Specialty Leasing                            $     53,650                          $     48,742            $ 0.11
       Other                                        $          -          $     -         $          -            $    -
                                                  --------------------------------    -----------------------------------
    Total Landlord Expenses:                        $    272,304          $  0.51         $    240,864            $ 0.54

    TOTAL - NONRECOVERABLE:                         $    272,304          $  0.51         $    240,864            $ 0.54

    TOTAL OPERATING EXPENSES                        $  9,092,116          $ 16.97         $  7,118,546            $16.04
    Operating Expense Ratio                                   --            38.7%                   --             32.7%

- ------------------------------------------
NET OPERATING INCOME                                $ 14,388,782          $ 26.85         $ 14,621,435            $32.94
- ------------------------------------------

=========================================================================================================================
==============================================================================================================================
1998 BUDGET - WESTSIDE PAVILION - PHASE I SEPARATE*
Cushman & Wakefield, Inc.
- ------------------------------------------------------------------------------------------------------------------------------
                                                         C&W           Per Sq/Ft                 WSP-2          Per Sq/Ft
                                                       PHASE I           of GLA                 BUDGET            of GLA
                                                       FY 1999          FY 1999                  1998              1998
==============================================================================================================================

- ------------------------------------------        -----------------------------------      -----------------------------------
OPERATING INCOME                                             GLA =        443,934                     GLA =         91,978
- ------------------------------------------        -----------------------------------      -----------------------------------
    MINIMUM RENT
    Base Rent:                                         $12,226,029           $ 27.54            $ 1,276,927            $13.88
    Percentage Rent:                                   $    91,933           $  0.21            $         -            $    -
    Specialty Leasing:                                 $   596,700           $  1.34            $   119,442            $ 1.30
    Storage Rent                                       $    56,100           $  0.13            $     2,400            $ 0.03
    Nordstrom Storage                                  $   472,500           $  1.06            $         -            $    -
    Robinson's May Parking                             $   305,248           $     -            $         -            $    -
    Bad Debt (or Vacancy Loss)                         $  (575,263)          $ (1.30)           $         -            $    -
                                                  -----------------------------------      -----------------------------------
    SUBTOTAL:                                          $13,173,247           $ 29.67            $ 1,398,769            $15.21

    RECOVERY INCOME
    CAM Income:                                        $ 3,813,774           $  8.59            $   284,062            $ 3.09
    Food Court Income:                                 $   169,572           $  0.38            $         -            $    -
    Property Tax Income:                               $ 1,388,116           $  3.13            $    35,050            $ 0.38
    Insurance Income:                                  $   541,248           $  1.22            $    10,019            $ 0.11
    HVAC Income:                                       $   693,816           $  1.56            $     4,153            $ 0.05
    Electricity Income                                 $ 1,146,592           $  2.58            $         -            $    -
    Water/Sewer Income:                                $    19,525           $  0.04            $     6,464            $ 0.07
                                                  -----------------------------------      -----------------------------------
    SUBTOTAL:                                          $ 7,772,643           $ 17.51            $   339,748            $ 3.69

    OTHER INCOME
    Capital Revenue                                    $   127,500           $  0.29            $         -            $    -
    Marketing                                          $         -           $     -            $        -             $    -
    Other Income                                       $     9,792           $  0.02            $     2,400            $ 0.03
                                                  -----------------------------------      -----------------------------------
    SUBTOTAL:                                          $   137,292           $  0.31            $     2,400            $ 0.03

    TOTAL INCOME:                                      $21,083,182           $ 47.49            $ 1,740,917            $18.93

- ------------------------------------------
OPERATING EXPENSES
- ------------------------------------------

    CAM
       Payroll/Benefits                                $         -           $     -            $   53,772             $ 0.58
       Contract Maintenance                            $         -           $     -            $        -             $    -
       Contract Security Services                      $         -           $     -            $  345,760             $ 3.76
       Contract Cleaning Services                      $         -           $     -            $   84,054             $ 0.91
       Contract Landscaping                            $         -           $     -            $   14,550             $ 0.16
       Contract Elevator                               $         -           $     -            $   48,600             $ 0.53
       Pest Control/Trash Removal                      $         -           $     -            $   29,743             $ 0.32
       Repairs & Maintenance                           $         -           $     -            $  125,525             $ 1.36
       Materials & Supplies                            $         -           $     -            $   18,406             $ 0.20
       Equipment Rental/Radios/Tele.                   $         -           $     -            $   18,926             $ 0.21
       Utilities                                       $         -           $     -            $  341,884             $ 3.72
       Misc. Office Expense                            $         -           $     -            $    7,843             $ 0.09
       Roof/Skylight Repairs                           $         -           $     -            $        -             $    -
       Taxes, Licenses, Fees & Insur.                  $         -           $     -            $   11,362             $ 0.12
       Professional & Legal                            $         -           $     -            $    4,165             $ 0.05
       Depreciation - General                          $         -           $     -            $        -             $    -
                                                  -----------------------------------      -----------------------------------
    Sub-total CAM                                      $ 3,621,000           $  8.16            $ 1,104,590            $12.01

    CAM - FOOD COURT
       Contract Services                               $         -           $     -            $         -            $    -
       Maintenance & Supplies                          $         -           $     -            $         -            $    -
       Utilities                                       $         -           $     -            $         -            $    -
                                                  -----------------------------------      -----------------------------------
    Sub-total Food Court                               $   168,300           $  0.38            $         -            $    -

    MARKETING
       Marketing & Promotional                         $         -           $     -            $         -            $    -
       Promotional Charges                             $         -           $     -            $         -            $    -
       Lease Required Advertising                      $         -           $     -            $         -            $    -
       Media Fund                                      $         -           $     -            $         -            $    -
       Landlord Contribution Required                  $         -           $     -            $         -            $    -
                                                  -----------------------------------      -----------------------------------
    Sub-total Marketing                                $         -           $     -            $         -            $    -

    REAL ESTATE TAXES                                  $ 1,313,000           $  2.96            $   619,995            $ 6.74
    -----------------

    OTHER RECOVERABLE EXPENSES
       Insurance                                       $   494,700           $  1.11            $    74,230            $ 0.81
       Electricity                                     $   989,400           $  2.23            $         -            $    -
       Water/Sewer                                     $    19,380           $  0.04            $     5,876            $ 0.06
       HVAC                                            $   382,500           $  0.86            $         -            $    -
       Other                                           $         -           $     -            $         -            $    -
                                                  -----------------------------------      -----------------------------------
    Sub-total Other Recoverable                        $ 1,885,980           $  4.25            $    80,106            $ 0.87

    TOTAL RECOVERABLE EXPENSES                         $ 6,988,280           $ 15.74            $ 1,804,691            $19.62
    --------------------------

    MANAGEMENT FEE                                     $   433,826           $  0.98            $         -            $    -
    --------------

    LANDLORD EXPENSES
       Landlord Maintenance                            $         -           $     -            $      714             $ 0.01
       Postage, bank charges, misc.                    $         -           $     -            $      390             $ 0.00
       Insurance (legal)                               $         -           $     -            $        -             $    -
       Professional Fees - Legal/Audit                 $         -           $     -            $   20,544             $ 0.22
       Professional Fees  - Other                      $         -           $     -            $        -             $    -
       Landlord Contribution - Marketing               $         -           $     -            $    4,886             $ 0.05
       Bad Debt                                        $         -           $     -            $        -             $    -
       Specialty Leasing                               $         -           $     -            $    4,908             $ 0.05
       Other                                           $         -           $     -            $        -             $    -
                                                  -----------------------------------      -----------------------------------
    Total Landlord Expenses:                           $   244,800           $  0.55            $    31,442            $ 0.34

    TOTAL - NONRECOVERABLE:                            $   244,800           $  0.55            $    31,442            $ 0.34

    TOTAL OPERATING EXPENSES                           $ 7,666,906           $ 17.27            $ 1,836,133            $19.96
    Operating Expense Ratio                                     --             36.4%                     --            105.5%

- ------------------------------------------
NET OPERATING INCOME                                   $13,416,276           $ 30.22            $   (95,216)           $(1.04)
- ------------------------------------------

==============================================================================================================================
* Adding I & II will not equal the combined budget, due to extra security costs loaded onto Phase II, and the non-allocation of the Mgt fee.

============================================================================================================================
SENSITIVITY ANALYSIS (PHASE I ONLY)
WESTSIDE PAVILION                       1              2              3               4              5               6
Cushman & Wakefield, Inc.            1999           2000           2001            2002           2003            2004
                                     ----           ----           ----            ----           ----            ----
============================================================================================================================
Effective Gross Income:           $21,083,182    $21,487,477    $21,879,467     $22,334,232    $23,149,520     $23,668,754
Operating Expenses:                $7,666,906     $7,934,001     $8,210,032      $8,503,170     $8,809,331      $9,122,562
Net Operating Income:             $13,416,276    $13,553,476    $13,669,435     $13,831,062    $14,340,189     $14,546,192
Net Cash Flow:                    $13,108,721    $13,335,449    $13,310,131     $12,972,689    $14,118,435     $14,099,405
PROPERTY VALUE:                  $159,400,000


Net Sales Price:                 $157,858,132   $159,208,714   $161,091,193    $167,021,025   $169,420,354    $173,069,890
Net Cash Flow:                    $13,108,721    $13,335,449    $13,310,131     $12,972,689    $14,118,435     $14,099,405

   - NOI Return:                        8.42%          8.50%          8.58%           8.68%          9.00%           9.13%
   - Cash-On-Cash Return:               8.22%          8.37%          8.35%           8.14%          8.86%           8.85%

DISCOUNTED INCOME STREAM

Discounted Sales Price:          $142,858,038   $130,389,397   $119,394,676    $112,026,826   $102,838,136     $95,070,953
Discounted Cash Flow:             $11,863,096    $10,921,520     $9,864,964      $8,701,235     $8,569,888      $7,745,102

Net Present Value:               $154,721,134   $153,174,013   $152,044,256    $153,377,641   $152,758,839    $152,736,758

================================================================================================================================
SENSITIVITY ANALYSIS (PHASE I ONLY)                                                                          -------------------
WESTSIDE PAVILION                       7               8              9              10             11       CAGR        CAGR
Cushman & Wakefield, Inc.            2005            2006           2007            2008           2009      1999-08     2001-08
                                     ----            ----           ----            ----           ----      -------     -------
================================================================================================================================
Effective Gross Income:           $24,307,089     $24,881,826    $26,138,512     $27,269,790    $28,669,515    2.9%       3.2%
Operating Expenses:                $9,447,553      $9,792,837    $10,160,215     $10,544,343    $10,936,474    3.6%       3.6%
Net Operating Income:             $14,859,536     $15,088,989    $15,978,297     $16,725,447    $17,733,041    2.5%       2.9%
Net Cash Flow:                    $14,295,197     $14,202,809    $15,428,408     $15,899,784                   2.2%       2.6%
PROPERTY VALUE:                                                                 $206,537,772                   2.9%
                                                                                                             -------------------
                                                                                                             -------------------
Net Sales Price:                 $175,742,342    $186,100,165   $194,802,265    $206,537,772                 AVERAGE RETURNS
Net Cash Flow:                    $14,295,197     $14,202,809    $15,428,408     $15,899,784                 OVER HOLDING PERIOD
                                                                                                             -------------------
   - NOI Return:                        9.32%           9.47%         10.02%          10.49%                 NOI            9.2%
   - Cash-On-Cash Return:               8.97%           8.91%          9.68%           9.97%                 Cash           8.8%

DISCOUNTED INCOME STREAM                                                                                     YIELD COMPOSITION
                                                                                                             -------------------
Discounted Sales Price:           $87,365,600     $83,723,723    $79,311,014     $76,098,607                 Reversion     47.7%
Discounted Cash Flow:              $7,106,474      $6,389,635     $6,281,460      $5,858,257                 Cash Flow     52.3%
                                                                                                             ---------     -----
Net Present Value:               $152,137,879    $154,885,637   $156,754,388    $159,400,238                 Total Value  100.0%
                                                                                                             -------------------

==================================================================================
ASSUMPTIONS & CONCLUSIONS
- ----------------------------------------------------------------------------------
VALUE RANGE:                           LOW              HIGH          CONCLUSION
DISCOUNT RATE:                       10.75%            10.00%           10.50%
TERMINAL CAP RATE:                    8.75%            8.00%             8.50%
==================================================================================
VALUE RANGE/CONCLUSION:           $154,669,146     $169,764,553      $159,400,000
- ----------------------------------------------------------------------------------
   - Going-In Cap Rate:                  8.67%            7.90%             8.42%
- ----------------------------------------------------------------------------------
   - Price/sf Owned GLA:               $348.41          $382.41           $359.06
- ----------------------------------------------------------------------------------
   - Price/sf Mall Shop GLA:           $589.51          $647.04           $607.54

=========================================================================================================
SALE-YIELD MATRIX
- ---------------------------------------------------------------------------------------------------------
  NET REVERSION       TERMINAL                               DISCOUNT RATE (IRR)
  COST OF SALE:    CAPITALIZATION       -----------------------------------------------------------------
      1.00%             RATE               10.00%           10.25%            10.50%           10.75%
=========================================================================================================
     $219,446,382      8.00%            $169,764,553     $166,929,159      $164,156,401     $161,444,692
- ---------------------------------------------------------------------------------------------------------
     $212,796,492      8.25%            $167,200,732     $164,422,885      $161,706,257     $159,049,297
- ---------------------------------------------------------------------------------------------------------
     $206,537,772      8.50%            $164,787,724     $162,064,039      $159,400,238     $156,794,807
- ---------------------------------------------------------------------------------------------------------
     $200,636,692      8.75%            $162,512,603     $159,839,984      $157,225,992     $154,669,146





    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


         [BAR GRAPH SHOWING                    [BAR GRAPH SHOWING
         NOI VS. CASH FLOW]               NPV VS. SALES PRICE BY YEAR]

=========================================================================================================
DISCOUNTED CASH FLOW ANALYSIS (PHASE I ONLY)
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- ---------------------------------------------------------------------------------------------------------
 YEAR                NET CASH      DISCOUNT FACTOR       PRESENT VALUE      COMPOSITION     ANNUAL CASH
  NO.     YEAR         FLOW             10.50%           OF CASH FLOWS        OF YIELD     ON CASH RETURN
=========================================================================================================
   1      1999      $13,108,721   x    0.9049774    =    $11,863,096             7.44%           8.22%
   2      2000      $13,335,449   x    0.8189841    =    $10,921,520             6.85%           8.37%
   3      2001      $13,310,131   x    0.7411620    =     $9,864,964             6.19%           8.35%
   4      2002      $12,972,689   x    0.6707349    =     $8,701,235             5.46%           8.14%
   5      2003      $14,118,435   x    0.6069999    =     $8,569,888             5.38%           8.86%
   6      2004      $14,099,405   x    0.5493212    =     $7,745,102             4.86%           8.85%
   7      2005      $14,295,197   x    0.4971232    =     $7,106,474             4.46%           8.97%
   8      2006      $14,202,809   x    0.4498853    =     $6,389,635             4.01%           8.91%
   9      2007      $15,428,408   x    0.4071360    =     $6,281,460             3.94%           9.68%
  10      2008      $15,899,784   x    0.3684489    =     $5,858,257             3.68%           9.97%

- ---------------------------------------------------------------------------------------------------------
TOTAL PRESENT VALUE OF CASH FLOWS:                       $83,301,631            52.26%           8.83%
                                                                                Total           Average
- ---------------------------------------------------------------------------------------------------------

Reversion Year   NOI/Income    /   Terminal OAR    =     Reversion
- --------------   ----------        ------------          ---------
  11    2009     $17,733,041   /          8.50%    =    $208,624,012
                 Less: Cost of Sale       1.00%          ($2,086,240)
                 Less: TIs & Commissions                          $0
                 -----------------------                ------------
                 Net Reversion                          $206,537,772
                 x Discount Factor                         0.3684489
                 -----------------                      ------------
                 TOTAL PRESENT VALUE OF REVERSION        $76,098,607            47.74%

TOTAL PRESENT VALUE OF CASH FLOWS & REVERSION:          $159,400,238           100.00%

                 ---------------------------------------------------
                 ROUNDED VALUE VIA
                 DISCOUNTED CASH FLOW:                  $159,400,000
                 ---------------------------------------------------

                 ===================================================
                 OWNED NET RENTABLE AREA:                    443,934
                 VALUE PER SQUARE FOOT (OWNED GLA):          $359.06

                 OWNED MALL SHOP AREA:                       262,371
                 VALUE PER SQUARE FOOT (SHOP GLA):           $607.54

                 YEAR ONE NOI (12   MONTHS):             $13,416,276
                 IMPLICIT GOING-IN CAPITALIZATION RATE:        8.42%

                 COMPOUND ANNUAL GROWTH RATE
                 CONCLUDED VALUE TO NET REVERSION VALUE:       2.92%

                 COMPOUND ANNUAL GROWTH RATE
                 NET CASH FLOW:                                2.17%
                 ===================================================
=========================================================================================================

==========================================================================================================================
ANNUAL CASH FLOW REPORT (PHASE I ONLY)
WESTSIDE PAVILION
Cushman & Wakefield, Inc.              1999           2000           2001           2002           2003           2004
                                       ----           ----           ----           ----           ----           ----
==========================================================================================================================
- -----------------------------
OPERATING INCOME
- -----------------------------

     MINIMUM RENT
     All Tenants                   $12,226,029    $12,362,299    $12,405,771    $12,436,353    $12,846,619    $13,018,242
                                   -----------    -----------    -----------    -----------    -----------    -----------
     SUBTOTAL:                     $12,226,029    $12,362,299    $12,405,771    $12,436,353    $12,846,619    $13,018,242

     RECOVERIES
     CAM Recoveries                 $3,813,774     $3,938,211     $4,102,283     $4,296,614     $4,489,565     $4,647,752
     Tax Recoveries                 $1,388,116     $1,397,368     $1,420,997     $1,445,827     $1,474,053     $1,487,719
     Insurance Recoveries             $541,248       $557,289       $579,184       $606,290       $634,041       $656,409
     Electricity Recoveries         $1,146,592     $1,179,872     $1,226,058     $1,278,258     $1,332,481     $1,373,837
     HVAC Recoveries                  $693,816       $713,953       $741,899       $773,486       $806,298       $831,318
     Water Recoveries                  $19,525        $20,096        $20,884        $21,770        $22,693        $23,404
     Food Court Recoveries            $169,572       $195,859       $205,178       $217,713       $220,942       $235,476
                                   -----------    -----------    -----------    -----------    -----------    -----------
     SUBTOTAL:                      $7,772,643     $8,002,648     $8,296,483     $8,639,958     $8,980,073     $9,255,915

     Overage Rent                      $91,933       $109,783       $142,608       $205,441       $255,392       $304,982

     GROSS RENTAL INCOME:          $20,090,605    $20,474,730    $20,844,862    $21,281,752    $22,082,084    $22,579,139
     --------------------          -----------    -----------    -----------    -----------    -----------    -----------
     Nordstrom Storage Rent           $472,500       $472,500       $472,500       $472,500       $472,500       $472,500
     Other Income                       $9,792        $10,184        $10,591        $11,015        $11,455        $11,913
     Storage Rent                      $56,100        $58,344        $60,678        $63,105        $65,629        $68,254
     Specialty Income                 $596,700       $620,568       $645,391       $671,206       $698,055       $725,977
     Capital Income                   $127,500       $132,600       $137,904       $143,420       $149,157       $155,123
     May Company Parking              $305,248       $305,248       $305,248       $305,248       $305,248       $305,248
     Vacancy/Credit Loss             ($575,263)     ($586,697)     ($597,707)     ($614,014)     ($634,608)     ($649,400)
     -------------------           -----------    -----------    -----------    -----------    -----------    -----------
     TOTAL INCOME:                 $21,083,182    $21,487,477    $21,879,467    $22,334,232    $23,149,520    $23,668,754

- -----------------------------
OPERATING EXPENSES
- -----------------------------

     RECOVERABLE EXPENSES
     Real Estate Taxes              $1,313,000     $1,339,260     $1,366,045     $1,393,366     $1,421,233     $1,449,658
     Water/Sewer                       $19,380        $20,155        $20,961        $21,800        $22,672        $23,579
     HVAC                             $382,500       $397,800       $413,712       $430,261       $447,471       $465,370
     Electricity                      $989,400     $1,028,976     $1,070,135     $1,112,941     $1,157,458     $1,203,757
     Insurance                        $494,700       $514,488       $535,068       $556,470       $578,729       $601,878
     CAM Expenses                   $3,621,000     $3,765,840     $3,916,474     $4,073,133     $4,236,058     $4,405,500
     Food Court                       $168,300       $175,032       $182,033       $189,315       $196,887       $204,763
                                   -----------    -----------    -----------    -----------    -----------    -----------
     Subtotal-Recoverable:          $6,988,280     $7,241,551     $7,504,428     $7,777,286     $8,060,508     $8,354,505

     NON-RECOVERABLE
     Landlord Expenses                $244,800       $254,592       $264,776       $275,367       $286,381       $297,837
     Management Fees                  $433,826       $437,858       $440,828       $450,517       $462,442       $470,220
                                   -----------    -----------    -----------    -----------    -----------    -----------
     Subtotal-Nonrecoverable:         $678,626       $692,450       $705,604       $725,884       $748,823       $768,057

     TOTAL OPERATING EXPENSES:      $7,666,906     $7,934,001     $8,210,032     $8,503,170     $8,809,331     $9,122,562
     Operating Expense Ratio             36.4%          36.9%          37.5%          38.1%          38.1%          38.5%

NET OPERATING INCOME               $13,416,276    $13,553,476    $13,669,435    $13,831,062    $14,340,189    $14,546,192

     Alterations                       $92,812        $87,340       $199,400       $603,864        $78,809       $258,480
     Commissions                       $17,561        $19,218        $43,976       $133,944        $17,557        $57,904
     ADA Capital                       $90,000             $0             $0             $0             $0             $0
     Replacement Reserve              $107,182       $111,469       $115,928       $120,565       $125,388       $130,403
     -------------------           -----------    -----------    -----------    -----------    -----------    -----------
     Subtotal:                        $307,555       $218,027       $359,304       $858,373       $221,754       $446,787

NET CASH FLOW                      $13,108,721    $13,335,449    $13,310,131    $12,972,689    $14,118,435    $14,099,405
==========================================================================================================================
=================================================================================================================================
ANNUAL CASH FLOW REPORT (PHASE I ONLY)                                                                         ------------------
WESTSIDE PAVILION                                                                                               CAGR       CAGR
Cushman & Wakefield, Inc.              2005           2006           2007           2008           2009        1999-08    2001-08
                                       ----           ----           ----           ----           ----        -------    -------
=================================================================================================================================
- -----------------------------
OPERATING INCOME
- -----------------------------

     MINIMUM RENT
     All Tenants                   $13,195,661    $13,353,856    $13,962,577    $14,688,805    $15,553,544       2.1%       2.4%
                                   -----------    -----------    -----------    -----------    -----------       ---        ---
     SUBTOTAL:                     $13,195,661    $13,353,856    $13,962,577    $14,688,805    $15,553,544       2.1%       2.4%

     RECOVERIES
     CAM Recoveries                 $4,877,160     $5,076,713     $5,396,406     $5,590,920     $5,869,375       4.3%       4.5%
     Tax Recoveries                 $1,514,375     $1,515,853     $1,558,068     $1,576,731     $1,623,727       1.4%       1.5%
     Insurance Recoveries             $690,870       $723,940       $777,420       $821,048       $872,589       4.7%       5.1%
     Electricity Recoveries         $1,434,300     $1,484,085     $1,568,307     $1,616,196     $1,690,325       3.9%       4.0%
     HVAC Recoveries                  $867,910       $898,034       $948,996       $977,977     $1,022,832       3.9%       4.0%
     Water Recoveries                  $24,437        $25,278        $26,709        $27,531        $28,790       3.9%       4.0%
     Food Court Recoveries            $241,940       $250,519       $259,981       $275,477       $273,280       5.5%       4.3%
                                   -----------    -----------    -----------    -----------    -----------       ---        ---
     SUBTOTAL:                      $9,650,992     $9,974,422    $10,535,887    $10,885,880    $11,380,918       3.8%       4.0%

     Overage Rent                     $350,809       $420,352       $502,721       $548,035       $584,749      21.9%      21.2%

     GROSS RENTAL INCOME:          $23,197,462    $23,748,630    $25,001,185    $26,122,720    $27,519,211       3.0%       3.3%
     --------------------          -----------    -----------    -----------    -----------    -----------       ---        ---
     Nordstrom Storage Rent           $472,500       $472,500       $472,500       $472,500       $472,500       0.0%       0.0%
     Other Income                      $12,390        $12,886        $13,401        $13,937        $14,495       4.0%       4.0%
     Storage Rent                      $70,984        $73,824        $76,777        $79,848        $83,042       4.0%       4.0%
     Specialty Income                 $755,016       $785,217       $816,625       $849,290       $883,262       4.0%       4.0%
     Capital Income                   $161,328       $167,781       $174,493       $181,472       $188,731       4.0%       4.0%
     May Company Parking              $305,248       $305,248       $305,248       $305,248       $305,248       0.0%       0.0%
     Vacancy/Credit Loss             ($667,839)     ($684,260)     ($721,717)     ($755,225)     ($796,974)      3.1%       3.4%
     -------------------           -----------    -----------    -----------    -----------    -----------       ---        ---
     TOTAL INCOME:                 $24,307,089    $24,881,826    $26,138,512    $27,269,790    $28,669,515       2.9%       3.2%

- -----------------------------
OPERATING EXPENSES
- -----------------------------

     RECOVERABLE EXPENSES
     Real Estate Taxes              $1,478,651     $1,508,224     $1,538,389     $1,569,157     $1,600,540       2.0%       2.0%
     Water/Sewer                       $24,522        $25,503        $26,523        $27,584        $28,687       4.0%       4.0%
     HVAC                             $483,985       $503,344       $523,478       $544,417       $566,194       4.0%       4.0%
     Electricity                    $1,251,907     $1,301,983     $1,354,062     $1,408,225     $1,464,554       4.0%       4.0%
     Insurance                        $625,953       $650,992       $677,031       $704,112       $732,277       4.0%       4.0%
     CAM Expenses                   $4,581,720     $4,764,989     $4,955,589     $5,153,813     $5,359,965       4.0%       4.0%
     Food Court                       $212,953       $221,471       $230,330       $239,543       $249,125       4.0%       4.0%
                                   -----------    -----------    -----------    -----------    -----------       ---        ---
     Subtotal-Recoverable:          $8,659,691     $8,976,506     $9,305,402     $9,646,851    $10,001,342       3.6%       3.7%

     NON-RECOVERABLE
     Landlord Expenses                $309,750       $322,140       $335,026       $348,427       $362,364       4.0%       4.0%
     Management Fees                  $478,112       $494,191       $519,787       $549,065       $572,768       2.7%       3.2%
                                   -----------    -----------    -----------    -----------    -----------       ---        ---
     Subtotal-Nonrecoverable:         $787,862       $816,331       $854,813       $897,492       $935,132       3.2%       3.5%

     TOTAL OPERATING EXPENSES:      $9,447,553     $9,792,837    $10,160,215    $10,544,343    $10,936,474       3.6%       3.6%
     Operating Expense Ratio             38.9%          39.4%          38.9%          38.7%          38.1%

NET OPERATING INCOME               $14,859,536    $15,088,989    $15,978,297    $16,725,447    $17,733,041       2.5%       2.9%

     Alterations                      $349,941       $607,693       $328,531       $548,107
     Commissions                       $78,779       $137,443        $74,672       $125,003
     ADA Capital                            $0             $0             $0             $0
     Replacement Reserve              $135,619       $141,044       $146,686       $152,553
     -------------------           -----------    -----------    -----------    -----------
     Subtotal:                        $564,339       $886,180       $549,889       $825,663

NET CASH FLOW                      $14,295,197    $14,202,809    $15,428,408    $15,899,784                      2.2%       2.6%
                                                                                                               ------------------
=================================================================================================================================

=================================================================================================================
INCOME & EXPENSE GROWTH CHART (PHASE I ONLY)
WESTSIDE PAVILION
Cushman & Wakefield, Inc.        1999          2000          2001          2002          2003          2004
                                 ----          ----          ----          ----          ----          ----
=================================================================================================================
  Minimum Rent:               $12,226,029   $12,362,299   $12,405,771   $12,436,353   $12,846,619   $13,018,242
  Effective Gross Income:     $21,083,182   $21,487,477   $21,879,467   $22,334,232   $23,149,520   $23,668,754
  Operating Expenses:          $7,666,906    $7,934,001    $8,210,032    $8,503,170    $8,809,331    $9,122,562
  Net Operating Income:       $13,416,276   $13,553,476   $13,669,435   $13,831,062   $14,340,189   $14,546,192
=================================================================================================================
=====================================================================================================================
INCOME & EXPENSE GROWTH CHART (PHASE I ONLY)                                                       ------------------
WESTSIDE PAVILION                                                                                   CAGR       CAGR
Cushman & Wakefield, Inc.        2005          2006          2007          2008          2009      1999-08    2001-08
                                 ----          ----          ----          ----          ----      -------    -------
=====================================================================================================================
  Minimum Rent:               $13,195,661   $13,353,856   $13,962,577   $14,688,805   $15,553,544    2.1%       2.4%
  Effective Gross Income:     $24,307,089   $24,881,826   $26,138,512   $27,269,790   $28,669,515    2.9%       3.2%
  Operating Expenses:          $9,447,553    $9,792,837   $10,160,215   $10,544,343   $10,936,474    3.6%       3.6%
  Net Operating Income:       $14,859,536   $15,088,989   $15,978,297   $16,725,447   $17,733,041    2.5%       2.9%
                                                                                                   ------------------
=====================================================================================================================

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                [LINE CHART SHOWING INCOME AND EXPENSE GROWTH]

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
DIRECT CAPITALIZATION - PHASE I

      As discussed previously, in view of our total analysis, we would anticipate that Phase I of the subject property would trade at an overall rate of near 8.25 percent applied to first year income. Applying this rate to the first year net income of $13,416,276 results in a value of $162,621,527, or $162,600,000 (rounded) by the direct capitalization technique.

      Net Operating Income:                $13,416,276
      Overall Rate:                              8.25%
                                          ------------
      Conclusion of Value:                $162,621,527
      Rounded:                            $162,600,000


SUMMARY & CONCLUSIONS OF THE INCOME APPROACH

      The Income Approach is the most important method of valuation for regional malls. The results of the preceding analysis are shown as are follows:

      Technique                           Phase I & II      Phase I Only
      Discounted Cash Flow                $166,700,000      $159,400,000
      Direct Capitalization               $174,700,000      $162,600,000

      Conclusion of Income Approach       $170,000,000      $160,000,000

PHASE II ANALYSIS

      The Income Approach conclusions suggest a residual value of $10,000,000 applicable to the Phase II portion of the subject property. The difference in first year net income between the Phase I & II analysis and the Phase I only analysis is $1,380,707. This is much different than the negative net income figure for Phase II that was reported on the break-out of the 1998 budget. The 1998 budget separation loaded much of the recovery income into Phase 1. Taking the difference in the two cash flows of a first year net income at $1,380,707 and dividing it by the implied residual value to Phase II indicates an overall rate of 13.8 percent. This is well above overall rates for well performing well occupied retail properties, but appears reasonable given the poor occupancy of Phase II and the risks associated with redevelopment. Our conclusion of the indicated value of Phase II is $10,000,000 by the Income Approach, based on the preceding analysis.

      We have also analyzed Phase II from a development cost approach standpoint. Our analysis assumes that Phase II could be sold separately from Phase I (with a reciprocal parking and easement agreement and all legal requirements met) and be redeveloped with City and neighborhood group approvals into a viable project.

      First, we must consider the size of the future development. We have assumed that the subject site will at least achieve its current GLA of 91,978 square feet upon any redevelopment, although it may be configured in a much different manner or layout.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      Previously, we estimated the low end of market rent for the subject mall at $30 per square foot for larger but well located suites. Given the characteristics and location of the subject site, this would be viewed by a developer as a fairly safe and achievable minimum rent to apply in this hypothetical analysis. This rate is below most of the existing tenants rents in Phase II, but given the risks and uncertainties involved, we have viewed this portion of the property as being able to achieve $30 per square foot net rents. This indicates annual income of about $2,759,230. Multiplying this figure by 90 percent, to include a ten percent deduction for vacancy, collection losses, management and other non-reimbursable expenses, indicates a net income of $2,500,000 (rounded).

      From our discussions with local investment brokers familiar with the subject property, including the selling broker for the subject, an investor would likely seek at least a 10 percent return under this scenario. This indicates a stabilized value for the hypothetical development of $25,000,000.

      To arrive at an "as is" value indication, we must consider the timing involved to achieve this value and development costs. We have considered a total timeframe of three years, including two years obtaining plans and approvals and one year for construction. Discounting the $25,000,000 to present value at a rate of 12.0 percent (higher than the discount rates used in the Income Approach due to the higher risks associated with redevelopment), indicates a present value of $17,794,506, rounded to $17,800,000.

      From Marshall Valuation Service, a national construction cost publication, the base cost for community sized retail properties, assuming Good Class C construction quality is $66.17 per square foot of building area including sprinklers. The current cost multiplier is 1.0 and the local multiplier for the City of Los Angeles is 1.14 This indicates an adjusted base cost of $75.43 per square foot.

     Leasing commissions are estimated based on commission rate of six percent of the income received over the lease term, rent of $30 per square foot and five year lease terms. The total lease commission cost estimate is $827,802. This equates to $9.00 per square foot of building area. Real estate taxes during construction and other miscellaneous costs estimated at 2.0 percent of base costs of $100.37, or $2.00 per square foot. As the parking garage is already in place, no additional costs are needed for parking. We have added an additional $3 per square foot for demolition costs, which should be adequate for portions of the existing structure. The combined hard and soft costs, excluding any allowance for developer's profit is therefore $89.43 per square foot ($75.43 + $9.00 + 2.00 + $3.00).

     Developer's profit is a return to the investor based upon his entrepreneurial skill and abilities. An investor in real property, especially a developer, foregoes a certain amount of liquidity in development. Their risk is based upon past experience in the field; forecasts to account for real estate business cycles and expertise in management and timing. These items are somewhat speculative and tend to be reflected in a fairly wide profit range depending upon a combination of these items. Based on interviews with developers, an expected profit range would be 10 to 15 percent of costs. We have estimated profit at 15 percent of total construction costs of the improvements.
- -------------------------------------------------------------------------------

                                                                INCOME APPROACH
- -------------------------------------------------------------------------------
      Therefore, the total development costs including profit are estimated at $102.84 per square foot of building area ($89.43 * 115%). This equals
$9,459,018 for the subject's 91,978 square feet, rounded to $9,500,000

      Deducting the estimated construction costs from the present value of $17,800,000 indicates a residual value for the property in its "as is" condition of $8,300,000. This is the indicated price a purchaser could pay for the property if they were projecting a similar development scenario. Any income in the interim is has not included in consideration of landlord expenses and lost tenants due to the transitional state of the property. This "as is" value indication equates to $73.27 per square foot of land area (based on a site size for Phase II of 113,268 square feet according to assessor's maps) and $90.24 per square foot of building area for Phase II.

CONCLUSION OF VALUE - PHASE II

      The preceding analysis resulted in value indications ranging from $8,300,000 to $10,000,000, as follows:

      Income Approach (difference between Phase I & II
         analysis and Phase I analysis)               $10,000,000

      Development Cost Approach:                      $ 8,300,000

      The resulting value indication from the Income Approach is derived from an analysis of the whole property, deducting out the portion attributed to
Phase I. This approach is considered to be the most meaningful of the two methods, given the very subjective and hypothetical assumptions made in the development cost approach method. However, given the risks (and required yields) for redevelopment, the development cost technique at a lower value indication proves to be supportable. Our conclusion of value for Phase II is based on the Income Approach at $10,000,000.
- -------------------------------------------------------------------------------

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
- -------------------------------------------------------------------------------
      The three approaches we used provided the following indications of value for the subject property:

                                  Phase I & II  Phase I Only  Phase II Only
                                  ------------  ------------  -------------
      Sales Comparison Approach   $170,500,000           N/A            N/A

      Income Approach             $170,000,000  $160,000,000    $10,000,000
         Discounted Cash Flow     $166,700,000  $159,400,000            N/A
         Direct Capitalization    $174,700,000  $162,600,000            N/A

      Development Cost Approach            N/A           N/A     $8,300,000

      The Sales Comparison and Income Approaches were the principal methods of valuation for the subject property, with most consideration give to the Income Approach. These two methods provided a range in indications for Phase I & II of $166,700,000 to $174,700,000. The actual recent purchase price of the subject property was $170,500,000, which is well bracketed by this range. The two methods in the Income Approach resulted in a range in value indications for Phase I of $159,400,000 to $162,600,000.

      To estimate the value of Phase II, we performed a brief development cost approach. As any redevelopment of the site is very speculative and within the control of city and neighborhood group approvals, a more detailed analysis is not possible. In this method, we estimated the potential value of the property assuming a feasible and functional design layout, considered a required return on investment, and deducted the estimated costs of construction. The result provides an "as is" value indication for Phase II, assuming it were purchased separate from the mall (and assuming a reciprocal parking and easement agreement were made and all legal requirements met). The resulting value indication of $8,300,000 Is lower than the difference in values (approximately $10,000,000) from the other portions of the property as indicated by the Income Approach, and reflective of the risks and required yields of redevelopment.

      The value range concluded in the Sales Comparison Approach was based on an analysis of historical and recent sales activity involving conceptually similar regional mall sales on a national basis, a comparison of the sales on the basis of income characteristics and sales volumes, and an overview of the investment market criteria for regional mall investments. It is difficult to quantify an appropriate per-square-foot conclusion for the subject from an analysis of the comparable data because the marketplace is national in scope, and the per-square-foot prices paid for the properties are influenced by a number of factors that cannot be accurately quantified. These factors include the quality of the center, location and market-specific factors, the strength of the anchors and the existing and potential future competitive supply. The sales prices are also a function of the percentage of mall tenants purchased relative to the anchor tenant area. Perhaps the most relevant function of this approach was to provide market evidence and support for the appropriate investment parameters to be used in the Income Approach.
- -------------------------------------------------------------------------------

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
- -------------------------------------------------------------------------------
      The Income Approach included an analysis of the property by discounted cash flow analysis and direct capitalization. The two methods produced a fairly narrow range in values and proved to be mutually supporting. The Income
Approach is the primary method of valuation by both buyers and sellers of regional malls, and is given the most weight in our conclusion of market value.

     We placed primary emphasis on the indications of value provided by the Income Approach, with secondary support for the appropriate investment parameters provided by the Sales Comparison Approach. As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in PHASE I & II OF WESTSIDE PAVILION COMBINED, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 13, 1998, is:

                  ONE HUNDRED AND SEVENTY MILLION DOLLARS
                                  $170,000,000

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in PHASE I OF WESTSIDE PAVILION, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 13, 1998, is:

                     ONE HUNDRED AND SIXTY MILLION DOLLARS
                                  $160,000,000

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in PHASE II OF WESTSIDE PAVILION, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 13, 1998, is:

                              TEN MILLION DOLLARS
                                  $10,000,000
- -------------------------------------------------------------------------------

                                            ASSUMPTIONS AND LIMITING CONDITIONS
- -------------------------------------------------------------------------------
"Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can
- -------------------------------------------------------------------------------

                                            ASSUMPTIONS AND LIMITING CONDITIONS
- -------------------------------------------------------------------------------
be obtained and renewed for any use on which the value estimates contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements, or may be located at or about the Property, was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation, and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12. If the Appraisal has been prepared for The Resolution Trust Corporation ("RTC"), it may be distributed to parties requesting a copy in accordance with RTC policy. However, as to such parties, the Appraisal shall be deemed provided for informational purposes only and such recipients shall not be entitled to rely on the Appraisal for any purpose nor shall C&W or the Appraisers have any liability to such recipients based thereon.
- -------------------------------------------------------------------------------

                                                     CERTIFICATION OF APPRAISAL
- -------------------------------------------------------------------------------
I certify that, to the best of my knowledge and belief:

1. Ellen Gunderson, MAI has inspected the property.

2. The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. I have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. My compensation is not contingent on an action or event (such as the approval of a loan) resulting from the analyses, opinions, or conclusions in, or the use of, this report. The appraisal is not based on a requested minimum or specific estimated value.

6. My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Practice of the Appraisal Foundation.

7. No one provided significant professional assistance to the persons signing this report.

8. The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

9. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10. As of the date of this report, Ellen Gunderson, MAI has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ Ellen Gunderson
- ------------------------
Ellen Gunderson, MAI
Director
California Certified Appraiser #AG025346
- -------------------------------------------------------------------------------

                                                                        ADDENDA
- -------------------------------------------------------------------------------


                            Various Pro-Ject Reports

                     Borrower Provided Operating Statements

                              ADA Report Excerpts

                             Occupancy Cost Detail

                              Expiration Schedule

              Cushman & Wakefield's National Retail Overview

              Cushman & Wakefield's National Investor Survey

                           Appraiser's Qualifications


- -------------------------------------------------------------------------------

                      WESTSIDE PAVILION -- PHASE I ONLY
                           PROJECT DESIGNATOR: WPV1
                           REVISION: 8/6/98 @ 10:04
                           ANNUAL CASH FLOW REPORT
                        BEGINNING 7/1/98 FOR 14 YEARS
                                8/6/98 @ 10:08

                         FY1999      FY2000     FY2001      FY2002     FY2003      FY2004
                       ---------- ----------  ---------- ----------  ---------- ----------
INCOME
- ---------------------
MINIMUM RENT:
ALL TENANTS            12,226,029  12,362,299 12,405,771  12,436,353 12,846,619  13,018,242
                       ---------- ----------  ---------- ----------  ---------- ----------
TOTAL MINIMUM RENT     12,226,029  12,362,299 12,405,771  12,436,353 12,846,619  13,018,242

RECOVERIES:
CAM RECOVERIES          3,813,774   3,938,211  4,102,283   4,296,614  4,489,565   4,647,752
TAX RECOVERIES          1,388,116   1,397,368  1,430,997   1,445,827  1,474,053   1,487,719
INSURANCE RECOVERIES      541,248     557,289    579,184     606,290    634,041     656,409
ELECTRIC RECOVERIES     1,146,592   1,179,872  1,226,058   1,278,258  1,332,481   1,373,837
HVAC RECOVERIES           693,816     713,953    741,899     773,486    806,298     831,318
WATER RECOVERIES           19,525      20,096     20,884      21,770     22,693      23,404
FOOD COURT RECOVERIES     169,572     195,859    205,178     217,713    220,942     235,476
                       ---------- ----------  ---------- ----------  ---------- ----------
TOTAL RECOVERIES        7,772,643   8,002,648  8,296,483   8,639,958  8,980,073   9,255,915

OVERAGE RENT               91,933     109,783    142,608     205,441    255,392     304,982

SALES VOLUME (000)        177,310     183,654    190,267     195,720    207,488     214,274
                       ---------- ----------  ---------- ----------  ---------- ----------
GROSS RENTAL INCOME    20,090,604  20,474,732 20,844,862  21,281,752 22,082,084  22,579,138
CREDIT LOSS              (575,264)   (586,698)  (597,708)   (614,015)  (634,609)   (649,401)
NORDSTROM STORAGE         472,500     472,500    472,500     472,500    472,500     472,500
OTHER INCOME                9,792      10,184     10,591      11,015     11,455      11,913
STORAGE RENT               56,100      58,344     60,678      63,105     65,629      68,254
SPECIALTY                 596,700     620,568    645,391     671,206    698,055     725,977
CAPITAL INCOME            127,500     132,600    137,904     143,420    149,157     155,123
MAY COMPANY PRKG          305,248     305,248    305,248     305,248    305,248     305,248
                       ---------- ----------- ---------- ----------  ---------- -----------
TOTAL INCOME           21,083,180  21,487,478 21,879,464 22,334,232  23,149,520  23,668,756

EXPENSES
- ---------------------
LANDLORD EXPENSES         244,800     254,592    264,776     275,367    286,381     297,837
R.E. TAXES              1,313,000   1,339,260  1,366,045   1,393,366  1,421,233   1,449,658
WATER                      19,380      20,155     20,961      21,800     22,672      23,579
TENANT HVAC               382,500     397,800    413,712     430,261    447,471     465,370
ELECTRICITY               989,400   1,028,976  1,070,135   1,112,941  1,157,458   1,203,757
INSURANCE                 494,700     514,488    535,068     556,470    578,729     601,878
CAM-EXPENSES            3,621,000   3,765,840  3,916,474   4,073,133  4,236,058   4,405,500
FOOD COURT                168,300     175,032    182,033     189,315    196,887     204,763
MANAGEMENT FEE            433,826     437,858    440,828     450,517    462,442     470,220
                       ---------- ----------  ---------- ----------  ---------- ----------
TOTAL EXPENSES          7,666,906   7,934,001  8,210,032   8,503,170  8,809,331   9,122,562
                       ---------- ----------  ---------- ----------  ---------- ----------
NET OPERATING INCOME   13,416,274  13,553,477 13,669,432  13,831,062 14,340,189  14,546,194
ALTERATIONS                92,812      87,340    199,400     603,864     78,809     288,480
COMMISSIONS                17,561      19,218     43,976     133,944     17,557      57,904
RESERVES                  107,182     111,469    115,928     120,565    125,388     130,403
ADA COMPLIANCE             90,000           0          0           0          0           0
                       ---------- ----------  ---------- ----------  ---------- ----------
CASH FLOW              13,108,719  13,335,450 13,310,128  12,972,689 14,118,435  14,099,407

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         FY2005      FY2006     FY2007      FY2008     FY2009      FY2010     FY2011      FY2012
                       ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
INCOME
- ---------------------
MINIMUM RENT:
ALL TENANTS            13,195,661  13,353,856 13,962,577  14,688,805 15,553,544  16,026,124 16,422,543  16,872,620
                       ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
TOTAL MINIMUM RENT     13,195,661  13,353,856 13,962,577  14,688,805 15,553,544  16,026,124 16,422,543  16,872,620

RECOVERIES:
CAM RECOVERIES          4,877,160   5,076,713  5,396,406   5,590,920  5,869,375   6,083,871  6,317,540   6,616,394
TAX RECOVERIES          1,514,375   1,515,853  1,558,069   1,576,731  1,623,727   1,649,608  1,676,071   1,714,552
INSURANCE RECOVERIES      690,870     723,940    777,420     821,048    872,589     902,342    935,011     977,932
ELECTRIC RECOVERIES     1,434,300   1,484,085  1,568,307   1,616,196  1,630,325   1,751,617  1,814,095   1,892,952
HVAC RECOVERIES           867,910     898,034    948,996     977,977  1,022,832   1,059,919  1,097,720   1,145,447
WATER RECOVERIES           24,437      25,278     26,709      27,531     28,790      29,833     30,904      32,240
FOOD COURT RECOVERIES     241,940     250,519    259,981     275,477    273,280     288,627    303,715     322,265
                       ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
TOTAL RECOVERIES        9,650,992   9,974,422 10,535,887  10,885,880 11,380,918  11,765,817 12,175,056  12,701,782

OVERAGE RENT              350,809     420,352    502,721     548,035    584,749     565,205    579,738     593,601

SALES VOLUME (000)        222,113     228,589    241,990     251,300    261,498     271,944    281,603     289,597
                       ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
GROSS RENTAL INCOME    23,197,460  23,748,630 25,001,184  26,122,720 27,519,212  28,357,144 29,177,338  30,168,004
CREDIT LOSS              (667,840)   (684,261)  (721,718)   (755,226)  (796,975)   (821,978)  (846,442)   (879,327)
NORDSTROM STORAGE         472,500     472,500    472,500     472,500    472,500     472,500    472,500     472,500
OTHER INCOME               12,390      12,886     13,401      13,937     14,495      15,074     15,677      16,304
STORAGE RENT               70,984      73,824     76,777      79,848     83,042      86,363     89,818      93,411
SPECIALTY                 755,016     785,217    816,625     849,290    883,262     918,592    955,336     993,549
CAPITAL INCOME            161,328     167,781    174,493     181,472    188,731     196,280    204,132     212,297
MAY COMPANY PRKG          305,248     305,248    305,248     305,248    305,24i     305,248    305,248     305,248
                       ----------  ---------- ----------  ---------- ----------  ---------- ----------  ----------
                       24,307,086  24,881,824 26,138,506  27,269,788 28,669,516  29,529,222 30,373,608  31,381,984

EXPENSES
- ---------------------
LANDLORD EXPENSES         309,750     322,140    335,026     348,427    362,364     376,858    391,933     407,610
R.E. TAXES              1,478,651   1,508,224  1,538,389   1,569,157  1,600,540   1,632,551  1,665,202   1,698,506
WATER                      24,522      25,503     26,523      27,584     28,687      29,835     31,028      32,269
TENANT HVAC               483,985     503,344    523,478     544,417    566,194     588,841    612,395     636,891
ELECTRICITY             1,251,907   1,301,983  1,354,062   1,408,225  1,464,554   1,523,136  1,584,061   1,647,424
INSURANCE                 625,953     650,992    677,031     704,112    732,277     761,568    792,031     823,712
CAM-EXPENSES            4,581,720   4,764,989  4,955,589   5,153,813  5,359,965   5,574,364  5,797,338   6,029,232
FOOD COURT                212,953     221,471    230,330     229,543    249,125     259,090    269,454     280,232
MANAGEMENT FEE            478,112     494,191    519,787     549,065    572,768     587,888    603,199     622,841
                       ----------  ---------- ----------  ---------- ----------  ---------- ----------  ----------
TOTAL EXPENSES          9,447,553   9,792,837 10,160,215  10,544,343 10,936,474  11,334,131 11,746,641  12,178,717
                       ----------  ---------- ----------  ---------- ----------  ---------- ----------  ----------

NET OPERATING INCOME   14,859,533  15,088,987 15,978,291  16,725,445 17,733,042  18,195,092 18,626,968  19,203,268

ALTERATIONS               349,941     607,693    328,531     548,107    210,226     143,765    282,276     851,808
COMMISSIONS                78,779     137,443     74,672     125,003     48,139      33,147     65,094     198,269
RESERVES                  135,619     141,044    146,686     152,553    158,656     165,002    171,602     178,466
ADA COMPLIANCE                  0           0          0           0          0           0          0           0
                       ----------  ---------- ----------  ---------- ----------  ---------- ----------  ----------
CASH FLOW              14,295,194  14,202,807 15,428,402  15,899,782 17,316,020  17,853,266 18,108,996  17,974,726

         PURCHASE/SALE YIELD TABLE FOR WESTSIDE PAVILION--PHASE I ONLY
                            REVISION: 8/6/98 @ 10:04
                                 8/6/98 @10:07
          Purchase Price (000's)/Cap Going In as a function of IRR
            All Cash analysis (Purchased July 1998 Sold June 2008)


                        Sale Price (000's)/Terminal Cap



               219,447       212,797       206,538       200,637       195,064       189,792       184,797
IRR               8.00          8.25          8.50          8.75          9.00          9.25          9.50
- -----          -------       -------       -------       -------       -------       -------       -------
10.50          164,156       161,706       159,400       157,226       155,173       153,230       151,390
                  8.17          8.30          8.42          8.53          8.65          8.76          8.86
10.75          161,445       159,049       156,795       154,669       152,662       150,763       148,963
                  8.31          8.44          8.56          8.67          8.79          8.90          9.01
11.00          158,793       156,451       154,246       152,168       150,205       148,349       146,590
                  8.45          8.58          8.70          8.82          8.93          9.04          9.15
11.25          156,198       153,908       151,753       149,721       147,802       145,987       144,267
                  8.59          8.72          8.84          8.96          9.08          9.19          9.30
11.50          153,661       151,422       149,314       147,327       145,451       143,676       141,994
                  8.73          8.86          8.99          9.11          9.22          9.34          9.45
11.75          151,178       148,989       146,928       144,985       143,150       141,414       139,770
                  8.87          9.00          9.13          9.25          9.37          9.47          9.60

                        WESTSIDE PAVILION--PHASE I ONLY
                            PROJECT DESIGNATOR: WPV1
                            REVISION: 7/24/98 @12:52
                            AVERAGE OCCUPANCY REPORT
               EXCLUDING DEPT STORE  (greater than)  50 TENANTS,
                   DEPT STORE  (greater than)  40 TENANTS
                                 7/25/98 @ 8:34




                    1998      1999      2000      2001      2002      2003      2004
                 --------- --------- --------- --------- --------- --------- ---------
JANUARY           246,170   261,735   262,335   262,335   262,335   262,335   262,335
FEBRUARY          247,355   257,733   253,344   246,841   248,043   255,801   238,050
MARCH             242,927   257,733   253,344   246,841   248,043   255,801   238,050
APRIL             245,915   261,885   262,335   262,335   262,335   262,335   262,335
MAY               257,656   261,885   262,335   262,335   262,335   262,335   262,335
JUNE              257,075   262,319   256,472   258,006   261,018   262,335   262,335
JULY              257,075   262,319   256,472   258,006   261,018   262,335   262,335
AUGUST            259,967   261,713   262,335   262,335   262,335   261,866   262,335
SEPTEMBER         259,967   261,713   262,335   262,335   262,335   261,866   262,335
OCTOBER           260,760   262,335   262,335   262,335   262,335   262,335   262,335
NOVEMBER          260,760   262,335   262,335   262,335   262,335   262,335   262,335
DECEMBER          261,735   262,335   262,335   262,335   262,335   262,335   262,335
                  -------   -------   -------   -------   -------   -------   -------
AVERAGE SF
 OCCUPIED-2GLO    254,780   261,337   259,859   259,031   259,734   261,168   258,288
TOTAL SF-2GLA     262,371   262,371   262,371   262,371   262,371   262,371   262,371
                  -------   -------   -------   -------   -------   -------   -------
OCCUPANCY %         97.11     99.61     99.04     98.73     98.99     99.54     98.44
                  =======   =======   =======   =======   =======   =======   =======



                    2005       2006      2007      2008      2009      2010      2011
                 ---------- --------- --------- --------- --------- ---------- --------
JANUARY            262,335   259,821   262,335   262,335   261,360    262,335  262,335
FEBRUARY           236,533   213,919   233,976   230,301   258,424    262,335  262,335
MARCH              236,533   214,477   233,976   230,301   258,424    262,335  262,335
APRIL              255,778   260,379   262,335   262,335   258,183    253,344  246,841
MAY                255,778   262,335   258,098   256,652   260,685    253,344  246,841
JUNE               260,764   262,335   258,098   256,652   260,685    262,335  262,335
JULY               260,764   262,335   252,414   262,335   260,685    262,335  262,335
AUGUST             262,335   262,335   252,414   260,632   262,319    256,472  258,006
SEPTEMBER          262,335   262,335   262,335   260,632   262,319    256,472  258,006
OCTOBER            262,335   262,335   262,335   261,542   261,713    262,335  262,335
NOVEMBER           259,932   262,335   262,335   261,542   261,713    262,335  262,335
DECEMBER           259,932   262,335   262,335   261,360   262,335    262,335  262,335
                  --------   -------   -------   -------   -------   --------  -------
AVERAGE SF
 OCCUPIED-2GLO     256,280   253,940   255,249   255,552   260,529    259,859  259,031
TOTAL SF-2GLA      262,371   262,371   262,371   262,371   262,371    262,371  262,371
                  --------   -------   -------   -------   -------   --------  -------
OCCUPANCY %          97.68     96.79     97.29     97.40     99.30      99.04    98.73
                  ========   =======   =======   =======   =======   ========  =======

             PURCHASE/SALE YIELD TABLE FOR WESTSIDE PAVILION--1998
                            REVISION: 7/24/98 @12:06
                                 7/24/98 @12:06

             Purchase Price (000's)/Cap Going In as a function of IRR
               All Cash analysis (Purchased July 1998 Sold June 2008)

                        Sale Price (000's)/Terminal Cap



           237,356     230,163     223,394     217,011     210,983     205,281     199,879
IRR           8.00        8.25        8.50        8.75        9.00        9.25        9.50
- -----      -------     -------     -------     -------     -------     -------     -------
10.50      177,458     174,808     172,314     169,962     167,741     165,640     163,650
              8.12        8.25        8.36        8.48        8.59        8.70        8.81
10.75      174,525     171,494     169,495     167,196     165,025     162,971     161,025
              8.26        8.38        8.50        8.62        8.73        8.84        8.95
11.00      171,655     169,122     166,738     164,490     162,367     160,359     158,456
              8.40        8.52        8.64        8.76        8.88        8.99        9.10
11.25      168,848     166,372     164,040     161,843     159,767     157,803     155,943
              8.54        8.66        8.79        8.91        9.02        9.13        9.24
11.50      166,103     163,681     161,402     159,253     157,223     155,303     153,484
              8.68        8.81        8.93        9.05        9.17        9.28        9.39
11.75      163,417     161,049     158,820     156,718     154,734     152,856     151,078
              8.82        8.95        9.08        9.20        9.32        9.43        9.54

                                    WESTSIDE PAVILION--1998
                                    PROJECT DESIGNATOR: WPAV
                                   REVISION: 7/24/98 @ 12:06
                                     ANNUAL CASH FLOW REPORT
                                 BEGINNING 7/1/98 FOR 15 YEARS
                                        7/24/98 @ 12:07



                         FY1999         FY2000         FY2001         FY2002         FY2003         FY2004
INCOME
- --------------------
MINIMUM RENT:
ALL TENANTS            13,420,686     13,595,952     13,704,895     13,758,941     14,132,353     14,298,150
                       ----------     ----------     ----------     ----------     ----------     ----------
TOTAL MINIMUM
 RENT                  13,420,686     13,595,952     13,704,895     13,758,941     14,132,353     14,298,150

RECOVERIES:
CAM RECOVERIES          4,516,316      4,674,140      4,865,827      5,101,264      5,338,982      5,549,041
TAX RECOVERIES          1,776,696      1,796,049      1,823,066      1,855,186      1,895,915      1,919,163
INSURANCE
 RECOVERIES               573,196        591,614        614,930        645,115        676,949        704,650
ELECTRIC
 RECOVERIES             1,146,592      1,179,872      1,226,058      1,278,258      1,332,481      1,373,837
HVAC RECOVERIES           693,816        713,953        741,899        773,486        806,298        831,318
WATER RECOVERIES           25,698         26,447         27,475         28,645         29,861         30,790
FOOD COURT
 RECOVERIES               169,572        195,859        205,178        217,713        220,942        235,476
                       ----------     ----------     ----------     ----------     ----------     ----------

TOTAL RECOVERIES        8,901,886      9,177,934      9,504,433      9,899,667     10,301,428     10,644,275

OVERAGE RENT               99,952        109,783        142,608        205,441        255,392        309,554

SALES VOLUME (000)        186,467        193,402        200,405        206,264        217,978        225,678
                       ----------     ----------     ----------     ----------     ----------     ----------
GROSS RENTAL
 INCOME                22,422,524     22,883,668     23,351,936     23,864,048     24,689,172     25,251,978
CREDIT LOSS              (204,433)      (208,929)      (212,853)      (218,736)      (225,753)      (231,241)
NORDSTROM
 STORAGE                  472,500        472,500        472,500        472,500        472,500        472,500
OTHER INCOME               12,240         12,730         13,239         13,768         14,319         14,892
STORAGE RENT               58,752         61,102         63,546         66,088         68,732         71,481
SPECIALTY                 714,000        742,560        772,262        803,153        835,279        868,690
CAPITAL INCOME            127,500        132,600        137,904        143,420        149,157        155,123
MAY COMPANY PRKG          305,248        305,248        305,248        305,248        305,248        305,248
                       ----------     ----------     ----------     ----------     ----------     ----------
TOTAL INCOME           23,908,332     24,401,480     24,903,784     25,449,488     26,308,656     26,908,672

EXPENSES
- --------------------
LANDLORD
 EXPENSES                 280,500        291,720        303,389        315,524        328,145        341,271
R.E. TAXES              1,919,000      1,957,380      1,996,528      2,036,458      2,077,187      2,118,731
WATER                      25,500         26,520         27,581         28,684         29,831         31,025
TENANT HVAC               382,500        397,800        413,712        430,261        447,471        465,370
ELECTRICITY               989,400      1,028,976      1,070,135      1,112,941      1,157,458      1,203,757
INSURANCE                 561,000        583,440        606,778        631,049        656,291        682,542



                         FY2005         FY2006         FY2007         FY2008         FY2009         FY2010        FY2011
INCOME
- --------------------
MINIMUM RENT:
ALL TENANTS            14,475,569     14,703,902     15,334,142     16,065,111     16,910,572     17,291,584    17,916,216
                       ----------     ----------     ----------     ----------     ----------     ----------    ----------
TOTAL MINIMUM
 RENT                  14,475,569     14,703,902     15,334,142     16,065,111     16,910,572     17,291,584    17,916,216

RECOVERIES:
CAM RECOVERIES          5,835,236      6,111,449      6,522,661      6,799,618      7,154,195      7,371,684     7,703,875
TAX RECOVERIES          1,948,880      1,949,383      2,002,477      2,027,566      2,087,196      2,144,207     2,176,571
INSURANCE
 RECOVERIES               743,773        784,800        847,385        899,785        958,267        992,676     1,027,573
ELECTRIC
 RECOVERIES             1,434,300      1,484,085      1,568,307      1,616,196      1,690,325      1,751,617     1,814,095
HVAC RECOVERIES           867,910        898,034        948,996        977,977      1,022,832      1,059,919     1,097,720
WATER RECOVERIES           32,141         33,254         35,151         36,223         37,884         39,260        40,656
FOOD COURT
 RECOVERIES               241,940        250,519        259,981        275,477        273,280        288,627       303,715
                       ----------     ----------     ----------     ----------     ----------     ----------    ----------
TOTAL RECOVERIES       11,104,180     11,511,524     12,184,958     12,632,842     13,223,979     13,647,990    14,164,205

OVERAGE RENT              361,446        439,883        533,596        590,840        633,879        607,709       633,077

SALES VOLUME (000)        233,973        240,924        254,775        264,641        275,053        284,929       296,610
                       ----------     ----------     ----------     ----------     ----------     ----------    ----------
GROSS RENTAL
 INCOME                25,941,194     26,655,308     28,052,696     29,288,792     30,768,432     31,547,284    32,713,496
CREDIT LOSS              (237,991)      (244,284)      (257,872)      (270,069)      (284,695)      (294,398)     (303,040)
NORDSTROM
 STORAGE                  472,500        472,500        472,500        472,500        472,500        472,500       472,500
OTHER INCOME               15,488         16,107         16,751         17,421         18,118         18,843        19,597
STORAGE RENT               74,340         77,314         80,406         83,622         86,967         90,446        94,064
SPECIALTY                 903,438        939,575        977,158      1,016,245      1,056,895      1,099,170     1,143,137
CAPITAL INCOME            161,328        167,781        174,493        181,472        188,731        196,280       204,132
MAY COMPANY PRKG          305,248        305,248        305,248        305,248        305,248        305,248       305,248
                       ----------     ----------     ----------     ----------     ----------     ----------    ----------
TOTAL INCOME           27,635,544     28,389,548     29,821,380     31,095,232     32,612,196     33,435,374    34,649,132

EXPENSES
- --------------------
LANDLORD
 EXPENSES                 354,922        369,119        383,884        399,239        415,209        431,817       449,090
R.E. TAXES              2,161,106      2,204,328      2,248,414      2,293,383      2,339,250      2,386,035     2,433,756
WATER                      32,266         33,556         34,899         36,294         37,746         39,256        40,826
TENANT HVAC               483,985        503,344        523,478        544,417        566,194        588,841       612,395
ELECTRICITY             1,251,907      1,301,983      1,354,062      1,408,225      1,464,554      1,523,136     1,584,061
INSURANCE                 709,844        738,238        767,767        798,478        830,417        863,634       898,179

CAM-EXPENSES       4,448,000    4,667,520    4,854,221     5,048,390     5,250,325     5,460,338
FOOD COURT           168,300      175,032      182,033       189,315       196,887       204,763
MANAGEMENT FEE       680,659      688,831      695,297       708,803       724,886       736,118
                     -------      -------      -------       -------       -------       -------
TOTAL EXPENSES     9,494,859    9,817,219   10,149,674    10,501,425    10,868,481    11,243,915
                   ---------    ---------   ----------    ----------    ----------    ----------
NET OPERATING
 INCOME           14,413,473   14,584,261   14,754,110    14,948,063    15,440,175    15,664,757

ALTERATIONS          121,835       87,340      199,400       603,864        90,439       301,981
COMMISSIONS           23,908       19,218       43,976       133,944        20,150        67,603
RESERVES             107,182      111,469      115,928       120,565       125,388       130,403
ADA COMPLIANCE        90,000            0            0             0             0             0
                  ----------   ----------   ----------    ----------    ----------    ----------
CASH FLOW         14,070,548   14,366,234   14,394,806    14,089,690    15,204,198    15,164,770



CAM-EXPENSES       5,678,752     5,905,902     6,142,138     6,387,823     6,643,336     6,909,070     7,185,432
FOOD COURT           212,953       221,471       230,330       239,543       249,125       259,090       269,454
MANAGEMENT FEE       749,520       775,288       813,092       855,010       886,094       911,215       939,352
                     -------       -------       -------       -------       -------       -------       -------
TOTAL EXPENSES    11,635,255    12,053,229    12,498,064    12,962,412    13,431,925    13,912,094    14,412,545
                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET OPERATING
 INCOME           16,000,289    16,336,319    17,323,316    18,132,820    19,180,272    19,523,280    20,236,588

ALTERATIONS          349,941       607,693       334,509       548,107       251,166       497,992       281,276
COMMISSIONS           78,779       137,443        76,031       125,003        57,535       114,854        65,094
RESERVES             135,619       141,044       146,686       152,553       158,656       165,002       171,602
ADA COMPLIANCE             0             0             0             0             0             0             0
                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
CASH FLOW         15,435,950    15,450,139    16,766,090    17,307,156    18,712,916    18,745,432    19,718,616

                           WESTSIDE PAVILION - 1998
                            PROJECT DESIGNATOR: WPAV
                           REVISION: 7/18/98 @ 19:44
                                TENANT REGISTER
                                7/21/98 @ 12:44




                 TENANT                 SQUARE FEET      BEGIN DATE    END DATE
- --------------------------------------  -----------      ----------    --------
#  1 - SUITE 103    ACTIVATE CELLULAR           100          6/1997      1/2000
#  2 - SUITE 198    ATM                          16          4/1996      5/1999
#  3 - SUITE 616    BAJA BUDS DEL NORT        2,099         12/1993      1/1999
#  4 - SUITE 346    BANANA REPUB. (MEN)       4,237          5/1997      4/2007
#  5 - SUITE 361    BANANA REPUBLIC           4,830         11/1995      1/2005
#  6 - SUITE 113    BARAMI STUDIO             2,774          7/1993      1/2004
#  7 - SUITE 174    BARE ESCENTIALS             724          5/1995      1/2005
#  8 - SUITE 401    BARNES & NOBLE           27,586          9/1995      1/2010
#  9 - SUITE 154    BASSINI                   2,384         10/1995      1/2006
# 10 - SUITE 257    BATH & BODY WORKS         2,403          8/1995     10/2005
# 11 - SUITE 189    BCBG                      1,826         12/1993      1/2001
# 12 - SUITE 163    BCBG SHOES                  808          7/1996      1/2005
# 13 - SUITE 120    BEBE                      2,471          9/1997      1/2007
# 14 - SUITE 182    BISOU BISOU               1,107          9/1995      1/2001
# 15 - SUITE 143    BODY SHOP SKIN              960          4/1992      1/2000
# 16 - SUITE 271    BOMBAY COMPANY            3,889         11/1992      1/2002
# 17 - SUITE 372    BON VOYAGE                1,415         10/1993      1/2002
# 18 - SUITE 368    BROOKS CHILDREN           1,060          6/1995      1/2005
# 19 - SUITE 324    CA CRISP                    603          6/1996      1/2007
# 20 - SUITE 308    CA STEAK &                  535          2/1995      1/1999
# 21 - SUITE 276    CARLTON HAIR              1,057          2/1996      1/2001
# 22 - SUITE 147    CARRIAGE TRADE              909         11/1994      1/2004
# 23 - SUITE 288    CATHY JEAN                1,152         10/1995      1/2006
# 24 - SUITE 124    CHAMPS                    4,488          8/1991      1/2001
# 25 - SUITE 123    CHARLES DAVID             1,486          9/1990      1/2000
# 26 - SUITE 235    CLAIRES BOUTIQUE          1,049         10/1995      1/2006
# 27 - SUITE 332    COFFEE MERCHANT             751          3/1994      1/2002
# 28 - SUITE 9001   COLORADO PEN                180         12/1997      1/2003
# 29 - SUITE 248    CONTEMPO CASUALS          3,628          5/1985      5/2001
# 30 - SUITE 316    CROSSANTS AND MORE          144         11/1993      1/2000
# 31 - SUITE 358    DISNEY STORE, THE         4,500          8/1997      1/2008
# 32 - SUITE 320    EAST WIND                   603         12/1991      1/2000
# 33 - SUITE 139    EASY SPIRIT                 945         10/1997      1/2008
# 34 - SUITE 353    ELECTRONICS BOUTIQ        1,358          2/1996      1/2006
# 35 - SUITE 376    ELZA JEWELER              1,147          1/1995      1/2005
# 36 - SUITE 387    EVERYTHING BUT WAT        1,278          3/1989      1/1909
# 37 - SUITE 204    EXPRESS COMPAGNIE         8,773          9/1995      1/2008
# 38 - SUITE 318    FAJITA FLATS                700          9/1993      1/2003
# 39 - SUITE 207    FIELD MGT ASSOCIAT        2,308         11/1997      1/2006
# 40 - SUITE 171    FIRST BELLISSIMO          1,288          5/1993      1/1999
# 41 - SUITE 162    FOOTLOCKER                2,003          8/1991      1/2001
# 42 - SUITE 268    FRANKLIN MINT             1,355          4/1994      1/2004

WESTSIDE PAVILION - 1998                                                 PAGE 2

                 TENANT                 SQUARE FEET      BEGIN DATE    END DATE
- --------------------------------------  -----------      ----------    --------
# 43 - SUITE 382   GAME KEEPER                  901          1/1993      1/1999
# 44 - SUITE 342   GAP KIDS                   6,421          9/1993      1/2006
# 45 - SUITE 232   GAP THE                   10,360          9/1993      1/2006
# 46 - SUITE 264   GARDEN BOTANIKA            2,053         12/1996      1/2007
# 47 - SUITE 321   GENERAL NUTRITION          1,608         10/1995      1/2006
# 48 - SUITE 289   GOING TO THE GAME          1,841          3/1992      1/2002
# 49 - SUITE 301   GOLDWYN PAVILLION          8,321          5/1985      1/2007
# 50 - SUITE 116   GUESS?                     5,380          4/1997      1/2007
# 51 - SUITE 379   GYMBOREE                   2,177          3/1996      1/2007
# 52 - SUITE 322   HANA GRILL                   622          8/1994      7/1999
# 53 - SUITE 304   HOT DOG ON A STICK           507          6/1995      1/2003
# 54 - SUITE 328   ICE N CREAM                  320         11/1988      1/2007
# 55 - SUITE 136   HANS HALLMARK              2,810          5/1995      1/2005
# 56 - SUITE 225   JCC                        1,223         10/1994      1/2002
# 57 - SUITE 378   JEWELRY CONNECTION           480          2/1995      1/2005
# 58 - SUITE 119   JONES NEW YORK             1,317          5/1995      5/2002
# 59 - SUITE 349   KAY BEE TOY                3,843         11/1993      1/2004
# 60 - SUITE 006   KING ATM                      12          1/1998      1/2003
# 61 - SUITE 251   KINNEY SHOES               2,340         10/1997      1/2008
# 62 - SUITE 280   LA NAILS                     469          9/1996      7/2003
# 63 - SUITE 227   LADY FOOTLOCKER            2,317          3/1991      1/2001
# 64 - SUITE 200   LANE BRYANT                5,683         10/1987      2/1998
# 65 - SUITE 115   LE PRESTIGE                1,482          9/1995      1/2005
# 66 - SUITE 159   LEATHERMODE                1,111          8/1991      1/2000
# 67 - SUITE 114   LECTHERS                   6,119          9/1992      1/2005
# 68 - SUITE 199   LENSCRAFTERS               3,192          6/1992      1/2002
# 69 - SUITE 272   LIDS                       1,189          8/1998      1/2008
# 70 - SUITE 179   LILI'S BOUTIQUE            1,474          3/1997      1/2001
# 71 - SUITE 146   LIMITED THE                9,921          2/1992      6/2007
# 72 - SUITE 354   LIMITED TOO                3,322          9/1994      1/2005
# 73 - SUITE 603   LINEAR                     1,200          1/1992      1/1999
# 74 - SUITE 100   LISAS BEAUTY SUPPL         2,021          8/1995      1/2006
# 75 - SUITE 604   MCDONALDS                  1,152         11/1992      1/2003
# 76 - SUITE 129   MORGAN DE TOI              2,043          4/1997      1/2008
# 77 - SUITE 397   MOTHERHOOD MATERNI           800          5/1996      1/2007
# 78 - SUITE 167   MRS FIELDS                   808         10/1995      5/2005
# 79 - SUITE 369   NATURAL WONDERS            2,091         10/1993      1/2004
# 80 - SUITE 326   NEW YORK DELI                602          6/1996      1/2005
# 81 - SUITE 132   NINE WEST                  3,911          5/1998      1/2009
# 82 - SUITE 75    NORDSTROM                138,128          5/1984      5/2005
# 83 - SUITE 187   OPTOMETRIC OPTIONS           980          2/1998      1/2006
# 84 - SUITE 333   PACIFIC SUNWEAR            2,514          8/1995     12/2005
# 85 - SUITE 310   PANDA EXPRESS                817          6/1995      1/2006
# 86 - SUITE 197   PANDA INN                  5,863          5/1985      5/2000
# 87 - SUITE 151   PAPYRUS                    1,111          8/1996      1/2007
# 88 - SUITE 50    PAVILIONS                 43,435          5/1985     12/2001

WESTSIDE PAVILION - 1998                                                 PAGE 3


                 TENANT                 SQUARE FEET      BEGIN DATE    END DATE
- --------------------------------------  -----------      ----------    --------
# 89 - SUITE 211    PAYLESS SHOES             2,347         12/1997      1/2008
# 90 - SUITE 155    PERFUMANIA                1,010          4/1995      1/2006
# 91 - SUITE 175    PLANET FUNK               1,465         10/1997      1/2002
# 92 - SUITE 505    POLITICALLY INCORR          516          1/1996      1/2007
# 93 - SUITE 380    PRETZEL TIME                829         11/1993      1/2003
# 94 - SUITE 9016   PREVIEWS, ETC                21          3/1998      1/2000
# 95 - SUITE 186    PRIVELEDGE                1,866          8/1995      1/2006
# 96 - SUITE 256    RAMPAGE                   6,422         12/1995      1/2006
# 97 - SUITE 384    RAYMOND SASSOONS            792         12/1995      1/2006
# 98 - SUITE 215    REGIS HAIRSTYLES          1,234          3/1998      1/2008
# 99 - SUITE 341    RIGHT START, THE          2,629         12/1996      1/2007
#100 - SUITE 219    RITZ CAMERA               1,318         10/1994      1/2003
#101 - SUITE 300    SBARRO                      991          5/1991      1/2001
#102 - SUITE 201    SEES                      1,200          6/1997      5/2009
#103 - SUITE 292    SERVIS & TAYLOR             581          7/1995      5/1998
#104 - SUITE 203    SHOE CARE                   492         11/1994      1/2000
#105 - SUITE 135    SHOE LORD                 1,001          8/1994      1/2004
#106 - SUITE 193    SISLEY                    3,255          2/1990      1/2000
#107 - SUITE 293    SKECHERS                  1,956          1/1996      2/2006
#108 - SUITE 231    SPEEDO AUTHENTIC          1,200         12/1996      1/2007
#109 - SUITE 267    SPENCER GIFTS             1,140         11/1993      1/2006
#110 - SUITE 297    SPLENDIFEROUS               701          6/1996      5/2001
#111 - SUITE 330    SPRINT PCS                   36          8/1997      1/2000
#112 - SUITE 158    STEVE MADDEN              2,147          5/1998      1/2008
#113 - SUITE 241    STRUCTURE                 4,345          8/1995      1/2008
#114 - SUITE 375    SUBGLASS HUT              1,310          2/1997      1/2005
#115 - SUITE 221    SUNCOAST MOTION PI        2,546          1/1993      1/2004
#116 - SUITE 229    SUNGLASS PLACE              516          9/1992      1/2002
#117 - SUITE 325    SWEET FACTORY             1,108         10/1994      1/2005
#118 - SUITE 309    TASTIES                     231          5/1985      1/2001
#119 - SUITE 285    THINGS REMEMBERED         1,294          5/1996      1/2007
#120 - SUITE 513    TONY ROMAS                4,309          2/1993      4/2003
#121 - SUITE 263    TRACK N TRAIL             1,782          5/1995      1/2006
#122 - SUITE 395    TUTTO BIMBI               2,988          4/1998      1/2003
#123 - SUITE 170    VENCCI                    2,192         10/1994      1/2004
#124 - SUITE 220    VICTORIA'S SECRET         7,574         11/1991      1/2004
#125 - SUITE 104    WALDENBOOKS               6,557         12/1994      3/2005
#126 - SUITE 202    WATCH COLLECTION            205          2/1998      1/2008
#127 - SUITE 385    WESTIME                   2,432          7/1988      1/2006
#128 - SUITE 373    WESTSIDE ONE HOUR           763          3/1995      5/2005
#129 - SUITE 296    WHAT A KICK                 783          4/1995      1/2000
#130 - SUITE 101    ZALES                     1,966          4/1997      1/2008
                                            -------
  130 TENANTS                               477,270
                                            =======

                          WESTSIDE PAVILION -- 1998
                           PROJECT DESIGNATOR: WPAV
                           REVISION: 7/25/98 @ 8:31
                           AVERAGE OCCUPANCY REPORT
                  EXCLUDING DEPT STORE MORE THAN 50 TENANTS,
                       DEPT STORE MORE THAN 40 TENANTS
                                7/25/98 @ 8:32

                            1998    1999     2000    2001     2002    2003     2004
                          ------- -------  ------- -------  ------- -------  -------
JANUARY                   283,032  298,597 299,197  299,197 299,297  299,197 299,197
FEBRUARY                  284,217  291,296 290,206  283,703 284,905  291,511 274,912
MARCH                     279,789  291,296 290,206  283,703 284,905  291,511 274,912
APRIL                     282,777  298,747 299,197  299,197 299,197  299,197 299,197
MAY                       294,518  298,747 299,197  299,197 299,197  294,888 299,197
JUNE                      293,937  299,181 293,334  294,868 297,880  294,888 299,197
JULY                      293,937  299,181 293,334  294,868 297,880  299,197 299,197
AUGUST                    296,829  298,575 299,197  299,197 299,197  298,728 299,197
SEPTEMBER                 296,829  298,575 299,197  299,197 299,197  298,728 299,197
OCTOBER                   297,622  299,197 299,197  299,197 299,197  299,197 299,197
NOVEMBER                  297,622  299,197 299,197  299,197 299,197  299,197 299,197
DECEMBER                  298,597  299,197 299,197  299,197 299,197  299,197 299,197
                          ------- -------  ------- -------  ------- -------  -------

AVERAGE SF OCCUPIED-2GLO  291,642  297,649 296,721  295,893 296,596  297,120 295,150
TOTAL SF-2GLA             354,349  354,349 354,349  354,349 354,349  354,349 354,349
                          ------- -------  ------- -------  ------- -------  -------
OCCUPANCY %                 82.30    84.00   83.74    83.50   83.70    83.85   83.29
                          ======= =======  ======= =======  ======= =======  =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            2005    2006     2007    2008     2009    2010     2011    2012
                          ------- -------  ------- -------  ------- -------  ------- -------
JANUARY                   299,197  296,683 299,197  299,197 298,222  299,297 299,197  299,197
FEBRUARY                  273,395  250,781 270,322  267,163 295,286  271,611 299,197  299,197
MARCH                     273,395  251,339 270,322  267,163 295,286  271,611 299,197  299,197
APRIL                     292,640  297,241 299,197  299,197 291,746  290,206 283,703  284,905
MAY                       292,640  299,197 294,960  293,514 291,746  290,206 283,703  284,905
JUNE                      297,626  299,197 294,960  293,514 297,547  299,197 299,197  299,197
JULY                      297,626  299,197 289,276  299,197 297,547  299,197 299,197  299,197
AUGUST                    299,197  299,197 289,276  297,494 299,181  293,334 294,868  297,880
SEPTEMBER                 299,197  299,197 299,197  297,494 299,181  293,334 294,868  297,880
OCTOBER                   299,197  299,197 299,197  298,404 298,575  299,197 299,197  299,197
NOVEMBER                  296,794  299,197 299,197  298,404 298,575  299,197 299,197  299,197
DECEMBER                  296,794  299,197 299,197  298,222 299,197  299,197 299,197  298,197
                          ------- -------  ------- -------  ------- -------  ------- -------

AVERAGE SF OCCUPIED-2GLO  293,142  290,802 292,025  292,414 296,841  292,124 295,893  296,596
TOTAL SF-2GLA             354,349  354,349 354,349  354,349 354,349  354,349 354,349  354,349
                          ------- -------  ------- -------  ------- -------  ------- -------
OCCUPANCY %                 82.73    82.07   82.41    82.52   83.77    82.44   83.50    83.70
                          ======= =======  ======= =======  ======= =======  ======= =======

                            (10) WESTSIDE PAVILION
                        CENTER INCOME STATEMENT SUMMARY
                     FOR THE 12 MONTHS ENDING 31 DEC. 1997




                                              MONTH                                   YEAR TO DATE
                             ----------------------------------------  ------------------------------------------
                                                           VARIANCE                                    VARIANCE
                                 ACTUAL        BUDGET        B(W)          ACTUAL         BUDGET         B(W)
                             -------------  -----------  ------------  --------------  ------------  ------------
INCOME
 MINIMUM RENT                  1,167,865     1,105,610       62,255      13,000,078     12,940,647       59,431
 PERCENTAGE RENT                  (3,645)          700       (4,345)         33,102         88,178      (55,076)
 SPECIALTY LEASING                58,710        41,250       17,460         787,319        640,546      146,773
 STORAGE RENT                      7,400         3,500        3,900          45,075         42,000        3,075
 NORDSTROM STORAGE RENT           40,975        39,375        1,600         480,450        461,250       19,200
 CAPITAL REVENUE                  11,862        10,500        1,362         124,302        126,000       (1,698)
 OTHER INCOME                     26,285         1,000       25,285          59,607         12,000       47,607
 BAD DEBT                        (10,648)            0      (10,648)        (79,163)             0      (79,163)
                               ---------     ---------      -------      ----------     ----------      -------
TOTAL MALL NON-RECOVERY        1,298,803     1,201,935       96,869      14,450,771     14,310,621      140,150
                               ---------     ---------      -------      ----------     ----------      -------

MALL RECOVERABLE REVENUE
 CAM                             388,135       357,966       30,169       4,512,714      4,342,303      170,411
 CAM ADJUSTMENT                        0             0            0         (27,958)             0      (27,958)
 FOOD COURT CAM                  115,202        13,775      101,427         254,558        162,969       91,589
 PROPERTY TAX                    142,819       138,872        3,947       1,669,626      1,666,462        3,164
 PROPERTY TAX ADJUSTMENT               0             0            0         (12,043)             0      (12,043)
 INSURANCE                        33,708        40,121       (6,413)        365,432        481,450     (116,018)
 INSURANCE ADJUSTMENT                  0             0            0          (8,129)             0       (8,129)
 HVAC                             67,898        53,000       14,898         717,714        636,000       81,714
 ELECTRICITY                      91,486        88,825        2,661       1,057,021        999,147       57,875
 WATER/SEWER                       1,845         2,280         (435)         21,178         27,360       (6,182)
                               ---------     ---------      -------      ----------     ----------     --------
TOTAL MALL RECOVERY              841,093       694,839      146,254       8,550,113      8,315,690      234,423
                               ---------     ---------      -------      ----------     ----------     --------
TOTAL REVENUE                  2,139,897     1,896,774      243,123      23,000,884     22,626,311      374,572
                               ---------     ---------      -------      ----------     ----------     --------

LANDLORD EXPENSE
 LEGAL FEES                       18,035         6,250      (11,785)         82,010         75,000       (7,010)
 SPECIALITY LEASING                  502         3,254        2,752          37,403         55,771       18,368
 OTHER                          (183,782)       11,144      194,926         154,479        151,727       (2,752)
                               ---------     ---------      -------      ----------     ----------     --------
TOTAL LANDLORD EXPENSE          (165,245)       20,648      185,894         273,892        282,498        8,606
                               ---------     ---------      -------      ----------     ----------     --------

RECOVERABLE EXPENSE
 PROPERTY TAXES                  161,398       157,827       (3,571)      1,896,802      1,893,925       (2,877)
 PROFESSIONAL FEES                     0           417          417               0          5,000        5,000
 INSURANCE PREMIUM                40,399        47,080        6,680         430,407        564,954      134,547
 ELECTRICITY                      79,790        77,239       (2,551)        919,565        868,823      (50,742)
 WATER/SEWER                       1,766         1,900          134          21,841         22,800          959
 HVAC                             28,414        35,477        7,064         383,359        395,842       12,483
 FDS                                 368             0         (368)            368              0         (368)
                               ---------     ---------      -------      ----------     ----------     --------
TOTAL RECOVERABLE EXPENSE        312,135       319,939        7,805       3,652,341      3,751,344       99,003
                               ---------     ---------      -------      ----------     ----------     --------
CAM                              365,296       337,136      (28,161)      4,256,816      4,089,623     (167,194)
FOOD COURT                       104,678        12,523      (92,155)        231,723        148,153      (83,570)
                               ---------     ---------      -------      ----------     ----------     --------
TOTAL OPERATING EXPENSES         616,864       690,246       73,382       8,414,773      8,271,618     (143,155)
                               ---------     ---------      -------      ----------     ----------     --------
NET OPERATING INCOME           1,523,033     1,206,528      316,505      14,586,111     14,354,693      231,417
                               ---------     ---------      -------      ----------     ----------     --------


                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 31 DEC 1997




                                                     CURRENT PERIOD
                                    ------------------------------------------------
ACCT DESCRIPTION                          ACTUAL           BUDGET         VARIANCE
310  RENTAL REVENUE
3111 MINIMUM RENT                     1,167,865.04     1,105,610.00      62,255.04
3115 PERCENTAGE RENT                     (2,724.48)          699.81      (3,424.29)
3116 UNBILLED PERCENTAGE RENT              (921.00)            0.00        (921.00)
3141 STORAGE RENT                         7,400.00         3,500.00       3,900.00
3142 NORDSTROM STORAGE RENT              40,975.00        39,375.00       1,600.00
3165 CAPITAL REVENUE                     11,862.18        10,500.00       1,362.18
3199 OTHER INCOME                          (700.01)        1,000.00      (1,700.01)
3241 ALARM/FIRE/SPRINKLER SYSTEMS        26,984.84             0.00      26,984.84
3981 BAD DEBTS                          (10,648.27)            0.00     (10,648.27)
                                      ------------     ------------     ----------
310  RENTAL REVENUE                   1,240,093.30     1,160,684.81      79,408.49
315  SPECIALTY LEASING REVENUE
3131 CART/RMU REVENUE                    (1,540.50)          720.00      (2,260.50)
3133 IN-LINE REVENUE                     30,724.54        30,000.00         724.54
3134 DIRECTORY REVENUE                   21,040.00         2,750.00      18,290.00
3135 TRADE SHOW REVENUE                       0.00             0.00           0.00
3136 TELEPHONE REVENUE                    2,810.43         1,800.00       1,010.43
3137 PHOTO REVENUE                            0.00             0.00           0.00
3138 VENDING REVENUE                       4,183.68         2,000.00       2,183.68
3139 OTHER SPEC LEASING REVENUE           1,492.00         3,980.00      (2,488.00)
                                      ------------     ------------     ----------
 315 SPECIALTY LEASING REVENUE           58,710.15        41,250.00      17,460.15
 320 RECOVERY REVENUE
3211 CAM                                418,134.94       380,210.00      37,924.94
3212 UNBILLED CAM                       (30,000.00)      (22,244.01)     (7,755.99)
3213 CAM ADJUSTMENT                           0.00             0.00           0.00
3221 FOOD COURT CAM                      18,202.45        13,775.00       4,427.45
3222 UNBILLED FOOD COURT CAM             97,000.00             0.00      97,000.00
3231 PROPERTY TAX                       166,818.79       145,146.00      21,672.79
3232 UNBILLED PROPERTY TAX              (24,000.00)       (6,273.84)    (17,726.16)
3233 PROPERTY TAX ADJUSTMENT                  0.00             0.00           0.00
3241 INSURANCE                           32,708.18        40,867.10      (8,158.92)
3242 UNBILLED INSURANCE                   1,000.00          (746.26)      1,746.26
3243 INSURANCE ADJUSTMENT                     0.00             0.00           0.00
3271 ELECTRICITY                         91,485.66        88,824.90       2,660.76
3272 UNBILLED ELECTRICITY                     0.00             0.00           0.00
3281 HVAC                                67,898.32        53,000.00      14,898.32
3287 WATER                                1,844.96         2,280.00        (435.04)
                                      ------------     ------------     ----------
     RECOVERY REVENUE                   841,093,30       694,838.89     146,254.41
                                      ------------     ------------     ----------
     TOTAL REVENUE                    2,139,896.75     1,896,773.70     243,123.05
 410 LANDLORD EXPENSES
4221 MAINTENANCE - GENERAL             (213,757.82)          250.00     214,007.82



                                                       YEAR TO DATE
                                    ---------------------------------------------------
ACCT DESCRIPTION                          ACTUAL            BUDGET          VARIANCE
310  RENTAL REVENUE
3111 MINIMUM RENT                     13,000,078.15     12,940,647.00       59,431.15
3115 PERCENTAGE RENT                      37,984.29         88,178.31      (50,194.02)
3116 UNBILLED PERCENTAGE RENT             (4,882.00)             0.00       (4,882.00)
3141 STORAGE RENT                         45,074.84         42,000.00        3,074.84
3142 NORDSTROM STORAGE RENT              480,450.00        461,250.00       19,200.00
3165 CAPITAL REVENUE                     124,302.47        126,000.00       (1,697.53)
3199 OTHER INCOME                         32,622.34         12,000.00       20,622.34
3241 ALARM/FIRE/SPRINKLER SYSTEMS         26,984.84              0.00       26,984.84
3981 BAD DEBTS                           (79,163.28)             0.00      (79,163.28)
                                      -------------     -------------      ----------
310  RENTAL REVENUE                   13,663,451.65     13,670,075.31       (6,623.66)
315  SPECIALTY LEASING REVENUE
3131 CART/RMU REVENUE                    258,203.53        291,700.00      (33,496.47)
3133 IN-LINE REVENUE                     323,258.51        208,000.00      115,258.51
3134 DIRECTORY REVENUE                    54,452.40         33,000.00       21,452.40
3135 TRADE SHOW REVENUE                        0.00         12,000.00      (12,000.00)
3136 TELEPHONE REVENUE                    38,804.71         31,466.00        7,338.71
3137 PHOTO REVENUE                         4,700.00          4,700.00            0.00
3138 VENDING REVENUE                      41,437.88         24,000.00       17,437.88
3139 OTHER SPEC LEASING REVENUE           66,462.19         35,680.00       30,782.19
                                      -------------     -------------      ----------
 315 SPECIALTY LEASING REVENUE           787,319.22        640,546.00      146,773.22
 320 RECOVERY REVENUE
3211 CAM                               4,380,714.03      4,342,303.00       38,411.03
3212 UNBILLED CAM                        132,000.00             (0.27)     132,000.27
3213 CAM ADJUSTMENT                      (27,958.17)             0.00      (27,958.17)
3221 FOOD COURT CAM                      238,558.03        162,968.70       75,589.33
3222 UNBILLED FOOD COURT CAM              16,000.00              0.00       16,000.00
3231 PROPERTY TAX                      1,716,625.91      1,666,462.00       50,163.91
3232 UNBILLED PROPERTY TAX               (47,000.00)             0.01      (47,000.01)
3233 PROPERTY TAX ADJUSTMENT             (12,043.10)             0.00      (12,043.10)
3241 INSURANCE                           399,431.92        481,449.90      (82,017.98)
3242 UNBILLED INSURANCE                  (34,000.00)             0.03      (34,000.03)
3243 INSURANCE ADJUSTMENT                 (8,129.20)             0.00       (8,129.20)
3271 ELECTRICITY                         997,021.38        999,146.60       (2,125.22)
3272 UNBILLED ELECTRICITY                 60,000.00              0.00       60,000.00
3281 HVAC                                717,714.26        636,000.00       81,714.26
3287 WATER                                21,177.59         27,360.00       (6,182.41)
                                      -------------     -------------      ----------
 320 RECOVERY REVENUE                  8,550,112.65      8,315,689.97      234,422.68
                                      -------------     -------------      ----------
     TOTAL REVENUE                    23,000,883.52     22,626,311.28      374.572.24
 410 LANDLORD EXPENSES
4221 MAINTENANCE - GENERAL                    43.12          3,000.00        2,956.88

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 31 DEC 1997




                                                       CURRENT PERIOD
                                       ----------------------------------------------
ACCT DESCRIPTION                            ACTUAL          BUDGET        VARIANCE
 410 LANDLORD EXPENSES
4261 FEDERAL EXPRESS/MESSENGERS                226.25        100.00         (126.25)
4211 PROFESSIONAL FEES                           0.00          0.00            0.00
4621 LEGAL FEES - GENERAL                   18,034.59      6,250.00      (11,784.59)
4631 AUDIT FEES - GENERAL                   18,000.00          0.00      (18,000.00)
4632 AUDIT FEES - TENANT AUDITS                  0.00        479.17          479.17
4651 BANK CHARGES                               10.00         50.00           40.00
4945 LANDLORD CONTR - MARKETING             11,739.40     10,264.73       (1,474.67)
                                            ---------     ---------      ----------
 410 LANDLORD EXPENSES                    (165,747.58)    17,393.90      183,141.48
 415 SPECIALTY LEASING EXPENSES
4111 PAYROLL - GENERAL                           0.00      1,740.08        1,740.08
4131 PAYROLL TAXES                               0.00        169.65          169.65
4141 EMPLOYEE BENEFITS                           0.00        104.40          104.40
4142 HEALTH INSURANCE                            0.00        180.20          180.20
4171 TRAVEL                                     40.82          0.00          (40.82)
4173 MEALS & ENTERTAINMENT                      60.06        100.00           39.94
4182 SUBSCRIPTIONS/DUES                          0.00          0.00            0.00
4183 TRAINING AND EDUCATION                      0.00          0.00            0.00
4221 MAINTENANCE - GENERAL                       0.00        430.00          430.00
4231 SUPPLIES - GENERAL                        118.96         50.00          (68.96)
4267 TELEPHONES - AUTO/CELLULAR                 56.57         70.00           13.43
4611 PROFESSIONAL FEES                         127.84        150.00           22.16
4621 LEGAL FEES - GENERAL                        0.00          0.00            0.00
4941 ADVERTISING & PROMOTION                     0.00          0.00            0.00
5116 POSTERS/SIGNAGE                            98.00        260.00          162.00
                                          -----------     ---------      ----------
415  SPECIALTY LEASING EXPENSES                502.25      3,254.33        2,752.08
420  RECOVERABLE EXPENSES
4241 ALARM/FIRE/SPRINKLER SYSTEMS              367.50          0.00         (367.50)
4321 REAL PROPERTY TAXES                   161,398.21    157,827.10       (3,571.11)
4322 PROPERTY TAXES - PROF FEES                  0.00        416.67          416.67
4353 INSURANCE PREMIUMS                     40,399.42     47,079.50        6,680.08
4361 ELECTRICITY - GENERAL                  79,790.03     77,239.01       (2,551.02)
4364 WATER                                   1,766.08      1,900.00          133.92
4373 TENANT HVAC                            28,413.53     35,477.03        7,063.50
                                          -----------    ----------      ----------
 420 RECOVERABLE EXPENSES                  312,134.77    319,939.31        7,804.54
 430 COMMON AREA MAINTENANCE
4111 PAYROLL - GENERAL                      22,377.19     21,767.76         (609.43)
4112 PAYROLL - MAINTENANCE                  13,488.04     12,616.58         (871.46)
4131 PAYROLL TAXES                           2,474.25      2,843.57          369.32
4141 EMPLOYEE BENEFITS                       2,595.67      2,578.22          (17.45)
4142 HEALTH INSURANCE                        3,730.83      4,000.75          269.92
4151 WORKERS COMPENSATION
     INSURANCE                                 725.84        648.83          (77.01)



                                                        YEAR TO DATE
                                       ----------------------------------------------
ACCT DESCRIPTION                           ACTUAL          BUDGET        VARIANCE
 410 LANDLORD EXPENSES
4261 FEDERAL EXPRESS/MESSENGERS             2,540.88        1,200.00      (1,340.88)
4211 PROFESSIONAL FEES                      9,520,75            0.00      (9,520.75)
4621 LEGAL FEES - GENERAL                  82,009.71       75,000.00      (7,009.71)
4631 AUDIT FEES - GENERAL                  18,000.00       18,000.00           0.00
4632 AUDIT FEES - TENANT AUDITS                 0.00        5,750.04       5,750.04
4651 BANK CHARGES                             120.00          600.00         480.00
4945 LANDLORD CONTR - MARKETING           124,254.52      123,176.76      (1,077.76)
                                          ----------      ----------      ---------
 410 LANDLORD EXPENSES                    236,488.98      226,726.80      (9,762.18)
 415 SPECIALTY LEASING EXPENSES
4111 PAYROLL - GENERAL                     23,724.23       24,838.79       1,114.56
4131 PAYROLL TAXES                          1,639.38        2,686.86       1,047.48
4141 EMPLOYEE BENEFITS                      1,255.10        1,490.28         235.18
4142 HEALTH INSURANCE                       1,887.55        2,135.32         247.77
4171 TRAVEL                                 1,216.62        1,318.75         102.13
4173 MEALS & ENTERTAINMENT                    599.25        1,512.50         913.25
4182 SUBSCRIPTIONS/DUES                       208.75          205.00          (3.75)
4183 TRAINING AND EDUCATION                   315.12          193.75        (121.37)
4221 MAINTENANCE - GENERAL                    676.01       10,160.00       9,483.99
4231 SUPPLIES - GENERAL                       411.90        2,100.00       1,688.10
4267 TELEPHONES - AUTO/CELLULAR               660.08          840.00         179.92
4611 PROFESSIONAL FEES                      2,519.09        1,800.00        (719.09)
4621 LEGAL FEES - GENERAL                       0.00          600.00         600.00
4941 ADVERTISING & PROMOTION                    0.00        2,400.00       2,400.00
5116 POSTERS/SIGNAGE                        2,289.86        3,490.00       1,200.14
                                          ----------      ----------      ---------
415  SPECIALTY LEASING EXPENSES            37,402.94       55,771.25      18,368,31
420  RECOVERABLE EXPENSES
4241 ALARM/FIRE/SPRINKLER SYSTEMS             367.50            0.00        (367.50)
4321 REAL PROPERTY TAXES                1,896,802.22    1,893,925.20      (2,877.02)
4322 PROPERTY TAXES - PROF FEES                 0.00        5,000.04       5,000.04
4353 INSURANCE PREMIUMS                   430,406.71      564,954.00     134,547.29
4361 ELECTRICITY - GENERAL                919,565.14      868,823.08     (50,742.06)
4364 WATER                                 21,840.68       22,800.00         959.32
4373 TENANT HVAC                          383,359.10      395,842.01      12,482.91
                                        ------------    ------------     ----------
 420 RECOVERABLE EXPENSES               3,652,341.35    3,751,344.33      99,002.98
 430 COMMON AREA MAINTENANCE
4111 PAYROLL - GENERAL                    289,866.64      295,685.74       5,819.10
4112 PAYROLL - MAINTENANCE                176,232.41      164,015.56     (12,216.85)
4131 PAYROLL TAXES                         35,908.31       38,671.13       2,762.82
4141 EMPLOYEE BENEFITS                     35,740.66       32,837.53      (2,903.13)
4142 HEALTH INSURANCE                      40,314.35       47,400.18       7,085.83
4151 WORKERS COMPENSATION
     INSURANCE                              6,491.76        7,785.96       1,294.20

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 31 DEC 1997




                                                  CURRENT PERIOD                              YEAR TO DATE
                                     ----------------------------------------- ------------------------------------------
ACCT DESCRIPTION                        ACTUAL        BUDGET      VARIANCE        ACTUAL        BUDGET       VARIANCE
 430 COMMON AREA MAINTENANCE
4162 UNIFORMS - MAINTENANCE                416.37       250.00       (166.37)     3,660.29      3,000.00        (660.29)
4171 TRAVEL                                  0.00        50.00         50.00      3,304.75      4,600.00       1,295.25
4173 MEALS & ENTERTAINMENT                   0.00       150.00        150.00        305.53      1,800.00       1,494.47
4181 STAFF AMENITIES                     2,376.97     3,750.00      1,373.03     10,565.61     12,190.00       1,624.39
4182 SUBSCRIPTIONS/DUES                      0.00        50.00         50.00        604.23        665.00          60.77
4183 TRAINING AND EDUCATION                  0.00       100.00        100.00      1,563.36      2,500.00         936.64
4185 STAFF EMPLOYMENT FEES                   0.00       200.00        200.00      6,285.50      2,400.00      (3,885.50)
4191 TEMPORARY LABOR                     9,389.20       150.00     (9,239.20)    21,493,49     11,800.00      (9,693.49)
4212 CONTRACTS - MAINTENANCE                 0.00         0.00          0.00      7,976.00      7,976.00           0.00
4214 CONTRACTS - SECURITY               82,972.50    63,875.00    (19,097.50)   785,617.50    766,500.00     (19,117.50)
4216 CONTRACTS - CLEANING               (6,558.05)   40,025.26     46,583.31    373,035.67    464,155.76      91,120.09
4217 CONTRACTS - LANDSCAPING             1,400.00     1,400.00          0.00     16,800.00     16,800.00           0.00
4218 CONTRACTS - LANDSCAPING - EXT       1,500.00     1,500.00          0.00     18,000.00     18,000.00           0.00
4219 CONTRACTS - ELEV & ESCAL           13,500.00    12,500.00     (1,000.00)   169,876.26    150,000.00     (19,876.26)
4221 MAINTENANCE - GENERAL              20,741.01    14,348.33     (6,392.68)   263,709.41    225,068.96     (38,640.45)
4223 MAINTENANCE - TRUCKS & AUTOS        1,628.00       200.00     (1,428.00)     3,165.06      2,900.00        (265.06)
4 24 MAINTENANCE - PARKING               9,566.63     5,065.29     (4,501.34)   125,049.16     74,672.48     (50,376.68)
4 25 MAINTENANCE - MACH & EQUIP          6,126.67       250.00     (5,876.67)    16,209.41      3,000.00     (13,209.41)
4226 AIR CONDITIONING REPAIRS           13,749.94     4,500.00     (9,249.94)   141,106.22     62,000.00     (79,106.22)
     ELEVATOR & ESCAL - REPAIRS          4,420.00     1,500.00     (2,920.00)    20,186.88     18,000.00      (2,186.88)
     PLUMBING & DRAINAGE REPAIRS         1,291.01     1,000.00       (291.01)    18,004.88     26,000.00       7,995.12
  29 ROOF / SKYLIGHT REP & MAINT         2,400.00     1,300.00     (1,100.00)     9,910.59     15,600.00       5,689.41
4232 SUPPLIES - MAINTENANCE              4,176.15     5,000.00        823.85     70,532.92     67,500.00      (3,032.92)
4237 SUPPLIES - LANDSCAPING              5,394.81     8,250.00      2,855.19     16,417.11     11,000.00      (5,417.11)
  39 SUPPLIES - LIGHTING                 4,857.76     2,000.00     (2,857.76)    22,468.30     30,000.00       7,531.70
  41 ALARM/FIRE/SPRINKLER SYSTEMS        2,157.00     4,000.00      1,843.00     16,629.76     55,000.00      38,370.24
4243 PEST CONTROL                        1,452.00       580.00       (872.00)     8,872.00      6,960.00      (1,912.00)
  46 TRASH REMOVAL                      27,025.00    13,000.00    (14,025.00)   181,269.86    156,000.00     (25,269.86)
  48 WIRED MUSIC / PA SYSTEM                 0.00       333.00        333.00      1,126.64      3,996.00       2,869.36
4263 POSTAGE                               500.00       450.00        (50.00)     3,939.21      5,400.00       1,460.79
4265 RADIOS, PAGERS & BEEPERS              317.71       800.00        482.29      3,674.39      9,600.00       5,925.61
  66 TELEPHONES                          3,606.10     2,750.00       (856.10)    26,606.80     33,000.00       6,393.20
  28 PERSONAL PROPERTY TAXES                 0.00       525.00        525.00      5,076.47      6,300.00       1,223.53
4331 PERMITS, LICENSES & FEES            9,716.46     5,820.00     (3,896.46)    50,679.96     51,180.00         500.04
4354 INSURNACE - CLAIMS                  1,547.32     7,546.00      5,998.68     97,487.54     90,201.00      (7,286.54)
  55 INSURANCE - LEGAL                     631.00     2,750.00      2,119.00     88,390.34     33,000.00     (55,390.34)
  61 ELECTRICITY - GENERAL              49,226.91    50,138.99        912.08    514,231.90    563,687.87      49,455.97
4362 ELECTRICITY - OUTSIDE              14,287.26     6,934.98     (7,352.28)    91,005.74     78,009.78     (12,995.96)
 364 WATER                               2,270.61     3,250.80        980.19     33,472.42     38,345.40       4,872.98
 365 SEWER                               3,444.81     3,973.20        528.39     39,007.40     46,866.60       7,859.20
4371 HVAC                               10,146.03     8,209.01     (1,937.02)   147,945.30     92,538.15     (55,407.15)
4611 PROFESSIONAL FEES                     909.00       650.00       (259.00)    70,710.29     66,200.00      (4,510.29)
 631 AUDIT FEES - GENERAL                    0.00         0.00          0.00          0.00      5,000.00       5,000.00
 921 COMPUTER SERVICES                   3,881.47     3,355.07       (526.40)    45,853.76     41,411.94      (4,441.82)
4931 MACHINERY/EQUIPMENT RENTAL          6,706.23     3,615.00     (3,091.23)    46,806.52     43,380.00      (3,426.52)
4997 OFFICE SUPPLIES                     1,430.59     1,250.00       (180.59)    13,174.71     15,000.00       1,825.29
 711 DEPR. - GENERAL                     1,300.00     5,335.13      4,035.13     60,452.98     64,021.56       3,568.58

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 31 DEC 1997




                                                   CURRENT PERIOD
                                   -----------------------------------------------
ACCT DESCRIPTION                        ACTUAL          BUDGET         VARIANCE
 430 COMMON AREA MAINTENANCE
 430 COMMON AREA MAINTENANCE          365,296.29      337,135.77      (28,160.52)
 440 FOOD COURT CAM
4216 CONTRACTS - CLEANING              96,961.21        6,515.74      (90,445.47)
4221 MAINTENANCE - GENERAL                  0.00          250.00          250.00
4228 PLUMBING & DRAINAGE REPAIRS            0.00          500.00          500.00
4231 SUPPLIES - GENERAL                     0.00            0.00            0.00
4243 PEST CONTROL                       2,178.00          870.00       (1,308.00)
4361 ELECTRICITY - GENERAL              4,352.65        2,706.99       (1,645.66)
4364 WATER                                457.49          756.00          298.51
4365 SEWER                                728.50          924.00          195.50
                                      ----------      ----------      ----------
 440 FOOD COURT CAM                   104,677.85       12,522.73      (92,155.12)
 490 MARKETING DEPARTMENT
3311 PROMOTIONAL CHARGE               (40,290.73)     (35,094.00)       5,196.73
3313 LEASE REQUIRED ADVERTISING          (225.00)        (326.19)        (101.19)
3315 MEDIA FUND                        (8,031.21)      (7,178.32)         852.89
 333 LANDLORD CONTR - REQUIRED        (10,072.69)      (8,598.02)       1,474.67
     LANDLORD CONTR - NON
     REQUIRED                          (1,666.71)      (1,666.71)           0.00
4111 PAYROLL - GENERAL                 13,386.76        7,142.55       (6,244.21)
4131 PAYROLL TAXES                        683.44          728.97           45.53
4141 EMPLOYEE BENEFITS                    249.50            0.00         (249.50)
4142 HEALTH INSURANCE                     408.62          807.36          398.74
   1 UNIFORMS - GENERAL                     0.00            0.00            0.00
4171 TRAVEL                                16.38           20.00            3.62
4173 MEALS & ENTERTAINMENT                284.63          200.00          (84.63)
4182 SUBSCRIPTIONS/DUES                 2,760.00          500.00       (2,260.00)
4183 TRAINING AND EDUCATION                 0.00            0.00            0.00
4191 TEMPORARY LABOR                    5,592.01          200.00       (5,392.01)
4611 PROFESSIONAL FEES                  7,920.00            0.00       (7,920.00)
4619 AGENCY FEE                        10,430.91        6,843.20       (3,587.71)
4931 MACHINERY/EQUIPMENT RENTAL           403.63          200.00         (203.63)
4981 BAD DEBTS                              0.00          851.97          851.97
5112 DIRECT MAIL                            0.00          300.00          300.00
5113 DIRECTORIES/BROCHURES              2,408.00            0.00       (2,408.00)
5114 MEDIA PRODUCTION                   3,917.41          750.00       (3,167.41)
5115 NEWSPAPER/MAGAZINE                36,914.43        6,000.00      (30,914.43)
5116 POSTERS/SIGNAGE                    7,264.05          925.00       (6,339.05)
5118 TELEVISION                        41,350.85       24,000.00      (17,350.85)
5119 BILLBOARDS                         2,500.00            0.00       (2,500.00)
5121 HOLIDAY DECOR                      4,685.47            0.00       (4,685.47)
5122 KIDS CLUB                          1,300.00        1,666.67          366.67
5123 MALL WALKER PROGRAM                    0.00            0.00            0.00
5125 SPECIAL EVENTS                    13,782.05        1,500.00      (12,282.05)
5127 WINDOWS                                0.00            0.00            0.00



                                                      YEAR TO DATE
                                   --------------------------------------------------
    DESCRIPTION                         ACTUAL           BUDGET          VARIANCE
 430 COMMON AREA MAINTENANCE
 430 COMMON AREA MAINTENANCE         4,256,816.25     4,089,622.60      (167,193.65)
 440 FOOD COURT CAM
4216 CONTRACTS - CLEANING              159,733.48        75,560.24       (84,173.24)
4221 MAINTENANCE - GENERAL               1,224.34         3,000.00         1,775.66
4228 PLUMBING & DRAINAGE REPAIRS             0.00         2,000.00         2,000.00
4231 SUPPLIES - GENERAL                  5,094.78         6,900.00         1,805.22
4243 PEST CONTROL                       13,308.00        10,440.00        (2,868.00)
4361 ELECTRICITY - GENERAL              34,714.81        30,449.07        (4,265.74)
4364 WATER                               7,540.91         8,911.80         1,370.89
4365 SEWER                              10,107.08        10,892.20           785.12
                                     ------------     ------------      -----------
 440 FOOD COURT CAM                    231,723.40       148,153.31       (83,570.09)
 490 MARKETING DEPARTMENT
3311 PROMOTIONAL CHARGE               (417,015.92)     (421,128.00)       (4,112.08)
3313 LEASE REQUIRED ADVERTISING         (5,200.00)       (3,914.28)        1,285.72
3315 MEDIA FUND                        (95,091.09)      (86,139.84)        8,951.25
 333 LANDLORD CONTR - REQUIRED        (104.254.00)     (103,176.24)        1,077.76
     LANDLORD CONTR - NON
     REQUIRED                          (20,000.52)      (20,000.52)            0.00
4111 PAYROLL - GENERAL                 107,803.61        97,603.16       (10,200.45)
4131 PAYROLL TAXES                       8,535.29        10,171.99         1,636.70
4141 EMPLOYEE BENEFITS                   2,385.26             0.00        (2,385.26)
4142 HEALTH INSURANCE                    6,794.80         9,566.20         2,771.40
   1 UNIFORMS - GENERAL                    404.08             0.00          (404.08)
4171 TRAVEL                              1,506.38         3,240.00         1,733.62
4173 MEALS & ENTERTAINMENT                 686.69         1,900.00         1,213.31
4182 SUBSCRIPTIONS/DUES                  9,793.00         5,215.00        (4,578.00)
4183 TRAINING AND EDUCATION              1,254.32         1,550.00           295.68
4191 TEMPORARY LABOR                    11,047.76        11,300.00           252.24
4611 PROFESSIONAL FEES                  33,331.42        27,500.00        (5,831.42)
4619 AGENCY FEE                         75,407.40        81,555.48         6,148.08
4931 MACHINERY/EQUIPMENT RENTAL          5,811.23         6,200.00           388.77
4981 BAD DEBTS                           2,014.70        10,223.64         8,208.94
5112 DIRECT MAIL                           881.82         5,020.00         4,138.18
5113 DIRECTORIES/BROCHURES              15,920.99        16,000.00            79.01
5114 MEDIA PRODUCTION                   13,030.48         9,000.00        (4,030.48)
5115 NEWSPAPER/MAGAZINE                 45,212.57        18,000.00       (27,212.57)
5116 POSTERS/SIGNAGE                    31,614.06        14,100.00       (17,514.06)
5118 TELEVISION                         40,952.68        30,000.00       (10,952.68)
5119 BILLBOARDS                         44,182.13        60,000.00        15,817.87
5121 HOLIDAY DECOR                      15,934.45         8,000.00        (7,934.45)
5122 KIDS CLUB                          17,776.97        20,000.04         2,223.07
5123 MALL WALKER PROGRAM                     8.25             0.00            (8.25)
5125 SPECIAL EVENTS                     90,839.26        93,116.00         2,276.74
5127 WINDOWS                             2,428.13             0.00        (2,428.13)

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 31 DEC 1997




                                                       CURRENT PERIOD
                                      ------------------------------------------------
ACCT DESCRIPTION                           ACTUAL           BUDGET         VARIANCE
490  MARKETING DEPARTMENT
5161 COMMUNITY RELATIONS                    6,071.75         2,416.66      (3,655.09)
5163 NEWSLETTERS                                0.00           150.00         150.00
5165 PUBLIC RELATIONS - TENANTS                 0.00             0.00           0.00
5191 GIFT CERTIFICATES                          0.00             0.00           0.00
5192 MARKETING RESEARCH                         0.00             0.00           0.00
5193 PHOTOGRAPHY                                0.00             0.00           0.00
5194 PROMOTIONAL SUPPLIES                   7,416.35           669.75      (6,746.60)
5196 TOURISM                                    0.00         1,750.00       1,750.00
9999 YEAR-TO-DATE EARNINGS               (109,459.90)       (4,758.93)    104,700.97
                                         -----------        ---------     ----------
 490 MARKETING DEPARTMENT                       0.00            (0.04)         (0.04)
                                         -----------        ---------     ----------
     MALL OPERATING EXPENSES              616,863.58       690,246.00      73,382.42
                                         -----------       ----------     ----------
     NET OPERATING INCOME (NOI)         1,523,033.17     1,206,527.70     316,505.47
                                        ------------     ------------     ----------
     NOI AFTER MALL INTEREST            1,523,033.17     1,206,527.70     316,505.47
 720 MISC. INCOME/EXPENSE
     MALL MANAGEMENT FEES                  30,000.00        30,000.00           0.00
                                        ------------     ------------     ----------
 720 MISC. INCOME/EXPENSE                  30,000.00        30,000.00           0.00
  70 DEPRECIATION & AMORTIZATION
 528 AMORT. - TENANT BUYOUTS                  551.00             0.00        (551.00)
                                        ------------     ------------     ----------
 770 DEPRECIATION & AMORTIZATION              551.00             0.00        (551.00)
                                        ------------     ------------     ----------
     OPERATING/OVERHEAD EXPENSES                0.00             0.00           0.00
                                        ------------     ------------     ----------
     NON-OPERATING INTEREST                     0.00             0.00           0.00
                                        ------------     ------------     ----------
     NET INC BEFORE TAX & EXT ITEMS     1,492,482.17     1,176,527.70     315,954.47
                                        ------------     ------------     ----------
     NET INCOME BEFORE EXT ITEMS        1,492,482.17     1,176,527.70     315,954.47
                                        ------------     ------------     ----------
     NET INCOME (LOSS)                  1,492,482.17     1,176,527.70     315,954.47



                                                        YEAR TO DATE
                                      -------------------------------------------------
    DESCRIPTION                            ACTUAL          BUDGET          VARIANCE
 490 MARKETING DEPARTMENT
5161 COMMUNITY RELATIONS                   11,377.06       28,999.92        17,622.86
5163 NEWSLETTERS                              297.01        3,400.00         3,102.99
5165 PUBLIC RELATIONS - TENANTS                36.59            0.00           (36.59)
5191 GIFT CERTIFICATES                        403.90            0.00          (403.90)
5192 MARKETING RESEARCH                       250.00            0.00          (250.00)
5193 PHOTOGRAPHY                            2,252.46        2,000.00          (252.46)
5194 PROMOTIONAL SUPPLIES                  15,339.23       24,697.00         9,357.77
5196 TOURISM                               26,047.55       36,000.00         9,952.45
9999 YEAR-TO-DATE EARNINGS                      0.00            0.00             0.00
                                           ---------       ---------        ---------
 490 MARKETING DEPARTMENT                       0.00           (0.45)           (0.45)
                                           ---------       ---------        ---------
     MALL OPERATING EXPENSES            8,414,772.92    8,271,617.84      (143,155.08)
                                        ------------    ------------      -----------
     NET OPERATING INCOME (NOI)        14,586,110.60   14,354,693.44       231,417.16
                                       -------------   -------------      -----------
     NOI AFTER MALL INTEREST           14,586,110.60   14,354,693.44       231,417.16
 720 MISC. INCOME/EXPENSE
     MALL MANAGEMENT FEES                 360,000.00      360,000.00             0.00
                                       -------------   -------------      -----------
 720 MISC. INCOME/EXPENSE                 360,000.00      360,000.00             0.00
  70 DEPRECIATION & AMORTIZATION
 528 AMORT. - TENANT BUYOUTS                6,612.00            0.00        (6,612.00)
                                       -------------   -------------      -----------
 770 DEPRECIATION & AMORTIZATION            6,612.00            0.00        (6,612.00)
                                       -------------   -------------      -----------
     OPERATING/OVERHEAD EXPENSES                0.00            0.00             0.00
                                       -------------   -------------      -----------
     NON-OPERATING INTEREST                     0.00            0.00             0.00
                                       -------------   -------------      -----------
     NET INC BEFORE TAX & EXT ITEMS    14,219,498.60   13,994,693.44       224,805.16
                                       -------------   -------------      -----------
     NET INCOME BEFORE EXT ITEMS       14,219,498.60   13,994,693.44       224,805.16
                                       -------------   -------------      -----------
     NET INCOME (LOSS)                 14,219,498.60   13,994,693.44       224,805.16

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 30 JUN 1996

                                                      CURRENT PERIOD
                                    ---------------------------------------------------
                                          ACTUAL            BUDGET          VARIANCE
ACCT DESCRIPTION                    ----------------- ----------------- ---------------
310  RENTAL REVENUE
3111 MINIMUM RENT .................    1,155,232.22      1,173,990.03      (18,757.81)
3115 PERCENTAGE RENT ..............       50,128.69         20,483.48       29,645.21
3116 UNBILLED PERCENTAGE RENT .....      (38,402.00)             0.00      (38,402.00)
3141 STORAGE RENT .................       19,841.94         20,000.00         (158.06)
3142 NORDSTROM STORAGE RENT .......       39,100.00         39,100.00            0.00
3165 CAPITAL REVENUE ..............       10,198.82         14,000.00       (3,801.18)
3199 OTHER INCOME .................        3,985.79          1,000.00        2,985.79
3337 LANDLORD CONTR--PAYBACK ......        4,166.67          4,166.67            0.00
                                       ------------      ------------      ----------
310  RENTAL REVENUE ...............    1,244,252.13      1,272,740.18      (28,488.05)
315  SPECIALTY LEASING REVENUE
3131 CART/RMU REVENUE .............       25,163.00         16,000.00        9,163.00
3133 IN--LINE REVENUE .............       15,184.63          8,130.00        7,054.63
3134 DIRECTORY REVENUE ............        3,600.00              0.00        3,600.00
3135 TRADE SHOW REVENUE ...........            0.00              0.00            0.00
3136 TELEPHONE REVENUE ............        4,115.96          2,420.00        1,695.96
3137 PHOTO REVENUE ................            0.00              0.00            0.00
3138 VENDING REVENUE ..............        2,840.10          1,500.00        1,340.10
3139 OTHER SPEC LEASING
     REVENUE ......................        1,338.42          4,050.00       (2,711.58)
                                       ------------      ------------      ----------
315  SPECIALTY LEASING REVENUE ....       52,242.11         32,100.00       20,142.11
320  RECOVERY REVENUE
3211 CAM ..........................      341,030.83        384,664.12      (43,633.29)
3212 UNBILLED CAM .................      (15,000.00)             0.00      (15,000.00)
3213 CAM ADJUSTMENT ...............            0.00              0.00            0.00
3221 FOOD COURT CAM ...............       22,598.57         14,270.00        8,328.57
3222 UNBILLED FOOD COURT CAM ......      (12,000.00)             0.00      (12,000.00)
3223 FOOD COURT CAM ADJ ...........            0.00              0.00            0.00
3231 PROPERTY TAX .................      137,287.48        172,770.01      (35,482.53)
3232 UNBILLED PROPERTY TAX ........       (2,000.00)             0.00       (2,000.00)
3233 PROPERTY TAX ADJUSTMENT ......            0.00              0.00            0.00
3241 INSURANCE ....................       32,715.22         44,443.04      (11,727.82)
3242 UNBILLED INSURANCE ...........      (33,000.00)             0.00      (33,000.00)
4243 INSURANCE ADJUSTMENT .........            0.00              0.00            0.00
3271 ELECTRICITY ..................       95,917.60         86,580.00        9,337.60
3272 UNBILLED ELECTRICITY .........      (12,000.00)             0.00      (12,000.00)
3281 HVAC .........................       52,486.82         47,650.00        4,836.82
3287 WATER ........................        1,273.62          2,190.00         (916.38)
                                       ------------      ------------      ----------
320  RECOVERY REVENUE .............      609,310.14        752,567.17     (143,257.03)
                                       ------------      ------------     -----------
     TOTAL REVENUE ................    1,905,804.38      2,057,407.35     (151,602.97)
410  LANDLORD EXPENSES
4221 MAINTENANCE--GENERAL .........            0.00              0.00            0.00

                                                         YEAR TO DATE
                                    ------------------------------------------------------
                                          ACTUAL             BUDGET           VARIANCE
ACCT DESCRIPTION                    ------------------ ------------------ ----------------
310  RENTAL REVENUE
3111 MINIMUM RENT .................    12,542,506.28      12,875,763.09      (333,256.81)
3115 PERCENTAGE RENT ..............       114,756.96         127,375.58       (12,618.62)
3116 UNBILLED PERCENTAGE RENT .....       (27,386.05)              0.00       (27,386.05)
3141 STORAGE RENT .................       234,906.01         240,000.00        (5,093.99)
3142 NORDSTROM STORAGE RENT .......       469,200.00         469,200.00             0.00
3165 CAPITAL REVENUE ..............       129,709.50         168,000.00       (38,290.50)
3199 OTHER INCOME .................       103,977.88          12,000.00        91,977.88
3337 LANDLORD CONTR--PAYBACK ......        50,000.02          50,000.00             0.02
                                       -------------      -------------      -----------
310  RENTAL REVENUE ...............    13,617,670.60      13,942,338.67      (324,668.07)
315  SPECIALTY LEASING REVENUE
3131 CART/RMU REVENUE .............       382,947.35         341,565.00        41,382.35
3133 IN--LINE REVENUE .............       262,366.06         104,560.00       157,806.06
3134 DIRECTORY REVENUE ............        21,600.00               0.00        21,600.00
3135 TRADE SHOW REVENUE ...........         6,250.00           7,500.00        (1,250.00)
3136 TELEPHONE REVENUE ............        35,611.44          34,385.00         1,226.44
3137 PHOTO REVENUE ................         5,364.20               0.00         5,364.20
3138 VENDING REVENUE ..............        27,404.56          16,700.00        10,704.56
3139 OTHER SPEC LEASING
     REVENUE ......................        35,230.93          58,674.00       (23,443.07)
                                       -------------      -------------      -----------
315  SPECIALTY LEASING REVENUE ....       776,774.54         563,384.00       213,390.54
320  RECOVERY REVENUE
3211 CAM ..........................     4,049,525.42       4,181,957.98      (132,432.56)
3212 UNBILLED CAM .................     1,061,681.53               0.00     1,061,681.53
3213 CAM ADJUSTMENT ...............        61,166.88               0.00        61,166.88
3221 FOOD COURT CAM ...............       227,904.81         187,740.00        40,164.81
3222 UNBILLED FOOD COURT CAM ......       (58,422.00)              0.00       (58,422.00)
3223 FOOD COURT CAM ADJ ...........         8,228.49               0.00         8,228.49
3231 PROPERTY TAX .................     1,685,515.75       1,867,070.47      (181,554.72)
3232 UNBILLED PROPERTY TAX ........       238,429.71               0.00       238,429.71
3233 PROPERTY TAX ADJUSTMENT ......      (152,794.69)              0.00      (152,794.69)
3241 INSURANCE ....................       423,429.93         479,398.90       (55,968.97)
3242 UNBILLED INSURANCE ...........         4,153.00               0.00         4,153.00
4243 INSURANCE ADJUSTMENT .........       (53,686.75)              0.00       (53,686.75)
3271 ELECTRICITY ..................     1,125,180.57       1,038,960.00        86,220.57
3272 UNBILLED ELECTRICITY .........      (146,694.00)              0.00      (146,694.00)
3281 HVAC .........................       631,974.22         571,800.00        60,174.22
3287 WATER ........................        22,172.51          26,280.00        (4,107.49)
                                       -------------      -------------     ------------
320  RECOVERY REVENUE .............     9,127,765.38       8,353,207.35       774,558.03
                                       -------------      -------------     ------------
     TOTAL REVENUE ................    23,522,210.52      22,858,930.02       663,280.50
410  LANDLORD EXPENSES
4221 MAINTENANCE--GENERAL .........         3,812.00               0.00        (3,812.00)

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 30 JUN 1996

                                                   CURRENT PERIOD                                  YEAR TO DATE
                                     ------------------------------------------- ------------------------------------------------
                                         ACTUAL        BUDGET        VARIANCE         ACTUAL          BUDGET         VARIANCE
ACCT DESCRIPTION                     -------------- ------------ --------------- --------------- --------------- ----------------
410  LANDLORD EXPENSES
4261 FEDERAL EXPRESS/
     MESSENGERS ....................       (48.00)       100.00         148.00          357.00        1,200.00           843.00
4621 LEGAL FEES--GENERAL ...........     9,995.13     12,500.00       2,504.87      259,535.81      150,000.00      (109,535.81)
4632 AUDIT FEES--TENANT AUDITS .....      (875.00)       480.00       1,355.00        1,712.50        5,760.00         4,047.50
4651 BANK CHARGES ..................        20.00        190.00         170.00          119.00        2,280.00         2,161.00
4945 LANDLORD
     CONTR--MARKETING ..............     8,435.92      9,910.00       1,474.08      104,056.20      118,920.00        14,863.80
4981 BAD DEBTS .....................    89,691.50          0.00     (89,691.50)     481,979.20            0.00      (481,979.20)
                                        ---------     ---------     ----------      ----------      ----------      -----------
410  LANDLORD EXPENSES .............   107,219.55     23,180.00     (84,039.55)     851,571.71      278,160.00      (573,411.71)
415  SPECIALTY LEASING EXPENSES
4111 PAYROLL--GENERAL ..............     1,027.07      1,630.00         602.93       27,941.52       23,340.00        (4,601.52)
4131 PAYROLL TAXES .................       418.73        130.00        (288.73)       6,556.15        1,980.00        (4,576.15)
4141 EMPLOYEE BENEFITS .............       332.52        100.00        (232.52)       4,741.33        1,430.00        (3,311.33)
4142 HEALTH INSURANCE ..............       509.15        150.00        (359.15)       1,019.44        1,800.00           780.56
4171 TRAVEL ........................         0.00          0.00           0.00        3,192.36        5,730.00         2,537.64
4173 MEALS & ENTERTAINMENT .........         0.00        100.00         100.00        1,248.62        2,450.00         1,201.38
4182 SUBSCRIPTIONS/DUES ............         0.00          0.00           0.00          164.00          210.00            46.00
4183 TRAINING AND EDUCATION ........         0.00          0.00           0.00          451.25          710.00           258.75
4221 MAINTENANCE--GENERAL ..........         0.00        430.00         430.00        4,720.93        9,060.00         4,339.07
4231 SUPPLIES--GENERAL .............       280.15        380.00          99.85        2,366.80        6,060.00         3,693.20
4267 TELEPHONES--AUTO/
     CELLULAR ......................         0.00          0.00           0.00          677.19            0.00          (677.19)
4611 PROFESSIONAL FEES .............       500.00        650.00         150.00        4,738.45       15,300.00        10,561.55
4621 LEGAL FEES--GENERAL ...........         0.00        100.00         100.00          208.91        1,200.00           991.09
4941 ADVERTISING & PROMOTION .......         0.00          0.00           0.00            0.00        3,200.00         3,200.00
5116 POSTERS/SIGNAGE ...............       518.28        260.00        (258.28)       3,770.82        3,760.00           (10.82)
                                       ----------     ---------     ----------      ----------      ----------      -----------
415  SPECIALTY LEASING EXPENSES.....     3,585.90      3,930.00         344.10       61,797.77       76,230.00        14,432.23
420  RECOVERABLE EXPENSES
4321 REAL PROPERTY TAXES ...........   156,040.03    168,926.00      12,885.97    2,211,968.88    2,027,112.00      (184,856.88)
4353 INSURANCE PREMIUMS ............         0.00     38,970.00      38,970.00      455,178.44      467,640.00        12,461.56
4361 ELECTRICITY--GENERAL ..........    73,099.29     75,290.00       2,190.71      850,985.41      903,480.00        52,494.59
4364 WATER .........................     1,649.63      1,900.00         250.37       21,965.28       22,800.00           834.72
4373 TENANT HVAC ...................    33,749.45     36,650.00       2,900.55      365,132.80      439,800.00        74,667.20
                                       ----------    ----------     ----------    ------------    ------------      -----------
420  RECOVERABLE EXPENSES ..........   264,538.40    321,736.00      57,197.60    3,905,230.81    3,860,832.00       (44,398.81)
430  COMMON AREA MAINTENANCE
4111 PAYROLL--GENERAL ..............    27,115.26     18,440.00      (8,675.26)     311,365.06      249,280.00       (62,085.06)
4112 PAYROLL--MAINTENANCE ..........    16,259.69     16,470.00         210.31      232,615.50      214,100.00       (18,515.50)
4114 PAYROLL--SECURITY .............         0.00     39,610.00      39,610.00            0.00      514,920.00       514,920.00
4131 PAYROLL TAXES .................     2,803.28      6,980.00       4,176.72       72,924.72       92,030.00        19,105.28
4141 EMPLOYEE BENEFITS .............     3,220.49      3,450.00         229.51       70,714.58       44,970.00       (25,744.58)
4142 HEALTH INSURANCE ..............     3,015.72      8,260.00       5,244.28       80,315.64       98,520.00        18,204.36
4151 WORKERS COMPENSATION
     INSURANCE .....................         0.00      6,590.00       6,590.00      105,817.67       79,080.00       (26,737.67)
4162 UNIFORMS--MAINTENANCE .........       224.29        260.00          35.71        3,727.31        3,120.00          (607.31)
4164 UNIFORMS--SECURITY ............         0.00        900.00         900.00          753.29       10,800.00        10,046.71

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 30 JUN 1996

                                                       CURRENT PERIOD                               YEAR TO DATE
                                         ------------------------------------------ --------------------------------------------
                                             ACTUAL        BUDGET       VARIANCE        ACTUAL        BUDGET        VARIANCE
ACCT DESCRIPTION                         -------------- ----------- --------------- ------------- ------------- ----------------
430  COMMON AREA MAINTENANCE
4171 TRAVEL ............................        51.00        50.00          (1.00)     2,219.89      5,600.00         3,380.11
4173 MEALS & ENTERTAINMENT .............         0.00       100.00         100.00      2,255.30      1,200.00        (1,055.30)
4181 STAFF AMENITIES ...................       183.75       600.00         416.25      6,258.56      8,200.00         1,941.44
4182 SUBSCRIPTIONS/DUES ................         0.00        20.00          20.00        608.95        240.00          (368.95)
4183 TRAINING AND EDUCATION ............        32.09       100.00          67.91      2,713.69      3,150.00           436.31
4185 STAFF EMPLOYMENT FEES .............       839.70       200.00        (639.70)     2,039.22      2,400.00           360.78
4191 TEMPORARY LABOR ...................       987.50     4,080.00       3,092.50     24,967.92     48,960.00        23,992.08
4212 CONTRACTS--MAINTENANCE ............         0.00     2,050.00       2,050.00      7,976.00      9,640.00         1,664.00
4214 CONTRACTS--SECURITY ...............    63,825.00         0.00     (63,825.00)   766,747.50          0.00      (766,747.50)
4216 CONTRACTS--CLEANING ...............    33,346.50    34,930.00       1,583.50    404,836.18    419,160.00        14,323.82
4217 CONTRACTS--LANDSCAPING ............     1,400.00     1,400.00           0.00     16,800.00     16,800.00             0.00
4218 CONTRACTS--LANDSCAPING--EXT             1,500.00     1,500.00           0.00     18,000.00     18,000.00             0.00
4219 CONTRACTS--ELEV & ESCAL ...........    14,625.18    14,080.00        (545.18)   176,047.34    168,960.00        (7,087.34)
4221 MAINTENANCE--GENERAL ..............    10,995.28    11,520.00         524.72    237,779.15    222,240.00       (15,539.15)
4223 MAINTENANCE--TRUCKS &
     AUTOS .............................        52.27       580.00         527.73      2,403.05      6,960.00         4,556.95
4224 MAINTENANCE--PARKING ..............     1,186.92     1,100.00         (86.92)   567,881.68     13,200.00      (554,681.68)
4225 MAINTENANCE--MACH &
     EQUIP .............................       500.78       500.00          (0.78)    15,358.19      6,000.00        (9,358.19)
4226 AIR CONDITIONING REPAIRS ..........       485.94     1,080.00         594.06     62,135.51     31,720.00       (30,415.51)
4227 ELEVATOR & ESCAL--REPAIRS .........       481.25     1,000.00         518.75     16,131.05     12,000.00        (4,131.05)
4228 PLUMBING & DRAINAGE
     REPAIRS ...........................       484.22     2,000.00       1,515.78     30,552.78     24,000.00        (6,552.78)
4229 ROOF/SKYLIGHT REP & MAINT .........         0.00     1,000.00       1,000.00     11,800.00     12,000.00           200.00
4232 SUPPLIES--MAINTENANCE .............       981.98     7,500.00       6,518.02     82,162.33     90,000.00         7,837.67
4234 SUPPLIES--SECURITY ................    25,000.00     1,000.00     (24,000.00)    55,424.65     73,000.00        17,575.35
4237 SUPPLIES--LANDSCAPING .............       555.70       400.00        (155.70)     9,762.29     14,800.00         5,037.71
4239 SUPPLIES--LIGHTING ................     1,335.20     3,000.00       1,664.80     23,214.14     36,000.00        12,785.86
4241 ALARM/FIRE/SPRINKLER
     SYSTEMS ...........................     2,470.00     1,200.00      (1,270.00)    54,804.69     15,100.00       (39,704.69)
4243 PEST CONTROL ......................         0.00       580.00         580.00      6,566.00      6,960.00           394.00
4246 TRASH REMOVAL .....................    13,845.00    13,450.00        (395.00)   165,986.98    161,400.00        (4,586.98)
4248 WIRED MUSIC/PA SYSTEM .............       435.82       430.00          (5.82)     5,292.28      5,360.00            67.72
4263 POSTAGE ...........................         0.00       380.00         380.00      3,706.08      4,560.00           853.92
4265 RADIOS, PAGERS & BEEPERS ..........       202.45       750.00         547.55      9,081.49      9,000.00           (81.49)
4266 TELEPHONES ........................     2,309.48     2,560.00         250.52     33,405.44     30,702.00        (2,685.44)
4328 PERSONAL PROPERTY TAXES ...........         0.00       400.00         400.00      6,337.96      4,800.00        (1,537.96)
4331 PERMITS, LICENSES & FEES ..........     3,715.48     5,750.00       2,034.52     45,712.72     50,600.00         4,887.28
4353 INSURANCE PREMIUMS ................     2,020.79         0.00      (2,020.79)     4,041.96          0.00        (4,041.96)
4354 INSURANCE--CLAIMS .................    (5,475.52)   10,140.00      15,615.52     73,420.62    121,680.00        48,259.38
4355 INSURANCE--LEGAL ..................    36,289.68     2,830.00     (33,459.68)    52,015.19     33,960.00       (18,055.19)
4361 ELECTRICITY--GENERAL ..............    42,741.21    43,380.00         638.79    546,642.57    520,560.00       (26,082.57)
4362 ELECTRICITY--OUTSIDE ..............     6,248.59     9,030.00       2,781.41     73,494.70    108,360.00        34,865.30
4364 WATER .............................     5,450.12     6,840.00       1,389.88     78,922.45     82,080.00         3,157.55
4371 HVAC ..............................     5,021.26     7,700.00       2,678.74     77,608.93     92,400.00        14,791.07
4611 PROFESSIONAL FEES .................     1,010.00     2,890.00       1,880.00     28,909.52     54,680.00        25,770.48
4621 LEGAL FEES--GENERAL ...............     3,025.75         0.00      (3,025.75)    50,907.71          0.00       (50,907.71)
4631 AUDIT FEES--GENERAL ...............     1,250.00     1,250.00           0.00     15,000.00     15,000.00             0.00
4921 COMPUTER SERVICES .................     3,116.59     3,160.00          43.41     67,246.04     42,920.00       (24,326.04)
4931 MACHINERY/EQUIPMENT
     RENTAL ............................       766.53       780.00          13.47     16,941.28      9,360.00        (7,581.28)
4933 AUTO & TRUCK LEASES ...............         0.00       210.00         210.00     10,501.94      2,520.00        (7,981.94)

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 30 JUN 1996

                                                   CURRENT PERIOD
                                   -----------------------------------------------
                                        ACTUAL          BUDGET         VARIANCE
ACCT DESCRIPTION                   --------------- --------------- ---------------
430  COMMON AREA MAINTENANCE
4997 OFFICE SUPPLIES .............        650.63        1,250.00          599.37
6711 DEPR.--GENERAL ..............        170.00          170.00            0.00
                                          ------        --------          ------
430  COMMON AREA MAINTENANCE......    336,752.85      305,880.00      (30,872.85)
440  FOOD COURT CAM
4211 CONTRACTS--GENERAL ..........      5,428.50        7,150.00        1,721.50
4221 MAINTENANCE--GENERAL ........          0.00            0.00            0.00
4228 PLUMBING & DRAINAGE
     REPAIRS .....................          0.00          200.00          200.00
4232 SUPPLIES--MAINTENANCE .......        120.00          300.00          180.00
4236 SUPPLIES--CLEANING ..........          0.00            0.00            0.00
4243 PEST CONTROL ................          0.00          870.00          870.00
4361 ELECTRICITY--GENERAL ........      2,624.66        2,780.00          155.34
4364 WATER .......................      1,657.11        1,670.00           12.89
4371 HVAC ........................      2,279.61            0.00       (2,279.61)
                                      ----------      ----------      ----------
440  FOOD COURT CAM ..............     12,109.88       12,970.00          860.12
490  MARKETING DEPARTMENT
3311 PROMOTIONAL CHARGE ..........    (33,743.67)     (38,858.03)      (5,114.36)
3313 LEASE REQUIRED
     ADVERTISING .................       (326.19)           0.00          326.19
3314 CHRISTMAS CATALOG ...........          0.00            0.00            0.00
3315 MEDIA FUND ..................     (7,133.42)     (11,414.00)      (4,280.58)
3331 LANDLORD CONTR--REQUIRED.....     (8,435.92)      (9,910.00)      (1,474.08)
3337 LANDLORD CONTR--PAYBACK .....      4,166.67        4,166.67            0.00
4111 PAYROLL--GENERAL ............      5,773.89        6,910.00        1,136.11
4131 PAYROLL TAXES ...............        440.12          780.00          339.88
4141 EMPLOYEE BENEFITS ...........        244.90          380.00          135.10
4142 HEALTH INSURANCE ............        336.18          320.00          (16.18)
4171 TRAVEL ......................          0.00            0.00            0.00
4173 MEALS & ENTERTAINMENT .......          0.00           50.00           50.00
4182 SUBSCRIPTIONS/DUES ..........         16.50            0.00          (16.50)
4183 TRAINING AND EDUCATION ......          0.00            0.00            0.00
4191 TEMPORARY LABOR .............          0.00            0.00            0.00
4619 AGENCY FEE ..................      2,395.57            0.00       (2,395.57)
4931 MACHINERY/EQUIPMENT
     RENTAL ......................          0.00            0.00            0.00
4997 OFFICE SUPPLIES .............         30.50          200.00          169.50
5111 COOP ADVERTISING ............          0.00            0.00            0.00
5112 DIRECT MAIL .................          0.00            0.00            0.00
5113 DIRECTORIES/BROCHURES .......      4,310.79            0.00       (4,310.79)
5114 MEDIA PRODUCTION ............          0.00            0.00            0.00
5115 NEWSPAPER/MAGAZINE ..........         17.95            0.00          (17.95)
5116 POSTERS/SIGNAGE .............      2,960.93          500.00       (2,460.93)
5118 TELEVISION ..................          0.00            0.00            0.00
5121 HOLIDAY DECOR ...............          0.00            0.00            0.00
5125 SPECIAL EVENTS ..............          0.00        4,460.00        4,460.00
5127 WINDOWS .....................          0.00            0.00            0.00

                                                     YEAR TO DATE
                                   ------------------------------------------------
                                        ACTUAL          BUDGET         VARIANCE
ACCT DESCRIPTION                   --------------- --------------- ----------------
430  COMMON AREA MAINTENANCE
4997 OFFICE SUPPLIES .............     15,383.97       15,000.00          (383.97)
6711 DEPR.--GENERAL ..............      2,040.00        2,040.00             0.00
                                       ---------       ---------          -------
430  COMMON AREA MAINTENANCE......  4,868,279.66    3,940,110.00      (928,169.66)
440  FOOD COURT CAM
4211 CONTRACTS--GENERAL ..........     80,827.33       85,800.00         4,972.67
4221 MAINTENANCE--GENERAL ........        771.24       15,000.00        14,228.76
4228 PLUMBING & DRAINAGE
     REPAIRS .....................        600.00        2,400.00         1,800.00
4232 SUPPLIES--MAINTENANCE .......      5,240.55        3,600.00        (1,640.55)
4236 SUPPLIES--CLEANING ..........      1,363.95            0.00        (1,363.95)
4243 PEST CONTROL ................      9,729.00       10,440.00           711.00
4361 ELECTRICITY--GENERAL ........     32,092.13       33,360.00         1,267.87
4364 WATER .......................     19,329.24       20,040.00           710.76
4371 HVAC ........................      4,269.93            0.00        (4,269.93)
                                    ------------    ------------      -----------
440  FOOD COURT CAM ..............    154,223.37      170,640.00        16,416.63
490  MARKETING DEPARTMENT
3311 PROMOTIONAL CHARGE ..........   (416,734.57)    (463,112.00)      (46,377.43)
3313 LEASE REQUIRED
     ADVERTISING .................     (3,914.28)           0.00         3,914.28
3314 CHRISTMAS CATALOG ...........      1,750.00      (45,500.00)      (47,250.00)
3315 MEDIA FUND ..................    (87,561.23)    (136,968.00)      (49,406.77)
3331 LANDLORD CONTR--REQUIRED.....   (104,056.20)    (118,920.00)      (14,863.80)
3337 LANDLORD CONTR--PAYBACK .....     50,000.02       50,000.00            (0.02)
4111 PAYROLL--GENERAL ............     75,671.62       93,040.00        17,368.38
4131 PAYROLL TAXES ...............      6,853.02        7,440.00           586.98
4141 EMPLOYEE BENEFITS ...........     10,715.18        3,630.00        (7,085.18)
4142 HEALTH INSURANCE ............      4,491.11        3,840.00          (651.11)
4171 TRAVEL ......................      1,106.17        2,900.00         1,793.83
4173 MEALS & ENTERTAINMENT .......        464.67        1,100.00           635.33
4182 SUBSCRIPTIONS/DUES ..........      7,352.53        4,340.00        (3,012.53)
4183 TRAINING AND EDUCATION ......        917.58            0.00          (917.58)
4191 TEMPORARY LABOR .............      4,019.01       11,400.00         7,380.99
4619 AGENCY FEE ..................     43,824.16            0.00       (43,824.16)
4931 MACHINERY/EQUIPMENT
     RENTAL ......................      6,858.39        3,700.00        (3,158.39)
4997 OFFICE SUPPLIES .............      3,133.19        2,400.00          (733.19)
5111 COOP ADVERTISING ............      1,210.01       93,440.00        92,229.99
5112 DIRECT MAIL .................      7,789.93        4,600.00        (3,189.93)
5113 DIRECTORIES/BROCHURES .......     10,262.53       36,390.00        26,127.47
5114 MEDIA PRODUCTION ............      2,909.09       63,600.00        60,690.91
5115 NEWSPAPER/MAGAZINE ..........     17,383.35       80,910.00        63,526.65
5116 POSTERS/SIGNAGE .............     14,580.58        6,900.00        (7,680.58)
5118 TELEVISION ..................     44,808.49       75,000.00        30,191.51
5121 HOLIDAY DECOR ...............     45,527.32       19,000.00       (26,527.32)
5125 SPECIAL EVENTS ..............     92,624.31       94,800.00         2,175.69
5127 WINDOWS .....................      6,743.13       11,500.00         4,756.87

                               INCOME STATEMENT
                               WESTSIDE PAVILION
                      FOR THE 12 MONTHS ENDING 30 JUN 1996

                                                      CURRENT PERIOD
                                     ------------------------------------------------
                                          ACTUAL          BUDGET         VARIANCE
ACCT DESCRIPTION                     --------------- --------------- ----------------
490  MARKETING DEPARTMENT
5161 COMMUNITY RELATIONS ...........      4,743.42        9,500.00         4,756.58
5163 NEWSLETTERS ...................      1,022.08            0.00        (1,022.08)
5165 PUBLIC RELATIONS--TENANTS .....          0.00          530.00           530.00
5191 GIFT CERTIFICATES .............        160.00          500.00           340.00
5193 PHOTOGRAPHY ...................          0.00            0.00             0.00
5194 PROMOTIONAL SUPPLIES ..........      1,919.39          320.00        (1,599.39)
5196 TOURISM .......................        700.00            0.00          (700.00)
9998 YEAR-TO-DATE
     EARNINGS--MKT .................    (11,165.07)           0.00        11,165.07
                                        ----------        --------        ---------
490  MARKETING DEPARTMENT ..........    (31,565.38)     (31,565.36)            0.02
                                        ----------      ----------        ---------
     MALL OPERATING EXPENSES .......    692,641.20      636,130.64       (56,510.56)
                                        ----------      ----------       ----------
     NET OPERATING INCOME (NOI).....  1,213,163.18    1,421,276.71      (208,113.53)



                                                        YEAR TO DATE
                                     --------------------------------------------------
                                          ACTUAL          BUDGET          VARIANCE
ACCT DESCRIPTION                     --------------- --------------- ------------------
490  MARKETING DEPARTMENT
5161 COMMUNITY RELATIONS ...........      61,840.69       41,610.00        (20,230.69)
5163 NEWSLETTERS ...................       1,073.93        1,200.00            126.07
5165 PUBLIC RELATIONS--TENANTS .....         430.94        6,360.00          5,929.06
5191 GIFT CERTIFICATES .............       6,873.90        6,000.00           (873.90)
5193 PHOTOGRAPHY ...................           3.66            0.00             (3.66)
5194 PROMOTIONAL SUPPLIES ..........       7,749.27        3,840.00         (3,909.27)
5196 TOURISM .......................      35,235.80       35,560.00            324.20
9998 YEAR-TO-DATE
     EARNINGS--MKT .................      38,062.70            0.00        (38,062.70)
                                          ---------       ---------        ----------
490  MARKETING DEPARTMENT ..........           0.00            0.00              0.00
                                          ---------       ---------        ----------
     MALL OPERATING EXPENSES .......   9,841,103.32    8,325,972.00     (1,515,131.32)
                                       ------------    ------------     -------------
     NET OPERATING INCOME (NOI).....  13,681,107.20   14,532,958.02       (851,850.82)

                               WESTSIDE PAVILION

                        CENTER INCOME STATEMENT SUMMARY
                   FOR THE 6 MONTHS ENDING 31 DECEMBER, 1996




                                                 MONTH                                       YEAR TO DATE
                              --------------------------------------------   ---------------------------------------------
                                                                VARIANCE                                        VARIANCE
                                 ACTUAL         BUDGET            B(W)           ACTUAL          BUDGET           B(W)
                              -----------   --------------   -------------   --------------   ------------   -------------
INCOME
 MINIMUM RENT                  1,048,298       1,078,489         (30,191)       6,375,371       6,242,991        132,380
 PERCENTAGE RENT                       0             700            (700)          26,594           6,096         20,498
 SPECIALTY LEASING                47,645          39,625           8,020          527,606         418,220        109,386
 STORAGE RENT                      3,830           3,500             330           52,416          21,000         31,416
 NORDSTROM STORAGE RENT           39,100          37,500           1,600          234,600         225,000          9,600
 CAPITAL REVENUE                  10,401          10,500             (99)          61,473          63,000         (1,527)
 OTHER INCOME                      4,022           1,000           3,022           12,788           6,000          6,788
                               ---------       ---------         -------        ---------       ---------        -------
 TOTAL MALL NON-RECOVERY       1,153,297       1,171,314         (18,017)       7,290,848       6,982,307        308,541
                               ---------       ---------         -------        ---------       ---------        -------
MALL RECOVERABLE REVENUE
 CAM                             427,951         348,378          79,573        2,139,737       2,080,387         59,350
 CAM ADJUSTMENT                        0               0               0             (439)              0           (439)
 FOOD COURT CAM                   12,449          14,363          (1,914)          78,544          88,902        (10,358)
 PROPERTY TAX                    120,115         137,501         (17,386)         799,528         825,006        (25,478)
 INSURANCE                       233,208          37,846         195,362          328,129         227,077        101,051
 HVAC                             56,301          53,000           3,301          364,917         318,000         46,917
 ELECTRICITY                      92,571          88,453           4,118          527,964         525,506          2,458
 WATER/SEWER                       2,036           2,243            (207)          11,632          13,455         (1,823)
                               ---------       ---------         -------        ---------       ---------        -------
TOTAL MALL RECOVERY              944,631         681,783         262,847        4,250,011       4,078,333        171,677
                               ---------       ---------         -------        ---------       ---------        -------
TOTAL REVENUE                  2,097,928       1,853,097         244,830       11,540,859      11,060,640        480,218
                               ---------       ---------         -------       ----------      ----------        -------
LANDLORD EXPENSE
 LEGAL FEES                        7,693          12,500           4,807           10,107          75,000         64,893
 SPECIALTY LEASING                 1,830           3,573           1,743           24,007          36,217         12,210
 BAD DEBT                         26,811          18,531          (8,280)          58,843         110,606         51,764
 OTHER                             8,894           9,248             354           63,004          58,360         (4,643)
                               ---------       ---------         -------       ----------      ----------        -------
TOTAL LANDLORD EXPENSE            45,228          43,852          (1,376)         155,961         280,184        124,223
                               ---------       ---------         -------       ----------      ----------        -------
RECOVERABLE EXPENSE
 PROPERTY TAXES                  139,013         156,703          17,689          919,491         940,217         20,725
 INSURANCE PREMIUM               248,277          39,910        (208,367)         348,748         239,459       (109,289)
 ELECTRICITY                      80,230          73,711          (6,519)         459,089         437,922        (21,167)
 WATER/SEWER                       1,401           1,950             549           10,871          11,700            829
 HVAC                             28,117          32,277           4,160          187,965         191,758          3,794
                               ---------       ---------        --------       ----------      ----------       --------
TOTAL RECOVERABLE EXPENSE        497,039         304,551        (192,488)       1,926,164       1,821,056       (105,108)
                               ---------       ---------        --------       ----------      ----------       --------
CAM                              408,101         333,373         (74,728)       2,038,203       1,990,782        (47,422)
FOOD COURT                        10,908          13,057           2,149           71,306          80,820          9,514
MARKETING                              0           1,748           1,748                0               0              0
                               ---------       ---------        --------       ----------      ----------       --------
TOTAL OPERATING EXPENSES         961,276         696,580        (264,696)       4,191,634       4,172,841        (18,793)
                               ---------       ---------       ---------       ----------      ----------       --------
NET OPERATING INCOME           1,136,652       1,156,517         (19,865)       7,349,225       6,887,799        461,426
                               ---------       ---------       ---------       ----------      ----------       --------

                               INCOME STATEMENT
                              WESTSIDE PAVILION
                   FOR THE 6 MONTHS ENDING 31 DECEMBER 1996

                                                 CURRENT PERIOD                                  YEAR TO DATE
                                 ---------------------------------------------------------------------------------------------
        ACCT DESCRIPTION             ACTUAL          BUDGET        VARIANCE         ACTUAL           BUDGET        VARIANCE
- -------------------------------  -------------- --------------  -------------- ---------------  --------------- -------------
310  RENTAL REVENUE
11   MINIMUM RENT                 1,048,298.36    1,078,489.00     (30,190.64)    6,375,371.32    6,242,990.83    132,380.49
15   PERCENTAGE RENT                      0.00          700.00        (700.00)          599.72        6,095.98     (5,496.26)
3116 UNBILLED PERCENTAGE RENT             0.00            0.00           0.00        25,994.00            0.00     25,994.00
3141 STORAGE RENT                     3,830.39        3,500.00         330.39        52,415.91       21,000.00     31,415.91
42   NORDSTROM STORAGE RENT          39,100.00       37,500.00       1,600.00       234,600.00      225,000.00      9,600.00
3165 CAPITAL REVENUE                 10,401.28       10,500.00         (98.72)       61,473.01       63,000.00     (1,526.99)
3199 OTHER INCOME                     4,021.53        1,000.00       3,021.52        12,787.89        6,000.00      6,787.89
                                 -------------- --------------  -------------- ---------------  --------------- -------------
0    RENTAL REVENUE               1,105,651.56    1,131,689.00     (26,037.44)    6,763,241.85    6,564,086.81    199,155.04
315  SPECIALTY LEASING REVENUE
31   CART/RMU REVENUE                19,344.31          720.00      18,624.31       230,495.25      247,400.00    (16,904.75)
33   IN-LINE REVENUE                 19,489.61           30.00     (10,510.39)      212,971.07      113,000.00     99,971.07
3134 DIRECTORY REVENUE                1,150.00       30,000.00        (975.00)        8,200.00       11,775.00     (3,575.00)
3135 TRADE SHOW REVENUE                   0.00        2,125.00           0.00         3,450.00        3,000.00        450.00
136  TELEPHONE REVENUE                3,512.95            0.00       1,712.95        20,685.14       13,166.00      7,519.14
137  PHOTO REVENUE                        0.00        1,800.00           0.00           136.36            0.00        136.36
3138 VENDING REVENUE                  3,437.40            0.00       1,437.40        20,579.37       12,000.00      8,579.37
3139 OTHER SPEC LEASING REVENUE         711.20        2,000.00      (2,268.80)       31,089.04       17,879.00     13,210.04
                                 -------------- --------------  -------------- ---------------  --------------- -------------
315  SPECIALY LEASING REVENUE        47,645.47        2,980.00       8,020.47       527,606.23      418,220.00    109,386.23
20   RECOVERY REVENUE
211  CAM                            338,950.71      344,105.45      (5,154.74)    2,025,736.53    1,974,381.70     51,254.83
3212 UNBILLED CAM                    89,000.00        4,272.51      84,727.49       114,000.00      106,005.23      7,994.77
3213 CAM ADJUSTMENT                       0.00            0.00           0.00          (439.00)           0.00       (439.00)
221  FOOD COURT CAM                  22,448.63       14,362.69       8.085.94       130,543.58       88,902.02     41,641.56
222  UNBILLED FOOD COURT CAM        (10,000.00)           0.00    (10.,000.00)      (52,000.00)           0.00    (52,000.00)
3231 PROPERTY TAX                   139,115.13      137,630.16       1,484.97       833,528.04      789,602.87     43,924.17
3232 UNBILLED PROPERTY TAX          (19,000.00)        (129.23)    (18,870.77)      (34,000.00)      35,410.71    (69,401.71)
241  INSURANCE                       31,208.19       38,020.85      (6,812.66)      184,128.55      227,968.65    (43,840.10)
3242 UNBILLED INSURANCE             202,000.00         (174.62)    202,174.62       144,000.00         (891.25)   144,891.25
3271 ELECTRICITY                     95,570.84       88,453.17       7,117.67       572,963.94      525,506.44     47,457.50
3272 UNBILLED ELECTRICITY            (3,000.00)           0.00      (3,000.00)      (45,000.00            0.00    (45,000.00)
3281 HVAC                            56,301.42       53,000.00       3,301.42       364,916.92      318,000.00     46,916.92
3287 WATER                            2,035.82        2,242.50        (206.68)       11,631.94       13,455.00     (1,823.06)
                                 -------------- --------------  -------------- ---------------  --------------- -------------
320  RECOVERY REVENUE               944,630.74      681,783.48     262,847.26     4,250,010.50    4,078,333.37    171,677.13
                                 -------------- --------------  -------------- ---------------  --------------- -------------
     TOTAL REVENUE                2,097,927.77    1,853,097.48     244,830.29    11,540,858.58   11,060,640.18    480,218.40
410  LANDLORD EXPENSES
4221 MAINTENANCE -GENERAL                 0.00          250.00         250.00             0.00        1,500.00      1,500.00
4261 FEDERAL EXPRESS/MESSENGERS         138.25           70.00         (68.25)          243.50          420.00        176.50
4355 INSURANCE -LEGAL                     0.00            0.00           0.00          (196.00)           0.00        196.00

                               INCOME STATEMENT
                              WESTSIDE PAVILION
                   FOR THE 6 MONTHS ENDING 31 DECEMBER 1996

                                                   CURRENT PERIOD                               YEAR TO DATE
                                     ----------------------------------------------------------------------------------------
          ACCT DESCRIPTION              ACTUAL        BUDGET       VARIANCE         ACTUAL         BUDGET         VARIANCE
- -----------------------------------  ------------ ------------  -------------- --------------  -------------- --------------
10   LANDLORD EXPENSES
4611 PROFESSIONAL FEES                      0.00          0.00           0.00        7,711.93           0.00      (7,711.93)
621  LEGAL FEES -GENERAL                7,692.94     12,500.00       4,807.06       10,107.30      75,000.00      64,892.70
632  AUDIT FEES -TENANT AUDITS              0.00          0.00           0.00        2,587.50       2,875.00         287.50
651  BANK CHARGES                          20.00         50.00          30.00           60.00         300.00         240.00
4945 LANDLORD CONTR -MARKETING          8,735.37      8,877.51         142.14       52,596.61      53,265.09         668.48
981  BAD DEBTS                         26,810.72     18.530.97      (8,279.75)      58,842.72     110,606.40      51,763.68
                                     ------------ ------------  -------------- --------------  -------------- --------------
410  LANDLORD EXPENSES                 43,397.28     40,278.48      (3,118.80)     131,953.56     243,966.49     112,012.93
15   SPECIALTY LEASING EXPENSES
111  PAYROLL -GENERAL                      (1.26)     1,838.59       1,839.85       13,112.81      11,950.82      (2,161.99)
4131 PAYROLL TAXES                          0.00        177.98         177.98        1,091.51       1,156.84          65.33
4141 EMPLOYEE BENEFITS                      0.07        110.32         110.25          950.59         717.05        (233.54)
142  HEALTH INSURANCE                     184.68        161.41         (23.27)         478.71         968.46         489.75
171  TRAVEL                               214.18          0.00        (214.18)         373.03       1,000.00         626.97
4173 MEALS & ENTERTAINMENT                 10.12        100.00          89.88          119.10         800.00         680.90
182  SUBSCRIPTIONS/DUES                     0.00          0.00           0.00          160.00         165.00           5.00
221  MAINTENANCE -GENERAL                  40.00        430.00         390.00        2,891.07       9,580.00       6,688.93
4231 SUPPLIES -GENERAL                      0.00         75.00          75.00          850.15       2,730.00       1,879.85
4267 TELEPHONES -AUTO/CELLULAR            113.47         70.00         (43.47)         561.91         420.00        (141.91)
611  PROFESSIONAL FEES                  1,033.00        350.00        (683.00)       1,150.46       2,100.00         949.54
621  LEGAL FEES -GENERAL                    0.00          0.00           0.00            0.00         300.00         300.00
4941 ADVERTISING & PROMOTION                0.00          0.00           0.00          150.00       2,400.00       2,250.00
5116 POSTERS/SIGNAGE                      236.00        260.00          24.00        1,118.00       1,929.00         811.00
                                     ------------ ------------  -------------- --------------  -------------- --------------
415  SPECIALTY LEASING EXPENSES         1,830.26      3,573.30       1,743.04       24,007.34      36,217.17      12,209.83
420  RECOVERABLE EXPENSES
4321 REAL PROPERTY TAXES              129,013.40    156,702.75      17,689.35      919,491.05     940,216.50      20,725.45
4353 INSURANCE PREMIUMS               248,276.97     39,909.76    (208,367.21)     348,747.97     239,458.59    (109,289.38)
4361 ELECTRICITY -GENERAL              80,229.88     73,710.98      (6,518.90)     459,088.84     437,922.03     (21,166.81)
4364 WATER                                533.82      1,950.00       1,416.18        5,088.62      11,700.00       6,611.38
4365 SEWER                                867.59          0.00        (867.59)       5,782.29           0.00      (5,782.29)
4373 TENANT HVAC                       28,117.35     32,277.08      (4,159.73      187,964.73     191,758.42       3,793.69
                                     ------------ ------------  -------------- --------------  -------------- --------------
420  RECOVERABLE EXPENSES             497,039.01    304,550.57    (192,488.44)   1,926,163.50   1,821,055.54    (105,107.96)
430  COMMON AREA MAINTENANCE
4111 PAYROLL -GENERAL                  20,981.40     21,629.26         647.86      130,129.32     138,653.50       8,524.18
4112 PAYROLL -MAINTENANCE              15,840.39     15,486.07        (354.32)     100,192.53     100,659.44         466.91
4131 PAYROLL TAXES                      1,337.95      3,053.12         715.17       16,773.16      19,845.28       3,072.12
4141 EMPLOYEE BENEFITS                  1,437.00      3,454.24       2,017.24       12,922.96      21,630.53       8,707.57
4142 HEALTH INSURANCE                   3,057.58      4,240.55       1,182.97       15,643.08      25,289.45       9,646.37
4151 WORKERS COMPENSATION INSURANCE       915.44      1,624.24         708.80        9,036.02       9,745.45         709.43
4161 UNIFORMS -GENERAL                      0.00          0.00           0.00          150.80           0.00        (150.80)
4162 UNIFORMS -MAINTENANCE                137.51        260.00         122.49        1,441.36       1,560.00         118.64
4171 TRAVEL                             1,807.48         50.00      (1,757.48)       1,911.21       3,300.00       1,388.79

                               INCOME STATEMENT
                              WESTSIDE PAVILION
                   FOR THE 6 MONTHS ENDING 31 DECEMBER 1996

                                                CURRENT PERIOD                            YEAR TO DATE
                                    --------------------------------------------------------------------------------
          ACT DESCRIPTION              ACTUAL      BUDGET       VARIANCE       ACTUAL       BUDGET       VARIANCE
- ----------------------------------  ----------- -----------  ------------- ------------  ------------ -------------
0    COMMON AREA MAINTENANCE             18.55       150.00        131.45        311.17       900.00        588.83
4173 MEALS & ENTERTAINMENT            1,839.69     4,600.00      2,760.31      4,562.09     8,570.00      4,007.91
81   STAFF AMENITIES                      0.00        50.00         50.00        410.23       300.00       (110.23)
82   SUBSCRIPTIONS/DUES                   0.00       100.00        100.00        100.00     1,250.00      1,150.00
4183 TRAINING AND EDUCATION               0.00       200.00        200.00          0.00     1,200.00      1,200.00
4185 STAFF EMPLOYMENT FEES            5,788.00         0.00     (5,788.00)    13,574.84    10,000.00     (3,574.84)
91   TEMPORARY LABOR                      0.00         0.00          0.00      3,988.00     3,988.00          0.00
12   CONTRACTS -MAINTENANCE          63,825.00    63,825.00          0.00    382,950.00   382,950.00          0.00
4214 CONTRACTS -SECURITY             36,854.94    35,000.00     (1,854.94)   209,374.32   210,000.00        625.68
4216 CONTRACTS -CLEANING              1,400.00     1,400.00          0.00      7,200.00     8,400.00      1,200.00
17   CONTRACTS -LANDSCAPING -EXT      1,500.00     1,500.00          0.00     10,200.00     9,000.00     (1,200.00)
4219 CONTRACTS -ELEV & ESCAL         13,625.18    14,500.00       (125.18)    87,751.08    87,000.00       (751.08)
4221 MAINTENANCE -GENERAL            19,306.89    11,603.58     (7,703.31)   110,647.42    90,971.50    (19,675.92)
23   MAINTENANCE -TRUCKS & AUTOS          0.00       300.00        300.00      1,217.85     1,800.00        582.15
24   MAINTENANCE -PARKING            15,067.63     1,186.92    (13,880.71)    65,736.62     7,121.50    (58,615.12)
4225 MAINTENANCE -MACH & EQUIP          426.83       250.00       (176.83)     1,232.39     1,500.00        267.61
26   AIR CONDITIONING REPAIRS         8,776.18     1,500.00     (7,276.18)    40,154.38    13,500.00    (26,654.38)
27   ELEVATOR & ESCAL -REPAIRS        9,863.70     1,500.00     (8,363.70)    15,234.74     9,000.00     (6,234.74)
28   PLUMBINB & DRAINAGE REPAIRS         50.00     1,000.00        950.00      9,799.65    13,000.00      3,220.35
4229 ROOF/SKYLIGHT REP & MAINT            0.00     1,000.00      1,000.00        725.91     6,000.00      5,273.09
232  SUPPLIES -MAINTENANCE            8,169.47     8,000.00       (169.47)    29,585.31    48,000.00     18,414.69
235  SUPPLIES -SECURITY                   0.00         0.00          0.00      1,768.37         0.00     (1,768.37)
4237 SUPPLIES -LANDSCAPING            6,299.27     8,250.00      1,950.73      8,449.07     9,500.00      1,050.93
4239 SUPPLIES -LIGHTING               5,622.93     2,300.00     (3,322.93)    11,776.51    13,800.00      2,023.49
241  ALARM/FIRE/SPRINKLER SYSTEMS     5,997.40       500.00     (5,497.40)     9,963.42    11,100.00      1,136.58
243  PEST CONTRL                        610.00       580.00        (30.00)     3,710.00     3,480.00       (230.00)
4246 TRASH REMOVAL                   14,820.00    13,000.00     (1,820.00)    78,962.47    78,000.00       (962.47)
248  WIRED MUSIC/PA SYSTEM              435.82       300.00       (135.82)     2,614.92     1,800.00       (814.92)
263  POSTAGE                              0.00       380.00        380.00      1,000.00     2,280.00      1,280.00
265  RADIOS, PAGERS & BEEPERS           173.40       900.00        726.00      1,515.39     5,400.00      3,884.61
4266 TELEPHONES                         357.44     2,750.00      2,392.57     12,972.64    16,500.00      3,527.36
328  PERSONAL PROPERTY TAXES              0.00       300.00        300.00        344.69     1,800.00      1,455.31
331  PERMITS, LICENSES & FEES             0.00     5,620.00      5,620.00     10,770.51    24,240.00     13,469.49
4353 INSURANCE -PREMIUMS                  0.00     3,987.57      3,987.57          0.00    23,925.41     23,925.41
4354 INSURANCE -CLAIMS               45,174.00     7,635.17    (37,538.83)    67,323.70    45,811.00    (21,512.70)
355  INSURANCE -LEGAL                16,657.02     2,500.00    (14,157.02)    48,527.34    15,000.00    (33,527.34)
361  ELECTRICITY -GENERAL            39,481.99    46,973.99      7,492.00    250,963.59   281,843.93     30,880.34
4362 ELECTRICITY -OUTSIDE             6,663.54     6,500.81       (162.73)    40,811.84    39,004.88     (1,806.96)
4364 WATER                            2,587.80     3,195.45        607.65     22,563.60    19,172.70     (3,390.90)
365  SEWER                            4,184.07     3,973.20       (210.87)    24,198.95    24,807.20        608.25
371  HVAC                            10,204.43     7,711.51     (2,492.92)    79,423.31    46,269.06    (33,154.25)
4611 PROFESSIONAL FEES                  645.00     5,750.00      5,105.00     11,263.21    14,500.00      3,236.79
4621 LEGAL FEES -GENERAL                  0.00     2,083.33      2,083.33     16,185.38    12,500.00     (3,685.38)
631  AUDIT FEES -GENERAL                  0.00     1,250.00      1,250.00          0.00     7,500.00      7,500.00
921  COMPUTER SERVICES                2,994.19     2,983.83        (10.36)    18,428.14    17,903.00       (525.14)
4931 MACHINERY/EQUIPMENT RENTAL      10,910.34     4,815.00     (6,095.34)    27,210.13    29,490.00      2,279.87
4997 OFFICE SUPPLIES                    255.70     1,500.00      1,244.30      4,518.86     9,000.00      4,481.14

                               INCOME STATEMENT
                              WESTSIDE PAVILION
                   FOR THE 6 MONTHS ENDING 31 DECEMBER 1996

                                                CURRENT PERIOD                                YEAR TO DATE
                                  ----------------------------------------------------------------------------------------
         ACT DESCRIPTION              ACTUAL        BUDGET        VARIANCE        ACTUAL         BUDGET        VARIANCE
- --------------------------------  ------------- -------------  ------------- --------------  -------------- -------------
0    COMMON AREA MAINTENANCE
6711 DEPR. -GENERAL                       0.00        170.00         170.00            0.00       1,020.00      1,020.00
                                  ------------- -------------  ------------- --------------  -------------- -------------
0    COMMON AREA MAINTENANCE        408,101.15    333,372.84     (74,728.31)   2,038,203.48   1,990,781.83    (47,421.65)
440  FOOD COURT CAM
216  CONTRACTS -CLEANING              5,999.64      7,200.00       1,200.36       34,284.42      43,200.00      8,915.58
21   MAINTENANCE -GENERAL                 0.00        200.00         200.00            0.00       2,800.00      2,800.00
28   PLUMBING & DRAINAGE REPAIRS          0.00        200.00         200.00        2,873.38       1,200.00     (1,673.38)
4231 SUPPLIES-GENERAL                     0.00        200.00         200.00        4,232.78       2,200.00     (2,032.78)
243  PEST CONTRL                        915.00        870.00         (45.00)       5,565.00       5,220.00       (345.00)
61   ELECTRICITY -GENERAL             2,832.10      2,706.99        (125.11)      15,258.68      15,720.02        461.34
4364 WATER                              429.50        756.00         326.50        4,186.40       4,716.00        529.60
4365 SEWER                              731.62        924.00         192.38        4,904.99       5,764.00        859.01
                                  ------------- -------------  ------------- --------------  -------------- -------------
0    FOOD COURT CAM                  10,907.86     13,056.99       2,149.13       71,305.65      80,820.02      9,514.37
490  MARKETING DEPARTMENT
311  PROMOTIONAL CHARGE             (34,941.48)   (35,455.96)       (514.48)    (210,589.08)   (212,735.78)    (2,146.70)
313  LEASE REQUIRED ADVERTISING        (225.00)      (326.19)       (101.19)      (1,451.19)     (1,957.14)      (505.95)
3315 MEDIA FUND                      (7,781.28)    (7,178.32)        602.96      (46,440.72)    (43,069.94)     3,370.78
331  LANDLORD CONTR -REQUIRED        (8,735.37)    (8,877.51)       (142.14)     (52,596.61)    (53,265.09)      (668.48)
111  PAYROLL -GENERAL                 7,103.41      6,576.00        (527.41)      35,646.95      42,744.00      7,097.05
131  PAYROLL TAXES                      520.24        658.92         138.68        3,113.18       4,282.99      1,169.81
4141 EMPLOYEE BENEFITS                    0.00        220.32         220.32         (244.90)      1,432.08      1,676.98
142  HEALTH INSURANCE                   608.36        351.33        (257.03)       1,990.94       2,107.97        117.03
171  TRAVEL                             572.68          0.00        (572.68)         597.72       1,000.00        402.28
4173 MEALS & ENTERTAINMENT               76.67         50.00         (26.67)         280.62         300.00         19.38
4182 SUBSCRIPTIONS/DUES                 494.00          0.00        (494.00)       2,638.00         600.00     (2,038.00)
191  TEMPORARY LABOR                      0.00          0.00           0.00           97.50       2,500.00      2,402.50
619  AGENCY FEE                      13,063.97      6,884.05      (6,179.92)      30,269.28      41,304.30     11,035.02
4931 MACHINERY/EQUIPMENT RENTAL           0.00          0.00           0.00        1,722.45       5,000.00      3,277.55
4981 BAD DEBTS                            0.00        859.21         859.21            0.00       5,155.26      5,155.26
112  DIRECT MAIL                         32.00          0.00         (32.00)         544.00       1,600.00      1,056.00
113  DIRECTORIES/BROCHURES            6,504.16          0.00      (6,504.16)       8,102.89       5,779.00     (2,323.89)
5114 MEDIA PRODUCTION                     0.00          0.00           0.00          312.02           0.00       (312.02)
115  NEWSPAPER/MAGAZINE               5,557.95          0.00      (5,557.95)      11,216.07      11,020.00       (196.07)
116  POSTERS/SIGNAGE                  8,068.13        310.00      (7,758.13)      16,248.84       3,660.00    (12,588.84)
5118 TELEVISION                      15,000.00          0.00      (15,00.00)      15,000.00      15,000.00          0.00
5119 BILLBOARDS                      38,441.87          0.00     (38,441.87)      38,441.87           0.00    (38,441.87)
5121 HOLIDAY DECOR                   24,044.95     26,024.00       1,979.05       52,696.78      58,024.00      5,327.22
5122 KIDS CLUB                        1,505.90      1,200.00        (305.90)       5,105.90       7,800.00      2,694.10
5125 SPECIAL EVENTS                  10,077.48      4,322.00      (5,755.48)      29,979.81      60,331.00     30,351.19
5161 COMMUNITY RELATIONS             10,130.11      2,000.00      (8,130.11)      26,795.90       8,000.00    (18,795.90)
5163 MEWSLETTERS                          0.00          0.00           0.00          290.50         300.00          9.50
5165 PUBLIC RELATIONS -TENANTS            0.00        250.00         250.00          510.28       1,500.00        989.72
5191 GIFT CERTIFICATES                    0.00        360.00         360.00          210.00       1,440.00      1,230.00
5193 PHOTOGRAPHY                          0.00          0.00           0.00          497.95           0.00       (497.95)

                               INCOME STATEMENT
                              WESTSIDE PAVILION
                   FOR THE 6 MONTHS ENDING 31 DECEMBER 1996

                                                     CURRENT PERIOD                                 YEAR TO DATE
                                     --------------------------------------------------------------------------------------------

           ACCT DESCRIPTION              ACTUAL          BUDGET        VARIANCE         ACTUAL         BUDGET         VARIANCE
- -----------------------------------  -------------- --------------  -------------- --------------  -------------- --------------
0    MARKETING DEPARTMENT
5194 PROMOTIONAL SUPPLIES                 2,633.43        1,520.00      (1,113.43)       7,315.61      11,439.00       4,123.39
98   YEAR-TO-DATE EARNINGS -MKT         (93,441.24)           0.00      93,441.24            0.00           0.00           0.00
                                     -------------- --------------  -------------- --------------  -------------- --------------
490  MARKETING DEPARTMENT                     0.00        1,747.85       1,747.85            0.00          (0.35)         (0.35)
                                     -------------- --------------  -------------- --------------  -------------- --------------
     MALL OPERATING EXPENSES            961,275.56      696,580.03    (264,695.53)   4,191,633.53   4,172,840.70     (18,792.83)
                                     -------------- --------------  -------------- --------------  -------------- --------------
     NET OPERATING INCOME (NOI)       1,136,652.21    1,156,517.45     (19,865.24)   7,349,225.05   6,887,799.48     461,425.57
     NOI AFTER MALL INTEREST          1,136,652.21    1,156,517.45     (19,865.24)   7,349,225.05   6,887,799.48     461,425.57
720  MISC. INCOME/EXPENSE
672  MALL MANAGEMENT FEES                30,000.00            0.00     (30,000.00)     180,000.00           0.00    (180,000.00)
                                     -------------- --------------  -------------- --------------  -------------- --------------
720  MISC. INCOME/EXPENSE                30,000.00            0.00     (30,000.00)     180,000.00           0.00    (180,000.00)
70   DEPRECIATION & AMORTIZATION
6528 AMORT. -TENANT BUYOUTS                 551.00            0.00        (551.00)       1,102.00           0.00      (1,102.00)
                                     -------------- --------------  -------------- --------------  -------------- --------------
70   DEPRECIATION & AMORTIZATION            551.00            0.00        (551.00)       1,102.00           0.00      (1,102.00)
     OPERATING/OVERHEAD EXPENSES              0.00            0.00           0.00            0.00           0.00           0.00
                                     -------------- --------------  -------------- --------------  -------------- --------------
     NET INC BEFORE TAX & EXT ITEMS   1,106,101.21    1,156,517.45     (50,416.24)   7,168,123.05   6,887,799.48     280,323.57
10   TAX EXPENSE
0196 INCOME TAX PENALTIES                     0.00            0.00           0.00          755.78           0.00        (755.78)
                                     -------------- --------------  -------------- --------------  -------------- --------------
10   TAX EXPENSE                              0.00            0.00           0.00          755.78           0.00        (755.78)
                                     -------------- --------------  -------------- --------------  -------------- --------------
     NET INCOME BEFORE EXT ITEMS      1,106,101.21    1,156,517.45     (50,416.24)   7,167,367.27   6,887,799.48     279,567.79
                                     -------------- --------------  -------------- --------------  -------------- --------------
     NET INCOME (LOSS)                1,106,101.21    1,156,517.45     (50,416.24)   7,167,367.27   6,887,799.48     279,567.79

                       (01) WESTSIDE PAVILLON                   PRGM: UGLBRO62
                   CENTER INCOME STATEMENT SUMMARY              DATE: 12/27/95
               FOR THE 6 MONTHS ENDING 31 DEC 1995              TIME: 21:16:51

- -------------------------------------------------------------------------------------------------------
                                           MONTH                              YEAR TO DATE
- -------------------------------------------------------------------------------------------------------
                                                      VARIANCE                               VARIANCE
                              ACUTAL      BUDGET        B(W)        ACTUAL       BUDGET        B(W)
- -------------------------------------------------------------------------------------------------------
INCOME
  MINIMUM RENT              1,016,448    1,159,618    (143,169)    5,994,456    5,936,143      58,313
  PERCENTAGE RENT              16,834       20,483      (3,649)       66,363       86,409     (20,046)
  SPECIALTY LEASING            52,693       25,605      27,088       447,304      368,804      78,500
  STORAGE RENT                 22,349       20,000       2,549       117,376      120,000      (2,624)
  NORDSTROM STORAGE RENT       39,100       39,100           0       234,600      234,600           0
  CAPITAL REVENUE               1,226       14,000      (2,774)       63,088       84,000     (20,912)
  MARKETING                     4,167        4,167           0        25,000       25,000           0
  OTHER INCOME                 (9,836)       1,000     (10,836)       43,317        6,000      37,517
- -------------------------------------------------------------------------------------------------------
TOTAL MALL NON-RECOVERY     1,153,181    1,283,973    (130,791)    6,991,703    6,860,956     130,747
- -------------------------------------------------------------------------------------------------------
  MALL RECOVERABLE
   REVENUE
  CAM                         250,992      377,483    (126,491)    2,132,776    1,922,627     210,148
  CAM ADJUSTMENT                    0            0           0        72,010            0      72,010
  FOOD COURT CAM                9,383       14,270      (4,887)       80,178      102,120     (21,942)
  FOOD COURT CAM ADJ.           8,228            0       8,228         8,228            0       8,228
  PROPERTY TAX                155,784      169,449     (13,665)    1,045,343      854,307     191,536
  PROPERTY TAX ADJUSTMENT           0            0           0      (147,460)           0    (147,460)
  INSURANCE                    45,105       43,486       1,619       267,288      218,662      48,626
  INSURANCE ADJUSTMENT              0            0           0       {52,284)         0     (52,284)
  HVAC                         54,263       47,650       6,613       299,521      285,900      13,621
  ELECTRICITY                 109,909       86,580      23,329       535,938      519,480      16,458
  WATER/SEWER                   1,947        2,190        (243)       12,446       13,140        (694)
- -------------------------------------------------------------------------------------------------------
TOTAL MALL RECOVERY           635,612      741,108    (105,496)    4,254,485    3,916,237     338,249
- -------------------------------------------------------------------------------------------------------
TOTAL REVENUE               1,788,794    2,025,081    (236,287)   11,246,188   10,777,192     468,995
- -------------------------------------------------------------------------------------------------------
LANDLORD EXPENSE
  LEGAL FEES                      350       12,500      12,150       151,110       75,000     (76,110)
  SPECIALTY LEASING             4,316        3,930        (386)       26,006       43,360      17,355
  BAD DEBT                     (3,339)           0       3,339       327,632            0    (327,632)
  OTHER                         9,754       10,680         926        55,729       64,080       8,351
- -------------------------------------------------------------------------------------------------------
TOTAL LANDLORD EXPENSE         11,082       27,110      16,028       560,477      182,440    (378,037)
- -------------------------------------------------------------------------------------------------------
RECOVERABLE EXPENSE
  PROPERTY TAXES              169,330      168,926        (404)    1,136,785    1,013,556    (123,229)
  INSURANCE PREMIUM            43,792       38,970      (4,822)      259,503      233,820     (25,683)
  ELECTRICITY                  20,862       75,290      54,428       371,423      451,740      80,317
  WATER/SEWER                   1,750        1,900         150        11,810       11,400        (410)
  HVAC                         18,607       36,650      18,043       185,772      219,900      34,128
- -------------------------------------------------------------------------------------------------------
TOTAL RECOVERABLE EXPENSE     254,342      321,736      67,394     1,965,293    1,930,416     (34,877)
- -------------------------------------------------------------------------------------------------------
CAM                           236,793      305,880      69,087     2,012,052    2,031,900      19,848
FOOD COURT                      8,530       12,970       4,440        72,889       92,820      19,931
MARKETING                      37,555       37,555           0       156,623      156,623           0
- -------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES      548,300      705,251     156,950     4,767,333    4,394,199    (373,135)
- -------------------------------------------------------------------------------------------------------
NET OPERATING INCOME        1,240,493    1,319,830     (79,337)    6,478,855    6,382,994      95,861
- -------------------------------------------------------------------------------------------------------

4.0 ADA PROVISIONS

4.1 BACKGROUND

Westside Pavilion was built in two phases. Pavilion One was constructed in 1985 and Pavilion Two was constructed in 1990. In Appendix G of this report, Pavilion One will be referred to as "PI" and Pavilion Two as "PII".

Pavilion One was built before the passage of the Americans with Disabilities Act of 1990 (ADA) and consequently there are many areas where accessibility does not comply with ADA requirements.

Pavilion Two was built after the passage of ADA and is more closely compliant with its provisions than Pavilion One. Refer to the body of the report for detailed comments.

Because ADA is a civil rights law and not a building code, the owners of Westside Pavilion have a continuing obligation to remove barriers when "readily achievable". To show good faith in the removal of barriers, the owners should prepare a plan, including a time-table, indicating when barriers will be removed. Refer to pages 1 and 2 of G-8 Audit Report for accessibility exceptions.

Refer to APPENDIX G for ADA AND CBC BACKGROUND INFORMATION and AUDIT REPORT.

Refer to G-8 Audit Report page numbers indicated adjacent to each heading following for ADA and CBC requirements and comments for each design features.

4.2 ACCESSIBLE SITES AND PARKING (REFER TO PAGES 3 THROUGH 15)

None of the vehicular entrances to the Pavilion One garage are 80" high, rendering all of the parking spaces inside the garage non-compliant. In addition to restricted headroom, there are many other non-compliant Design Features. Even though it would be "technically infeasible" to increase headroom there are other measures that can be taken to provide more accessibility, the easiest of which would be to revise parking stall striping and add appropriate signs. Parking spaces with excessive slopes should be relocated. Additional accessible and van accessible spaces should be added. Restricted headroom prevents adding van accessible spaces in the Pavilion One parking structure. They can be easily added to the on-grade parking and in the Pavilion Two parking structure.

4.3 CURB RAMPS (REFER TO PAGES 16 AND 17)

Curb ramps should be added to sidewalks at Pavilion One on-grade parking to improve site accessibility.

4.4 ENTRANCES (REFER TO PAGES 18 THROUGH 20)

Pavilion One entrances have automatic sliding doors and are accessible, except where there are stairs and no ramp. Because only one accessible route is required by ADA, it is not necessary to add ramps. Signage should be provided to direct customers to accessible entrances.

Pavilion One courtyard entrance on Pico Blvd. is level with the city sidewalk and is accessible.

4.5 ACCESSIBLE INTERIOR ROUTES (REFER TO PAGES 20 THROUGH 24)

Interior mall routes are accessible.

Electrical outlets were installed too low, although it is not likely that any shoppers would want to use them.

4.6 RAMPS (REFER TO PAGES 24 THROUGH 27)

Ramp slopes are compliant. Handrails in Pavilion One are too large in diameter and do not extend the required distance beyond the top and bottom of the ramps.

4.7 STAIRS (REFER TO PAGES 27 THROUGH 33)

Stairs in Pavilion One have many design features that are non-compliant. Stairs are not considered to be part of an accessible route and therefore do not have to be modified.

Stairs in Pavilion Two are generally compliant.

4.8 DOORS (REFER TO PAGES 34 THROUGH 40)

Doors without panic devices are wide enough. Doors with panic devices are non-compliant because they reduce the clear space to less than 32". Most doors require excessive force to open them and close too fast.

4.9 DRINKING FOUNTAINS (REFER TO PAGES 40 THROUGH 42)

Hi-lo fountains have been installed and are generally compliant, except that water flow is not high enough and the force to operate some fountains is excessive.

4.10 TOILET ROOMS (REFER TO PAGES 43 THROUGH 45)

Some components in all public toilets are compliant and some are not.

4.11 WATER CLOSETS (REFER TO PAGES 46 THROUGH 47)

Toilet paper dispensers are mounted too low and grab bars do not extend far enough from back wall of stall.

4.12 TOILET STALLS (REFER TO PAGES 46 THROUGH 50)

Most toilet stalls widths are compliant. In Pavilion One, one toilet stall in the men's public toilet and one toilet stall in the women's toilet are too narrow to provide 42" clear on the west side.

4.13 URINALS (REFER TO PAGE 50)

Urinals are compliant.

4.14 LAVATORIES AND MIRRORS (REFER TO PAGES 50 THROUGH 52)

Many counter and lavatory heights and clearances are non-compliant. MIrrors are mounted too high.

4.15 SINKS (REFER TO PAGES 52 AND 53)

The sink in the Community Room is non-compliant.

4.16 GRAB BARS (REFER TO PAGES 53 AND 54)

4.17 ALARMS (SEE PAGES 54 AND 63)

Refer to electrical report.

4.18 SIGNAGE (REFER TO PAGES 57 THROUGH 59)

There is no ADA compliant signage. A sign program should be developed and compliant signs installed. There are CBC signs at toilet rooms, but they are mounted at non-compliant heights.

4.19 TELEPHONES

There are no provisions made for portable text telephones. Older telephones may not be hearing aid compatible and should be checked. The highest operable part of most telephones is higher than 54" above the floor.

4.20 PROPERTIES

Owners of public accommodations are urged by the Justice Department to establish procedures for an ongoing assessment of their compliance with the ADA's barrier removal requirements to diminish the threat of litigation and save resources by identifying the most efficient means of providing required access. The following list of priorities, starting with the easiest and progressing to the most difficult, are presented as a possible guide when deciding on the sequence for removing barriers. The final decision on removal of barriers depends upon many factors and must be made by you after consultation with your economic and legal advisors.

   The "barriers" identified in this evaluation have been categorized into the following groups:

   o  Readily Achievable Barrier Removal/Minimum Cost

   o  Non-Quite Readily Achievable Barrier Removal/Some Cost

   o  Difficult Barrier Removal/More Costly

   o  Technically Infeasible Barrier Removal/Equivalent Facilitation

   o  Non-Compliant But Not Required To Be Retrofitted

4.21 READILY ACHIEVABLE BARRIER REMOVAL/MINIMUM COST

    .1 On-grade parking at Pavilion One: Restripe parking spaces, access aisles, loading zone and valet parking areas. Add signs. Verify that slopes are compliant.

    .2 Add additional accessible parking and van accessible spaces on level
       G-1 of Pavilion One.

    .3 Remove speed bumps. Replace non-compliant gratings with compliant gratings.

    .4 Provide posts at protruding objects on the walls of Pavilion One.

    .5 Add ramp handrails at exterior ramp near Nordstrom.

    .6 Adjust door closers so that they comply with door opening force and minimum closing time requirements.

    .7 Relocate or remove privacy partition at Men on Level G-1 of Pavilion
       Two to provide strike side clearance at door.

    .8 Increase water spout height at drinking fountains.

    .9 Decrease force required to operate drinking fountains.

   .10 Decrease force to operate plumbing fixtures.

   .11 Relocate toilet tissue dispensers.

   .12 Reposition mirrors to comply with height requirements.

   .13 Lower thermostat in Community Room.

4.22 NON-QUITE READILY ACHIEVABLE BARRIER REMOVAL/SOME COST

    .1 Add curb ramps and sidewalks at Pavilion One on-grade parking area.

    .2 Relocate curb ramps at designated on-grade accessible parking spaces at Pavilion One.

    .3 Add detectable warnings at hazardous areas to satisfy State of California requirements when remodeling is done. Not required by ADA.

    .4 Add covered on-grade accessible parking and van spaces at Pavilion
       One.

    .5 Provide signs that comply with ADA and CBC requirements.

    .6 Replace some grab bars with longer grab bars so that front edges are 54" from rear wall of toilet stall.

    .7 Relocate counters and lavatories to comply with height and dimensional requirements.

    .8 Relocate sink in Pavilion One Community Room.

    .9 Replace wall and base cabinets in Pavilion One Community Room.

   .10 Add electrical outlets and shelves for portable text telephones at bands of 3 or more pay telephones.

   .11 Lower pay telephones so that highest operable parts are no higher than 54" above the floor.

   .12 Replace older pay telephones with telephones that have volume controls and are hearing aid compatible.

   .13 Raise electrical outlets in Pavilion One.

   .14 Replace non-compliant ramp handrails in Pavilion One with compliant rails.

   .15 Add curb ramp and striped accessible route to Public Toilets on Level
       G-1 of Pavilion Two.

4.23 DIFFICULT BARRIER REMOVAL/MORE COSTLY

    .1 Replace existing panic devices with devices that project less from face of door.

    .2 Replace warped hollow metal doors and inoperative finish hardware.

    .3 Provide ramps and handrails at door to Pavilion One Community Room.

    .4 Relocate operating controls on toilets so that they are on the wide side of the toilet stall.

    .5 Remodel loading zone on Pico Blvd. Add curb ramp signs.

    .6 Relocate toilets to provide required side clearances.

4.24 TECHNICAL INFEASIBLE BARRIER REMOVAL/EQUIVALENT FACILITATION

    .1 While it is "technically infeasible" to provide 8'-2" clear headroom in the Pavilion One parking structure, it is possible to provide "equivalent facilitation" by providing on-grade covered accessible and van accessible parking at Pavilion One. Roof-top accessible parking can be provided if the Pavilion Two ramp to the roof is 8'-2" high.

4.25 NON-COMPLIANT BUT NOT REQUIRED TO BE RETROFITTED

    .1 Stairs in existing buildings are not considered to be part of an accessible route and, therefore, do not have to be retrofitted. The checkered plate treads at the Pavilion Two stairs near the loading zone should be replaced because they are warped and buckled and pose a safety hazard.

4.26 COST SUMMARY

A summary of cost discussed in this Section is presented in the table below:

=============================================================================================
                                           TABLE 4A
                                 SUMMARY OF ADA COMPLIANT COST
                                     FOR WESTSIDE PAVILION
=============================================================================================
                                 COST ITEM
- ---------------------------------------------------------------------------
   TEXT                                                                          COST OPINION
   REF.   ITEM
- ---------------------------------------------------------------------------
   4.21   Readily Achievable Barrier Removal/Minimum Cost                        $20,000
- ---------------------------------------------------------------------------------------------
   4.22   Non-Quite Readily Achievable Barrier Removal/Some Cost                 $70,000
- ---------------------------------------------------------------------------------------------
   4.23   Difficult Barrier Removal/More Costly                                  Not Budgeted
- ---------------------------------------------------------------------------------------------
   4.24   Technically Infeasible Barrier Removal/Equivalent Facilitation         Not Budgeted
- ---------------------------------------------------------------------------------------------
   4.25   Non-Compliant But Not Required To Be Retrofitted                       Not Budgeted
- ---------------------------------------------------------------------------------------------
          TOTAL ADA IMPROVEMENT BUDGET                                           $90,000
=============================================================================================

==================================================================================================================================
OCCUPANCY COST DETAIL
WESTSIDE PAVILION
- ----------------------------------------------------------------------------------------------------------------------------------
ONLY TENANTS WITH SALES REPORTED                                        FY 1999
                                                           CURRENT     PROJECTED     RENT TO SALES    FY 1999 EXPENSE    OCCUPANCY
SUITE     TENANT                                 SQ.FT.      RENT     SALES/SQ.FT.       RATIO       REIMBURSEMENTS/SF     COST
==================================================================================================================================
 616      Baja Buds Del Norte                     2,099     $13.22      $138.69           9.5%             $5.43           13.4%
 361      Banana Republic                         4,830     $45.00      $683.94           6.6%            $33.67           11.5%
 113      Barami Stuido                           2,774     $30.00      $393.69           7.6%            $33.67           16.2%
 174      Bare Escentuals                           724     $75.00      $367.23          20.4%            $34.00           29.7%
 401      Barnes & Noble                         27,586     $30.83      $200.30          15.4%             $7.76           19.3%
 154      Bassini                                 2,384     $45.00      $183.76          24.5%            $34.98           43.5%
 257      Bath & Body Works                       2,403     $42.00      $397.89          10.6%            $30.97           18.3%
 182      Bisou-Bisou                             1,107     $70.00      $763.97           9.2%            $34.98           13.7%
 143      Body Shop, The                            960     $60.00      $855.29           7.0%            $33.67           11.0%
 271      Bombay Company, The                     3,889     $33.00      $326.43          10.1%            $34.32           20.6%
 372      Bon Voyage                              1,415     $40.00      $424.93           9.4%            $74.98           27.1%
 368      Brooks Shoes                            1,060     $48.00      $602.40           8.0%            $34.11           13.6%
 189      BCBG                                    1,826     $57.51    $1,106.32           5.2%            $34.98            8.4%
 324      California Crisp                          603     $90.00      $786.54          11.4%            $54.08           18.3%
 308      California Steak & Fries                  535     $95.00      $585.39          16.2%            $47.82           24.4%
 276      Carlton Hair                            1,057     $68.00      $872.98           7.8%            $31.25           11.4%
 147      Carriage Trade                            909     $60.00      $388.45          15.4%            $33.67           24.1%
 288      Cathy Jean                              1,152     $50.00      $519.08           9.6%            $34.98           16.4%
 124      Champs Sports                           4,488     $33.00      $324.78          10.2%            $31.25           19.8%
 123      Charles David                           1,486     $55.00      $720.56           7.6%            $32.23           12.1%
 235      Claire's Accessories                    1,049     $65.00      $366.20          17.7%            $34.00           27.0%
 332      Coffee Merchant                           751     $75.00      $319.17          23.5%            $34.98           34.5%
 248      Contempo Casuals                        3,628     $38.00      $256.83          14.8%            $34.00           28.0%
 316      Croissants & More                         144    $173.61    $1,104.01          15.7%            $57.82           21.0%
 358      Disney Store, The                       4,500     $22.00      $320.05           6.9%            $29.06           16.0%
 320      East Wind                                 603     $85.00      $698.49          12.2%            $57.81           20.4%
 353      Electronics Boutique                    1,358     $50.00      $944.92           5.3%            $31.25            8.6%
 376      Elza                                    1,147     $55.00      $369.99          14.9%            $34.98           24.3%
 387      Everything But Water                    1,278     $51.00      $418.38          12.2%            $27.26           18.7%
 204      Express                                 8,773     $33.00      $249.03          13.3%            $33.67           26.8%
 318      Fajita Flats                              700     $80.00      $562.45          14.2%            $57.81           24.5%
 171      First Bellissimo                        1,288     $58.00      $401.50          14.4%            $28.36           21.5%
 162      Foot Locker                             2,003     $48.00      $684.74           7.0%            $31.25           11.6%
 268      Franklin Mint Gallery, The              1,355     $45.00      $177.34          25.4%            $33.67           44.4%
 382      Game Keeper, The                          901     $45.00      $349.55          12.9%            $27.26           20.7%
 342      Gap Kids                                6,421     $45.00      $497.19           9.1%            $30.97           15.3%
 232      Gap, The                               10,360     $40.00      $399.40          10.0%            $30.97           17.8%
 321      General Nutrition Center                1,608     $45.00      $593.85           7.6%            $34.00           13.3%
 289      Going To The Game                       1,841     $40.00      $206.12          19.4%            $34.87           36.3%
 301      Goldwyn Pavilion Cinemas                8,321     $25.00      $215.74          11.6%            $31.25           26.1%
 379      Gymboree                                2,177     $45.00      $547.19           8.2%            $31.25           13.9%
 322      Hana Grill                                622     $99.00      $925.55          10.7%            $57.81           16.9%
 304      Hot Dog On A Stick                        507     $98.62      $610.13          16.2%            $57.81           25.6%
 328      Ice N' Cream                              320    $160.00    $1,026.96          15.6%            $55.07           20.9%
 225      J.C.C.                                  1,223     $52.00      $184.41          28.2%            $33.67           46.5%
 136      Jan's Hallmark                          2,810     $45.00      $424.04          10.6%            $34.98           18.9%
 378      Jewelry Connection                        480     $90.00      $555.34          16.2%            $34.98           22.5%
 119      Jones New York                          1,317     $52.98      $318.95          16.6%            $33.67           27.2%
 349      Kay-Bee Toy & Hobby                     3,843     $45.00      $468.09           9.6%            $30.97           16.2%
 251      Kinney Shoes                            2,340     $42.00      $224.43          18.7%            $31.25           32.6%
 227      Lady Footlocker                         2,317     $48.00      $396.12          12.1%            $34.98           20.9%
 200      Lane Bryant                             5,683     $22.00      $251.78           8.7%            $34.00           22.2%
 115      Le Prestige                             1,482     $55.00      $493.42          11.1%            $34.98           18.2%
 159      Leathermode                             1,111     $65.00      $387.13          16.8%            $34.00           25.6%
 114      Lechter's                               6,119     $33.45      $262.03          12.8%            $32.23           25.1%
 199      LensCrafters                            3,192     $35.28      $620.23           5.7%            $23.92            9.5%
 179      Lili's Boutique                         1,474     $55.00      $251.04          21.9%            $34.98           35.8%
 354      Limited Too                             3,322     $40.00      $312.67          12.8%            $30.97           22.7%
 146      Limited, The                            9,921     $33.00      $135.53          24.3%            $30.97           47.2%
 603      Linear                                  1,200     $65.00      $637.12          10.2%            $22.05           13.7%
 100      Lisa's Beauty Supply                    2,021     $30.00      $324.92           9.2%            $34.98           20.0%
 604      McDonald's                              1,152     $51.22      $461.81          11.1%             $7.07           12.6%
 129      Morgan Paris                            2,043     $45.00      $206.00          21.8%            $30.97           36.9%
 397      Motherhood Maternity                      800     $55.00      $406.60          13.5%            $34.98           22.1%
 167      Mrs. Field's Cookies                      808     $90.67      $509.00          17.8%            $34.98           24.7%
 369      Natural Wonders                         2,091     $36.00      $299.05          12.0%            $31.60           22.6%
 326      New York Deli                             602     $91.36      $553.34          16.5%            $57.81           27.0%
 132      Nine West                               3,911     $35.17      $855.17           4.1%            $34.00            8.1%
  1       Nordstrom                             138,128      $1.60      $545.34           0.3%             $0.00            0.3%
 187      Optometric Options                        980    $102.24    $1,064.41           9.6%            $30.97           12.5%


- ----------------------------------------------------------------------------------------------------------------------------------
ONLY TENANTS WITH SALES REPORTED                                        FY 1999
                                                           CURRENT     PROJECTED     RENT TO SALES    FY 1999 EXPENSE    OCCUPANCY
SUITE     TENANT                                 SQ.FT.      RENT     SALES/SQ.FT.       RATIO       REIMBURSEMENTS/SF     COST
==================================================================================================================================
 333      Pacific Sunwear                         2,514     $45.00      $456.79           9.9%            $33.67           17.2%
 310      Panda Express                             817    $134.64    $1,384.43           9.7%            $56.49           13.8%
 197      Panda Inn                               5,863     $24.00      $279.44           8.6%            $22.48           16.6%
 151      Papyrus                                 1,111     $50.00      $679.82           7.4%            $34.98           12.5%
  50      Pavilions                              43,435     $14.96      $363.99           4.1%             $0.23            4.2%
 155      Perfumania                              1,010     $60.00      $465.22          12.9%            $34.11           20.2%
 505      Politically Incorrect                     516     $30.00      $360.36           8.3%            $27.81           16.0%
 380      Pretzel Time                              829     $55.00      $330.94          16.6%            $33.67           26.8%
 186      Privilege                               1,866     $69.81      $727.52           9.6%            $34.11           14.3%
 256      Rampage                                 6,422     $35.00      $350.79          10.0%            $34.98           19.9%
 384      Raymond Sassoon                           792     $50.51      $348.98          14.5%            $34.98           24.5%
 219      Ritz Camera 1 Hour Photo                1,318     $44.00      $410.89          10.7%            $34.65           19.1%
 300      Sbarro                                    991    $131.18      $683.59          19.2%            $57.81           27.6%
 201      See's Candies                           1,200     $45.00      $811.31           5.5%            $31.25            9.4%
 292      Servis & Taylor                           581     $75.00    $1,431.00           5.2%            $31.19            7.4%
 203      Shoe Care                                 492     $61.00      $336.67          18.1%            $34.98           28.5%
 135      Shoe Lord                               1,001     $60.00      $423.66          14.2%            $34.54           22.3%
 193      Sisley                                  3,255     $31.00      $463.56           6.7%            $23.72           11.8%
 293      Skechers                                1,956     $40.00      $355.23          11.3%            $34.98           21.1%
 267      Spencer Gifts                           1,140     $50.00      $285.93          17.5%            $31.25           28.4%
 297      Splendiferous                             701     $60.00      $515.52          11.6%            $33.66           18.2%
 241      Structure                               4,345     $36.00      $245.23          14.7%            $30.97           27.3%
 221      Suncoast Motion Picture Co.             2,546     $45.32      $353.99          12.8%            $33.67           22.3%
 375      Sunglass Hut                            1,310     $50.00      $311.45          16.1%            $34.54           27.1%
 229      Sunglass Place                            516     $75.00      $381.70          19.6%            $31.62           27.9%
 325      Sweet Factory                           1,108     $55.00      $317.11          17.3%            $34.55           28.2%
 309      Tasties                                   231    $151.52      $996.75          15.2%            $31.25           18.3%
 285      Things Remembered                       1,294     $50.00      $280.07          17.9%            $34.98           30.3%
 513      Tony Roma's                             4,309     $41.00      $431.20           9.5%             $0.00            9.5%
 263      Track 'N Trail                          1,782     $40.00      $241.03          16.6%            $33.67           30.6%
 170      Vencci                                  2,192     $48.00      $467.75          10.3%            $32.23           17.2%
 220      Victoria's Secret                       7,574     $31.00      $340.29           9.1%            $31.25           18.3%
 104      Waldenbooks / Waldenkids                6,557     $25.00      $231.82          10.8%            $32.23           24.7%
 202      Watch Collection                          205    $195.12    $2,203.71           8.9%            $34.98           10.4%
 385      Westime                                 2,432     $45.00      $478.38           9.4%            $34.98           16.7%
 373      Westside One Hour Photo                   763     $55.00      $425.93          12.9%            $34.98           21.1%
 296      What A Kick                               783     $42.00      $393.39          10.7%            $33.67           19.2%
==================================================================================================================================

===================================================================================================================
DETAILED EXPIRATION SCHEDULE
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- -------------------------------------------------------------------------------------------------------------------
                                                                                          LEASE            ANNUAL
                                                   TENANT                SQ.FT.        EXPIRATION         RENT/SF
===================================================================================================================
1999 Expirations                    1 Baja Buds Del Norte                 2,099          Jan-99            $20.44
(8 leases)                          2 California Steak                      535          Jan-99            $94.99
                                    3 Everything But Water                1,278          Jan-99            $51.00
                                    4 First Bellissimo                    1,288          Jan-99            $58.00
                                    5 Game Keeper                           901          Jan-99            $45.00
                                    6 Hana Grill                            622          Jul-99            $99.01
                                    7 Linear                              1,200          Jan-99            $65.00
                                    8 ATM                                    16          May-99           $937.50
                                                                             --          ------           -------
                                                   TOTAL                  7,939                            $54.00

2000 Expirations                    1 Body Shop                             960          Jan-00            $60.00
(12 leases)                         2 Activate Cellular                     100          Jan-00           $699.96
                                    3 Charles David                       1,486          Jan-00            $55.00
                                    4 Croissants And More                   144          Jan-00           $173.58
                                    5 Leathermode                         1,111          Jan-00            $65.00
                                    6 East Wind                             603          Jan-00            $85.00
                                    7 Previews, Etc.                         21          Jan-00           $952.57
                                    8 Shoe Care                             492          Jan-00            $61.00
                                    9 Sisley                              3,255          Jan-00            $31.00
                                   10 Sprint PCS                             36          Jan-00           $866.67
                                   11 What a Kick                           783          Jan-00            $42.01
                                   12 Panda Inn                           5,863          May-00            $24.00
                                                                          -----                            ------
                                                   TOTAL                 14,854                            $48.04

2001 Expirations                    1 BCBG                                1,826          Jan-01            $73.20
(12 leases)                         2 Footlocker                          2,003          Jan-01            $48.00
                                    3 Bisou Bisou                         1,107          Jan-01            $74.01
                                    4 Sbarro                                991          Jan-01           $131.18
                                    5 Carlton Hair                        1,057          Jan-01            $68.00
                                    6 Lady Footlocker                     2,317          Jan-01            $48.00
                                    7 Champs                              4,488          Jan-01            $33.00
                                    8 Tasties                               231          Jan-01           $151.53
                                    9 Lili's Boutique                     1,474          Jan-01            $59.97
                                   10 Splendiferous                         701          May-01            $60.00
                                   11 Contempo Casuals                    3,628          May-01            $38.00
                                   12 Pavilions                          43,435          Dec-01            $14.96
                                                                         ------                            ------
                                                   TOTAL                 63,258                            $27.29

2002 Expirations                    1 Lenscrafters                        3,192          Jan-02            $35.57
(9 leases)                          2 Going to the Game                   1,841          Jan-02            $40.00
                                    3 Bon Boyage                          1,415          Jan-02            $40.00
                                    4 JCC                                 1,223          Jan-02            $54.00
                                    5 Coffee Merchant                       751          Jan-02            $75.00
                                    6 Sunglass Place                        516          Jan-02            $75.00
                                    7 Planet Funk                         1,465          Jan-02            $50.00
                                    8 Bombay Company                      3,889          Jan-02            $33.00
                                    9 Jones New York                      1,317          May-02            $52.98
                                                                          -----                            ------
                                                   TOTAL                 15,609                            $43.32


2003 Expirations                    1 Fajita Flats                          700          Jan-03            $80.01
(10 leases)                         2 Colorado Pen                          180          Jan-03           $266.67
                                    3 King ATM                               12          Jan-03           $850.00
                                    4 Pretzel Time                          829          Jan-03            $60.00
                                    5 Hot Dog On A Stick                    507          Jan-03            $98.63
                                    6 Ritz Camera                         1,318          Jan-03            $48.00
                                    7 Tutto Bimbi                         2,988          Jan-03            $30.00
                                    8 McDonalds                           1,152          Jan-03            $53.82
                                    9 Tony Romas                          4,309          Apr-03            $41.00
                                   10 LA Nails                              469          Jul-03            $60.00
                                                                            ---                            ------
                                                   TOTAL                 12,464                            $50.84

2004 Expirations                    1 Carriage Trade                        909          Jan-04            $60.00
(9 leases)                          2 2ture                               2,546          Jan-04            $45.32
                                    3 Marami Studio                       2,774          Jan-04            $30.00
                                    4 Franklin Mint                       1,355          Jan-04            $48.00
                                    5 Shoe Lord                           1,001          Jan-04            $65.00
                                    6 Kay Bee Toy                         3,843          Jan-04            $45.00
                                    7 Vencci                              2,192          Jan-04            $55.00
                                    8 Victoria's Secret                   7,574          Jan-04            $31.00
                                    9 Natural Wonders                     2,091          Jan-04            $36.00
                                                                          -----                            ------
                                                   TOTAL                 24,285                            $40.63

2005 Expirations                    1 BCBG Shoes                            808          Jan-05            $65.00
(18 leases)                         2 New York Deli                         602          Jan-05            $99.67
                                    3 Jans Hallmark                       2,810          Jan-05            $45.00
                                    4 Sunglass Hut                        1,310          Jan-05            $55.00
                                    5 Le Prestige                         1,482          Jan-05            $55.00
                                    6 Elza Jewelers                       1,147          Jan-05            $55.00
                                    7 Sweet Factory                       1,108          Jan-05            $55.00
===================================================================================================================


===================================================================================================================
DETAILED EXPIRATION SCHEDULE
WESTSIDE PAVILION
Cushman & Wakefield, Inc.
- -------------------------------------------------------------------------------------------------------------------
                                                                                          LEASE            ANNUAL
                                                   TENANT                SQ.FT.        EXPIRATION         RENT/SF
===================================================================================================================
                                    8 Lecthers                            6,119          Jan-05            $44.00
                                    9 Jewelry Connection                    480          Jan-05            $95.00
                                   10 Bare Escentials                       724          Jan-05            $80.01
                                   11 Limited Too                         3,322          Jan-05            $40.00
                                   12 Brooks Children                     1,060          Jan-05            $54.41
                                   13 Banana Republic                     4,830          Jan-05            $52.94
                                   14 Waldenbooks                         6,557          Mar-05            $25.00
                                   15 Westside One Hour                     763          May-05            $60.00
                                   16 Mrs. Fields                           808          May-05            $90.67
                                   17 Bath & Body Works                   2,403          Oct-05            $42.00
                                   18 Pacific Sunwear                     2,514          Dec-05            $45.00
                                                                         ------                            ------
                                                   TOTAL                 38,847                            $47.17

2006 Expirations                    1 Gap, The                           10,360          Jan-06            $40.00
(19 leases)                         2 Spencer Gifts                       1,140          Jan-06            $50.00
                                    3 Panda Express                         817          Jan-06           $185.74
                                    4 General Nutrition                   1,608          Jan-06            $47.81
                                    5 Field Mgt Associat                  2,308          Jan-06            $27.02
                                    6 Perfumania                          1,010          Jan-06            $60.00
                                    7 Electronica Boutique                1,358          Jan-06            $76.06
                                    8 Lisas Beauty Supply                 2,021          Jan-06            $40.00
                                    9 Claires Boutique                    1,049          Jan-06            $65.00
                                   10 Priveledge                          1,866          Jan-06            $69.81
                                   11 Track N Trail                       1,782          Jan-06            $40.00
                                   12 Rampage                             6,422          Jan-06            $35.00
                                   13 Raymond Sassoon                       792          Jan-06            $55.00
                                   14 Bassini                             2,384          Jan-06            $50.00
                                   15 Cathy Jean                          1,152          Jan-06            $50.00
                                   16 Westime                             2,432          Jan-06            $55.00
                                   17 Gap Kids                            6,421          Jan-06            $45.00
                                   18 Optometric Options                    980          Jan-06           $114.49
                                   19 Skechers                            1,956          Feb-06            $40.00
                                                                         ------                            ------
                                                   TOTAL                 47,858                            $48.79

2007 Expirations                    1 Papyrus                             1,111          Jan-07            $66.41
(15 leases)                         2 Motherhood Maternity                  800          Jan-07            $60.00
                                    3 Gymboree                            2,177          Jan-07            $55.00
                                    4 Things Remembered                   1,294          Jan-07            $50.00
                                    5 Garden Botanika                     2,053          Jan-07            $45.00
                                    6 Politically Incorrect                 516          Jan-07            $30.16
                                    7 CA Crisp                              603          Jan-07           $109.77
                                    8 Speedo Authentic                    1,200          Jan-07            $52.00
                                    9 Ice N Cream                           320          Jan-07           $180.00
                                   10 Bebe                                2,471          Jan-07            $65.00
                                   11 Goldwin Pavilion                    8,321          Jan-07            $30.10
                                   12 Guess?                              5,380          Jan-07            $45.00
                                   13 Right Start, The                    2,629          Jan-07            $40.00
                                   14 Banana Repub. (Men)                 4,237          Apr-07            $40.00
                                   15 Limited, The                        9,921          Jun-07            $35.00
                                                                         ------                            ------
                                                   TOTAL                 43,033                            $43.58

2008 Expirations                    1 Morgan De Toi                       2,043          Jan-08            $45.00
(12 leases)                         2 Kinney Shores                       2,340          Jan-08            $42.00
                                    3 Express Compagnie                   8,773          Jan-08            $37.00
                                    4 Steve Madden                        2,147          Jan-08            $38.43
                                    5 Structure                           4,345          Jan-08            $40.00
                                    6 Easy Spirit                           945          Jan-05            $60.00
                                    7 Lids                                1,189          Jan-08            $47.00
                                    8 Watch Collection                      205          Jan-08           $223.40
                                    9 Payless Shoes                       2,347          Jan-08            $20.00
                                   10 Disney Store, The                   4,500          Jan-08            $24.00
                                   11 Regis Hairstyles                    1,234          Jan-08            $35.00
                                   12 Zales                               1,966          Jan-08            $61.50
                                                                         ------                            ------
                                                   TOTAL                 32,034                            $38.98

2009 Expirations                    1 Nine West                           3,911          Jan-09            $64.53
(2 leases)                          2 See's                               1,200          May-09            $73.47
                                                                          -----                            ------
                                                   TOTAL                  5,111                            $66.63

2010 Expirations                    1 Barnes & Noble                     27,586          Jan-10            $37.28
(1 lease)                                                                ------                            ------
                                                   TOTAL                 27,586                            $37.28
===================================================================================================================

         ============================================================
                          CUSHMAN & WAKEFIELD, INC.
                           NATIONAL RETAIL OVERVIEW
         ============================================================





























                             RETAIL VALUATION GROUP
                            Richard W. Latella, MAI
                                Senior Director

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

INTRODUCTION

   Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

   The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is the uncertainty which has shaped recent consumer spending patterns. We shall first provide a brief overview of board economic measures that are important in terms of long range retail sales forecasting and general investment underwriting. This is followed by a discussion of retail sales trends along with selected statistics of the shopping center industry. Also included in a discussion of contemporary industry trends, valuation issues and a brief overview of the REIT market.

PERSONAL INCOME AND CONSUMER SPENDING

   American's personal income (total income from wages, salaries, interest, rents and all other sources) advanced by eight-tenths of a percent in December, which helped raise income for all of 1996 by 5.5 percent. This was less than 1995 but it far outpaced the 2.5 percent growth in 1994. Additionally, median household income advanced by 1.2% in 1996 to $35,492.

                    ======================================
                      PERSONAL INCOME   CONSUMER SPENDING
                    --------------------------------------
                     YEAR    % CHANGE    YEAR   % CHANGE
                    ======================================
                     1993       4.7      1993      5.8
                    --------------------------------------
                     1994       2.5      1994      5.5
                    --------------------------------------
                     1995       6.1      1995      4.8
                    --------------------------------------
                     1996       5.5      1996      4.6
                    --------------------------------------
                    Source: Commerce Dept.
                    ======================================

   American workers won wage gains in 1996 that were the largest since 1990. Nationwide, average hourly wages rose by 3.8 percent to $11.98 in 1996, about five-tenths of a percent above the inflation rate. This compares with 3.2 percent in 1995. Personal income grew five-tenths of a percent in October 1997 following a revised three-tenths of a percent gain in September. This marked the twelfth straight month of income growth to a seasonally adjusted $6.97 trillion.

   Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by
4.6 percent in 1996, slightly off of the 4.8 percent rise in 1995. These increases followed a significant lowering on unemployment and bolstered consumer confidence. Personal spending matched income growth rising five-tenths of a percent in October after a three-tenths of a percent rise in September.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

EMPLOYMENT TRENDS

   The country's economic situation continues to generate a record number of new jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the bureau of Labor Statistics are summarized as follows:

                           SELECTED EMPLOYMENT STATISTICS
===================================================================================
          CIVILIAN LABOR FORCE                    EMPLOYED
- ---------------------------------------- ---------------------------
              TOTAL WORKERS               TOTAL WORKERS               UNEMPLOYMENT
  YEAR (1)        (000)        % CHANGE       (000)        % CHANGE       RATE
- -----------------------------------------------------------------------------------
    1990         125,840          --         118,793          --           5.6
    1991         126,346          .4         117,718         -.9           6.8
    1992         128,105         1.4         118,492          .7           7.5
    1993         129,200          .9         120,259         1.5           6.9
    1994         131,056         2.4         123,060         2.3           6.1
    1995         132,304         1.0         124,900         1.5           5.6
    1996         133,943         1.2         126,708         1.4           5.4
===================================================================================
    CAGR
  1990-1996                     +1.05                       +1.08
- -----------------------------------------------------------------------------------
(1) Year ending December 31
===================================================================================
Source: Bureau of Labor Statistics U.S. Department of Labor
===================================================================================

   During 1996, the labor force increased by 1,639,000 or approximately 1.2 percent. Correspondingly, the level of employment increased by 1,808,000 or
1.4 percent. As such, the year end unemployment rate dropped by two-tenths of a percent to 5.4 percent. For 1996, monthly job growth averaged 224,000. On balance, over 10.0 million jobs have been created since the recovery began. Preliminary data for November 1997 shows that the unemployment rate dropped to 4.6 percent following job growth of 404,000. The rate is the lowest it has been in 24 years. The level of new jobs was nearly double what most economists predicted. Retailers alone added 105,000.

HOUSING TRENDS

   Housing trends are an important economic measure due to the substantial economic activity generated when a home changes hands (i.e. spending on repairs by sellers, redecorating by buyers, fees, commissions and taxes).

   For all of 1996, new single family home sales totaled 756,000, up 13.3 percent from 667,000 in 1995. The yearly sales level was the highest since 1978. The median new home price of new homes sold in 1996 was $140,000, up
4.6 percent from 1995. Through May 1997, it was tracking at $143,000. Sales of new homes declined by 1.7 percent in October 1997 to an annual rate of 797,000 units. Builders are currently reporting a 4.5 month inventory of unsold homes.

   Sales of existing single family homes rose in October by 2.1 percent to
4.4 million units, setting a record. Gains came primarily in the midwest and west. The median price jumped by 6.6 percent to $125,600.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   New housing starts rose by 8.8 percent for all of 1996 to 1.47 million units, the most since 1988. Housing starts rose in November by eight-tenths of a percent to an annual rate of 1.531 million units. The increase was largely attributed to a strong rise in multi-family construction.

   The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1996, the share of households that own their homes was
65.4 percent, compared to 64.7 percent for a year earlier. Lower mortgage rates are cited as a factor.

GROSS DOMESTIC PRODUCT

   The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.0 percent in 1995, the weakest showing in four years since the 1991 recession. Conversely, the fourth quarter (1996) GDP grew at a surprisingly robust 3.8 percent. As a result, the GDP posted a 2.4 percent annual gain for all of 1996, topping the
2.0 percent rise in 1995. First quarter 1996 data shows that the GDP grew at a stunning 4.9 percent annual pace, well above even the most optimistic forecasts. Additionally, data for the third quarter shows growth at 3.3 percent, matching the second quarter growth of 3.3 percent. The was due to a surge in consumer spending which rose at 5.8 percent, its strongest performance in five and one-half years. Business spending soared 24.1 percent. The Fed foresees a moderation of this trend and expects the U.S. economy will expand at a 2.0 to 2.50 percent pace during 1997 which is in-line with White House forecasts and a pace which is viewed as the economy's non-inflationary growth limit.

   The following chart cites the annual change in real GDP since 1990.

                      =======================================
                                      REAL GDP
                                  YEAR      % CHANGE
                      =======================================
                                  1990         1.2
                                  1991         -.6
                                  1992         2.3
                                  1993         3.1
                                  1994         4.1
                                  1995*        2.0
                                  1996         2.4
                      =======================================
                      * Reflects new chain weighted system of
                        measurement. Comparable 1994 measure
                        would be 3.5%
                      =======================================
                      Source: Bureau of Economic Analysis
                      =======================================

WHOLESALE PRICES

   Soaring energy prices in December drove wholesale costs to a twelve month high. For the year, the Producer Price Index (PPI) gained 2.8 percent. However, excluding energy, the PPI rose just 1.4 percent in all of 1996. In 1995, the index rose 2.3 percent. For November 1997, wholesale prices fell two-tenths of a percent. For the twelve months ending November 1997, the index was -1.2 percent. Projections for 1997 show that most economists expect a 2.5 percent rise and a core increase of 1.5 percent.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

CONSUMER PRICES

   The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.

   The following chart tracks the annual change in the CPI since 1990.

                         ===========================
                           CONSUMER PRICE INDEX(1)
                         ===========================
                          YEAR     CPI     % CHANGE
                         ===========================
                         1990     133.8      6.1
                         ---------------------------
                         1991     137.9      3.0
                         ---------------------------
                         1992     141.9      2.9
                         ---------------------------
                         1993     145.8      2.7
                         ---------------------------
                         1994     149.7      2.7
                         ---------------------------
                         1995     153.5      2.5
                         ---------------------------
                         1996     158.6      3.3
                         ===========================
                         (1) All Urban Workers
                         ===========================
                         Source: Dept. of Labor,
                          Bureau of Labor Statistics
                         ===========================

   Data for year-end 1996 shows the consumer prices rose in line with investor expectations. The index was up three-tenths of a percent in December, its third consecutive gain at this level. On an annualized basis, the inflation rate was reported at 3.3 percent for year, the highest rate of increase since 1990. Since then, inflation has eased every year except for 1994 when it was unchanged. Excluding food and energy, the 77 percent of the index known as the core index, the underlying inflation rate was 2.6 for the previous twelve months, the lowest core rate since 1965, with the exception of an increase of the same size in 1994.

   Data for November 1997 shows that the CPI rose only one-tenth of a percent, while the core rate increased by only one-tenth of a percent. Consumer prices have risen at less than a 2 percent annual rate for the fist ten months of the year. For the twelve month period ending in November, prices have risen by 1.8 percent.

   Recently, a special advisory panel of prominent economists have contended that the current method of calculating the Consumer Price Index overstates inflation by 1.1 percentage points annually. The government is currently reviewing the far ranging implications a change in procedure may have.

OTHER INDICATORS

   The government's main economic forecasting gauge, the INDEX OF LEADING ECONOMIC INDICATORS is intended to project economic growth over the next six to nine months. The Conference Board, an independent business group, reported that the index rose two-tenths of a percent in October, its sixth consecutive rise.

   The Conference Board also reported that CONSUMER CONFIDENCE soared in December 1997 to 134.5 from 128.1 in November, near its highest level in nearly thirty years. This was above the consensus opinion. Accordingly, consumers attitudes about the economy remain

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

upbeat. Measures of consumer confidence are watched closely for indications of future consumer spending.

   The EMPLOYMENT COST INDEX is a measure of overall compensation including wages, salaries and benefits. Despite a tight labor market, American workers have not won pay and benefit increases large enough to push inflation higher, at least for the near term. The Labor Department reported that the index rose by 2.9 percent in 1996, the same as in 1995. For the Second Quarter 1997, the index rose eight-tenths of a percent. For the 12 months through June 1997 it was tracking at 2.8 percent.

   PRODUCTIVITY is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices. Through the first 70 years of this century, non-farm productivity rose at an annual rate of 2.2 percent. During the post war period 1947 to 1973, it was 2.8 percent. Between 1973 and 1995, a marked slowdown has been in evidence with only a 1 percent annual rate and during the period marked by the start of the current economic expansion in 1991, growth has averaged 1.2 percent. The Labor Department reports that the productivity of American workers grew by 1.3 percent in 1996, the largest gain since a 3.2 percent advance in 1992. Productivity increased by three-tenths of a percent in 1995. Revised data through the third quarter of 1997 shows that productivity rose 4.1 percent on an annual basis. This was the fastest quarterly growth since late 1992.

   CONSUMER CREDIT The Federal Reserve said consumer credit rose by $4.3 billion or at a 4.2 percent annual rate in August, following an increase of
5.9 percent in July. Much of the increase was attributed to credit card debt which rose $5.4 billion. However, borrowing for automobiles declined by 600 million, the first decline since March. Credit card delinquencies and personal bankruptcies remain near record levels indicating that consumers may be reaching a point of saturation with respect to new debt. However, a drop in write-offs was in evidence from the record levels in 1996 which came about following aggressive marketing campaigns by card issuers.

   NEW CONSTRUCTION activity rose one-tenth of a percent in July to an annual rate of $605.5 billion. The report showed that spending on residential construction, which makes up nearly half the total, rose nine-tenths of a percent. Commercial spending also increased 1.2 percent, while public spending rose eight-tenths of a percent.

ECONOMIC OUTLOOK

   The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will track at about 2.5 percent through 1998. Over the longer term, inflation is expected to average 2.7 percent. This will have a direct influence on consumption (consumer expenditures).

   Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate of 2.3 percent over the next decade, and slow to about 2.1 percent by 2019.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   Consmption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1993 to 68.0 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that real consumption expenditure growth will average 2.2 percent per year through 2005 and slows to 2.1 percent thereafter.

RETAIL SALES

   During the period 1980 through 1996, total retail sales in the United States increased at a compound annual rate of 6.1 percent. Data for the period 1990 through 1996 shows that sales growth has slowed to an annual average of 5.0 percent. This information is summarized on the following chart.

                ===================================================
                            TOTAL U.S. RETAIL SALES (1)
                ===================================================
                                                AMOUNT      ANNUAL
                YEAR                          (BILLIONS)    CHANGE
                ---------------------------------------------------
                1980                          $  957,400     N/A
                ---------------------------------------------------
                1985                          $1,375,027     N/A
                ---------------------------------------------------
                1990                          $1,844,611     N/A
                ---------------------------------------------------
                1991                          $1,855,937     .61%
                ---------------------------------------------------
                1992                          $1,951,589     5.2%
                ---------------------------------------------------
                1993                          $2,074,499     6.3%
                ---------------------------------------------------
                1994                          $2,236,966     7.8%
                ---------------------------------------------------
                1995                          $2,340,817     4.6%
                ---------------------------------------------------
                1996(2)                       $2,465,835     5.3%
                ---------------------------------------------------
                Compound Annual Growth Rate
                 1980-1996                                  +6.1%
                ---------------------------------------------------
                CAGR: 1990-1996                             +5.0%
                ===================================================
                (1) 1985-1995 data reflects recent revisions by the
                    U.S. Department of Commerce: Combined Annual
                    and Revised Monthly Retail Trade.
                (2) Preliminary advance estimates.
                ===================================================
                Source: Monthly Retail Trade Reports Business
                        Division, Current Business Reports, Bureau
                        of the Census, U.S. Department of Commerce.
                ===================================================

   The Census Bureau of the Department of Commerce reports that advance estimates for U.S. retail sales for 1996 were $2.465 trillion, an increase of $125.0 billion, or 5.3 percent from 1995. For the month of December 1996, sales were up six-tenths of a percent.

   Census Bureau data for September 1997 shows that retail sales were up three-tenths of a percent from August. This followed a six-tenths of a percent increase for the previous month.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   Provided on the chart below is a summary of overall and same store sales growth for selected national merchants for the most recent period.

      ==================================================================
                SAME STORE SALES FOR THE MONTH OF NOVEMBER 1997
      ==================================================================
                                          % CHANGE FROM PREVIOUS YEAR
                                    ------------------------------------
              NAME OF RETAILER          OVERALL     SAME STORE BASIS
      ------------------------------------------------------------------
                  Wal-Mart                     +14.0%           +6.1%
      ------------------------------------------------------------------
                    Kmart                      +5.4%            +1.5%
      ------------------------------------------------------------------
          Sears, Roebuck & Company              +.4%            -.6%
      ------------------------------------------------------------------
                 J.C. Penney                   -2.1%            -3.1%
      ------------------------------------------------------------------
         Dayton Hudson Corporation             +8.7%            +5.2%
      ------------------------------------------------------------------
            May Department Stores              +5.5%            +3.7%
      ------------------------------------------------------------------
        Federated Department Stores            +.8%             +2.0%
      ------------------------------------------------------------------
              The Limited Inc.                 +7.0%            +2.0%
      ------------------------------------------------------------------
                  Gap Inc.                     +29.0%           +7.0%
      ------------------------------------------------------------------
                 Ann Taylor                    +1.4%            -3.2%
      ------------------------------------------------------------------
                 Woolworths                    -8.3%            -9.1%
      ------------------------------------------------------------------
                   Lowe's                      +16.0%           +1.0%
      ==================================================================
      Source: New York Times/Wall Street Journal
      ------------------------------------------------------------------

   Data for November 1997 shows that consumers were mostly interested in discounted goods. Shoppers have come to expect markdowns and retailers are responding by being more promotional earlier in the selling season. The Goldman Sachs index rose 3.5 percent, compared to last year's 2.3 percent increase. Discounters such as Wal-Mart (+6.1%), Kmart (+1.5%), Kohl's (+6.8%) as well as traditional department stores such as May Department Stores did reasonably well. Luxury retailers such as Neiman Marcus (+3.7%) and Saks (+4.5%) also did well.

   Specialty retailers such as Gap reported strong gains but Ann Taylor and Talbots fell 3.2 and 2.5 percent, respectively.

   The International Council of Shopping Centers (ICSC) publishes a MONTHLY MALL MERCHANDISE INDEX which tracks sales by store type for more than 400 regional shopping centers. The index shows that total sales per square foot rose by 2.9 percent to $278 per square foot in 1996. This compares to a .5 percent increase for the period 1994-1995. The following chart identifies the most recent year-end results. The winners were shown to be Apparel and Accessories (+4.8%) led by Men's Apparel and Shoes, while Furniture and Furnishings suffered (-2.8%). The Home Improvement category rose an outstanding 100.0 percent to $302 per square foot.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         ==============================================================
                            1996 YEAR END PERFORMANCE
                      NON-ANCHOR TENANT SALES IN U.S. MALLS
         ==============================================================
                                                           ICSC INDEX
                                                            % CHANGE
         STORE TYPE                          1996 (SF*)   FROM YE 1995
         --------------------------------------------------------------
         GAFO CATEGORIES:
         APPAREL AND ACCESSORIES
         Women's Accesories and Specialties     $301           3.2%
         Women's Ready-To-Wear                   195           3.3%
         Men's Apparel                           270           7.0%
         Children's Apparel                      350            .5%
         Family Apparel                          314           4.2%
         Women's Shoes                           325           5.1%
         Men's Shoes                             383           5.6%
         Family Shoes                            279           5.3%
         Shoes Miscellaneous                     343           3.8%
         Apparel and Accessories--Misc.         $279           2.9%
         --------------------------------------------------------------
         SUBTOTAL                               $257           4.8%
         --------------------------------------------------------------
         FURNITURE AND FURNISHINGS:
         Home Furniture & Furnishings           $273           1.4%
         Home Entertainment & Electronics        303          -4.3%
         Home Furnishings--Misc                  300          -3.4%
         --------------------------------------------------------------
         SUBTOTAL                               $293          -2.8%
         --------------------------------------------------------------
         OTHER GAFO:
         Jewelry                                $652           4.9%
         Stationery/Cards/Gifts/Novelty          275           1.7%
         Books                                   249          -2.1%
         Sporting Goods/Bicycles                 246          -1.1%
         Other GAFO--Misc.                       311           4.4%
         --------------------------------------------------------------
         SUBTOTAL                               $343           2.2%
         --------------------------------------------------------------
         TOTAL GAFO                             $284           3.2%
         --------------------------------------------------------------
         NONGAFO CATEGORIES:
         FOOD SERVICES
         Fast Food                              $414           2.3%
         Restaurants                             280           1.0%
         Food Services--Misc.                    352           -.8%
         --------------------------------------------------------------
         SUBTOTAL                               $340           1.6%
         --------------------------------------------------------------
         OTHER NON-GAFO CATEGORIES:
         Specialty Food Stores                  $355            .9%
         Supermarkets                            433            .8%
         Drug/HBA                                291           4.7%
         Personal Services                       283            .7%
         Automotive                              140           1.2%
         Home Improvement                        302         100.1%
         Mall Entertainment                       76          -3.6%
         Other Non-GAFO--Misc.                   353           4.9%
         --------------------------------------------------------------
         SUBTOTAL                               $223           1.5%
         --------------------------------------------------------------
         TOTAL NON-GAFO                         $266           1.4%
         --------------------------------------------------------------
         OTHER CATEGORIES--MISCELLANEOUS        $151           4.4%
         --------------------------------------------------------------
         Memo: GAFO & Food Service Total        $290           3.1%
         --------------------------------------------------------------
         GRAND TOTAL                            $278           2.9%
         --------------------------------------------------------------
         * SALES PER SQUARE FOOT DERIVED AS TOTAL NON-ANCHOR MALL SALES
           DIVIDED BY TOTAL OCCUPIED SQUARE FOOTAGE
         ==============================================================
         SOURCE: ICSC--RESEARCH QUARTERLY

   The ICSC has reported the following results:

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   MALL TENANT SALES

   Data for the second quarter of 1997 shows that sales per square foot for non-anchor tenants rose five-tenths of a percent over the comparable second quarter 1996 period. Year to date GAFO sales were up only .1 percent.

   DEPARTMENT STORE SALES

   Sales in U.S. Department Stores increased by 4.6 percent in 1996 according to the Department of Commerce. The increase was largely fueled by the strong performance of discount department stores such as Wal-Mart, Kmart and Target.

   Second quarter 1997 results show that discount department stores are still the best performing group with a 3.8 percent increase. They also lead in year over year same store sales with a 7.8 percent increase.

===============================================================================
   DEPARTMENT STORE TYPE      SECOND QUARTER 1997      YEAR OVER YEAR CHANGE
===============================================================================
          Discount                    3.9%                      7.8%
- -------------------------------------------------------------------------------
      National Chains                 2.3%                      2.2%
- -------------------------------------------------------------------------------
  Conventional/Full Line              3.8%                      6.9%
===============================================================================

   FACTORY OUTLET

   The ICSC FACTORY OUTLET INDEX increased by 1.3 percent in 1996 to $213 per square foot from $210 per square foot in 1995. The fourth quarter gain of 2.8 percent was the highest quarterly gain during the year. Data for the second quarter of 1997 shows that sales rose by 4.2 percent. For the rolling twelve month period through June 1997, sales rose 2.2 percent to $217 per square foot.

GAFO AND SHOPPING CENTER INCLINED SALES

   In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. GAFO goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:

   o  General merchandise stores including department and other stores;

   o  Apparel and accessory stores;

   o  Furniture and home furnishing stores; and

   o  Other miscellaneous shoppers goods stores.

   Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores. The store types that comprise shopping centers comprised approximately 53 percent of total retail sales in 1995. The balance were generated by auto dealers, gas stations, food service facilities and other miscellaneous establishments.

   Total retail sales grew by 4.6 percent in the United States in 1995 to $2.341 trillion, an increase of $104 billion over 1994. This followed an increase of 7.8 percent or $162 billion over 1993. Automobile dealers captured $34 (plus or minus) billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 50.0 percent of the increase ($50 billion).

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

GAFO sales increased by $32.5 billion. This group was led by department stores which posted a $14.4 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

================================================================================
                        RETAIL SALES BY MAJOR STORE TYPE
                                1994-1995 ($MIL.)
================================================================================
                                                        PERCENT OF    1994-1995
         STORE TYPE             1994          1995       INCOME(1)    % CHANGE
- -------------------------------------------------------------------------------
GAFO:
General Merchandise          $  282,541    $  296,904                    5.1%
Apparel & Accessories           109,603       109,962                     .3%
Furniture & Furnishings         119,626       129,923                    8.6%
Other GAFO                       80,533        88,029                    9.3%
- -------------------------------------------------------------------------------
GAFO SUBTOTAL                $  592,303    $  624,818      14.4%         5.5%
CONVENIENCE STORES:
Grocery                      $  376,330    $  389,134                    3.4%
Other Food                       21,470        21,378                    (.4)%
- -------------------------------------------------------------------------------
SUBTOTAL                     $  397,800    $  410,512       9.5%         3.2%
Drug                             81,538        84,240       2.0%         3.3%
- -------------------------------------------------------------------------------
CONVENIENCE SUBTOTAL         $  479,338    $  494,752                    3.2%
OTHER:
Home Improvement &
 Building Supplies Stores    $  122,533    $  124,626       2.9%         1.7%
SHOPPING CENTER-INCLINED
SUBTOTAL                     $ 1,94,174    $1,244,196      28.8%         4.2%
Automobile Dealers              526,319       560,624                    6.5%
Gas Stations                    142,193       148,192                    4.2%
Eating and Drinking Places      228,351       233,606                    2.3%
All Other                       145,929*      154,199*                   5.7%
- -------------------------------------------------------------------------------
TOTAL RETAIL SALES           $2,236,966    $2,340,817                    4.6%
===============================================================================
* ESTIMATED SALES
- -------------------------------------------------------------------------------
1 Current Population Report, Page 60. Estimated at 96.8 million households @
 $44,100 = 4.3 trillion.
===============================================================================
SOURCE: U.S. DEPARTMENT OF COMMERCE, BUREAU OF THE CENSUS AND DOUGAL M. CASEY:
        VARIOUS ICSC WHITE PAPERS.
- -------------------------------------------------------------------------------

   GAFO sales grew by 5.5 percent in 1995 to $624.8 billion. From the above it can be calculated that GAFO sales accounted for 26.7 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales. GAFO sales have also risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994/1995 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

=================================================================================
   DETERMINANTS OF RETAIL SALES GROWTH AND U.S. RETAIL SALES BY KEY STORE TYPE
=================================================================================
                                            1990          1994         2000(P)
- ---------------------------------------------------------------------------------
DETERMINANTS
Population                               248,700,000   260,000,000    276,200,000
Households                                91,900,000    95,700,000    103,700,000
Average Household Income                $     37,400  $     42,600   $     51,600
Total Census Money Income                  $3.4 Tril.    $4.1 Tril.     $5.4 Tril.
- ---------------------------------------------------------------------------------
% ALLOCATIONS OF INCOME TO SALES
GAFO Stores                                     13.9%         14.4%          14.7%
Convenience Stores                              12.9%         11.7%          10.7%
Home Improvement Stores                          2.8%          3.0%           3.3%
Total Shopping Center-Inclined Stores           29.6%         29.1%          28.8%
Total Retail Stores                             54.3%         54.6%          52.8%
- ---------------------------------------------------------------------------------
SALES ($BILLION)
GAFO Stores                             $        472  $        592   $        795
Convenience Stores                               439           479            580
Home Improvement Stores                           95           123            180
Total Shopping Center-Inclined Stores   $      1,005  $      1,194   $      1,555
TOTAL RETAIL SALES                      $      1,845  $      2,237   $      2,850
=================================================================================
Note: Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year. P = Projected.
=================================================================================
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current
        Population Reports:
        Consumer Income P6-168, 174, 180, 184 and 188; Berna Miller with Linda
        Jacobsen, "Household Futures", American Demographics, March 1995; Retail
        Trade sources already cited; and Dougal M. Casey; ICSC White Paper
=================================================================================

   GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                        =====================
                        1990/91         2.9%
                        ---------------------
                        1991/92         7.0%
                        ---------------------
                        1992/93         6.6%
                        ---------------------
                        1993/94         7.0%
                        ---------------------
                        1994/95         5.5%
                        =====================

   According to a recent study by the ICSC, GAFO sales are expected to grow by 5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===========================================================================
      RETAIL SALES FORECASTS IN THE UNITED STATES, BY MAJOR STORE TYPE
===========================================================================
                                 1994        2000(P)      PERCENT CHANGE
- ---------------------------------------------------------------------------
                                                                  COMPOUND
STORE TYPE                   ($ BILLIONS)  ($ BILLIONS)  TOTAL     ANNUAL
- ---------------------------------------------------------------------------
GAFO:
General Merchandise             $  283        $  370      30.7%     4.6%
Apparel & Accessories              110           135      22.7%     3.5%
Furtniture/Home Furnishings        120           180      50.0%     7.0%
Other Shoppers Goods                81           110      35.8%     5.2%
- ---------------------------------------------------------------------------
GAFO SUBTOTAL                   $  592        $  795      34.3%     5.0%
- ---------------------------------------------------------------------------
CONVENIENCE GOODS:
- ---------------------------------------------------------------------------
Food Stores                     $  398        $  480      20.6%     3.2%
Drugstores                          82           100      22.0%     3.4%
- ---------------------------------------------------------------------------
CONVENIENCE SUBTOTAL            $  479        $  580      21.1%     3.2%
Home Improvement                   123           180      46.3%     6.6%
- ---------------------------------------------------------------------------
SHOPPING CENTER-INCLINED        $1,194        $1,555      30.2%     4.5%
SUBTOTAL
- ---------------------------------------------------------------------------
All Other                        1,043         1,295      24.2%     3.7%
- ---------------------------------------------------------------------------
TOTAL                           $2,237        $2,850      27.4%     4.1%
- ---------------------------------------------------------------------------
Note: P = Projected. Some figures rounded.
===========================================================================
Source: U.S. Department of Commerce, Bureau of the Census and Dougal M.
        Casey.
===========================================================================

   According to the ICSC White Paper: Overstoring -- A Look at Retail Space and Sales Performance; Shopping Center Inclined Sales have grown from $257 billion in 1972 to $1.244 trillion in 1995, a 7.1 percent annual growth rate. Historical data is shown below.

            =========================================================
                       SHOPPING CENTER INCLINED STORE SALES
                               1972-1995 (BILLIONS)
            =========================================================
                                     1972    1980    1990      1995
            ---------------------------------------------------------
            Sales                    $257    $532   $1,000    $1,244
            ---------------------------------------------------------
            Compound Annual Growth
            ---------------------------------------------------------
            1972-1995                 7.1%
            ---------------------------------------------------------
            1972-1980                 9.5%
            ---------------------------------------------------------
            1980-1990                 6.6%
            ---------------------------------------------------------
            1990-1995                 4.3%
            =========================================================
            Source: U.S. Bureau of The Census and ICSC White Paper:
                    Overstoring--A Look at Retail Space and Sales
                    Performance.
            =========================================================

   From the above, we see that the most recent annual rate of growth (1990-1995) in Shopping Center Inclined Sales of 4.3 percent has decreased to less than half of what it was during the 1970s (9.5 percent). Projections through December 2000 are for a compound growth rate of 4.5 percent.

   Shopping centers have stabilized their share of shopping center inclined sales. In 1972 this share was estimated at 48 percent. Since the early 1980s, this share has stabilized in the 72 to 73 percent range. For example, the estimated sales total of $894 billion of shopping center sales in 1995 was equal to 72 percent of total inclined sales.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

NON-STORE RETAILING

   In 1995, non-store retailing accounted for $69.7 billion, or 3.92 percent of total non-automotive retail sales. Of this total, $49.7 billion was attributed to mail/telephone order catalog retailers. The balance is comprised of coin-operated vending machines, house-to-house canvassing, party plan (i.e. tupperware parties) telemarketing and other non-store venues such as home stopping networks and electronic commerce.

===========================================================================
                      NON-STORE AND TOTAL RETAIL SALES
===========================================================================
YEAR    TOTAL MAIL ORDER    NON-STORE    TOTAL NON-AUTO SALES   % OF TOTAL
- ---------------------------------------------------------------------------
1985    $15,848 mil.     $28,275 mil.         $1,071,828           2.64%
- ---------------------------------------------------------------------------
1990    $26,577 mil.     $45,632 mil.         $1,457,006           3.13%
- ---------------------------------------------------------------------------
1995    $49,710 mil.     $69,667 mil.         $1,778,915           3.92%
===========================================================================
Source: Department of Commerce
===========================================================================

   Mail order sales, currently at only 2.8 percent of total retail sales, continue to grow. Estimates currently place on-line sales at $518.0 million or 1 percent of the mail order tally. Estimates place total on-line sales as high as $6.6 billion by the year 2000. Since 1990, mail order sales have grown at an annual rate of 9.9 percent which is double the average growth of non-automotive retail sales and 1.7 times the average growth of GAFO store sales. One measure of this growing trend is the November/December ratio of mail order to GAF store sales. In 1990, the ratio was 5.4 percent. By 1992 it had grown to 6.9 percent and by 1995 it was 7.6 percent.

INDUSTRY TRENDS

   According to the NATIONAL RESEARCH BUREAU, there were a total of 42,130 shopping centers in the United States at the end of 1996. During this year, 895 new centers opened, a 3.2 percent increase over the 867 that opened in 1995. This followed an 18.0 percent increase in 1995. The greatest growth came in the small center category (less than 100,000 square feet) where 496 centers were constructed. In terms of GLA added, new construction in 1996 was up 2.7 percent resulting in an addition of 106.2 million square feet of GLA from approximately 4.97 billion to 5.1 billion square feet. In other important trends, the development of regional and super-regional malls hit a five year high in 1996 with the opening of eight centers, twice as many as in 1995. This boosted the nation's total of regionals to 301 and super-regionals to 380. The small center category (less than 100,000 square feet) was the only one to experience a decrease in new centers built with 496 centers versus 551 in 1995. The following chart highlights over the period 1987 through 1995.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===================================================================================================================
                                         CENSUS DATA: 10-YEAR TRENDS
===================================================================================================================
                                            TOTAL       AVERAGE    AVERAGE      % CHANGE                % INCREASE
              NO. OF        TOTAL           SALES       GLA PER   SALES PER     IN SALES       NEW       IN TOTAL
    YEAR     CENTERS         GLA         (BILLIONS)     CENTER     SQ. FT.     PER SQ. FT.   CENTERS     CENTERS
- -------------------------------------------------------------------------------------------------------------------
    1987      30,641    3,722,957,095   $602,294,426    121,502    $161.78         2.41%      2,145        7.53%
- -------------------------------------------------------------------------------------------------------------------
    1988      32,563    3,947,025,194   $641,096,793    121,212    $162.43         0.40%      1,922        6.27%
- -------------------------------------------------------------------------------------------------------------------
    1989      34,683    4,213,931,734   $682,752,628    121,498    $162.02        -0.25%      2,120        6.51%
- -------------------------------------------------------------------------------------------------------------------
    1990      36,515    4,390,371,537   $706,380,618    120,235    $160.89        -0.70%      1,832        5.28%
- -------------------------------------------------------------------------------------------------------------------
    1991      37,975    4,563,791,215   $716,913,157    120,179    $157.09        -2.37%      1,460        4.00%
- -------------------------------------------------------------------------------------------------------------------
    1992      38,966    4,678,527,428   $768,220,248    120,067    $164.20         4.53%        991        2.61%
- -------------------------------------------------------------------------------------------------------------------
    1993      39,633    4,770,760,559   $806,645,004    120,373    $169.08         2.97%        667        1.71%
- -------------------------------------------------------------------------------------------------------------------
    1994      40,368    4,860,920,056   $851,282,088    120,415    $175.13         3.58%        735        1.85%
- -------------------------------------------------------------------------------------------------------------------
    1995      41,235    4,967,160,331   $893,814,776    120,460    $179.94         2.75%        867        2.15%
- -------------------------------------------------------------------------------------------------------------------
    1996      42,130    5,100,605,534   $933,918,275    121,068    $183.10         1.75%        895        2.17%
- -------------------------------------------------------------------------------------------------------------------
 Compound
   Annual
   Growth     +3.60%        +3.56%         +4.99%         N/A      +1.39%           N/A          N/A        N/A
- -------------------------------------------------------------------------------------------------------------------
Source: National Research Bureau Shopping Center Database and Statistical Model
===================================================================================================================

   From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.6 percent since 1987. New construction was up 2.7 percent in 1996, a slight increase over 1995 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 176 new centers opening, followed by New Jersey (59), North Carolina (48) and Texas (47).

   Among the 42,130 centers in 1996, the following breakdown by size can be shown.

===============================================================================
               U.S. SHOPPING CENTER INVENTORY, YE DECEMBER 1996
===============================================================================

                                                       SQUARE FEET
                                NUMBER OF CENTERS       (MILLIONS)
                               ------------------- -------------------
            SIZE RANGE (SF)     AMOUNT    PERCENT    AMOUNT    PERCENT
          ------------------------------------------------------------
                Under 100,000   26,497      62.9%   1,293.3      25.4%
          ------------------------------------------------------------
          100,001 -   200,000   10,186      24.2%   1,399.2      27.4%
          ------------------------------------------------------------
          200,001 -   400,000    3,477       8.3%     925.5      18.1%
          ------------------------------------------------------------
          400,001 -   800,000    1,276       3.0%     711.2      13.9%
          ------------------------------------------------------------
          800,001 - 1,000,000      309        .7%     278.4       5.5%
          ------------------------------------------------------------
               Over 1,000,000      385        .9%     492.9       9.7%
          ------------------------------------------------------------
          TOTAL                 42,130     100.0%   5,100.6     100.0%
===============================================================================
Source: National Research Bureau (some numbers slightly rounded).
===============================================================================

   Empirical data shows that the average GLA per capita is increasing. In 1996, the average for the nation was 19.23. This was up 19.4 percent from
16.1 in 1988 and more recently, 18.7 square feet per capita in 1995. Among states, Florida regained its lead and now has the highest GLA per capita with
28.05 square feet. South Dakota has the lowest at 9.07 square feet. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.6 in 1996. This information is presented on the following chart.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

                      =====================================
                                  GLA PER CAPITA
                      =====================================
                       YEAR    ALL CENTERS   REGIONAL MALLS
                      =====================================
                      1988         16.1           5.0
                      -------------------------------------
                      1989         17.0           5.2
                      -------------------------------------
                      1990         17.7           5.3
                      -------------------------------------
                      1991         18.1           5.3
                      -------------------------------------
                      1992         18.3           5.5
                      -------------------------------------
                      1993         18.5           5.5
                      -------------------------------------
                      1994         18.7           5.4
                      -------------------------------------
                      1995         18.9           5.5
                      -------------------------------------
                      1996         19.2           5.6
                      -------------------------------------
                      Source: International Council of
                              Shopping Center: The Scope of
                              The Shopping Center Industry
                              and National Research Bureau
                      =====================================

   While per capita GLA has continued to increase, a key issue is that the rate of increase has slowed. Per capita space has increased by only one and a half square feet during the period 1990 through 1996. This trend is manifested in the pace of inventory increases from 165 million square feet per year between 1972 and 1980, to 143 million square feet per year (1980-1990), and 118 million square feet per year (1990-1996).

   Construction data also indicates that while the overall pace of shopping center openings has eased, the pace of large store (50,000 to 200,000 square feet) construction has more than doubled. During the more recent five year period, big boxes have accounted for 41 percent of inventory additions.

     ======================================================================
                          TRENDS IN INVENTORY GROWTH *
                                   1972-1995
     ======================================================================
                                       1972-1980    1980-1990   1990-1995
     ----------------------------------------------------------------------
     Shopping Center Space Added               164         143          115
     ----------------------------------------------------------------------
     Free-Standing Stores
     (50,000-200,000 SF)                        36          34           79
     ----------------------------------------------------------------------
     Total                                     200         177          194
     ----------------------------------------------------------------------
     Big Box Allocation of Inventory
      Growth                                   18%         19%          41%
     ----------------------------------------------------------------------
     * Average Annual Increase (Million Square Feet)
     ======================================================================
     Source: NRB and F.W. Dodge
     ======================================================================

   In their publication, NRB/Shopping Centers Today 1996 Shopping Center Census, the National Research Bureau reports that overall retail conditions were good in 1996. Total shopping center sales increased 4.5 percent to $933.92 billion in 1996, up from $893.81 billion in 1995.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

========================================================================================================================
                                              SELECTED SHOPPING CENTER STATISTICS
                                                           1990-1996
========================================================================================================================
                                                                                                               COMPOUND
                                                                                                                ANNUAL
                                       1990      1991       1992      1993       1994      1995       1996      GROWTH
========================================================================================================================
Retail Sales in Shopping Centers *   $706.40    $716.90   $768.20    $806.60   $851.30    $893.81   $933.92      4.8%
- ------------------------------------------------------------------------------------------------------------------------
Total Leasable Area **                  4.30       4.56      4.68       4.77      4.86       4.97      5.10      2.5%
- ------------------------------------------------------------------------------------------------------------------------
Unit Rate                            $160.89    $157.09   $164.20    $169.08   $175.13    $179.94   $183.10      2.2%
- ------------------------------------------------------------------------------------------------------------------------
*  Billions of Dollars
** Billions of Square Feet
========================================================================================================================
Source: National Research Bureau
========================================================================================================================

   According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.0 percent since 1987. As described, aggregate sales were up 4.5 percent nationwide from $893.8 billion (1995) to $933.9 billion (1996). In 1996, average sales were $183.10 per square foot, up nearly 2.7 percent over 1995 and 2.2 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 4.10 percent to $207.44 per square foot. Nonetheless, with compound sales growth lagging the growth in GLA, there is an indication of overbuilding by this broad measure.

   The following chart tracks the change in average sales per square foot by size category between 1993 and 1995.

===============================================================================
                         SALES TRENDS BY SIZE CATEGORY
                                   1993-1996
===============================================================================
                                AVERAGE SALES PER SQUARE FOOT         %CHANGE
         CATEGORY          ----------------------------------------------------
                            1993       1994       1995      1996       1993-96*
===============================================================================
Less than 100,000 SF.....  $193.10    $199.70   $204.94    $209.74       +2.8%
100,001 to 200,000 SF  ..  $156.18    $161.52   $166.00    $169.56       +2.8%
200,001 to 400,000 SF ...  $147.57    $151.27   $153.96    $154.07       +1.4%
400,001 to 800,000 SF ...  $157.04    $163.43   $168.21    $170.14       +2.7%
800,001 to 1,000,000 SF .  $194.06    $203.20   $210.40    $213.93       +3.3%
More than 1,000,000 SF ..  $183.90    $193.13   $201.05    $207.44       +4.1%
          Total            $169.08    $175.13   $179.94    $183.10       +2.7%
===============================================================================
* Compound Annual Change
===============================================================================
Source:  National Research Bureau
===============================================================================

   Consumers demand for value and selection have led to an unprecedented growth of the category killer, superstore and warehouse club concepts. In its annual industry report, Discount Store News has identified the nation's top 200 merchants. Overall, these merchants posted sales of $336.6 billion, up
7.5 percent over 1995. The chart below highlights the year-to-year performance along with 1997 projections.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

=============================================================================================
                               SALES BY SEGMENT (IN BILLIONS $)
=============================================================================================
                                     1995      1996    MARKET SHARE    % CHANGE  1997 (PROJ.)
- ---------------------------------------------------------------------------------------------
Full-Line Discount Stores (1)       $150.9    $162.3         48%          7.6%      $178.5
Specialty Discounters (2)             67.5      76.3         23%         13.1%        87.5
Warehouse Clubs                       41.1      43.5         13%          5.8%        45.9
Other Discount Mass Merchants (3)     30.8      31.8          9%          5.0%        33.4
Off-Price Apparel Chains              15.8      16.9          5%          6.2%        17.9
Jewelry/Hard Lines Retailers           6.9       5.9          2%        (15.0%)        5.1
Total Market                        $313.0    $336.6        100%          7.5%      $368.5
=============================================================================================
(1)    Includes full-line discount department stores, supercenters,  closeouters and single-price retailers
(2)    Includes home, automotive, crafts, toys, office supplies, book, computer superstores, baby superstores, pet supplies, consumer  electronics and sporting goods specialty stores.
(3)    Includes Sears, Ward, QVC, HSN and variety stores.
=============================================================================================
Source: DSN Research
=============================================================================================

   As can be seen, the largest segment is comprised of full line discount stores which was up 7.6 percent to $162.3 billion, or 48 percent of all sales. Excluding Wal-Mart, by far the industry leader, 75 retailers in the DSN top 200 posted double digit sales gains. The biggest winners were baby superstores (+47.2%), book superstores (+35.9%), and home furnishing superstores (33.1%). Among the supercenter categories, Wal-Mart Supercenter's $19.3 billion in sales, up 67.7 percent over 1995, accounted for more than half of the segment's $36.2 billion in sales.

   The Urban Land Institute, in the 1997 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

   The ICSC reports that 157 shopping centers were started in the second quarter of 1997, 12 fewer than in the second quarter of 1996. Total GLA started amounted to 13.0 million square feet, down nearly one-third over last year. The overwhelming majority of the starts (146) were in centers less than 200,000 square feet, resulting in a 27 percent drop in average size from 114,000 to 83,000 square feet.

MARKET SHIFTS -- CONTEMPORARY TRENDS IN THE RETAIL INDUSTRY

   The mid 1990s have continued the trend of profound changes in the retail industry. Department stores have emerged from the troubles of late 1980s and early 1990s to be stronger than ever. Continued consolidations in this industry segment should continue. Specialty retailers continue to experience a shakeout of weaker, out of favor formats while discounters gain market share. Power centers, the growth vehicle of the last several years have reached a point of saturation that has undermined investor's interest in this product. Outlet centers are still struggling, however, the super-regional mega-center appears poised to be the hot concept for the next few years.

   Some of the important developments in the industry over the past year can be summarized as follows:

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   o The 1996 Christmas selling season ended on a down note with sales finishing below most analysts expectations. For most consumer electronics and computer retailers, the season was horrible with December sales down 4.8 percent on average. Best Buy, last year's rising star, was off 13.0 percent. Apparel sales rose 3.3 percent led in part by Ann Taylor up 8.8 percent following last year's 2.9 percent decline. According to the Department of Commerce, on an overall basis, department stores registered an average increase of 4.6 percent while discounters had a 7.8 percent rise on average. Conventional department stores rose
       1.9 percent. A summary of some year over year comparable store sales results is shown below.

                 ===============================================
                                       COMPARABLE STORE SALES
                                       (%) CHANGE OVER LAST 12
                                               MONTHS
                 ===============================================
                 DISCOUNTERS
                   Wal-Mart                      4.5
                   Kmart                         2.3
                   Dayton Hudson                 2.4
                 -----------------------------------------------
                 DEPARTMENT STORES
                   Sears                         6.1
                   Federated                     2.8
                   JC Penney                     2.9
                   Dillards                      2.0
                 -----------------------------------------------
                 APPAREL
                   Limited                       2.0
                   The Gap                       5.0
                   TJX                           7.0
                 -----------------------------------------------
                 MISCELLANEOUS
                   Best Buy                     -4.0
                   Tandy                          .4
                   Woolworth                    -2.0
                   Pier 1                       12.0
                 ===============================================
                 Source: Wall Street Journal
                 ===============================================

   o Consolidation in the department store industry segment continued, albeit at a slower pace than seen over the last few years.

       o ROSE'S STORES -- Announced (11/97) their pending acquisition by Variety Wholesalers. Rose's is a North Carolina based 106 store junior department store chain. The privately held Variety Wholesalers operates 500 units in the southeast.

       o PROFFITT'S -- Announced (11/97) they will buy CARSON PIRIE SCOTT, a midwest based retailer with 56 units and $1.1 billion in annual sales. Proffitt's acquired 38 unit PARISIAN chain for $221 million. Company now controls 141 stores in 19 states. They have also announced an agreement to acquire G.R. HERBERGER'S, a 40-unit department store chain based in St. Cloud, Minnesota for $153 million.

       o   BARNEYS INC. -- To give up control to Hong Kong based Dickenson
           Concepts.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

       o MONTGOMERY WARD & CO. -- With 400 stores in 43 states filed Chapter 11 in July 1997. They have announced the closure of 48 units.

       o STRAWBRIDGE & CLOTHIER -- 128 year old Philadelphia based institution sold 13 unit department store division to May Company. Its 27 unit discount CLOVER division went to Kimco which is putting Kohl's in several of the units, their initial foray into the East.

       o   RICH'S -- 26 unit New England based regional chain closes.

       o FEDERATED -- Continues its conversion of Broadway stores in California to Macy's and Bloomingdales.

       o Discounters are being attacked from two sides. Big Box category killers have rapidly expanded on one side. Alternatively, full service department stores have become more promotional, closing the price advantage gap discounters have traditionally enjoyed. For example, BRADLESS and CALDOR remain in bankruptcy and AMES continues to struggle looking for the right strategy to compete against Wal-Mart, Kmart, Target and now Kohl's.

   o Troubles continues for several specialty retailers as the protracted shake-out continued with several Chapter 11 filings, downsizings, and some cases, outright liquidations. Among the more notable:

       o THE WIZ INC., the New York area based electronics retailer filed for bankruptcy (12/97) saying it will close 17 of its 50 Nobody Beats The Wiz stores.

       o BERNARD CHAUS INC., the struggling maker of Chaus women's clothing and Nautica Sportswear, announced (11/97) it would close 20 of its 21 outlet stores.

       o HOME EXPRESS will liquidate its 12 remaining housewares and linens stores by October 1997. The chain, which at one time had 33 units, had filed Chapter 11 in February 1996.

       o LEVITZ FURNITURE INC. filed for Chapter 11 on September 5, 1997. The company operates 68 showrooms and 61 smaller stores in 26 states. It will initially close 18 stores.

       o KMART will shed BUILDERS SQUARE for $10.0 million to Leonard Green & Partners who will merge it HECHINGERS.

       o   PAYLESS CASHWAYS filed Chapter 11 in July 1997.

       o   WAL-MART announces closure of 7 year old BUD'S chain in July 1997.

       o WOOLWORTH announces closure of all remaining (400) variety stores in July 1997.

       o SERVICE MERCHANDISE announces (4/97) it would close 60 of its 400 stores.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

       o CONSOLIDATED STORES announced (3/97) it is scrapping its ALL FOR ONE DOLLAR chain (175 units).

       o GROSSMANS INC., a home improvement retail chain, filed Chapter 11 in March 1997.

       o OSHMANS SPORTING GOODS announces closure (2/97) of 50 of its 84 conventional stores to concentrate on its superstore concept.

       o   LINEN SUPERMARKET (80 units) liquidated in June 1997.

       o ROSES AUTO STORES filed Chapter 11 in June 1997 and immediately closed all 62 stores. It then reopened 6.

       o LURIA'S, the 99-year old apparel and hard goods chain filed Chapter 11 in August 1997 and is closing 11 of its 17 stores. The chain at one time had 50 locations throughout Florida.

       o ALL ABOUT SPORTS filed Chapter 11 in May 1997 and immediately announced plans to liquidate.

       o MCCRORY CORP. is seeking court approval to close 307 of its 461 remaining stores and liquidate. At one time it ran 820 stores in 1992 when it filed for protection.

       o   LIMITED will close 200 of its 4,500 units during 1997.

       o HANDY ANDY -- Regional home improvement chain closed remaining 54 stores.

       o HERMAN'S liquidated all of its sporting goods stores in the northeast (5/96).

       o   TODAY'S MAN -- 35 unit apparel super store chain filed Chapter 11.

       o BARNEY'S -- High profile New York based upscale retailer filed Chapter 11.

       o MERRY-GO-ROUND liquidated and closed its remaining 560 units including Chess King, Dejaiz and Cignal units.

       o JAMESWAY -- Regional discount department store chain in the northeast liquidated.

       o INCREDIBLE UNIVERSE -- After aggressive foray into this mega store format (185,000 (plus or minus) square feet), TANDY closes division down. Tandy will also close the remaining 53 units of its struggling MCDUFF ELECTRONICS chain and 19 of its 108 COMPUTER CITY units.

       o   ERNST HOME CENTERS -- Board approved liquidation of 53-unit chain.

       o KIDS MART -- 144-unit childrens apparel chain rumored to be close to filed Chapter 11 in January 1997 and liquidated in April 1997.

       o SUN TELEVISION AND APPLIANCE is considering closing 9 of its 50 stores citing losses.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------
     o BEST having sold its remaining units to Shottenstein Corp. in November 1996, the new owner initiated a liquidation of the former catalog showroom.


     o AUTOWORKS (129 units) - Less than one month after filing Chapter 11 in July 1997, Hahn Automotive Warehouse got bankruptcy court permission to liquidate the inventory of its 83 unit subsidiary.


     o RICKEL HOME CENTERS - 86 unit home improvement chain filed Chapter 11 and announced (10/97) they will close its remaining 49 units in New York, New Jersey, Pennsylvania, and Delaware, laying off 2,000 people.


     o  HOUSE OF FABRICS filed Chapter 11 and closes 86 of its 361 units.


     o DISCOVERY ZONE - Fast expanding childrens' entertainment and recreation oriented concept filed Chapter 11.


     o BEN FRANKLIN - Arts and crafts retailer filed Chapter 11 and subsequently ordered to liquidate.


     o KUPPENHEIMER - Apparel retailer files Chapter 11 and plans to close half of its 87 units in New Jersey, New York, Pennsylvania, and Delaware, laying off 2,000 people.


     o COUNTY SEAT - 740-unit apparel retailer has filed Chapter 11 and will close 200 units. THE WET SEAL has made a proposal to acquire 508 of the stores.


     o  ALL FOR A DOLLAR - 111-unit close-out chain has filed Chapter 11.


     Mergers and consolidations among specialty retailers, drug, supermarket and apparel categories continue. Evidence of changes among the movie business is also a recognized trend.


     o UNITED ARTISTS THEATRE GROUP announced (11/97) they will be acquired by Hicks, Muse, Tate & Furst Inc. for $850.0 million. The company has 340 theaters with 2,174 screens in 26 states.


     o ACT III THEATERS announced (10/97) their pending acquisition by Kohlberg Kravis Roberts & Company for $660 million.


     o SONY CORP. AND CINEPLEX ODEON CORP. agreed (10/97) to combine their theaters in a $1.0 billion transaction that will create a 2,600 screen chain, second in North America to the 2,700 screen Carmike Cinemas.


     o GART SPORTS, a Denver based privately held chain, has agreed to acquire (10/97) Sportmart Inc, forming the second largest sporting goods chain with 120 stores in 13 states and sales of $700 million.


     o FRED MEYER, INC., announced (11/97) they will merge with Quality Food Centers and Ralph's Grocery Company in two separate transactions that will create a $15.0 billion company with 800 stores
- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        in 14 states. In early 1997 they merged with Smiths Food and Drug creating a 265 unit chain with $7.0 billion in sales.


     o CONSOLIDATED STORES, operator of Odd Lots, Big Lots, and Kay Bee Toys (1,940 units) announced (11/97) they will acquire MacFrugal's Bargain Close-outs (325 units in 18 states) for nearly $1.0 billion.


     o DISCOUNT AUTO PARTS, a 411 unit Florida based automotive after market chain, announced (11/97) its merger with Hi-Lo Automotive, forming a 598 unit company with combined revenues of $700 million.


     o PETCO has announced (9/97) their intended acquisition of PetCare, an 81 store privately held chain based in Chicago.


     o JITNEY JUNGLE STORES OF AMERICA (105 units) will acquire Delchamps (118 units).


     o CVS DRUG acquired Revco in February 1997 with combined total of 4,000 stores and $10 billion in sales.


     o STAPLES proposed merger with OFFICE DEPOT in a $3.4 billion deal nixed by FTC.


     o  TOYS R US acquired BABY SUPERSTORE in $407 million deal (2/97).


     o MELVILLE sold KAY BEE TOYS to CONSOLIDATED STORES adding to its Toy Liquidators, Toys Unlimited and Amazing Toys close-out units for $315 million. Melville has officially changed its name to CVS Corp.


     o SAFEWAY to acquire VON'S in a $1.65 billion deal, creating an operation with 1,400 stores, 139,000 employees and $22.0 billion in revenues. They will still trail the industry leader, KROGER, in size.


     o JC PENNEY, parent of THRIFT DRUG, announced they will acquire FAY'S INC., operator of 272 units, making Thrift the nation's eight largest chain. Penney's acquisition of ECKERD DRUG has been cleared by the FTC.



     o SEARS & ROEBUCK acquired the 61 unit ORCHARD SUPPLY HARDWARE chain for $415 million.


     o WABAN, INC. - to spin off BJ'S WHOLESALE CLUB and change its name to its other wholesale club division, HomeBase.


     o FOOD LION - announced its pending acquisition of KASH N KARRY in a $341.0 million deal.


     o PETSMART - Announced plans to acquire PET CITY HOLDINGS, the largest pet superstore chain in the UK.


     o TJX COMPANIES - announced intent to sell its CHADWICK'S OF BOSTON catalog to Brylane LP.


     o  REVCO - completed its tender offer for Big B drug store chain.


     o QUALITY FOOD CENTERS - Bellvue, WA based supermarket chain to acquire 56-unit HUGHES FAMILY MARKETS for $360 million.
- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

     o REITs ended the year with excellent gains over the thrashing many of their stock prices took earlier in the year. At year end, the average REIT was up 40 percent. Outlet center REITs were the notable laggards with a 3.8 percent gain. The most significant deal in 1996 involved Simon Property Group's $1.5 billion acquisition of The DeBartolo Realty Corp. The combined company has a market capitalization of $7.5 billion and a portfolio of 111 regional malls, 66 strip centers, and several specialty centers.


     o Power center growth has arguably fueled the industry's expansion over the past few years. With investors having become more pessimistic due to overbuilding and cannibalization of sales, a new growth vehicle is emerging, the supercenter. This concept combines the elements of a neighborhood center, discounter, supermarket, and drug store into one unit of 150,000 to 200,000 square feet. At the end of 1995 there were 500 plus and minus supercenters. A recent ICSC Survey expects the market to reach buildout in 2003 with 1,800 stores. Leading chains include Wal-Mart, Kmart, Target and Meyer.


     o Despite trends towards consolidation and downsizing, retailers say they will continue aggressive expansions over the next four years. These results were tabulated from Shopping Center World's 16th Annual Retailer's Expansion Plans Survey. Retailers say they will open 28,000 stores between 1997 and the end of 2000. Among the 148 responding retailers, 83 percent planned their expansions in shopping centers led by regional malls.



   o  Regional Malls         72%
   o  Power Centers          50%
   o  Neighborhood Centers   46%
   o  Community Centers      34%
   o  Outlet Centers         20%
   o  Off-Price Centers      17%

     37 percent cited the southeastern part of the country as the hottest growth area.


     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of
        18.1 percent since 1989. The five outlet center REITs operated 132 centers as of mid-year 1996. By the year 2000 they expect to operate nearly 175 units. Overall occupancy in 1995 (1996 not available at this writing) slipped to 93.3 percent from 95.5 percent in 1994. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken.


     o Consolidation in the Outlet Industry has been predicted for some time. Prime Retail Inc. announced (11/13/97) they have signed a definitive agreement to acquire Horizon Group Inc. in a transaction valued at $906.3 million. As a result of the deal, Prime will own and operate 20 of Horizon's 37 outlet centers.


     o Category Killers and disocunt retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square fee in 1991 according to F.W. Dodge, matching the
- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately 55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in other superstores categories such as in the office products segment where Office Depot and Staples have announced a merger.


     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task. Many of the nation's largest media and entertainment companies are getting into the retail business in some fashion. AMC Entertainment has formed a separate subsidiary, Centertainment, Inc., to work with developers to create entertainment based retail projects.


     o Super-regional value-oriented mega malls such as The Mills concept are expected to be one area of growth over the next several years. This hybrid concept incorporates the diverse mix of super-regional malls with the value-oriented aspects of factory outlets, category killers, off-price merchants and retailer clearance outlets under one roof. In addition, they add an entertainment component that is designed to extend the stay of the patron from approximately one to one and one-half hours in a traditional mall format to three to five hours. These malls are at least 1.0 million square feet althought the Mills design averages 1.5 million square feet. They can contain between 7 and 20 anchors and have trade areas stretching upwards to 100 miles.

INVESTMENT CRITERIA AND INSTITUTIONAL INVESTMENT PERFORMANCE

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their
EMERGING TRENDS IN REAL ESTATE - 1998 that their respondents give retail investments generally poor performance
- -------------------------------------------------------------------------------
                                     -24-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1997 and the general overbuilding which has had a fundamental change on the industry. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 34 percent of the respondents recommended buying malls. This was up from 20 percent in 1997.


     The following chart summarizes the results of their current survey.


                     RETAIL PROPERTY RANKINGS AND FORECASTS




                            INVESTMENT POTENTIAL                           PREDICTED VALUE GAINS
                           ----------------------       1998       --------------------------------------
      PROPERTY TYPE         RATING1     RANKING2     RENT CHANGE      1 YR.        5 YRS.       10 YRS.
- ------------------------   ---------   ----------   ------------   ----------   -----------   -----------
     Regional Malls            4.6        7th            +0.6%         +2.2%        +11.9%        +22.9%
     Power Centers             3.9        8th            -0.2%         -0.4%          8.5%         17.1%
     Community Centers         5.4        5th             1.8%          3.4%         12.7%         23.9%

- --------
1 Scale of 1 to 10

2 Based on 9 property types


Source: Emerging Trends in Real Estate - 1998

  REGIONAL MALLS

     It is felt that price declines in malls as an investment have bottomed out and are slowly recovering. Thirty-four percent of all respondents recommend buying up from 20 percent last year. However, interviewees regard malls as more of a hold than a buy and generally counsel against selling at this time. Malls now rank 7th overall in investment appeal, 9th in development potential, and 8th in overbuilding risk. Value gains of 2.2 percent are forecasted this year, their 22.9 percent over ten years does not stack up well against other investment choices. While dominant malls in strong growth markets continue to be prime investments, older malls are clearly at risk as they are vulnerable to new competition and have high maintenance costs which cannot compete with newer open air centers that operate much more cost effectively.

  POWER CENTERS

     This ten year old phenomenon has pushed itself into a lowly 3.9 investment ranking (last) and a high overbuilding risk (second). Anticipated rent and value changes will be essentially flat (-.2 percent and -.4 percent, respectively). Long term appreciation lacks any real appeal and interviewees overwhelmingly recommend selling the centers and show little interest in buying at this time.

  COMMUNITY CENTERS

     Emerging Trends cites that with larger retail formats struggling, certain neighborhood and community centers may be well positioned to excel over the next few years. Investment and development potential rank 5th and 6th, respectively. Value gains of 3.4 percent are forecasted for 1998 along with rent increases of 1.8 percent (1 year). Over the long term, a 23.9 percent value gain is forecasted. Centers with "super" grocery stores provide a convenient alternative for time pressed shoppers which adds to their appeal.

     The NCREIF PROPERTY INDEX represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the second quarter of 1997 shows that the retail index posted a positive 1.63 percent

- -------------------------------------------------------------------------------
                                     -25-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

total return for that quarter versus 5.08 percent increase in total return for all of 1996. The 1.63 percent total return for the quarter was more than 100 basis points below the overall NCREIF total property index of 2.66 percent. On the bright side, the 2.06 percent income return was the highest in 13 years. However, the negative appreciation return represented the 27th markdown in the last 28 quarters. On balance, positive trends are in evidence by the fact that restructuring in the retail industry is better positioning the centers to meet growing consumer demands influenced by the strong economy and growing consumer confidence. Retail sales continue to outpace inflation and there are signs that construction is slowly subsiding.


                            RETAIL PROPERTY RETURNS
                                NCREIF INDEX (%)




      PERIOD         INCOME     APPRECIATION      TOTAL      CHANGE IN CPI*
- -----------------   --------   --------------   ---------   ---------------
  2nd Qtr. 1997        2.06          -.43           1.63
     One Year          8.30         -3.20           4.90
   Three Years         8.11         -2.78           5.16
    Five Years         7.74         -3.43           4.11
    Ten Years          7.11         -1.19           5.86

- --------
* Annualized year ending 12/31

Source: Real Estate Performance Report
        National Council of Real Estate Investment Fiduciaries


     Retail's total return of 4.90 percent for year ending 6/30/97 was substantially behind the other investment categories including Apartment (11.20%), Office (13.93%), R&D (22.27%), and Warehouse (12.88%). Among the
different retail categories, neighborhood centers posted the best total performance, while regional malls were laggards.


                           RETAIL SEGMENT PERFORMANCE

        CATEGORY             INCOME      APPRECIATION      TOTAL
- ------------------------   ----------   --------------   ---------
  Neighborhood                 9.05%         - .63%          8.70
  Community                    9.07%         - .78%          8.23
  Regional Malls               8.05%         -4.66%          3.12
  Super Regional Malls         7.90%         -4.24%          3.40

     From the above, it is clear that value declines were still in evidence during the first half of 1997.


     Private investor underwriting has become more conservative with respect to vacancy allowances, growth rate (rent, sales) and occupancy cost tolerance levels. The reduced spread between cash returns and internal rate of returns is evidence that buyers seek a higher proportion of their expected return from income rather than from appreciation.


     The Cushman & Wakefield Investor Survey also confirms trends that capitalization rates for most retail categories have risen. Regional malls have been the most affected. This is partly due to the fact that a large number of malls are currently available for sale.
- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   The Urban Land Institute, in their 1997 REAL ESTATE FORECAST - MID YEAR OUTLOOK, projects very small increases in effective rents through mid-1998 for both regional malls and strip shopping centers. Even though rent increases will likely be higher than 1996, they will likely not keep pace with inflation. In fact, retail garnered the bottom two spots in ULI's ranking of 10 property types in measuring their expected performance change. The downward pressure on rents has been attributed to the expansion of big-box retailers, which has resulted in a changing tenant base that requires a different type of space than exists in much of the older retail stock.

REAL ESTATE INVESTMENT TRUST MARKET (REITS)

   To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

   Currently, there are in excess of 300 REITs in the United States, more than three-quarters of which are publicly traded. The advantage provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

   There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

   o EQUITY REITS center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

   o MORTGAGE REITS invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

   o HYBRID REITS combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

   The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

   1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of December, equity REITs posted nearly a 10 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 38.8 percent total return. This was followed by self-storage (34.9%), hotels (30.8%), triple-net lease (31.6%), and industrial/self-storage (27.9%). One equity REIT sector was in the red
- -outlet centers (-2.80%).

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

RETAIL REITS

   As of September 30, 1997, there were a total of 47 REITs specializing in retail, making up sizable percentage of the securities in the REIT market. Forty six of these REIT companies are Equity REITs. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart, shown as TABLE A, displays a summary performance of the three composite categories. TABLE B identifies the number of companies and market capitalization for year end 1996 as well as through the third quarter 1997.

===============================================================================
                       TABLE A - RETAIL REIT PERFORMANCE
===============================================================================
                        12/31/96                   9/30/97
                ------------------------- --------------------------
                 Y-T-D TOTAL    DIVIDEND       Y-T-D       DIVIDEND
                    RETURN       YIELD     TOTAL RETURN     YIELD
===============================================================================

ALL REITS           39.96%        6.59%        13.24%        6.28%
 Strip Centers      32.88%        6.50%        15.53%        5.98%
 Regional
  Malls             44.63%        6.60%        12.21%        6.62%
 Outlet
  Centers            3.78%        9.22%         5.59%        7.87%
- -------------------------------------------------------------------------------
Source: Realty Stock Review
===============================================================================

===============================================================================
                        TABLE B - MARKET CAPITALIZATION
===============================================================================
                          12/31/96                      9/30/97
                ----------------------------- ----------------------------
                   NO. OF         MARKET         NO. OF         MARKET
                 SECURITIES   CAPITALIZATION*  SECURITIES   CAPITALIZATION
===============================================================================

ALL REITS            43          $20,190.7         47         $26,889.6
 Strip Centers       26          $11,145.8         27         $14,016.0
 Regional
  Malls              10          $ 7,349.0         12         $10,337.2
 Outlet
  Centers             6          $ 1,300.2          6         $ 1,694.0
- -------------------------------------------------------------------------------
* Number reported in thousands.
Source: Realty Stock Review
===============================================================================

   As can be seen, the 43 REIT securities at year end 1996 had a market capitalization of approximately $20.2 billion. Total returns of nearly 40.0 percent were well ahead of the stock market as a whole and also exceeded the
35.8 percent return for all REITs. Regional malls did exceptionally well with nearly a 45 percent return followed by strip centers at approximately 33%. Outlet centers, which were posting negative returns through the third quarter, recovered to show a 3.8 percent return for the year. Accordingly, dividend yields for this group were 9.22 percent, some 266 basis points above the composite average return.

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

   Data through the third quarter of 1997 shows that the 47 REIT securities have a market cap of $26.9 billion. Year to date returns for strip centers and regional malls are 6.0 and 6.6 percent respectively. Alternatively, outlet center REIT's which performed poorly through the first half of 1997, have turned around to post a 5.6% YTD return.

   While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

   REITs have been the most aggressive buyer of centers by virtue of their need to grow FFO. TABLE C highlights the change in ownership between 1994 and 1997.

              ==================================================
                                    TABLE C
                           PERCENTAGE OF U.S. CENTERS
                         OWNED BY REITS BY CENTER SIZE
              ==================================================
                 CENTER SIZE (SF)      % IN 1994     % IN 1997
              ---------------------  ------------- -------------

                   (less than) 100,000     1.1%          3.9%
                   100,001 -   200,000     3.0%          7.9%
                   200,001 -   400,000     6.1%         13.8%
                   400,001 -   800,000    11.7%         20.3%
                   800,001 - 1,000,000    13.9%         30.6%
              (greater than) 1,000,000    12.6%         27.8%
              All Centers                  2.5%          6.6%

              --------------------------------------------------
              Source: ICSC Research Quarterly -Fall 1997
              ==================================================

   From the above it is shown that REITs now own 6.6 percent of all shopping centers. Further analysis shows they own 23 percent of all regional malls and 6 percent of all strip centers.

REGIONAL MALL REITS

   The accompanying exhibit TABLE B summarizes the basic characteristics of nine REITs and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mall properties. Excluding the Rouse Company (ROUS), the IPOs have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than
14.0 percent of the total national supply of this product type.

   The ten companies are among the largest and best capitalized domestic real estate equity securities, and are considerably more liquid than more traditional real estate related investments.

- -------------------------------------------------------------------------------

                                                 NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

===================================================================================
TABLE B - REGIONAL MALL REIT ANALYSIS
CUSHMAN & WAKEFIELD INC.
                                     CBL           GWN          GGP         JPR
                                    CBL &         CROWN       GENERAL    JP REALTY
        REIT PORTFOLIO             ASSOC.       AMERICAN      GROWTH        INC.
- -----------------------------------------------------------------------------------
COMPANY OVERVIEW
No. of Retail Centers ........         105            25           67      n/a
No. of Regional Malls ........          16            25           66          10
Mall as % of Portfolio .......          71%           99%          98%         71%
Avg. Total GLA/Center* .......         655           545          699         493

MALL OPERATIONS
Reporting Year ...............        1995          1995         1995        1995
Avg. Sales PSF of Mall
 Shop GLA ....................   $     232      $    206     $    235    $    208
Avg. Rent on Recent
 Leases ......................   $   17.41      $  17.96     $  21.80    $  21.45
Minimum Rent/Sales Ratio              7.5%          8.7%         9.3%       10.3%
Total Occupancy Cost/Sales
 Ratio .......................        12.3%         11.1%        12,1%       10.2%
 Mall Shop Occupancy level            88.2%         82.0%        86.2%       86.5%

SHARE PRICES
IPO Date .....................    10/27/93        8/9/93       4/8/93      n/a
IPO Price ....................   $   19.50      $  17.25     $  22.00      n/a
Current Price (11/29/96) .....   $   24.50      $   7.63     $  27.75    $  19.50
52 - Week High ...............   $   25.00      $   8.75     $  28.38    $  19.75
52 - Week Low ................   $   19.50      $   6.63     $  18.50    $  15.13

CAPITALIZATION & YIELDS
Market Capitalization** ......   $   1,266      $    842     $  2,744    $    661
Annual Dividend ..............   $    1.68      $   0.80     $   1.72    $   1.92
Dividend Yield (11/29/96).....        6.86%        10.48%        6.20%       9.85%
FFO 1996*** ..................   $    2.03      $   1.29     $   1.95    $   1.83
FFO Yield (11/29/96) .........        8.29%        16.91%        7.03%       9.38%
===================================================================================
=================================================================================================================
                                                                             SPG                          URB
                                     MAC          MLS          RSE          SIMON           GCO          URBAN
                                THE MACERICH   THE MILLS      ROUSE       PROPERTY        TAUBMAN      SHOPPING
        REIT PORTFOLIO             COMPANY       CORP.       COMPANY        GROUP         CENTERS       CENTERS
- ----------------------------------------------------------------------------------------------------------------
COMPANY OVERVIEW
No. of Retail Centers ........          20           18           69           177             19            12
No. of Regional Malls ........          17            4           38           113             19             8
Mall as % of Portfolio .......          97%          82%          75%           77%           100%           95%
Avg. Total GLA/Center* .......         735        1,500          873           759          1,102         1,040

MALL OPERATIONS
Reporting Year ...............        1995         1995         1995          1995           1995          1995
 Avg. Sales PSF of Mall
 Shop GLA ....................    $    290     $    297     $    289     $     276      $     352      $    344
Avg. Rent on Recent
 Leases ......................    $  23.00     $  25.00     $  24.90     $   21.92      $   41.27      $  34.64
 Minimum Rent/Sales Ratio              7.9%         8.4%         8.6%          7.9%          11.7%         10.1%
Total Occupancy Cost/Sales
 Ratio .......................        11.3%        11.6%        12.2%         11.0%          15.1%         11.4%
 Mall Shop Occupancy level            92.2%        90.0%        95.2%         86.4%          88.0%         92.6%

SHARE PRICES
IPO Date .....................      3/9/94         4/94         1966      12/26/93       11/18/92       10/6/93
IPO Price ....................    $  19.00     $  23.50       n/a        $   22.25      $   11.00      $  23.50
Current Price (11/29/96) .....    $  23.25     $  20.75     $  26.50     $   27.38      $   11.63      $  26.50
52 - Week High ...............    $  24.00     $  22.50     $  27.38     $   27.88      $   12.50      $  27.88
52 - Week Low ................    $  19.00     $  16.50     $  18.25     $   21.13      $    9.25      $  20.13

CAPITALIZATION & YIELDS
Market Capitalization** ......    $  1,328     $  1,481     $  3,936     $   5,900      $   3,127      $  1,072
Annual Dividend ..............    $   1.76     $   1.89     $   0.88     $    1.97      $    0.88      $   1.98
Dividend Yield (11/29/96).....        7.57%        9.11%        3.32%         7.20%          7.57%         7.47%
FFO 1996*** ..................    $   1.96     $   1.96     $   2.42     $    2.34      $    0.98      $   2.41
FFO Yield (11/29/96) .........        8.43%        9.45%        9.13%         8.55%          8.43%         9.09%
=================================================================================================================
Source: Salomon Brothers, Realty Stock Review; Annual Reports and Green Street
        Advisors, Inc.

*     Numbers in thousands (000) includes malls only.

**    Numbers in millions.

***   Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the
      Operating Partnership.
=================================================================================================================

SHOPPING CENTER REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 26 out of the total 43 securities. General characteristics of seven of the largest shopping center REITs are summarized on TABLE C. The public equity market capitalization of the seven companies totaled $6.1 billion as of October 31, 1996. The two largest, Kimco Realty Corp. and New Plan Realty Trust have a market capitalization equal to approximately 34.4 percent of the group total.

     Year-to-date returns have been 16.19 percent for all shopping center REITs including a 7.36 percent dividend yield.
- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

===============================================================================
TABLE C - SHOPPING CENTER REIT ANALYSIS
CUSHMAN & WAKEFIELD INC.
                                           DDR           FRT          GRT
                                          DEVEL        FEDERAL     GLIMCHER
            REIT PORTFOLIO             DIVERSIFIED   REALTY INV     REALTY
- -------------------------------------------------------------------------------
  COMPANY OVERVIEW
  Total Properties ..................        111            53           84
  Total Retail Centers ..............        104            53           84
  Total Retail GLA* .................     23,600        11,200       12,300
  Avg. Total GLA/Center* ............        227           211          146
  MALL OPERATIONS
  Reporting Year ....................         --            --         1994
  Total Rental Income ...............         --            --     $ 71,101
  Average Rent/Square Foot ..........   $   6.04            --     $   5.78
  Total Operating Expenses ..........         --            --     $ 45,746
  Operating Expenses/Square Foot.....         --            --     $   3.72
  Operating Expense Ratio ...........         --            --         64.3%
  Total Occupancy Level .............       96.6%         95.1%        96.3%
  SHARE PRICES
  IPO Date ..........................       1992          1993         1994
  IPO Price .........................   $  19.50      $  17.25     $  14.75
  Current Price (12/15/95) ..........   $  29.88      $  23.38     $  17.75
  52 - Week High ....................   $  32.00      $  23.75     $  22.38
  52 - Week Low .....................   $  26.13      $  19.75     $  16.63
  CAPITALIZATION & YIELDS
  Outstanding Shares * ..............      18.96         32.22        24.48
  Market Capitalization* ............   $    567      $    753     $    435
  Annual Dividend ...................   $   2.40      $   1.64     $   1.92
  Dividend Yield (12/15/95) .........       8.03%         7.01%       10.82%
  FFO 1995*** .......................   $   2.65      $   1.78     $   2.25
  FFO Yield (12/15/95) ..............       8.87%         7.61%       12.68%
===============================================================================
=====================================================================================================
                                           JPR           KIM          NPR        VNO         WRI
                                            JP          KIMCO      NEW PLAN    VORNADO    WEINGARTEN
            REIT PORTFOLIO             REALTY INC.   REALTY CORP    REALTY     REALTY       REALTY
- -----------------------------------------------------------------------------------------------------
  COMPANY OVERVIEW
  Total Properties ..................        46             193         123        65           161
  Total Retail Centers ..............        40             193         102        56           141
  Total Retail GLA* .................     6,895          26,001      14,500     9,501        13,293
  Avg. Total GLA/Center* ............       172             135         142       170            94
  MALL OPERATIONS
  Reporting Year ....................        --            1994          --        --          1994
  Total Rental Income ...............        --       $ 125,272          --        --     $ 112,233
  Average Rent/Square Foot ..........        --       $    4.82          --        --     $    8.44
  Total Operating Expenses ..........        --       $  80,563          --        --     $  76,771
  Operating Expenses/Square Foot.....        --       $    3.10          --        --     $    5.78
  Operating Expense Ratio ...........        --            64.3%         --        --          68.4%
  Total Occupancy Level .............      94.0%           94.7%       95.4%     94.0%         92.0%
  SHARE PRICES
  IPO Date ..........................      1994            1991        1973      1993          1985
  IPO Price .........................    $22.00       $   19.00          --    $22.25            --
  Current Price (12/15/95) ..........    $20.63       $   42.25    $  21.63    $36.13     $   36.13
  52 - Week High ....................    $21.38       $   42.25    $  23.00    $38.13     $   38.13
  52 - Week Low .....................    $17.38       $   35.00    $  18.75    $32.75     $   32.75
  CAPITALIZATION & YIELDS
  Outstanding Shares * ..............     19.72           22.43       53.26     24.20         26.53
  Market Capitalization* ............    $  407       $     948    $  1,152    $  874     $     959
  Annual Dividend ...................    $ 1.68       $    2.16    $   1.39    $ 2.24     $    2.40
  Dividend Yield (12/15/95) .........      8.14%           5.11%       6.43%     6.20%         6.64%
  FFO 1995*** .......................    $ 1.83       $    3.15    $   1.44    $ 2.67     $    2.80
  FFO Yield (12/15/95) ..............      8.87%           7.46%       6.66%     7.39%         7.75%
=====================================================================================================
Source: Salomon Brothers and Realty Stock Review; Annual Reports

*     Numbers in thousands (000) includes retail properties only.

**    Numbers in millions.

***   Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the
      Operating Partnership.
=====================================================================================================

- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

OUTLOOK

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

      o The gradual obsolescence of some existing retail locations and retail facilities;

      o The evolution of the locational needs and format preferences of various anchor tenants; and

      o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.

- -------------------------------------------------------------------------------

                         SUMMARY OF WEIGHTED AVERAGES

                Cushman & Wakefield Valuation Advisory Services
                                  Spring 1998




                                   CAPITALIZATION RATES                 INTERNAL
                          ---------------------------------------    RATE OF RETURN
                               GOING-IN            TERMINAL
                             LOW       HIGH      LOW       HIGH       LOW       HIGH
                          --------- --------- --------- --------- ---------- ----------
OFFICE
 URBAN/CBD                    8.6%      9.0%      9.1%      9.6%      12.7%      13.1%
  Class A-Leased Asset        8.4%      9.0%      8.8%      9.4%      11.1%      11.9%
  Class B-Leased Asset        9.5%      9.8%      9.7%      9.9%      12.5%      12.6%
  Class A-Value Added         7.9%      8.1%      8.7%      9.4%      13.9%      13.9%
  Class B-Value Added         8.9%      9.4%      9.8%     10.1%      15.1%      15.2%
 SUBURBAN                     8.7%      9.2%      9.3%      9.8%      12.5%      12.9%
  Class A-Leased Asset        8.5%      9.2%      9.0%      9.6%      11.2%      11.8%
  Class B-Leased Asset        9.3%      9.7%      9.7%      9.9%      12.2%      12.5%
  Class A-Value Added         8.1%      8.5%      9.3%      9.6%      13.4%      13.7%
  Class B-Value Added         8.9%      9.3%      9.8%     10.1%      14.7%      14.7%
INDUSTRIAL
 WAREHOUSE/DISTRIBUTION       8.8%      9.2%      9.3%      9.8%      12.0%      12.5%
  Class A-Leased Asset        8.6%      9.3%      9.0%      9.6%      10.8%      11.5%
  Class B-Leased Asset        9.1%      9.7%      9.6%      9.9%      11.8%      12.2%
  Class A-Value Added         8.5%      8.9%      9.2%      9.7%      12.9%      13.4%
  Class B-Value Added         9.0%      9.3%      9.9%     10.1%      14.0%      14.3%
 BUSINESS PARKS/OTHER
  IND'L & MFG                 8.4%      8.8%      9.3%      9.8%      12.7%      13.2%
  Class A-Leased Asset        9.0%      9.4%      9.3%      9.7%      11.2%      11.4%
  Class B-Leased Asset        9.4%      9.6%      9.6%      9.9%      11.8%      11.8%
  Class A-Value Added         7.3%      7.8%      9.2%      9.7%      13.3%      14.8%
  Class B-Value Added         7.5%      8.0%      9.4%      9.9%      15.5%      16.0%
RETAIL
 NEIGHBORHOOD &
  COMMUNITY CENTERS           9.3%      9.4%     10.0%     10.4%      12.1%      12.7%
  Class A-Leased Asset        8.9%      9.9%      9.3%     10.2%      11.0%      11.8%
  Class B-Leased Asset        9.7%     10.1%     10.2%     10.5%      11.8%      12.2%
  Class A-Value Added         9.1%      7.4%      9.8%     10.0%      12.7%      13.1%
  Class B-Value Added        10.1%     10.3%     11.4%     11.5%      14.4%      14.5%



                                        GROWTH RATE
                          --------------------------------------- TYPICAL PROJECTION
                                INCOME             EXPENSES         PERIOD (YEARS)
                             LOW       HIGH      LOW       HIGH      LOW     HIGH
                          --------- --------- --------- --------- -------- --------
OFFICE
 URBAN/CBD                    3.2%      3.8%      2.8%      3.2%     6.4      7.6
  Class A-Leased Asset        3.4%      4.1%      3.0%      3.5%     8.1      8.8
  Class B-Leased Asset        3.0%      3.7%      2.7%      3.0%     5.3      7.3
  Class A-Value Added         3.0%      3.6%      2.7%      3.0%     5.1      6.4
  Class B-Value Added         3.4%      3.8%      2.8%      3.2%     5.6      6.8
 SUBURBAN                     3.0%      3.6%      2.9%      3.2%     7.1      7.8
  Class A-Leased Asset        3.1%      3.8%      3.0%      3.4%     8.1      8.7
  Class B-Leased Asset        2.8%      3.4%      2.8%      3.1%     7.5      7.5
  Class A-Value Added         3.1%      3.6%      2.9%      3.2%     5.3      6.8
  Class B-Value Added         3.1%      3.6%      2.9%      3.1%     6.6      7.6
INDUSTRIAL
 WAREHOUSE/DISTRIBUTION       2.6%      3.2%      2.8%      3.1%     7.6      8.5
  Class A-Leased Asset        2.9%      3.5%      2.9%      3.3%     8.4      8.9
  Class B-Leased Asset        2.6%      3.1%      2.8%      3.0%     7.8      8.6
  Class A-Value Added         2.4%      3.1%      2.8%      3.1%     6.3      7.9
  Class B-Value Added         2.4%      3.1%      2.6%      2.9%     7.0      8.2
 BUSINESS PARKS/OTHER
  IND'L & MFG                 3.3%      3.3%      3.4%      3.4%     6.9      7.8
  Class A-Leased Asset        3.3%      3.3%      3.5%      3.5%     7.3      8.8
  Class B-Leased Asset        3.3%      3.3%      3.3%      3.3%     7.5      7.5
  Class A-Value Added         3.3%      3.3%      3.5%      3.5%     5.7      7.0
  Class B-Value Added         3.3%      3.3%      3.3%      3.3%     7.5      7.5
RETAIL
 NEIGHBORHOOD &
  COMMUNITY CENTERS           2.6%      3.2%      2.9%      3.4%     8.3      9.2
  Class A-Leased Asset        2.8%      3.5%      3.1%      3.6%     9.1      9.4
  Class B-Leased Asset        2.5%      2.9%      2.7%      3.1%     8.4      9.0
  Class A-Value Added         2.7%      3.1%      3.1%      3.4%     7.3      9.2
  Class B-Value Added         2.4%      2.9%      2.6%      3.1%     8.0      8.8

                         SUMMARY OF WEIGHTED AVERAGES

                Cushman & Wakefield Valuation Advisory Services
                                  Spring 1998




                                  CAPITALIZATION RATES                INTERNAL
                         ---------------------------------------   RATE OF RETURN
                              GOING-IN            TERMINAL
                            LOW       HIGH      LOW       HIGH      LOW       HIGH
                         --------- --------- --------- --------- --------- ---------
 POWER CENTER & "BIG
  BOX"                       9.0%      9.1%     10.1%     10.2%   13.6%     13.8%
  Class A-Leased Asset       9.5%      9.7%      9.9%     10.1%   11.3%     11.6%
  Class B-Leased Asset      10.0%     10.0%     10.5%     10.5%   13.0%     13.0%
  Class A-Value Added        7.5%      7.5%     10.3%     10.3%   17.0%     17.0%
  Class B-Value Added        7.5%      7.5%     10.5%     10.5%   20.0%     20.0%
 REGIONAL MALLS              8.0%      9.3%      8.1%      9.0%   12.8%     13.6%
  Class A-Leased Asset       7.4%      8.9%      7.9%      9.3%   10.7%     11.9%
  Class B-Leased Asset       8.5%     10.5%      8.5%      8.5%   16.0%     16.0%
  Class A-Value Added        8.5%      8.5%      8.0%      8.0%   15.0%     15.0%
  Class B-Value Added        9.5%      9.5%      9.0%      9.0%   18.0%     18.0%
 SPECIALTY RETAIL        #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
  Class A-Leased Asset   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
  Class B-Leased Asset   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
  Class A-Value Added    #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
  Class B-Value Added    #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
RESIDENTIAL
 APARTMENTS                  8.7%      9.2%      9.1%      9.6%   12.8%     13.5%
  Class A-Leased Asset       8.2%      8.9%      8.7%      9.3%   11.0%     11.8%
  Class B-Leased Asset       9.1%      9.4%      9.4%      9.9%   13.0%     13.4%
  Class A-Value Added        8.9%      9.6%      8.8%      9.5%   16.3%     16.8%
  Class B-Value Added        9.5%     10.4%      9.7%     10.5%   20.7%     21.3%



                                       GROWTH RATE
                         --------------------------------------- TYPICAL PROJECTION
                               INCOME             EXPENSES          PERIOD (YEARS)
                            LOW       HIGH      LOW       HIGH      LOW      HIGH
                         --------- --------- --------- --------- --------- --------
 POWER CENTER & "BIG
  BOX"                     3.1%      3.1%      3.2%      3.2%      7.1       7.1
  Class A-Leased Asset     3.2%      3.2%      3.4%      3.4%      8.8       8.8
  Class B-Leased Asset     3.0%      3.0%      3.0%      3.0%      5.0       5.0
  Class A-Value Added      3.0%      3.0%      3.0%      3.0%      5.0       5.0
  Class B-Value Added      3.0%      3.0%      3.0%      3.0%      5.0       5.0
 REGIONAL MALLS            3.3%      3.9%      2.8%      3.1%      6.8       6.8
  Class A-Leased Asset     3.3%      4.0%      2.9%      3.3%      8.0       8.3
  Class B-Leased Asset     3.5%      4.5%      2.0%      2.5%      4.0       4.0
  Class A-Value Added      3.0%      3.0%      3.0%      3.0%      5.0       5.0
  Class B-Value Added      3.0%      3.0%      3.0%      3.0%      5.0       5.0
 SPECIALTY RETAIL        #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
  Class A-Leased Asset   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
  Class B-Leased Asset   #DIV/0!   #DIV/0!                       #DIV/0!   #DIV/0!
  Class A-Value Added                                            #DIV/0!   #DIV/0!
  Class B-Value Added                                            #DIV/0!   #DIV/0!
RESIDENTIAL
 APARTMENTS                3.1%      3.4%      3.0%      3.3%      7.9       8.9
  Class A-Leased Asset     3.0%      3.5%      3.1%      3.5%      9.0       9.4
  Class B-Leased Asset     3.0%      3.3%      2.9%      3.3%      8.1       8.9
  Class A-Value Added      3.3%      3.3%      3.5%      3.5%      3.3       7.3
  Class B-Value Added      3.3%      3.3%      3.3%      3.3%      5.3       7.3

- -------
"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- -----------------------------------------------------------------------------------------------------------------------------
                                    CAPITALIZATION RATES                                  GROWTH RATE              TYPICAL
                              ---------------------------------     INTERNAL     -----------------------------   PROJECTION
                                  Going-In         Terminal      RATE OF RETURN      Income        Expenses    PERIOD (YEARS)
                                Low     High     Low     High     Low     High     Low    High    Low    High    Low    High
- -----------------------------------------------------------------------------------------------------------------------------
OFFICE
 URBAN/CBD
  CLASS A-LEASED ASSET           8.0%    8.0%     9.0%    9.0%    11.0%   11.0%    3.0%   3.0%    3.0%    3.0%    7.0    7.0
- ----------------------------     9.0%    9.0%     9.5%    9.5%    11.5%   11.5%    3.0%   3.0%    3.0%    3.0%    5.0    5.0
                                 8.0%    8.0%     8.5%    8.5%    11.0%   11.0%    3.0%   3.0%    3.0%    3.0%   10.0   10.0
                                 9.0%    9.0%     8.0%    8.0%    14.0%   14.0%    4.0%   4.0%    4.0%    4.0%    5.0   10.0
                                 7.5%    8.5%     8.0%    9.0%    10.5%   11.5%                   4.0%    4.0%   10.0   10.0
                                 7.5%   11.5%     8.3%   11.5%    10.0%   15.0%    3.5%   8.0%    3.0%    5.0%   10.0   10.0
                                 8.0%    9.5%     8.0%   10.5%    10.5%   12.0%    3.0%   4.0%    3.0%    4.0%   10.0   10.0
                                 8.5%    9.0%     9.0%    9.5%    10.5%   11.5%    4.0%   5.0%    2.0%    3.0%    7.0   10.0
                                 9.3%    9.3%     9.5%    9.5%    11.5%   11.5%    4.0%   4.0%    3.5%    3.5%   10.0   10.0
                                 9.0%    9.0%     9.5%    9.5%    11.0%   11.0%    2.0%   3.0%    2.0%    3.0%   10.0   10.0
                                 8.5%    8.5%     9.0%    9.0%    10.5%   10.5%    4.0%   4.0%    3.0%    3.0%    5.0    5.0
                                 9.0%    9.0%     9.3%   98.3%    12.0%   12.0%    1.0%   3.0%    2.0%    2.0%    3.0    4.0

  Number of Responses                 11               11               11              10             11             11
  Mean Average (Low/High)        8.4%    9.0%     8.8%    9.4%    11.1%   11.9%    3.4%   4.1%    3.0%    3.5%    8.1    8.8
  Mean Average (Overall,
   1998)                             8.7%             9.1%            11.5%            3.7%           3.3%           8.5
  Mean Average (Overall,
   1997)                             9.2%             9.4%            11.4%            4.0%           3.7%           8.4
  Change from Summer 1997      Down 50 Basis    Down 32 Basis      Up 8 Basis     Down 27 Basis  Down 43 Basis  Increase 0.1
                                    Pts              Pts               Pts             Pts            Pts            Yrs
  Median Average                     8.8%             9.0%            11.0%            3.8%           3.0%          10.0
  Mode Average                       9.0%             9.5%            11.0%            3.0%           3.0%          10.0
  Low within Range               7.5%    8.0%     8.0%    8.0%    10.0%   10.5%    2.0%   3.0%    2.0%    3.0%    5.0    5.0
  High within Range              9.3%   11.5%     9.5%   11.5%    14.0%   15.0%    4.0%   8.0%    4.0%    5.0%   10.0   10.0

  CLASS B-LEASED ASSET           9.5%    9.5%    10.0%   10.0%    12.5%   12.5%    3.0%   3.0%    3.0%    3.0%    5.0    5.0
- ----------------------------
                                 9.0%   10.0%     8.0%    9.0%    15.0%   15.0%    4.0%   4.0%    4.0%    4.0%    5.0   10.0
                                 9.5%   10.0%    10.0%   10.5%    11.5%   12.0%    4.0%   5.0%    2.0%    3.0%    4.0   10.0
                                10.5%   10.5%    11.0%   11.0%    12.0%   12.0%    2.0%   3.0%    2.0%    3.0%   10.0   10.0
                                 9.5%    9.5%     9.5%    9.5%    11.0%   11.0%    4.0%   4.0%    3.0%    3.0%    5.0    5.0
                                 9.0%    9.0%     9.5%    9.5%    13.0%   13.0%    1.0%   3.0%    2.0%    2.0%    3.0    4.0

  Number of Responses                  6                6                6               6              6              6
  Mean Average (Low/High)        9.5%    9.8%     9.7%    9.9%    12.5%   12.6%    3.0%   3.7%    2.7%    3.0%    5.3    7.3
  Mean Average (Overall,
   1998)                             9.6%             9.8%            12.5%            3.3%           2.8%           6.3
  Mean Average (Overall,
   1997)                            10.2%             9.9%            12.0%            3.9%           3.7%           7.3
  Change from Summer 1997      Down 57 Basis    Down 11 Basis      Up 54 Basis    Down 57 Basis  Down 87 Basis  Decrease 1.0
                                    Pts              Pts               Pts             Pts            Pts            Yrs
  Median Average                     9.5%             9.8%            12.3%            3.5%           3.7%           3.0%
  Mode Average                       9.5%             9.5%            12.0%            4.0%           3.0%           5.0
  Low within Range               9.0%    9.0%     8.0%    9.0%    11.0%   11.0%    1.0%   3.0%    2.0%    2.0%    3.0    4.0
  High within Range             10.5%   10.5%    11.0%   11.0%    15.0%   15.0%    4.0%   5.0%    4.0%    4.0%   10.0   10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- ---------------------------------------------------------------------------------------------------------------------------------
                                        CAPITALIZATION RATES                                  GROWTH RATE              TYPICAL
                                  ---------------------------------     INTERNAL     -----------------------------   PROJECTION
                                      Going-In         Terminal      RATE OF RETURN      Income        Expenses    PERIOD (YEARS)
                                    Low     High     Low     High     Low     High     Low    High    Low    High    Low    High
- ---------------------------------------------------------------------------------------------------------------------------------
  CLASS A-VALUE ADDED                 6.0%    6.0%     9.5%    9.5%    17.0%   17.0%    3.0%   3.0%    3.0%    3.0%    5.0    5.0
  --------------------------
                                      5.0%    5.0%     8.5%    8.5%    12.5%   12.5%    3.0%   3.0%    3.0%    3.0%    5.0    7.0
                                     10.0%   11.0%     9.0%   10.0%    20.0%   20.0%    4.0%   4.0%    4.0%    4.0%    1.0    4.0
                                      8.0%    8.5%     5.0%    9.0%    11.0%   11.3%    4.0%   5.0%    2.0%    3.0%    7.0   10.0
                                     10.0%   10.0%    10.5%   10.5%    11.5%   11.5%    2.0%   3.0%    2.0%    3.0%   10.0   10.0
                                      8.5%    8.5%     9.0%    9.0%    11.0%   11.0%    4.0%   4.0%    3.0%    3.0%    5.0    5.0
                                      8.0%    8.0%     9.3%    9.3%    14.0%   14.0%    1.0%   3.0%    2.0%    2.0%    3.0    4.0
  Number of Responses                       7                7                7               7              7              7
  Mean Average (Low/High)             7.9%    8.1%     8.7%    9.4%    13.9%   13.9%    3.0%   3.6%    2.7%    3.0%    5.1    6.4
  Mean Average (Overall, 1998)            8.0%             9.0%            13.9%            3.3%           2.9%           5.8
  Mean Average (Overall, 1997)            9.5%             9.6%            12.5%            3.9%           3.8%           7.0
  Change from summer 1997           Down 146 Basis   Down 56 Basis      Up 138 Basis   Down 61 Basis  Down 94 Basis  Decrease 1.2
                                         Pts              Pts               Pts             Pts            Pts            Yrs
  Median Average                          8.3%             9.1%            12.5%            3.0%           3.0%           5.0
  Mode Average                           10.0%             9.0%            11.0%            3.0%           3.0%           5.0
  Low within Range                    5.0%    5.0%     5.0%    8.5%    11.0%   11.0%    1.0%   3.0%    2.0%    2.0%    1.0    4.0

  High within Range                  10.0%   11.0%    10.5%   10.5%    20.0%   20.0%    4.0%   5.0%    4.0%    4.0%   10.0   10.0

  CLASS B-VALUE ADDED                 6.0%    6.0%    10.0%   10.0%    20.0%   20.0%    3.0%   3.0%    3.0%    3.0%    5.0    5.0
  --------------------------
                                     10.0%   12.0%     9.0%   10.0%    20.0%   20.0%    4.0%   4.0%    4.0%    4.0%    1.0    4.0
                                      8.5%    9.0%     9.0%    9.5%    11.5%   12.0%    4.0%   5.0%    2.0%    3.0%    7.0   10.0
                                     11.0%   11.0%    11.5%   11.5%    13.0%   13.0%    2.0%   3.0%    2.0%    3.0%   10.0   10.0
                                      9.0%    9.0%     9.5%    9.5%    11.0%   11.0%    4.0%   4.0%    3.0%    3.0%    5.0    5.0
                                      8.0%    8.0%     9.5%    9.5%    15.0%   15.0%    1.0%   3.0%    2.0%    2.0%    3.0    4.0
  Number of Responses                       5                5                5               5              5              5
  Mean Average (Low/High)             8.9%    9.4%     9.8%   10.1%    15.1%   15.2%    3.4%   3.8%    2.8%    3.2%    5.6    6.8

  Mean Average (Overall, 1998)            9.2%            10.0%            15.2%            3.6%           3.0%           6.2
  Mean Average (Overall, 1997)           10.8%            10.1%            12.6%            3.9%           3.7%           5.8
  Change from Summer 1997           Down 165 Basis   Down 15 Basis      Up 255 Basis   Down 30 Basis  Down 70 Basis  Increase 0.4
                                         Pts              Pts               Pts             Pts            Pts            Yrs
  Median Average                          9.0%             9.8%            13.0%            4.0%           3.0%           5.0
  Mode Average                            9.0%            10.0%            20.0%            4.0%           3.0%           5.0
  Low within Range                    6.0%    6.0%     9.0%    9.5%    11.0%   11.0%    2.0%   3.0%    2.0%    3.0%    1.0    4.0

  High within Range                  11.0%   12.0%    11.5%   11.5%    20.0%   20.0%    4.0%   5.0%    4.0%    4.0%   10.0   10.0
- ---------------------------------------------------------------------------------------------------------------------------------
 URBAN/CBD OFFICE (OVERALL RESULTS)
- ---------------------------------------------------------------------------------------------------------------------------------
  Number of Responses                      29               29               29              28             29             30
  Mean Average (Low/High)             8.6%    9.0%     9.1%    9.6%    12.7%   13.1%    3.2%   3.8%    2.8%    3.2%    6.4    7.6

  Mean Average (Overall, 1998)            8.8%             9.4%            12.9%            3.5%           3.0%           7.0
  Mean Average (Overall, 1997)            9.8%             9.7%            12.0%            3.9%           3.7%           7.4
  Change from Summer 1997           Down 99 Basis    Down 33 Basis      Up 91 Basis    Down 39 Basis  Down 67 Basis  Decrease 0.4
                                         Pts              Pts               Pts             Pts            Pts            Yrs
  Median Average                          9.0%             9.5%            11.5%            3.8%           3.0%           7.0
  Mode Average                            9.0%             9.5%            11.0%            4.0%           3.0%          10.0
  Low within Range                    5.0%    5.0%     5.0%   8.05     10.0%   10.5%    1.0%   3.0%    2.0%    2.0%    1.0    4.0

  High within Range                  11.0%   12.0%    11.5%   11.5%    20.0%   20.0%    4.0%   8.0%    4.0%    5.0%   10.0   10.0


INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- -----------------------------------------------------------------------------------------------------------------------------
                                    CAPITALIZATION RATES                                  GROWTH RATE              TYPICAL
                              ---------------------------------     INTERNAL     -----------------------------   PROJECTION
                                  Going-In         Terminal      RATE OF RETURN      Income        Expenses    PERIOD (YEARS)
                                Low     High     Low     High     Low     High     Low    High    Low    High    Low    High
- -----------------------------------------------------------------------------------------------------------------------------
 SUBURBAN
  CLASS A-LEASED ASSET          9.0%    9.0%    9.5%    9.5%    12.0%   12.0%      3.0%   3.0%     3.0%   3.0%     7.0   7.0
  --------------------------
                                9.0%    9.0%    9.5%    9.5%    11.5%   11.5%      3.0%   3.0%     3.0%   3.0%     5.0   5.0
                                9.0%    9.0%    9.5%    9.5%    11.5%   12.0%      3.0%   3.0%     3.0%   3.0%    10.0  10.0
                                9.0%    9.0%    8.0%    8.0%    14.0%   14.0%      4.0%   4.0%     4.0%   4.0%     5.0  10.0
                                7.5%    9.0%    8.5%    9.5%    10.5%   11.5%                      4.0%   4.0%    10.0  10.0
                                7.5%   11.0%    8.3%   11.5%    10.0%   13.5%      3.5%   8.0%     3.0%   5.0%    10.0  10.0
                                8.0%   10.0%    9.0%   11.5%    11.0%   12.0%      3.0%   4.0%     3.0%   4.0%    10.0  10.0
                                8.5%    9.5%    9.0%   10.0%    10.5%   11.5%      3.0%   4.0%     2.0%   3.0%     7.0  10.0
                                9.3%    9.3%    9.5%    9.5%    11.5%   11.5%      4.0%   4.0%     3.5%   3.5%    10.0  10.0
                                9.0%    9.0%    9.5%    9.5%    11.0%   11.0%      2.0%   3.0%     2.0%   3.0%    10.0  10.0
                                8.0%    9.0%    9.0%   10.0%    11.5%   12.0%      4.0%   4.0%     3.5%   3.5%    10.0  10.0
                                8.5%    8.5%    9.0%    9.0%    10.5%   10.5%      3.5%   3.5%     3.0%   3.0%     5.0   5.0
                                8.0%    9.0%    8.5%    9.5%    10.0%   11.0%                      3.0%   3.0%    10.0  10.0
                                9.0%    9.0%    9.3%    9.3%    12.0%   12.0%      1.0%   3.0%     2.0%   2.0%     3.0   4.0
                                8.5%    8.5%    8.5%    8.5%    10.5%   10.5%      3.5%   3.5%     3.5%   3.5%    10.0  10.0

  Number of Responses                15              15               15                13             15             15
  Mean Average (Low/High)       8.5%    9.2%    9.0%    9.6%    11.2%   11.8%      3.1%   3.8%     3.0%   3.4%     8.1   8.7
  Mean Average (Overall,
   1998)                            8.9%            9.3%            11.5%              3.5%            3.2%           8.4
  Mean Average (Overall,
   1997)                            9.2%            9.6%            11.4%              3.5%            3.3%           8.1
  Change from Summer 1997      Down 35 Basis   Down 31 Basis    Up 8 Basis        Down 2 Basis    Down 10 Basis   Increase 0.3
                                    Pts             Pts              Pts               Pts              Pts           Yrs
  Median Average                    9.0%            9.5%            11.5%              3.5%            3.0%          10.0
  Mode Average                      9.0%            9.5%            11.5%              3.0%            3.0%          10.0
  Low within Range              7.5%    8.5%    8.0%    8.0%    10.0%   10.5%      1.0%   3.0%     2.0%   2.0%     3.0   4.0
  High within Range             9.3%   11.0%    9.5%   11.5%    14.0%   14.0%      4.0%   8.0%     4.0%   5.0%    10.0  10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

                                         CAPITALIZATION RATES                  INTERNAL
                               -----------------------------------------    RATE OF RETURN
                                    GOING-IN             TERMINAL
                                  LOW       HIGH       LOW       HIGH        LOW       HIGH
                               --------- --------- ---------- ---------- ---------- ----------
CLASS B - LEASED ASSET             9.5%      9.5%      10.0%      10.0%      12.5%      12.5%
                                  10.0%     10.0%       9.0%       9.0%      15.0%      15.0%
                                   9.5%     10.5%      10.5%      11.5%      11.5%      12.0%
                                  10.5%     10.5%      10.8%      10.8%      12.0%      12.0%
                                   8.7%      8.7%       9.5%       9.5%      12.3%      12.3%
                                   8.5%     10.5%       9.0%      10.0%      10.5%      12.0%
                                   9.0%      9.0%       9.5%       9.5%      13.0%      13.0%
                                   9.0%      9.0%       9.0%       9.0%      11.0%      11.0%

Number of Responses                       8                     8                     8
Mean Average (Low/High)            9.3%      9.7%       9.7%       9.9%      12.2%      12.5%
Mean Average (Overall, 1998)            9.5%                  9.8%                 12.4%
Mean Average (Overall, 1997)            9.6%                 10.1%                 12.2%
Change from Summer 1997          Down 8 Basis Pts     Down 32 Basis Pts      Up 15 Basis Pts
Median Average                          9.5%                  9.5%                 12.2%
Mode Average                           10.5%                  9.0%                 12.0%
Low within Range                   8.5%      8.7%       9.0%       9.0%      10.5%      11.0%
High within Range                 10.5%     10.5%      10.8%      11.5%      15.0%      15.0%

CLASS A - VALUED ADDED             6.0%      6.0%       9.5%       9.5%      17.0%      17.0%
                                   6.0%      6.0%       9.5%       9.5%      12.5%      13.0%
                                  10.0%     12.0%       9.0%      10.0%      20.0%      20.0%
                                                        9.0%      10.0%      12.0%      14.0%
                                   8.0%      9.0%       8.5%       9.5%      11.0%      11.5%
                                  10.0%     10.0%      10.5%      10.5%      11.5%      11.5%
                                   9.0%      9.0%       9.5%       9.5%      11.0%      11.0%
                                   8.0%      8.0%       9.3%       9.3%      14.0%      14.0%
                                   8.0%      8.0%       9.0%       9.0%      11.5%      11.5%

Number of Responses                       8                     9                     9
Mean Average (Low/High)            8.1%      8.5%       9.3%       9.6%      13.4%      13.7%
Mean Average (Overall, 1998)            8.3%                  9.5%                 13.6%
Mean Average (Overall, 1997)            8.9%                  9.9%                 12.3%
Change from Summer 1997          Down 59 Basis Pts    Down 43 Basis Pts      Up 126 Basis Pts
Median Average                          8.0%                  9.5%                 12.3%
Mode Average                            8.0%                  9.5%                 11.5%
Low within Range                   6.0%      6.0%       8.5%       9.0%      11.0%      11.0%
High within Range                 10.0%     12.0%      10.5%      10.5%      20.0%      20.0%




                                             GROWTH RATE
                               --------------------------------------- TYPICAL PROJECTION
                                     INCOME             EXPENSES         PERIOD (YEARS)
                                  LOW       HIGH      LOW       HIGH      LOW     HIGH
                               --------- --------- --------- --------- -------- --------
CLASS B - LEASED ASSET             3.0%      3.0%      3.0%      3.0%     5.0      5.0
                                   4.0%      4.0%      4.0%      4.0%     5.0      1.0
                                   3.0%      4.0%      2.0%      3.0%     7.0     10.0
                                   2.0%      3.0%      2.0%      3.0%    10.0     10.0
                                   3.0%      3.0%      3.0%      3.0%    10.0     10.0
                                                       3.0%      3.0%    10.0     10.0
                                   1.0%      3.0%      2.0%      2.0%     3.0      4.0
                                   3.5%      3.5%      3.5%      3.5%    10.0     10.0

Number of Responses                      7                   8                 8
Mean Average (Low/High)            2.8%      3.4%      2.8%      3.1%     7.5      7.5
Mean Average (Overall, 1998)            3.1%                2.9%              7.5
Mean Average (Overall, 1997)            3.4%                3.3%              8.6
Change from Summer 1997         Down 33 Basis Pts    Down 36 Basis Pts   Decrease 1.1 Yrs
Median Average                          3.0%                3.0%             10.0
Mode Average                            3.0%                3.0%             10.0
Low within Range                   1.0%      3.0%      2.0%      2.0%     3.0      1.0
High within Range                  4.0%      4.0%      4.0%      4.0%    10.0     10.0

CLASS A - VALUED ADDED             3.0%      3.0%      3.0%      3.0%     5.0      5.0
                                   3.0%      3.0%      3.0%      3.0%     5.0      7.0
                                   4.0%      4.0%      4.0%      4.0%     1.0      4.0
                                                       4.0%      4.0%     2.0      6.0
                                   3.0%      4.0%      2.0%      3.0%     7.0     10.0
                                   2.0%      3.0%      2.0%      3.0%    10.0     10.0
                                   3.5%      3.5%      3.0%      3.0%     5.0      5.0
                                   1.0%      3.0%      2.0%      2.0%     3.0      4.0
                                   5.0%      5.0%      3.5%      3.5%    10.0     10.0

Number of Responses                       8                   9                9
Mean Average (Low/High)            3.1%      3.6%      2.9%      3.2%     5.3      6.8
Mean Average (Overall, 1998)            3.3%                3.1%              6.1
Mean Average (Overall, 1997)            3.4%                3.2%              6.4
Change from Summer 1997           Down 9 Basis Pts     Down 14 Basis Pts  Decrease 0.3 Yrs
Median Average                          3.0%                3.0%              5.0
Mode Average                            3.0%                3.0%              5.0
Low within Range                   1.0%      3.0%      2.0%      2.0%     1.0      4.0
High within Range                  5.0%      5.0%      4.0%      4.0%    10.0     10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998



                                            CAPITALIZATION RATES                INTERNAL
                                   ---------------------------------------   RATE OF RETURN
                                        GOING-IN            TERMINAL
                                      LOW       HIGH      LOW       HIGH       LOW      HIGH
                                   --------- --------- --------- --------- ---------- -------
 CLASS B - VALUE ADDED                 6.0%      6.0%     10.0%     10.0%      20.0%    20.0%
                                      10.0%     12.0%      9.0%     10.0%      20.0%    20.0%
                                       9.0%     10.0%     10.0%     11.0%      11.5%    12.0%
                                      11.0%     11.0%     11.5%     11.5%      13.0%    13.0%
                                       9.8%      9.8%      9.8%      9.8%      11.2%    11.2%
                                       8.0%      8.0%      9.5%      9.5%      15.0%    15.0%
                                       8.5%      8.5%      9.0%      9.0%      12.0%    12.0%

 Number of Responses                         7                   7                   7
 Mean Average (Low/High)               8.9%      9.3%      9.8%     10.1%      14.7%    14.7%
 Mean Average (Overall, 1998)               9.1%                10.0%               14.7%
 Mean Average (Overall, 1997)               9.8%                10.5%               12.9%
 Change from Summer 1997            Down 69 Basis Pts    Down 53 Basis Pts    Up 181 Basis Pts
 Median Average                             9.4%                 9.9%               13.0%
 Mode Average                               6.0%                10.0%               20.0%
 Low within Range                      6.0%      6.0%      9.0%      9.0%      11.2%    11.2%
 High within Range                    11.0%     12.0%     11.5%     11.5%      20.0%    20.0%
SUBURBAN OFFICE (OVERALL RESULTS)

 Number of Responses                        38                  39                   39
 Mean Average (Low/High)               8.7%      9.2%      9.3%      9.8%      12.5%  12.9%
 Mean Average (Overall, 1998)               8.9%                9.6%                12.7%
 Mean Average (Overall, 1997)               9.3%                9.9%                12.1%
 Change from Summer 1997            Down 37 Basis Pts    Down 34 Basis Pts    Up 62 Basis Pts
 Median Average                             9.0%                9.5%                12.0%
 Mode Average                               9.0%                9.5%                12.0%
 Low within Range                      6.0%      6.0%      8.0%      8.0%      10.0%    10.5%
 High within Range                    11.0%     12.0%     11.5%     11.5%      20.0%    20.0%



                                              GROWTH RATE                 TYPICAL
                                   ---------------------------------    PROJECTION
                                        INCOME          EXPENSES       PERIOD (YEARS)
                                      LOW     HIGH     LOW     HIGH     LOW     HIGH
                                   --------- ------ --------- ------  ------- -------
 CLASS B - VALUE ADDED                 3.0%  3.0%       3.0%  3.0%      5.0     5.0
                                       4.0%  4.0%       4.0%  4.0%      1.0     4.0
                                       3.0%  4.0%       2.0%  3.0%      7.0    10.0
                                       2.0%  3.0%       2.0%  3.0%     10.0    10.0
                                       3.5%  3.5%       3.5%  3.5%     10.0    10.0
                                       1.0%  3.0%       2.0%  2.0%      3.0     4.0
                                       5.0%  5.0%       3.5%  3.5%     10.0    10.0
 Number of Responses                       7                7                7
 Mean Average (Low/High)               3.1%  3.6%       2.9%  3.1%      6.6     7.6
 Mean Average (Overall, 1998)             3.4%             3.0%             7.1
 Mean Average (Overall, 1997)             3.5%             3.3%             6.2
 Change from Summer 1997         Down 14 Basis Pts  Down 30 Basis Pts  Increase 0.9 Yrs
 Median Average                           3.3%             3.0%             8.5
 Mode Average                             3.0%             3.0%            10.0
 Low within Range                      1.0%  3.0%       2.0%  2.0%      1.0     4.0
 High within Range                     5.0%  5.0%       4.0%  4.0%     10.0    10.0
SUBURBAN OFFICE (OVERALL RESULTS)

 Number of Responses                       35               39              39
 Mean Average (Low/High)               3.0%  3.6%       2.9%  3.2%      7.1     7.8
 Mean Average (Overall, 1998)             3.3%             3.1%             7.4
 Mean Average (Overall, 1997)             3.4%             3.3%             7.5
 Change from Summer 1997          Down 6 Basis Pts  Down 22 Basis Pts  Decrease 0.1 Yrs
 Median Average                           3.0%             3.0%            10.0
 Mode Average                             3.0%             3.0%            10.0
 Low within Range                      1.0%  3.0%       2.0%  2.0%      1.0     1.0
 High within Range                     5.0%  8.0%       4.0%  5.0%     10.0    10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998



                                        CAPITALIZATION RATES               INTERNAL
                               ---------------------------------------  RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH      LOW      HIGH
                               --------- --------- --------- --------- --------- -------
INDUSTRIAL
 WAREHOUSE/DISTRIBUTION
  CLASS A - LEASED ASSET           8.0%      8.0%      9.0%      9.0%    11.0%    11.0%
                                   9.0%      9.0%      9.5%      9.5%    11.5%    11.5%
                                   8.0%      9.0%      9.0%      9.5%    10.5%    11.5%
                                   7.8%     10.5%      8.0%     10.5%     8.5%    12.0%
                                   8.0%     10.0%      8.5%     11.5%    10.5%    12.0%
                                   8.5%      9.5%      9.0%      9.5%    10.0%    11.0%
                                   8.0%      9.0%      8.5%      9.5%    11.0%    11.5%
                                   9.3%      9.5%      9.5%      9.5%    11.3%    11.3%
                                   9.0%      9.0%      9.5%      9.5%    11.0%    11.0%
                                   8.8%      9.5%      9.5%     10.0%    11.0%    12.5%
                                   9.3%      9.3%      9.1%      9.1%    10.1%    10.1%
                                   9.5%      9.5%      9.5%      9.5%    13.0%    13.0%
                                   8.5%      8.5%      8.5%      8.5%    10.5%    10.5%

Number of Responses                      13                  13                13
Mean Average (Low/High)            8.6%      9.3%      9.0%      9.6%    10.8%    11.5%
Mean Average (Overall, 1998)            8.9%                9.3%              11.1%
Mean Average (Overall, 1997)            8.9%                9.6%              11.1%
Change from Summer 1997        Up 2 Basis Pts       Down 28 Basis Pts    Up 1 Basis Pts
Median Average                          9.0%                9.5%              11.0%
Mode Average                            9.0%                9.5%              11.0%
Low within Range                   7.8%      8.0%      8.0%      8.5%     8.5%    10.1%
High within Range                  9.5%     10.5%      9.5%     11.5%    13.0%    13.0%



                                          GROWTH RATE                 TYPICAL
                               ---------------------------------    PROJECTION
                                    INCOME          EXPENSES       PERIOD (YEARS)
                                  LOW     HIGH     LOW     HIGH     LOW     HIGH
                               --------- ------ --------- ------  ------- -------
INDUSTRIAL
 WAREHOUSE/DISTRIBUTION
  CLASS A - LEASED ASSET           3.0%  3.0%       3.0%  3.0%       7.0     7.0
                                   3.0%  3.0%       3.0%  3.0%       5.0     5.0
                                                    4.0%  4.0%      10.0    10.0
                                   3.5%  6.0%       3.0%  4.0%      10.0    10.0
                                   3.0%  4.0%       3.0%  4.0%      10.0    10.0
                                   3.0%  3.0%       3.0%  3.0%      10.0    10.0
                                   2.0%  3.0%       2.0%  3.0%       7.0    10.0
                                   3.8%  3.8%       3.5%  3.5%      10.0    10.0
                                   2.0%  3.0%       2.0%  3.0%       7.0    10.0
                                   3.0%  3.0%       3.0%  3.0%      10.0    10.0
                                   3.5%  3.5%       3.0%  3.5%      10.0    10.0
                                   1.0%  3.0%       2.0%  2.0%       3.0     4.0
                                   3.5%  3.5%       3.5%  3.5%      10.0    10.0

Number of Responses                    12               13             13
Mean Average (Low/High)            2.9%  3.5%       2.9%  3.3%       8.4     8.9
Mean Average (Overall, 1998)          3.2%             3.1%            8.7
Mean Average (Overall, 1997)          3.2%             3.3%            9.3
Change from Summer 1997        Down 3 Basis Pts  Down 20 Basis Pts  Decrease 0.6 Yrs
Median Average                        3.0%             3.0%           10.0
Mode Average                          3.0%             3.0%           10.0
Low within Range                   1.0%  3.0%       2.0%  2.0%       3.0     4.0
High within Range                  3.8%  6.0%       4.0%  4.0%      10.0    10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                        CAPITALIZATION RATES                 INTERNAL
                               ---------------------------------------    RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH       LOW       HIGH
                               --------- --------- --------- --------- ---------- ----------
CLASS B - LEASED ASSET             9.3%      9.3%      9.8%      9.8%      12.5%      12.5%
                                   9.0%     10.0%      9.5%     10.5%      11.0%      12.0%
                                   8.5%      9.5%      9.0%     10.0%      11.5%      12.0%
                                  10.0%     10.0%     10.5%     10.5%      12.0%      12.0%
                                   9.3%     10.0%     10.0%     10.5%      12.0%      14.0%
                                   8.4%      8.4%      9.5%      9.5%      10.4%      10.4%
                                   9.5%      9.5%      9.5%      9.5%      14.0%      14.0%
                                   9.0%      9.0%      9.0%      9.0%      11.0%      11.0%
Number of Responses                      8                   8                    8
Mean Average (Low/High)            9.1%      9.7%      9.6%      9.9%      11.8%      12.2%
Mean Average (Overall, 1998)            9.3%                9.8%                12.0%
Mean Average (Overall, 1997)            9.6%               10.0%                11.5%
Change from Summer 1997          Down 32 Basis Pts    Down 25 Basis Pts    Up 52 Basis Pts
Median Average                          9.3%                9.6%                12.0%
Mode Average                           10.0%                9.5%                12.0%
Low within Range                   8.4%      8.4%      9.0%      9.0%      10.4%      10.4%
High within Range                 10.0%     10.0%     10.5%     10.5%      14.0%      14.0%

CLASS A-VALUE ADDED                6.0%      6.0%      9.5%      9.5%      17.0%      17.0%
                                                       9.0%     10.0%      12.0%      14.0%
                                   9.0%     10.0%      9.0%     10.5%      12.0%      13.0%
                                   8.0%      9.0%      8.5%      9.5%      11.0%      11.5%
                                  10.0%     10.0%     10.5%     10.5%      11.5%      11.5%
                                   9.0%      9.0%      9.5%      9.5%      15.0%      15.0%
                                   9.3%      9.3%      8.5%      8.5%      11.5%      11.5%
Number of Responses                      6                   7                    7
Mean Average (Low/High)            8.5%      8.9%      9.2%      9.7%      12.9%      13.4%
Mean Average (Overall, 1998)            8.7%                9.5%                 13.1%
Mean Average (Overall, 1997)            9.6%                10.1%                11.9%
Change from Summer 1997          Down 89 Basis Pts    Down 64 Basis Pts    Up 121 Basis Pts
Median Average                          9.0%                9.5%                 12.0%
Mode Average                            9.0%                9.5%                 11.5%
Low within Range                   6.0%      6.0%      8.5%      8.5%      11.0%      11.5%
High within Range                 10.0%     10.0%     10.5%     10.5%      17.0%      17.0%



                                            GROWTH RATE
                               -------------------------------------- TYPICAL PROJECTION
                                     INCOME             EXPENSES         PERIOD (YEARS)
                                  LOW       HIGH      LOW      HIGH      LOW     HIGH
                               --------- --------- --------- -------- -------- --------
CLASS B - LEASED ASSET             3.0%      3.0%      3.0%     5.0      5.0      5.0
                                   3.0%      3.0%      3.0%     3.0%    10.0     10.0
                                   2.0%      3.0%      2.0%     3.0%     7.0     10.0
                                   2.0%      3.0%      2.0%     3.0%     7.0     10.0
                                   3.0%      3.0%      3.0%     3.0%    10.0     10.0
                                   3.5%      3.5%      3.5%     3.5%    10.0     10.0
                                   1.0%      3.0%      2.0%     2.0%     3.0      4.0
                                   3.5%      3.5%      3.5%     3.5%    10.0     10.0
Number of Responses                      8                   8                8
Mean Average (Low/High)            2.6%      3.1%      2.8%     3.0%     7.8      8.6
Mean Average (Overall, 1998)            2.9%                2.9%             8.2
Mean Average (Overall, 1997)            3.1%                3.1%             9.1
Change from Summer 1997         Down 22 Basis Pts    Down 22 Basis Pts   Decrease 0.9 Yrs
Median Average                          3.0%                3.0%            10.0
Mode Average                            3.0%                3.0%            10.0
Low within Range                   1.0%      3.0%      2.0%     2.0%     3.0      4.0
High within Range                  3.5%      3.5%      3.5%     3.5%    10.0     10.0

CLASS A-VALUE ADDED                3.0%      3.0%      3.0%     3.0%     5.0      5.0
                                                       4.0%     4.0%     2.0      6.0
                                   3.0%      3.0%      3.0%     3.0%    10.0     10.0
                                   2.0%      3.0%      2.0%     3.0%     7.0     10.0
                                   2.0%      3.0%      2.0%     3.0%     7.0     10.0
                                   1.0%      3.0%      2.0%     2.0%     3.0      4.0
                                   3.5%      3.5%      3.5%     3.5%    10.0     10.0
Number of Responses                      6                   7                7
Mean Average (Low/High)            2.4%      3.1%      2.8%     3.1%     6.3      7.9
Mean Average (Overall, 1998)            2.8%                2.9%              7.1
Mean Average (Overall, 1997)            3.2%                3.2%              6.5
Change from Summer 1997         Down 45 Basis Pts    Down 27 Basis Pts   Increase 0.6 Yrs
Median Average                          3.0%                3.0%              7.0
Mode Average                            3.0%                3.0%             10.0
Low within Range                   1.0%      3.0%      2.0%     2.0%     2.0      4.0
High within Range                  3.5%      3.5%      4.0%     4.0%    10.0     10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                        CAPITALIZATION RATES                INTERNAL
                               ---------------------------------------   RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH       LOW       HIGH
                               --------- --------- --------- --------- ----------  -------
CLASS B - VALUE ADDED              6.0%      6.0%      9.8%      9.8%      20.0%     20.0%
                                  10.0%     11.0%     10.0%     11.0%      12.5%     14.0%
                                   8.5%      9.0%      9.0%      9.5%      11.5%     12.0%
                                  11.0%     11.0%     12.0%     13.0%      13.0%     13.0%
                                   9.0%      9.0%      9.5%      9.5%      15.0%     15.0%
                                   9.5%      9.5%      9.0%      9.0%      12.0%     12.0%
Number of Responses                      6                   6                    6
Mean Average (Low/High)            9.0%      9.3%      9.9%     10.1%      14.0%     14.3%
Mean Average (Overall, 1998)            9.1%                10.0%               14.2%
Mean Average (Overall, 1997)            9.9%                10.5%               12.2%
Change from Summer 1997          Down 78 Basis Pts   Down 50 Basis Pts     Up 197 Basis Pts
Median Average                          9.3%                 9.6%               13.0%
Mode Average                            11.0%                9.0%               12.0%
Low within Range                   6.0%      6.0%      9.0%      9.0%      11.5%     12.0%
High within Range                 11.0%     11.0%     12.0%     12.0%      20.0%     20.0%

WAREHOUSE/DISTRIBUTION (OVERALL RESULTS)
- ------------------------------------------------------------------------------------------
Number of Responses                      33                  34                  34
Mean Average (Low/High)            8.8%      9.2%      9.3%      9.8%      12.0%     12.5%
Mean Average (Overall, 1998)            9.0%                9.6%                12.3%
Mean Average (Overall, 1997)            9.3%                9.9%                11.5%
Change from Summer 1997         Down 29 Basis Pts    Down 33 Basis Pts    Up 77 Basis Pts
Median Average                          9.0%                9.5%                11.8%
Mean Average                            9.0%                9.5%                12.0%
Low within Range                   6.0%      6.0%      8.0%      8.5%       8.5%     10.1%
High within Range                 11.0%     11.0%     12.0%     12.0%      20.0%     20.0%



                                          GROWTH RATE                TYPICAL
                               ---------------------------------   PROJECTION
                                    INCOME          EXPENSES       PERIOD(YEARS)
                                  LOW     HIGH     LOW     HIGH    LOW     HIGH
                               --------- ------ --------- ------ ------- -------
CLASS B - VALUE ADDED              3.0%  3.0%       3.0%  3.0%     5.0     5.0
                                   3.0%  3.0%       3.0%  3.0%    10.0    10.0
                                   2.0%  3.0%       2.0%  3.0%     7.0    10.0
                                   2.0%  3.0%       2.0%  3.0%     7.0    10.0
                                   1.0%  3.0%       2.0%  2.0%     3.0     4.0
                                   3.5%  3.5%       3.5%  3.5%    10.0    10.0
Number of Responses                    6                6              6
Mean Average (Low/High)            2.4%  3.1%       2.6%  2.9%     7.0     8.2
Mean Average (Overall, 1998)          2.8%             2.8%           7.3
Mean Average (Overall, 1997)          3.2%             3.2%           7.0
Change from Summer 1997      Down 45 Basis Pts    Down 45 Basis Pts   Increase 0.3 Yrs
Median Average                        3.0%             3.0%           8.5
Mode Average                          3.0%             3.0%          10.0
Low within Range                   1.0%  3.0%       2.0%  2.0%     2.0     4.0
High within Range                  3.5%  3.5%       3.5%  3.5%    10.0    10.0

WAREHOUSE/DISTRIBUTION (OVERALL RESULTS)
- ---------------------------------------------------------------------------------
Number of Responses                    32               34             34
Mean Average (Low/High)            2.6%  3.2%       2.8%  3.1%     7.6     8.5
Mean Average (Overall, 1998)          2.9%             2.9%           8.0
Mean Average (Overall, 1997)          3.2%             3.2%           8.4
Change from Summer 1997      Down 26 Basis Pts    Down 25 Basis Pts   Decrease 0.4 Yrs
Median Average                        3.0%             3.0%          10.0
Mean Average                          3.0%             3.0%          10.0
Low within Range                   1.0%  3.0%       2.0%  2.0%     2.0     4.0
High within Range                  3.8%  6.0%       4.0%  4.0%    10.0    10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                        CAPITALIZATION RATES                 INTERNAL
                               ---------------------------------------    RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH       LOW       HIGH
                               --------- --------- --------- --------- ---------- ----------
BUSINESS PARKS/OTHER INDUSTRICAL & MANUFACTURING
- ---------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET             9.0%      9.0%      9.5%      9.5%      11.5%      11.5%
                                   8.5%      9.5%      9.0%     10.0%      10.8%      11.8%
                                   9.5%      9.5%      9.8%      9.8%      11.4%      11.4%
                                   9.0%      9.5%      9.0%      9.5%      11.0%      11.0%
Number of Responses                      4                   4                    4
Mean Average (Low/High)            9.0%      9.4%      9.3%      9.7%      11.2%      11.4%
Mean Average (Overall, 1998)            9.2%                9.5%                11.3%
Mean Average (Overall, 1997)            9.4%               10.1%                12.6%
Change from Summer 1997         Down 21 Basis Pts    Down 60 Basis Pts    Down 131 Basis Pts
Median Average                          9.3%                9.5%                11.4%
Mode Average                            9.5%                9.5%                11.5%
Low within Range                   8.5%      9.0%      9.0%      9.5%      10.8%      11.0%
High within Range                  9.5%      9.5%      9.8%     10.0%      11.5%      11.8%

CLASS B - LEASED ASSET             9.3%      9.3%      9.8%      9.8%      12.5%      12.5%
                                   9.5%     10.0%      9.5%     10.0%      11.0%      11.0%
Number of Responses                      2                   2                    2
Mean Average (Low/High)            9.4%      9.6%      9.6%      9.9%      11.8%      11.8%
Mean Average (Overall, 1998)            9.5%                9.8%                 11.8%
Mean Average (Overall, 1997)            9.6%               10.2%                 12.8%
Change from Summer 1997         Down 10 Basis Pts    Down 45 Basis Pts    Down 105 Basis Pts
Median Average                          9.4%                9.8%                 11.8%
Mode Average                            9.3%                9.8%                 12.5%
Low within Range                   9.3%      9.3%      9.5%      9.8%      11.0%      11.0%
High within Range                  9.5%     10.0%      9.8%     10.0%      12.5%      12.5%



                                          GROWTH RATE                TYPICAL
                               ---------------------------------   PROJECTION
                                    INCOME          EXPENSES       PERIOD(YEARS)
                                  LOW     HIGH     LOW     HIGH    LOW     HIGH
                               --------- ------ --------- ------ ------- -------
BUSINESS PARKS/OTHER INDUSTRICAL & MANUFACTURING
- ---------------------------------------------------------------------------------
CLASS A - LEASED ASSET             3.0%  3.0%       3.0%  3.0%      5.0     5.0
                                                    4.0%  4.0%      4.0    10.0
                                   3.5%  3.5%       3.5%  3.5%     10.0    10.0
                                   3.5%  3.5%       3.5%  3.5%     10.0    10.0
Number of Responses                    3                4                4
Mean Average (Low/High)            3.3%  3.3%       3.5%  3.5%      7.3     8.8
Mean Average (Overall, 1998)          3.3%             3.5%             8.0
Mean Average (Overall, 1997)          3.6%             3.6%             8.3
Change from Summer 1997       Down 27 Basis Pts  Down 10 Basis Pts  Decrease 0.3 Yrs
Median Average                        3.5%             3.5%            10.0
Mode Average                          3.5%             3.5%            10.0
Low within Range                   3.0%  3.0%       3.0%  3.0%      4.0     5.0
High within Range                  3.5%  3.5%       4.0%  4.0%     10.0    10.0

CLASS B - LEASED ASSET             3.0%  3.0%       3.0%  3.0%      5.0     5.0
                                   3.5%  3.5%       3.5%  3.5%     10.0    10.0
Number of Responses                     2                2               2
Mean Average (Low/High)            3.3%  3.3%       3.3%  3.3%      7.5     7.5
Mean Average (Overall, 1998)          3.3%             3.3%             7.5
Mean Average (Overall, 1997)
Change from Summer 1997        Down 5 Basis Pts Down 5 Basis Pts Increase 1.2 Yrs
Median Average                        3.3%             3.3%             7.5
Mode Average                          3.0%             3.0%             5.0
Low within Range                   3.0%  3.0%       3.0%  3.0%      5.0     5.0
High within Range                  3.5%  3.5%       3.5%  3.5%     10.0    10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                        CAPITALIZATION RATES                 INTERNAL
                               ---------------------------------------    RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH       LOW       HIGH
                               --------- --------- --------- --------- ---------- ----------
CLASS A - VALUE ADDED              6.0%      6.0%      9.5%      9.5%      17.0%      17.0%
                                                       9.0%     10.0%      12.0%      16.0%
                                   8.5%      9.5%      9.0%      9.5%      11.0%      11.5%
Number of Responses                      2                   3                    3
Mean Average (Low/High)            7.3%      7.8%      9.2%      9.7%      13.3%      14.8%
Mean Average (Overall, 1998)           7.5%                 9.4%                14.1%
Mean Average (Overall, 1997)           9.8%                10.5%                12.8%
Change from Summer 1997        Down 230 Basis Pts  Down 108 Basis Pts     Up 128 Basis Pts
Median Average                         7.3%                9.5%                 14.0%
Mode Average                           6.0%                9.5%                 17.0%
Low within Range                   6.0%      6.0%      9.0%      9.5%      11.0%      11.5%
High within Range                  8.5%      9.5%      9.5%     10.0%      17.0%      17.0%

CLASS B - VALUE ADDED              6.0%      6.0%      9.8%      9.8%      20.0%      20.0%
                                   9.0%     10.0%      9.0%     10.0%      11.0%      12.0%
Number of Responses                      2                   2                    2
Mean Average (Low/High)            7.5%      8.0%      9.4%      9.9%      15.5%      16.0%
Mean Average (Overall, 1998)           7.8%                9.6%                 15.8%
Mean Average (Overall, 1997)           9.8%               10.8%                 13.4%
Change from Summer 1997        Down 205 Basis Pts  Down 118 Basis Pts     Up 235 Basis Pts
Median Average                         7.5%                9.8%                 16.0%
Mode Average                           6.0%                9.8%                 20.0%
Low within Range                   6.0%      6.0%      9.0%      9.8%      11.0%      12.0%
High within Range                  9.0%     10.0%      9.8%     10.0%      20.0%      20.0%
- ---------------------------------------------------------------------------------------------
BUSINESS PARKS/OTHER INDUSTRIAL & MANUFACTURING (OVERALL RESULTS)
- ---------------------------------------------------------------------------------------------
Number of Responses                     10                  11                    11
Mean Average (Low/High)            8.4%      8.8%      9.3%      9.8%      12.7%      13.2%
Mean Average (Overall, 1998)           8.6%                9.5%                 12.9%
Mean Average (Overall, 1997)           9.6%               10.3%                 12.9%
Change from Summer 1997         Down 97 Basis Pts    Down 75 Basis Pts      Up 5 Basis Pts
Median Average                         9.1%                9.5%                 11.5%
Mode Average                           9.5%                9.5%                 11.0%
Low within Range                   6.0%      6.0%      9.0%      9.5%      10.8%      11.0%
High within Range                  9.5%     10.0%      9.8%     10.0%      20.0%      20.0%

                                             GROWTH RATE
                               --------------------------------------- TYPICAL PROJECTION
                                     INCOME             EXPENSES          PERIOD (YEARS)
                                  LOW       HIGH      LOW       HIGH      LOW     HIGH
                               --------- --------- --------- --------- -------- --------
CLASS A - VALUE ADDED              3.0%      3.0%      3.0%      3.0%     5.0      5.0
                                                       4.0%      4.0%     2.0      6.0
                                   3.5%      3.5%      3.5%      3.5%    10.0     10.0
Number of Responses                      2                   3                  3
Mean Average (Low/High)            3.3%      3.3%      3.5%      3.5%     5.7      7.0
Mean Average (Overall, 1998)            3.3%                3.5%               6.3
Mean Average (Overall, 1997)            3.3%                3.3%               4.7
Change from Summer 1997          Down 5 Basis Pts     Up 20 Basis Pts   Increase 1.6 Yrs
Median Average                          3.3%                3.5%               5.5
Mode Average                            3.0%                3.0%               5.0
Low within Range                   3.0%      3.0%      3.0%      3.0%     2.0      5.0
High within Rage                   3.5%      3.5%      4.0%      4.0%    10.0     10.0
CLASS B - VALUE ADDED              3.0%      3.0%      3.0%      3.0%     5.0      5.0
                                   3.5%      3.5%      3.5%      3.5%    10.0     10.0
Number of Responses                      2                   2                  2
Mean Average (Low/High)            3.3%      3.3%      3.3%      3.3      7.5      7.5
Mean Average (Overall, 1998)            3.3%                3.3%               7.5
Mean Average (Overall, 1997)            3.4%                3.4%               4.7
Change from Summer 1997         Down 15 Basis Pts    Down 15 Basis Pts  Increase 2.8 Yrs
Median Average                          3.3%                3.3%               7.5
Mode Average                            3.0%                3.0%               5.0
Low within Range                   3.0%      3.0%      3.0%      3.0%     5.0      5.0
High within Range                  3.5%      3.5%      3.5%      3.5%    10.0     10.0
- -----------------------------------------------------------------------------------------
BUSINESS PARKS/OTHER INDUSTRIAL & MANUFACTURING (OVERALL RESULTS)
- -----------------------------------------------------------------------------------------
Number of Responses                      9                  11                 11
Mean Average (Low/High)            3.3%      3.3%      3.4%      3.4%     6.9      7.8
Mean Average (Overall, 1998)            3.3%                3.4%              7.4
Mean Average (Overall, 1997)            3.4%                3.4%              6.4
Change from Summer 1997         Down 12 Basis Pts   Up 1 Basis Pts       Increase 1.0 Yrs
Median Average                          3.5%                3.5%              8.0
Mode Average                            3.5%                3.5%             10.0
Low within Range                   3.0%      3.0%      3.0%      3.0%     2.0      5.0
High within Range                  3.5%      3.5%      4.0%      4.0%    10.0     10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                        CAPITALIZATION RATES                INTERNAL
                               ---------------------------------------   RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH       LOW      HIGH
                               --------- --------- --------- --------- ---------- -------
RETAIL
- ------------------------------------------------------------------------------------------
NEIGHBORHOOD & COMMUNITY CENTERS
- ------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET             9.8%      9.8%     10.3%     10.3%      12.0%  12.0%
                                   9.5%      9.5%     10.0%     10.0%      11.0%  11.5%
                                   8.5%      9.5%      9.0%     10.0%      10.8%  11.5%
                                   8.0%     13.0%      8.3%     12.0%      10.0%  14.0%
                                   8.0%     10.0%      8.5%     10.5%      10.5%  12.0%
                                   8.5%      9.0%      9.0%      9.5%      11.0%  11.5%
                                   9.8%     10.0%     10.0%     10.3%      11.3%  11.3%
                                   9.5%      9.5%     10.0%     10.5%      11.5%  11.5%
                                   9.0%      9.0%      9.0%      9.0%      10.5%  10.5%
Number of Responses                       9                   9                 9
Mean Average (low/High)            8.9%      9.9%      9.3%     10.2%      11.0%  11.8%
Mean Average (Overall, 1998)             9.4%                9.8%             11.4%
Mean Average (Overall, 1997)             9.3%                9.7%             11.3%
Change from Summer 1997            Up 13 Basis Pts     Up 5 Basis Pts     Up 5 Basis Pts
Median Average                           9.5%               10.0%             11.4%
Mode Average                             9.5%               10.0%             11.5%
Low within Range                   8.0%      9.0%      8.3%      9.0%      10.0%  10.5%
High within Range                  9.8%     13.0%     10.3%     12.0%      12.0%  14.0%

CLASS B - LEASED ASSET            10.0%     10.0%     10.5%     10.5%      13.0%  13.0%
                                   9.5%     10.0%     10.5%     11.0%      11.5%  12.5%
                                  10.5%     10.5%     11.0%     11.0       12.5%  12.5%
                                   9.0%     10.5%      9.5%     10.5%      11.0%  12.0%
                                   9.3%      9.3%      9.3%      9.3%      11.0%  11.0%
Number of Responses                      5                   5                  5
Mean Average (Low/High)            9.7%     10.1%     10.2%     10.5%      11.8%  12.2%
Mean Average (Overall, 1998)            9.9%               10.3%              12.0%
Mean Average (Overall, 1997)            9.6%               10.0%              11.6%
Change from Summer 1997            Up 25 Basis Pts    Up 30 Basis Pts    Up 40 Basis Pts
Median Average                         10.0%               10.5%              12.3%
Mode Average                           10.0%               10.5%              12.5%
Low within Range                   9.0%      9.3%      9.3%      9.3%      11.0%  11.0%
High within Range                 10.5%     10.5%     11.0%     11.0%      13.0%  13.0%

                                          GROWTH RATE                  TYPICAL
                               -----------------------------------   PROJECTION
                                    INCOME            EXPENSES       PERIOD(YEARS)
                                  LOW     HIGH      LOW     HIGH     LOW     HIGH
- -----------------------------------------------------------------------------------
RETAIL
- -----------------------------------------------------------------------------------
NEIGHBORHOOD & COMMUNITY CENTERS
- -----------------------------------------------------------------------------------
CLASS A - LEASED ASSET            3.0%    3.0%       3.0%  3.0%       5.0     5.0
                                  3.0%    3.0%       3.0%  3.0%      10.0    10.0
                                                     4.0%  4.0%      10.0    10.0
                                  3.5%    6.0%       3.5%  5.0%      10.0    10.0
                                  3.0%    4.0%       3.0%  4.0%      10.0    10.0
                                  2.0%    3.0%       2.0%  3.0%       7.0    10.0
                                  3.5%    3.5%       3.5%  3.5%      10.0    10.0
                                  1.0%    2.0%       2.0%  3.0%      10.0    10.0
                                  3.5%    3.5%       3.5%  3.5%      10.0    10.0
Number of Responses                    8                 9                 9
Mean Average (low/High)           2.8%    3.5%       3.1%  3.6%       9.1     9.4
Mean Average (Overall, 1998)          3.2%              3.3%              9.3
Mean Average (Overall, 1997)          3.3%              3.5%              8.1
Change from Summer 1997        Down 14 Basis Pts  Down 19 Basis Pts Increase 1.2 Yrs
Median Average                        3.0%              3.3%             10.0
Mode Average                          3.0%              3.0%             10.0
Low within Range                  1.0%    2.0%       2.0%  3.0%       5.0     5.0
High within Range                 3.5%    6.0%       4.0%  5.0%      10.0    10.0
CLASS B - LEASED ASSET            3.0%    3.0%       3.0%  3.0%       5.0     5.0
                                  2.0%    3.0%       2.0%  3.0%       7.0    10.0
                                  1.0%    2.0%       2.0%  3.0%      10.0    10.0
                                  3.0%    3.0%       3.0%  3.0%      10.0    10.0
                                  3.5%    3.5%       3.5%  3.5%      10.0    10.0
Number of Responses                    5                 5                 5
Mean Average (Low/High)           2.5%    2.9%       2.7%  3.1%       8.4     9.0
Mean Average (Overall, 1998)          2.7%              2.9%              8.7
Mean Average (Overall, 1997)          3.4%              3.4%              7.6
Change from Summer 1997        Down 70 Basis Pts  Down 50 Basis Pts Increase 1.1 Yrs
Median Average                        3.0%              3.0%             10.0
Mode Average                          3.0%              3.0%             10.0
Low within Range                  1.0%    2.0%       2.0%  3.0%       5.0     5.0
High within Range                 3.5%    3.5%       3.5%  3.5%      10.0    10.0

                                  Page 11 of 21

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                        CAPITALIZATION RATES                 INTERNAL
                               ---------------------------------------    RATE OF RETURN
                                    GOING-IN            TERMINAL
                                  LOW       HIGH      LOW       HIGH       LOW       HIGH
                               --------- --------- --------- --------- ---------- ---------
CLASS A - VALUE ADDED              7.5%      7.5%     10.3%     10.3%      17.0%     17.0%
                                                       9.0%     10.0%      12.0%     14.0%
                                   9.5%      1.0%     10.0%     10.5%      12.5%     13.0%
                                  10.0%     10.0%     10.5%     10.5%      12.0%     12.0%
                                   8.3%      8.3%      9.0%     11.3%      11.3%      4.0%
                                  10.0%     10.0%     10.0%     10.0%      11.5%     11.5%
Number of Responses                      5                   6                   6
Mean Average (Low/High)            9.1%      7.4%      9.8%     10.0%      12.7%     13.1%
Mean Average (Overall, 1998)            8.2%                9.9%                12.9%
Mean Average (Overall, 1997)            9.7%               10.1%                12.0%
Change from Summer 1997        Down 149 Basis Pts   Down 18 Basis Pts     Up 93 Basis Pts
Median Average                          8.9%               10.0%                12.0%
Mode Average                           10.0%               10.0%                12.0%
Low within Range                   7.5%      1.0%      9.0%      9.0%      11.3%     11.3%
High within Range                 10.0%     10.0%     10.5%     10.5%      17.0%     17.0%
CLASS B - VALUE ADDED              7.5%      7.5%     10.5%     10.5%      20.0%     20.0%
                                  10.5%     11.0%     11.5%     12.0%      13.0%     13.5%
                                  12.0%     12.0%     13.0%     13.0%      13.0%     13.0%
                                  10.5%     10.5%     10.5%     10.5%      11.5%     11.5%
Number of Responses                     4                    4                   4
Mean Average (Low/High)           10.1%     10.3%     11.4%     11.5%      14.4%     14.5%
Mean Average (Overall, 1998)           10.2%               11.4%                14.4%
Mean Average (Overall, 1997)           10.0%               10.4%                12.0%
Change from Summer 1997        Up 19 Basis Pts     Up 104 Basis Pts       Up 244 Basis Pts
Median Average                         10.5%               11.0%                13.0%
Mode Average                           10.5%               10.5%                13.0%
Low within Range                   7.5%      7.5%     10.5%     10.5%      11.5%     11.5%
High within Range                 12.0%     12.0%     13.0%     13.0%      20.0%     20.0%



                                           GROWTH RATE                  TYPICAL
                               ------------------------------------   PROJECTION
                                    INCOME           EXPENSES         PERIOD(YEARS)
                                  LOW     HIGH     LOW       HIGH     LOW     HIGH
                               --------- ------ --------- --------- ------- -------
CLASS A - VALUE ADDED             3.0%    3.0%     3.0%      3.0%     5.0     5.0
                                                   4.0%      4.0%     2.0    10.0
                                  2.0%    3.0%     2.0%      3.0%     7.0    10.0
                                  1.0%    2.0%     2.0%      3.0%    10.0    10.0
                                  4.0%    4.0%     4.0%     10.0     10.0    10.0
                                  3.5%    3.5%     3.5%      3.5%    10.0    10.0
Number of Responses                    5                 6                 6
Mean Average (Low/High)           2.7%    3.1%     3.1%      3.4%     7.3     9.2
Mean Average (Overall, 1998)          2.9%              3.3%              8.3
Mean Average (Overall, 1997)          3.6%              3.4%              6.5
Change from Summer 1997       Down 70 Basis Pts  Down 15 Basis Pts  Increase 1.8 Yrs
Median Average                        3.0%               3.3%            10.0
Mode Average                          3.0%               3.0%            10.0
Low within Range                  1.0%    2.0%     2.0%      3.0%     2.0     5.0
High within Range                 4.0%    4.0%     4.0%      4.0%    10.0    10.0

CLASS B - VALUE ADDED             3.0%    3.0%     3.0%      3.0%     5.0     5.0
- ------------------------------
                                  2.0%    3.0%     2.0%      3.0%     7.0    10.0
                                  1.0%    2.0%     2.0%      3.0%    10.0    10.0
                                  3.5%    3.5%     3.5%      3.5%    10.0    10.0
Number of Responses                    4                 4                 4
Mean Average (Low/High)           2.4%    2.9%     2.6%      3.1%     8.0     8.8
Mean Average (Overall, 1998)          2.6%              2.9%              8.4
Mean Average (Overall, 1997)          3.9%              3.4%              6.4
Change from Summer 1997      Down 128 Basis Pts  Down 53 Basis Pts   Increase 2.0 Yrs
Median Average                        3.0%              3.0%             10.0
Mode Average                          3.0%              3.0%             10.0
Low within Range                  1.0%    2.0%     2.0%      3.0%     5.0     5.0
High within Range                 3.5%    3.5%     3.5%      3.5%    10.0    10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                         CAPITALIZATION RATES                INTERNAL
                               ----------------------------------------   RATE OF RETURN
                                    GOING-IN             TERMINAL
                                  LOW       HIGH       LOW       HIGH       LOW      HIGH
                               --------- --------- ---------- --------- ---------- -------
- -------------------------------------------------------------------------------------------
NEIGHBORHOOD & COMMUNITY CENTERS (OVERALL RESULTS)
- -------------------------------------------------------------------------------------------
Number of Responses                     23                  24                   24
Mean Average (Low/High)            9.3%      9.4%      10.0%     10.4%    12.1%     12.7%
Mean Average (Overall, 1998)           9.4%                10.2%               12.4%
Mean Average (Overall, 1997)           9.6%                10.0%               11.7%
Change from Summer 1997         Down 21 Basis Pts   Up 19 Basis Pts      Up 69 Basis Pts
Median Average                         9.5%                10.3%               11.8%
Mode Average                          10.0%                10.5%               11.5%
Low within Range                   7.5%      1.0%       8.3%      9.0%    10.0%     10.5%
High within Range                 12.0%     13.0%      13.0%     13.0%    20.0%     20.0%
- -------------------------------------------------------------------------------------------
POWER CENTER & "BIG BOX"
- -------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET             9.8%      9.8%      10.3%     10.3%    12.0%     12.0%
                                   9.5%      9.5%      10.0%     10.0%    11.5%     12.0%
                                   9.0       9.8%       9.5%     10.0%    10.5%     11.3%
                                   9.8%      9.8%      10.0%     10.0%    11.3%     11.3%
Number of Responses                      4                    4                  4
Mean Average (Low/High)            9.5%      9.7%       9.9%     10.1%    11.3%     11.6%
Mean Average (Overall, 1998)            9.6%                10.0%              11.5%
Mean Average (Overall, 1997)            9.6%                10.0%              11.7%
Change from Summer 1997          Down 1 Basis Pts       Up 0 Basis Pts   Down 22 Basis Pts
Median Average                          9.8%                10.0%              11.4%
Mode Average                            9.8%                10.0%              12.0%
Low within Range                   9.0%      9.5%       9.5%     10.0%    10.5%     11.3%
High within Range                  9.8%      9.8%      10.3%     10.3%    12.0%     12.0%



                                          GROWTH RATE                TYPICAL
                               ---------------------------------   PROJECTION
                                    INCOME          EXPENSES       PERIOD(YEARS)
                                  LOW     HIGH     LOW     HIGH    LOW     HIGH
                               --------- ------ --------- ------ ------- -------
- ---------------------------------------------------------------------------------
NEIGHBORHOOD & COMMUNITY CENTERS (OVERALL RESULTS)
- ---------------------------------------------------------------------------------
Number of Responses                   22                24              24
Mean Average (Low/High)          2.6%    3.2%     2.9%     3.4%     8.3     9.2
Mean Average (Overall, 1998)         2.9%              3.1%             8.8
Mean Average (Overall, 1997)         3.5%              3.4%             7.2
Change from Summer 1997       Down 60 Basis Pts  Down 26 Basis Pts  Increase 1.6 Yrs
Median Average                       3.0%             3.0%             10.0
Mode Average                         3.0%             3.0%             10.0
Low within Range                 1.0%    2.0%     2.0%    3.0%      2.0     5.0
High within Range                4.0%    6.0%     4.0%    5.0%     10.0    10.0
- ---------------------------------------------------------------------------------
POWER CENTER & "BIG BOX"
- ---------------------------------------------------------------------------------
CLASS A - LEASED ASSET           3.0%    3.0%     3.0%    3.0%      5.0     5.0
                                 3.0%    3.0%     3.0%    3.0%     10.0    10.0
                                                  4.0%    4.0%     10.0    10.0
                                 3.5%    3.5%     3.5%    3.5%     10.0    10.0
Number of Responses                    3                4               4
Mean Average (Low/High)          3.2%    3.2%     3.4%    3.4%      8.8     8.8
Mean Average (Overall, 1998)          3.2%            3.4%             8.8
Mean Average (Overall, 1997)          3.2%            3.4%             9.5
Change from Summary 1997       Down 3 Basis Pts Down 3 Basis Pts Decrease 0.8 Yrs
Median Average                        3.0%            3.3%             10.0
Mode Average                          3.0%            3.0%             10.0
Low within Range                 3.0%    3.0%     3.0%    3.0%      5.0     5.0
High within Range                3.5%    3.5%     4.0%    4.0%     10.0    10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998




                                                       CAPITALIZATION RATES
                                 -----------------------------------------------------------------
                                             GOING-IN                         TERMINAL
                                     LOW                  HIGH        LOW                  HIGH
                                 ----------            ---------- ----------            ----------
  CLASS B -- LEASED ASSET            10.0%                 10.0%      10.5%                 10.5%
  Number of Responses                              1                                1
  Mean Average (Low/High)            10.0%                 10.0%      10.5%                 10.5%
  Mean Average (Overall, 1998)                  10.0%                            10.5%
  Mean Average (Overall, 1997                    9.0%                            10.0%
  Change from Summer 1997                  Up 100 Basis Pts                 Up 50 Basis Pts
  Median Average                                10.0%                            10.5%
  Mode Average                                   9.8%                            10.0%
  Low within Range                   10.0%                 10.0%      10.5%                 10.5%
  High within Range                  10.0%                 10.0%      10.5%                 10.5%
  CLASS A -- VALUE ADDED              7.5%                  7.5%      10.3%                 10.3%
  Number of Responses                              1                                1
  Mean Average (Low/High)             7.5%                  7.5%      10.3%                 10.3%
  Mean Average (Overall, 1998)                   7.5%                            10.3%
  Mean Average (Overall, 1997)                   9.8%                            10.1%
  Change from Summer 1997                 Down 230 Basis Pts                Up 15 Basis Pts
  Median Average                                 7.5%                            10.3%
  Mode Average                                  10.0%                            10.5%
  Low within Range                    7.5%                  7.5%      10.3%                 10.3%
  High within Range                   7.5%                  7.5%      10.3%                 10.3%
  CLASS B -- VALUE ADDED              7.5%                  7.5%      10.5%                 10.5%
  Number of Responses                              1                                1
  Mean Average (Low/High)             7.5%                  7.5%      10.5%                 10.5%
  Mean Average (Overall, 1998)                   7.5%                            10.5%
  Mean Average (Overall, 1997)                   9.0%                            10.5%
  Change from Summer 1997                 Down 150 Basis Pts                 Up 0 Basis Pts
  Median Average                                 7.5%                            10.5%
  Mode Average                                   7.5%                            10.3%
  Low within Range                    7.5%                  7.5%      10.5%                 10.5%
  High within Range                   7.5%                  7.5%      10.5%                 10.5%



                                             INTERNAL                                     GROWTH RATE
                                          RATE OF RETURN          -----------------------------------------------------------
                                                                             INCOME                       EXPENSES
                                     LOW                  HIGH       LOW                 HIGH      LOW                 HIGH
                                 ----------            ---------- ---------           --------- ---------           ---------
  CLASS B -- LEASED ASSET            13.0%                 13.0%      3.0%                3.0%      3.0%                3.0%
  Number of Responses                              1                              1                             1
  Mean Average (Low/High)            13.0%                 13.0%      3.0%                3.0%      3.0%                3.0%
  Mean Average (Overall, 1998)                  13.0%                           3.0%                          3.0%
  Mean Average (Overall, 1997                   12.5%                           3.0%                          3.0%
  Change from Summer 1997                  Up 50 Basis Pts                 Up 0 Basis Pts                Up 0 Basis Pts
  Median Average                                13.0%                           3.0%                          3.0%
  Mode Average                                  12.0%                           3.0%                          3.0%
  Low within Range                   13.0%                 13.0%      3.0%                3.0%      3.0%                3.0%
  High within Range                  13.0%                 13.0%      3.0%                3.0%      3.0%                3.0%
  CLASS A -- VALUE ADDED             17.0%                 17.0%      3.0%                3.0%      3.0%                3.0%
  Number of Responses                              1                              1                             1
  Mean Average (Low/High)            17.0%                 17.0%      3.0%                3.0%      3.0%                3.0%
  Mean Average (Overall, 1998)                  17.0%                           3.0%                          3.0%
  Mean Average (Overall, 1997)                  12.5%                           3.5%                          3.0%
  Change from Summer 1997                 Up 450 Basis Pts                Down 50 Basis Pts              Up 0 Basis Pts
  Median Average                                17.0%                           3.0%                          3.0%
  Mode Average                                  13.0%                           3.0%                          3.0%
  Low within Range                   17.0%                 17.0%      3.0%                3.0%      3.0%                3.0%
  High within Range                  17.0%                 17.0%      3.0%                3.0%      3.0%                3.0%
  CLASS B -- VALUE ADDED             20.0%                 20.0%      3.0%                3.0%      3.0%                3.0%
  Number of Responses                              1                              1                             1
  Mean Average (Low/High)            20.0%                 20.0%      3.0%                3.0%      3.0%                3.0%
  Mean Average (Overall, 1998)                  20.0%                           3.0%                          3.0%
  Mean Average (Overall, 1997)                  12.5%                           3.0%                          3.0%
  Change from Summer 1997                 Up 750 Basis Pts                 Up 0 Basis Pts                 Up 0 Basis Pts
  Median Average                                20.0%                           3.0%                          3.0%
  Mode Average                                  17.0%                           3.0%                          3.0%
  Low within Range                   20.0%                 20.0%      3.0%                3.0%      3.0%                3.0%
  High within Range                  20.0%                 20.0%      3.0%                3.0%      3.0%                3.0%




                                     TYPICAL PROJECTION
                                       PERIOD (YEARS)
                                    LOW              HIGH
                                 --------          --------
  CLASS B -- LEASED ASSET           5.0               5.0
  Number of Responses                          1
  Mean Average (Low/High)           5.0               5.0
  Mean Average (Overall, 1998)               5.0
  Mean Average (Overall, 1997                4.5
  Change from Summer 1997             Increase 0.5 Yrs
  Median Average                             5.0
  Mode Average                              10.0
  Low within Range                  5.0               5.0
  High within Range                 5.0               5.0
  CLASS A -- VALUE ADDED            5.0               5.0
  Number of Responses                          1
  Mean Average (Low/High)           5.0               5.0
  Mean Average (Overall, 1998)               5.0
  Mean Average (Overall, 1997)               6.3
  Change from Summer 1997             Decrease 1.3 Yrs
  Median Average                             5.0
  Mode Average                               5.0
  Low within Range                  5.0               5.0
  High within Range                 5.0               5.0
  CLASS B -- VALUE ADDED            5.0               5.0
  Number of Responses                          1
  Mean Average (Low/High)           5.0               5.0
  Mean Average (Overall, 1998)               5.0
  Mean Average (Overall, 1997)               4.5
  Change from Summer 1997             Increase 0.5 Yrs
  Median Average                             5.0
  Mode Average                               5.0
  Low within Range                  5.0               5.0
  High within Range                 5.0               5.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998




                                                     CAPITALIZATION RATES                               INTERNAL
                                 ------------------------------------------------------------        RATE OF RETURN
                                           GOING-IN                       TERMINAL
                                    LOW                 HIGH      LOW                  HIGH      LOW                 HIGH
                                 ---------           --------- ---------            --------- ---------            -------
  POWER CENTER & "BIG BOX" (OVERALL RESULTS)
- ---------------------------------------------------------------------------------------------------------------------------
  Number of Responses                            7                              7                              7
  Mean Average (Low/High)            9.0%                9.1%     10.1%                10.2%     13.6%             13.8%
  Mean Average (Overall, 1998)                 9.1%                          10.2%                          13.7%
  Mean Average (Overall, 1997)                 9.6%                          10.0%                          11.9%
  Change from Summer 1997                Down 55 Basis Pts             Up 18 Basis Pts               Up 180 Basis Pts
  Median Average                               9.6%                          10.3%                          12.0%
  Mode Average                                 9.8%                          10.0%                          12.0%
  Low within Range                   7.5%                7.5%      9.5%                10.0%     10.5%             11.3%
  High within Range                 10.0%               10.0%     10.5%                10.5%     20.0%             20.0%
- -------------------------------- -------                ----   -------                 ----   -------              ----
  REGIONAL MALLS
- ---------------------------------------------------------------------------------------------------------------------------
  CLASS A -- LEASED ASSET            8.0%                8.0%      7.9%                 7.9%     13.0%             13.0%
                                     7.5%                7.5%      8.5%                 8.5%     10.5%             10.5%
                                     7.0%                8.0%      8.0%                 9.0%     10.3%             11.0%
                                     7.0%               11.0%      7.5%                11.5%      9.5%             13.0%
                                     8.0%               10.0%
                                     7.0%                9.0%      7.5%                 9.5%     10.0%             12.0%
  Number of Responses                            6                              5                              5
  Mean Average (Low/High)            7.4%                8.9%      7.9%                 9.3%     10.7%             11.9%
  Mean Average (Overall, 1998)                 8.2%                           8.6%                          11.3%
  Mean Average (Overall, 1997)                 8.3%                           8.8%                          11.5%
  Change from Summer 1997                Down 13 Basis Pts             Down 23 Basis Pts            Down 23 Basis Pts
  Median Average                               8.0%                           8.3%                          10.8%
  Mode Average                                 8.0%                           7.9%                          13.0%
  Low within Range                   7.0%                7.5%      7.5%                 7.9%      9.5%             10.5%
  High within Range                  8.0%               11.0%      8.5%                11.5%     13.0%             13.0%
 CLASS B -- LEASED ASSET             9.0%                9.0%      8.5%                 8.5%     16.0%             16.0%
                                     8.0%               12.0%
  Number of Responses                            2                              1                              1
  Mean Average (Low/High)            8.5%               10.5%      8.5%                 8.5%     16.0%             16.0%
  Mean Average (Overall, 1998)                 9.5%                           8.5%                          16.0%
  Mean Average (Overall, 1997)                 9.3%                           9.4%                          15.0%
  Change from Summer 1997                Up 20 Basis Pts                Down 90 Basis Pts            Up 100 Basis Pts
  Median Average                               9.0%                           8.5%                          16.0%
  Mode Average                                 9.0%                           8.5%                          16.0%
  Low within Range                   8.0%                9.0%      8.5%                 8.5%     16.0%             16.0%
  High within Range                  9.0%               12.0%      8.5%                 8.5%     16.0%             16.0%
  CLASS A -- VALUE ADDED             8.5%                8.5%      8.0%                 8.0%     15.0%             15.0%
  Number of Responses                            1                              1                              1
  Mean Average (Low/High)            8.5%                8.5%      8.0%                 8.0%     15.0%             15.0%
  Mean Average (Overall, 1998)                 8.5%                           8.0%                          15.0%
  Mean Average (Overall, 1997)                 8.7%                           9.0%                          15.8%



                                                   GROWTH RATE                     TYPICAL PROJECTION
                                 -----------------------------------------------     PERIOD (YEARS)
                                         INCOME                 EXPENSES
                                   LOW             HIGH    LOW             HIGH    LOW            HIGH
                                 ------           ------ ------           ------ -------        -------
  POWER CENTER & "BIG BOX" (OVERALL RESULTS)
- --------------------------------------------------------------------------------------------------------
  Number of Responses                         6                       7                      7
  Mean Average (Low/High)        3.1%             3.1%   3.2%             3.2%     7.1            7.1
  Mean Average (Overall, 1998)              3.1%                    3.2%                   7.1
  Mean Average (Overall, 1997)              3.2%                    3.2%                   7.8
  Change from Summer 1997            Down 12 Basis Pts        Up 1 Basis Pts          Decrease 0.7 Yrs
  Median Average                            3.0%                    3.0%                   5.0
  Mode Average                              3.0%                    3.0%                   5.0
  Low within Range               3.0%             3.0%   3.0%             3.0%     5.0            5.0
  High within Range              3.5%             3.5%   4.0%             4.0%    10.0           10.0
- -------------------------------- ---              ---    ---              ---    -----           ----
  REGIONAL MALLS
- --------------------------------------------------------------------------------------------------------
  CLASS A -- LEASED ASSET        3.0%             3.0%   3.0%             3.0%     5.0            5.0
                                 3.0%             3.0%   3.0%             3.0%    10.0           10.0
                                                         4.0%             4.0%    10.0           10.0
                                 3.5%             4.0%   3.5%             4.0%    10.0           10.0
                                 4.0%             6.0%   1.0%             2.0%     5.0            5.0
                                 3.0%             4.0%   3.0%             4.0%    10.0           10.0
  Number of Responses                         5                       6                      6
  Mean Average (Low/High)        3.3%             4.0%   2.9%             3.3%     8.0            8.3
  Mean Average (Overall, 1998)              3.7%                    3.1%                   8.3
  Mean Average (Overall, 1997)              3.2%                    3.4%                   8.4
  Change from Summer 1997           Up 45 Basis Pts          Down 28 Basis Pts        Decrease 0.1 Yrs
  Median Average                            3.3%                    3.0%                  10.0
  Mode Average                              3.0%                    3.0%                  10.0
  Low within Range               3.0%             3.0%   1.0%             2.0%     5.0            5.0
  High within Range              4.0%             6.0%   4.0%             4.0%    10.0           10.0
 CLASS B -- LEASED ASSET         3.0%             3.0%   3.0%             3.0%     5.0            5.0
                                 4.0%             6.0%   1.0%             2.0%     3.0            3.0
  Number of Responses                         2                       2                      2
  Mean Average (Low/High)        3.5%             4.5%   2.0%             2.5%     4.0            4.0
  Mean Average (Overall, 1998)              4.0%                    2.3%                   4.0
  Mean Average (Overall, 1997)              2.8%                    3.5%                   4.7
  Change from Summer 1997            Up 120 Basis Pts        Down 125 Basis Pts      Decrease 0.7 Yrs
  Median Average                            3.5%                    2.5%                   4.0
  Mode Average                              3.0%                    3.0%                   5.0
  Low within Range               3.0%             3.0%   1.0%             2.0%     3.0            3.0
  High within Range              4.0%             6.0%   3.0%             3.0%     5.0            5.0
  CLASS A -- VALUE ADDED         3.0%             3.0%   3.0%             3.0%     5.0            5.0
  Number of Responses                         1                       1                      1
  Mean Average (Low/High)        3.0%             3.0%   3.0%             3.0%     5.0            5.0
  Mean Average (Overall, 1998)              3.0%                    3.0%                   5.0
  Mean Average (Overall, 1997)              3.5%                    3.4%                   6.3

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998




                                                 CAPITALIZATION RATES                            INTERNAL
                                 -----------------------------------------------------        RATE OF RETURN
                                          GOING-IN                   TERMINAL
                                   LOW               HIGH     LOW               HIGH      LOW                 HIGH
                                 ------           --------- ------           --------- ---------            -------
  Change from Summer 1997            Down 20 Basis Pts          Down 100 Basis Pts             Down 80 Basis Pts
  Median Average                            8.5%                       8.0%                          15.0%
  Mode Average                              8.5%                       8.0%                          15.0%
  Low within Range               8.5%                 8.5%  8.0%                 8.0%     15.0%             15.0%
  High within Range              8.5%                 8.5%  8.0%                 8.0%     15.0%             15.0%
  CLASS B -- VALUE ADDED         9.5%                 9.5%  9.0%                 9.0%     18.0%             18.0%
  Number of Responses                         1                          1                              1
  Mean Average (Low/High)        9.5%                 9.5%  9.0%                 9.0%     18.0%             18.0%
  Mean Average (Overall, 1998)              9.5%                       9.0%                          18.0%
  Mean Average (Overall, 1997)              9.5%                       9.0%                          16.5%
  Change from Summer 1997              Up 0 Basis Pts             Up 0 Basis Pts                Up 150 Basis Pts
  Median Average                            9.5%                       9.0%                          18.0%
  Mode Average                              9.5%                       9.0%                          18.0%
  Low within Range               9.5%                 9.5%  9.0%                 9.0%     18.0%             18.0%
  High within Range              9.5%                 9.5%  9.0%                 9.0%     18.0%             18.0%
- -------------------------------- ---                  ---   ---                  ---   -------              ----
  REGIONAL MALLS (OVERALL RESULTS)
- --------------------------------------------------------------------------------------------------------------------
  Number of Responses                        10                          8                              8
  Mean Average (Low/High)        8.0%                 9.3%  8.1%                 9.0%     12.8%             13.6%
  Mean Average (Overall, 1998)              8.6%                       8.5%                          13.2%
  Mean Average (Overall, 1997)              8.8%                       9.0%                          13.6%
  Change from Summer 1997            Down 20 Basis Pts          Down 46 Basis Pts             Down 43 Basis Pts
  Median Average                            8.3%                       8.5%                          13.0%
  Mode Average                              8.0%                       8.5%                          13.0%
  Low within Range               7.0%                 7.5%  7.5%                 7.9%      9.5%             10.5%
  High within Range              9.5%                12.0%  9.0%                11.5%     18.0%             18.0%



                                                   GROWTH RATE                     TYPICAL PROJECTION
                                 -----------------------------------------------     PERIOD (YEARS)
                                         INCOME                 EXPENSES
                                   LOW             HIGH    LOW             HIGH    LOW            HIGH
                                 ------           ------ ------           ------ -------        -------
  Change from Summer 1997            Down 50 Basis Pts       Down 40 Basis Pts      Decrease 1.3 Yrs
  Median Average                            3.0%                    3.0%                  5.0
  Mode Average                              3.0%                    3.0%                  5.0
  Low within Range               3.0%             3.0%   3.0%             3.0%     5.0            5.0
  High within Range              3.0%             3.0%   3.0%             3.0%     5.0            5.0
  CLASS B -- VALUE ADDED         3.0%             3.0%   3.0%             3.0%     5.0            5.0
  Number of Responses                         1                       1                     1
  Mean Average (Low/High)        3.0%             3.0%   3.0%             3.0%     5.0            5.0
  Mean Average (Overall, 1998)              3.0%                    3.0%                  5.0
  Mean Average (Overall, 1997)              4.0%                    4.0%                  4.7
  Change from Summer 1997          Down 100 Basis Pts      Down 100 Basis Pts       Increase 0.3 Yrs
  Median Average                            3.0%                    3.0%                  5.0
  Mode Average                              3.0%                    3.0%                  5.0
  Low within Range               3.0%             3.0%   3.0%             3.0%     5.0            5.0
  High within Range              3.0%             3.0%   3.0%             3.0%     5.0            5.0
- -------------------------------- ---              ---    ---              ---    -----            ---
  REGIONAL MALLS (OVERALL RESULTS)
- --------------------------------------------------------------------------------------------------------
  Number of Responses                         9                      10                    10
  Mean Average (Low/High)        3.3%             3.9%   2.8%             3.1%     6.8            6.8
  Mean Average (Overall, 1998)              3.6%                    2.9%                  6.8
  Mean Average (Overall, 1997)              3.3%                    3.5%                  6.6
  Change from Summer 1997            Up 28 Basis Pts        Down 58 Basis Pts      Increase 0.2 Yrs
  Median Average                            3.0%                    3.0%                  5.0
  Mode Average                              3.0%                    3.0%                  5.0
  Low within Range               3.0%             3.0%   1.0%             2.0%     3.0            3.0
  High within Range              4.0%             6.0%   4.0%             4.0%    10.0           10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                          CAPITALIZATION RATES                   INTERNAL
                               -------------------------------------------    RATE OF RETURN
                                     GOING-IN              TERMINAL
                                   LOW        HIGH       LOW        HIGH       LOW        HIGH
                               ----------- --------- ----------- --------- ----------- ---------
Specialty Retail
- -------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET
- ------------------------------
Number of Responses                   0                       0                      0
Mean Average (Low/High)        #DIV/0!   #DIV/0!      #DIV/0!   #DIV/0!       #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)       #DIV/0!                #DIV/0!                  #DIV/0!
Mean Average (Overall, 1997)         9.0%                  9.5%                      11.6%
Change from Summer 1997            #DIV/0!               #DIV/0!                   #DIV/0!
Median Average                      #NUM!                 #NUM!                     #NUM!
Mode Average                        #N/A                  #N/A                      #N/A
Low within Range                0.0%    0.0%          0.0%    0.0%             0.0%    0.0%
High within Range               0.0%    0.0%          0.0%    0.0%             0.0%    0.0%
CLASS B - LEASED ASSET
- ------------------------------
Number of Responses                   0                      0                        0
Mean Average (Low/High)        #DIV/0!     #DIV/0!    #DIV/0!   #DIV/0!       #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)        #DIV/0!                #DIV/0!                 #DIV/0!
Mean Average (Overall, 1997)         10.0%                 10.8%                     14.0%
Change from Summer 1997             #DIV/0!               #DIV/0!                   #DIV/0!
Median Average                      #NUM!                 #NUM!                      #NUM!
Mode Average                         #N/A                 #N/A                       #N/A
Low within Range                0.0%    0.0%          0.0%    0.0%             0.0%    0.0%
High within Range               0.0%    0.0%          0.0%    0.0%             0.0%    0.0%
CLASS A - VALUE ADDED
- ------------------------------
Number of Responses                   0                     0
Mean Average (Low/High)        #DIV/0!     #DIV/0!   #DIV/0!     #DIV/0!
Mean Average (Overall, 1998)        #DIV/0!              #DIV/0!
Mean Average (Overall, 1997)         9.0%                  9.0%
Change from Summer 1997             #DIV/0!              #DIV/0!
Median Average                      #NUM!                #NUM!
Mode Average                        #N/A                 #N/A
Low within Range                0.0%    0.0%          0.0%    0.0%
High within Range               0.0%    0.0%          0.0%    0.0%



                                               GROWTH RATE
                               -------------------------------------------  TYPICAL PROJECTION
                                      INCOME               EXPENSES            PERIOD (YEARS)
                                   LOW        HIGH       LOW        HIGH       LOW       HIGH
                               ----------- --------- ----------- --------- ----------- --------
Specialty Retail
- ------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET
- ------------------------------
Number of Responses                   0                     0                         0
Mean Average (Low/High)        #DIV/0!     #DIV/0!   #DIV/0!     #DIV/0!      #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)       #DIV/0!               #DIV/0!                  #DIV/0!
Mean Average (Overall, 1997)         3.0%                  4.0%                     5.7
Change from Summer 1997            #DIV/0!               #DIV/0!                  #DIV/0!
Median Average                      #NUM!                 #NUM!                     #NUM!
Mode Average                        #N/A                  #N/A                      #N/A
Low within Range                0.0%    0.0%          0.0%    0.0%             0.0     0.0
High within Range               0.0%    0.0%          0.0%    0.0%             0.0     0.0
CLASS B - LEASED ASSET
- ------------------------------
Number of Responses                    0                                              0
Mean Average (Low/High)        #DIV/0!     #DIV/0!                            #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)       #DIV/0!                                        #DIV/0!
Mean Average (Overall, 1997)         2.0%                                           7.0
Change from Summer 1997            #DIV/0!                                        #DIV/0!
Median Average                     #NUM!                                           #NUM!
Mode Average                       #N/A                                            #N/A
Low within Range                0.0%    0.0%                                   0.0     0.0
High within Range               0.0%    0.0%                                   0.0     0.0
CLASS A - VALUE ADDED
- ------------------------------
Number of Responses                                                                  0
Mean Average (Low/High)                                                       #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)                                                       #DIV/0!
Mean Average (Overall, 1997)                                                        9.2
Change from Summer 1997                                                            #DIV/0!
Median Average                                                                      #NUM!
Mode Average                                                                        #N/A
Low within Range                                                               0.0     0.0
High within Range                                                              0.0     0.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                          CAPITALIZATION RATES                   INTERNAL
                               -------------------------------------------    RATE OF RETURN
                                     GOING-IN              TERMINAL
                                   LOW        HIGH       LOW        HIGH       LOW        HIGH
                               ----------- --------- ----------- --------- ----------- ---------
CLASS B - VALUE ASSET
- ------------------------------
Number of Responses                   0                     0
Mean Average (Low/High)        #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)       #DIV/0!             #DIV/0!
Mean Average (Overall, 1997)         9.0%                9.0%
Change from Summer 1997            #DIV/0!             #DIV/0!
Median Average                     #NUM!                 #NUM!
Mode Average                       #N/A                  #N/A
Low within Range                0.0%    0.0%          0.0%    0.0%
High within Range               0.0%    0.0%          0.0%    0.0%

- ------------------------------------------------------------------------------------------------
Specialty Retail (Overall Results)
- ------------------------------------------------------------------------------------------------
Number of Responses                   0                    0                   0
Mean Average (Low/High)        #DIV/0!   #DIV/0!    #DIV/0!  #DIV/0!   #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)       #DIV/0!              #DIV/0!             #DIV/0!
Mean Average (Overall, 1997)         9.3%                9.7%                12.4%
Change from Summer 1997            #DIV/0!              #DIV/0!             #DIV/0!
Median Average                      #NUM!                #NUM!               #NUM!
Mode Average                        #N/A                  #N/A               #N/A
Low within Range                0.0%    0.0%          0.0%    0.0%       0.0%    0.0%
High within Range               0.0%    0.0%          0.0%    0.0%       0.0%    0.0%



                                               GROWTH RATE
                               ------------------------------------------- TYPICAL PROJECTION
                                      INCOME               EXPENSES           PERIOD (YEARS)
                                   LOW        HIGH       LOW        HIGH      LOW      HIGH
                               ----------- --------- ----------- --------- --------- --------
CLASS B - VALUE ASSET
- ------------------------------
Number of Responses                                                                0
Mean Average (Low/High)                                                    #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)                                                    #DIV/0!
Mean Average (Overall, 1997)                                                      4.0
Change from Summer 1997                                                         #DIV/0!
Median Average                                                                   #NUM!
Mode Average                                                                    No Mode
Low within Range                                                              0.0     0.0
High within Range                                                             0.0     0.0
- ----------------------------------
Specialty Retail (Overall Results)
- ----------------------------------
Number of Responses                    0                   0                     0
Mean Average (Low/High)        #DIV/0!   #DIV/0!   #DIV/0!   #DIV/0!     #DIV/0!   #DIV/0!
Mean Average (Overall, 1998)        #DIV/0!              #DIV/0!              #DIV/0!
Mean Average (Overall, 1997)         2.7%                 4.0%                  5.4
Change from Summer 1997             #DIV/0!              #DIV/0!              #DIV/0!
Median Average                       #NUM!                #NUM!                #NUM!
Mode Average                         #N/A                 #N/A                 #N/A
Low within Range                 0.0%    0.0%         0.0%    0.0%          0.0     0.0
High within Range                0.0%    0.0%         0.0%    0.0%          0.0     0.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                          CAPITALIZATION RATES                 INTERNAL
                                 ---------------------------------------    RATE OF RETURN
                                      GOING-IN            TERMINAL
                                    LOW       HIGH      LOW       HIGH       LOW       HIGH
                                 --------- --------- --------- --------- ---------- ---------
RESIDENTIAL
- ---------------------------------------------------------------------------------------------
APARTMENTS
- ---------------------------------------------------------------------------------------------
  CLASS A - LEASED ASSET             8.6%      8.6%      8.9%      8.9%      11.0%     11.0%
- --------------------------------     9.0%      9.0%      9.5%      9.5%      12.0%     12.0%
                                     9.0%      9.0%     10.0%     10.0%      11.5%     12.0%
                                     8.0%      8.0%      8.0%      8.0%      12.0%     14.0%
                                     8.0%      9.0%      8.5%      9.5%      10.5%     11.5%
                                     7.5%     10.0%      8.0%     10.3%      10.0%     12.5%
                                     7.5%      8.5%      8.0%      9.0%      11.0%     12.0%
                                     7.5%      9.0%      8.0%     10.0%      10.5%     12.0%
                                     8.0%      9.0%      8.5%      9.5%      10.0%     11.0%
                                     8.5%      9.0%      9.0%      9.5%      11.0%     11.5%
                                     8.8%      9.0%      9.3%      9.3%      11.2%     11.2%
                                     8.5%      8.5%      9.0%      9.0%      11.5%     11.5%
                                     8.0%      8.5%      8.5%      9.0%      10.5%     11.0%
                                     8.3%      8.3%      9.0%      9.0%      10.7%     10.7%
                                     8.3%      8.3%      9.0%      9.0%      10.5%     10.5%
  Number of Responses                      15                  15                  15
  Mean Average (Low/High)            8.2%      8.9%      8.7%      9.3%      11.0%     11.8%
  Mean Average (Overall, 1998)            8.5%                9.0%                11.3%
  Mean Average (Overall, 1997)            8.7%                9.2%                11.2%
  Change from Summer 1997          Down 20Basis Pts     Down 19Basis Pts      Up 8 Basis Pts
  Median Average                          8.5%                9.0%                11.1%
  Mode Average                            9.0%                9.0%                11.0%
  Low within Range                   7.5%      8.0%      8.0%      8.0%      10.0%     10.5%
  High within Range                  9.0%     10.0%     10.0%     10.3%      12.0%     14.0%

  CLASS B - LEASED ASSET             8.8%      8.8%      9.1%      9.1%      11.3%     11.3%
- --------------------------------     9.0%      9.0%      9.5%      9.5%      13.0%     13.0%
                                    10.0%     10.0%     10.0%     10.0%      20.0%     20.0%
                                     8.5%      9.5%      9.0%     10.0%      11.5%     12.5%
                                     9.0%      9.5%      9.5%     10.0%      11.0%     12.0%
                                     8.8%      9.5%      8.8%     10.5%      11.5%     12.5%
                                     9.5%      9.5%     10.0%     10.0%      12.5%     12.5%
                                     8.5%      9.0%      9.0%      9.5%      11.0%     11.5%
                                     8.5%      8.5%      9.5%      9.5%      11.5%     11.5%
  Number of Responses                      9                   9                    9
  Mean Average (Low/High)            9.1%      9.4%      9.4%      9.9%      13.0%     13.4%
  Mean Average (Overall, 1998)            9.1%                9.6%                12.8%
  Mean Average (Overall, 1997)            9.1%                9.5%                11.9%
  Change from Summer 1997          Down 0 Basis Pts     Up 8 Basis Pts       Up 88 Basis Pts
  Median Average                          9.0%                9.5%                11.8%
  Mode Average                            9.5%                9.5%                11.5%
  Low within Range                   8.5%      8.5%      8.8%      9.1%      11.0%     11.3%
  High within Range                 10.0%     10.0%     10.0%     10.5%      20.0%     20.0%



                                            GROWTH RATE               TYPICAL
                                 ---------------------------------   PROJECTION
                                      INCOME          EXPENSES      PERIOD (YEARS)
                                    LOW     HIGH     LOW     HIGH    LOW    HIGH
                                 --------- ------ --------- ------ ------ -------
RESIDENTIAL
- ---------------------------------------------------------------------------------
APARTMENTS
- ---------------------------------------------------------------------------------
  CLASS A - LEASED ASSET             3.0%  3.0%       3.0%  3.0%    10.0   10.0
- --------------------------------     3.0%  3.0%       3.0%  3.0%     5.0    5.0
                                     3.0%  3.0%       3.0%  3.0%    10.0   10.0
                                     4.0%  4.0%       4.0%  4.0%     5.0    7.0
                                                      4.0%  4.0%    10.0   10.0
                                     3.5%  5.0%       3.5%  5.0%    10.0   10.0
                                     3.0%  3.0%       3.0%  4.0%    10.0   10.0
                                     3.0%  4.0%       3.0%  4.0%    10.0   10.0
                                     3.0%  3.0%       3.0%  3.0%    10.0   10.0
                                     2.0%  3.0%       2.0%  3.0%     7.0   10.0
                                     3.5%  3.5%       3.5%  3.5%    10.0   10.0
                                     2.0%  3.0%       2.0%  3.0%    10.0   10.0
                                     3.0%  4.0%       3.0%  3.0%    10.0   10.0
                                     3.5%  3.5%       3.5%  3.5%    10.0   10.0
                                     3.0%  3.0%       3.0%  3.0%    10.0   10.0
  Number of Responses                    14               15             15
  Mean Average (Low/High)            3.0%  3.5%       3.1%  3.5%     9.0    9.4
  Mean Average (Overall, 1998)          3.2%             3.3%           9.3
  Mean Average (Overall, 1997)          3.3%             3.2%           9.5
  Change from Summer 1997      Down 7 Basis Pts Up 8 Basis Pts  Decrease 0.2 Yrs
  Median Average                        3.0%             3.0%          10.0
  Mode Average                          3.0%             3.0%          10.0
  Low within Range                   2.0%  3.0%       2.0%  3.0%     5.0    5.0
  High within Range                  4.0%  5.0%       4.0%  5.0%    10.0   10.0

  CLASS B - LEASED ASSET             3.0%  3.0%       3.0%  3.0%    10.0   10.0
- --------------------------------     3.0%  3.0%       3.0%  3.0%     5.0    5.0
                                     4.0%  4.0%       4.0%  4.0%     5.0    7.0
                                     3.0%  3.0%       3.0%  4.0%    10.0   10.0
                                     3.0%  3.0%       3.0%  3.0%    10.0   10.0
                                     3.0%  4.0%       2.0%  3.0%     7.0   10.0
                                     2.0%  3.0%       2.0%  3.0%    10.0   10.0
                                     3.0%  4.0%       3.0%  3.0%    10.0   10.0
                                     3.0%  3.0%       3.0%  3.0%    10.0   10.0
  Number of Responses                     9                9             9
  Mean Average (Low/High)            3.0%  3.3%       2.9%  3.3%     8.1    8.9
  Mean Average (Overall, 1998)          3.2%             3.1%           8.8
  Mean Average (Overall, 1997)          3.4%             3.1%           9.1
  Change from Summer 1997       Down 23 Basis Pts  Down 4 Basis Pts  Decrease 0.3 Yrs
  Median Average                        3.0%             3.0%          10.0
  Mode Average                          3.0%             3.0%          10.0
  Low within Range                   2.0%  3.0%       2.0%  3.0%     5.0    5.0
  High within Range                  4.0%  4.0%       4.0%  4.0%    10.0   10.0

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- --------------------------------------------------------------------------------

                                          CAPITALIZATION RATES                INTERNAL
                                 ---------------------------------------   RATE OF RETURN
                                         GOING-IN            TERMINAL
                                    LOW         HIGH      LOW        HIGH       LOW        HIGH
                                 ---------   --------- ---------  --------- ----------   -------
  CLASS A - VALUE ADDED              8.8%       8.8%      9.0%       9.0%      11.3%        11.3%
- --------------------------------     8.0%       8.0%      9.5%       9.5%      17.0%        17.0%
                                    10.0%      12.0%      8.0%      10.0%      25.0%        25.0%
                                                          8.5%       9.5%      12.0%        14.0%
                                     9.0%      10.0%     10.0%      10.5%      11.0%        13.0%
                                     8.0%       8.5%      8.5%       9.0%      11.0%        12.0%
                                     9.5%       9.5%     10.0%      10.0%      12.0%        12.0%
                                     8.5%       9.0%      9.0%       9.5%      11.0%        12.0%
  Number of Responses                       7                    8                    8
  Mean Average (Low/High)            8.9%       9.6%      8.8%       9.5%      16.3%        16.8%
  Mean Average (Overall, 1998)            9.1%                 9.3%                  14.2%
  Mean Average (Overall, 1997)            8.9%                 9.1%                  11.6%
  Change from Summer 1997        Up 21 Basis Pts     Up 24 Basis Pts      Up 256 Basis Pts
  Median Average                          8.9%                 9.5%                  12.0%
  Mode Average                            8.0%                 9.0%                  12.0%
  Low within Range                   8.0%       8.0%      8.0%       9.0%      11.0%        11.3%
  High within Range                 10.0%      12.0%     10.0%      10.5%      25.0%        25.0%

  CLASS B - VALUE ADDED              9.0%       9.0%      9.4%       9.4%      11.5%        11.5%
- --------------------------------     8.0%       8.0%      9.5%       9.5%      20.0%        20.0%
                                    12.0%      14.0%     10.0%      12.0%      30.0%        30.0%
                                     9.0%      10.5%     10.0%      11.0%      12.0%        14.0%
                                     8.5%       9.0%      9.5%      10.0%      11.5%        12.0%
                                    10.5%      10.5%     11.0%      11.0%      13.0%        13.0%
                                     9.0%       9.5%      9.5%      10.0%      11.5%        12.5%
                                                                               15.0%        15.0%
  Number of Responses                       7                     7                     8
  Mean Average (Low/High)            9.5%      10.4%     9.7        10.5%      20.7%        21.3%
  Mean Average (Overall, 1998)            9.8%                 10.1%                 16.4%
  Mean Average (Overall, 1997)            9.3%                  9.4%                 12.3%
  Change from Summer 1997            Up 45 Basis Pts      Up 73 Basis Pts       Up 409 Basis Pts
  Median Average                          9.0%                 10.0%                 13.5%
  Mode Average                            9.0%                  9.5%                 20.0%
  Low within Range                  8.0%       8.0%      9.4%        9.4%      11.5%        12.0%
  High within Rage                 12.0%      14.0%     11.0%       12.0%      30.0%        30.0%

- ---------------------------------
  APARTMENTS (OVERALL RESULTS)
- -------------------------------------------------------------------------------------------------
  Number of Responses                      38                    39                   40
  Mean Average (Low/High)            8.7%      9.2%        9.1%      9.6%        12.8%  13.5%
  Mean Average (Overall, 1998)            9.0%                  9.4%                 13.1%
  Mean Average (Overall, 1997)            8.9%                  9.3%                 11.6%
  Change from Summer 1997            Up 8 Basis Pts        Up 11 Basis Pts      Up 153 Basis Pts
  Median Average                          9.0%                  9.5%                 12.0%
  Mode Average                            9.0%                  9.5%                 12.0%
  Low within Range                   7.5%      8.0%        8.0%      8.0%         10.0%  10.5%
  High within Range                 12.0%     14.0%       11.0%     12.0%         30.0%  30.0%



                                            GROWTH RATE                TYPICAL
                                 ---------------------------------   PROJECTION
                                      INCOME          EXPENSES      PERIOD (YEARS)
                                    LOW     HIGH     LOW     HIGH    LOW     HIGH
                                 --------- ------ --------- ------ ------- -------
  CLASS A - VALUE ADDED              3.0%  3.0%       3.0%  3.0%     5.0    10.0
- --------------------------------     3.0%  3.0%       3.0%  3.0%     5.0     5.0
                                     4.0%  4.0%       4.0%  4.0%     1.0     4.0
                                                      4.0%  4.0%     2.0    10.0
                                     3.0%  3.0%       3.0%  3.0%    10.0    10.0
                                     3.0%  4.0%       2.0%  3.0%     7.0    10.0
                                     2.0%  3.0%       2.0%  3.0%    10.0    10.0
                                     4.0%  5.0%       3.0%  3.0%    10.0    10.0
  Number of Responses                    7                8               8
  Mean Average (Low/High)            3.3%  3.3%       3.5%  3.5%     3.3     7.3
  Mean Average (Overall, 1998)         3.4%             3.1%             7.4
  Mean Average (Overall, 1997)         4.0%             3.1%             8.5
  Change from Summer 1997       Down 64 Basis Pts  Up 3 Basis Pts  Decrease 1.1 Yrs
  Median Average                       3.0%             3.0%            10.0
  Mode Average                         3.0%             3.0%            10.0
  Low within Range                   2.0%  3.0%       2.0%  3.0%     1.0     4.0
  High within Range                  4.0%  5.0%       4.0%  4.0%    10.0    10.0

  CLASS B - VALUE ADDED              3.0%  3.0%       3.0%  3.0%     5.0    10.0
- --------------------------------     3.0%  3.0%       3.0%  3.0%     5.0     5.0
                                     4.0%  4.0%       4.0%  4.0%     1.0     4.0
                                     3.0%  3.0%       3.0%  3.0%    10.0    10.0
                                     3.0%  4.0%       2.0%  3.0%     7.0    10.0
                                     2.0%  3.0%       2.0%  3.0%    10.0    10.0
                                     4.0%  5.0%       3.0%  3.0%    10.0    10.0

  Number of Responses                    7                7               7
  Mean Average (Low/High)            3.3%  3.3%       3.3%  3.3%     5.3     7.3
  Mean Average (Overall, 1998)         3.4%             3.0%             7.6
  Mean Average (Overall, 1997)         4.0%             3.1%             8.5
  Change from Summer 1997      Down 64 Basis Pts  Down 10 Basis Pts  Decrease 0.9 Yrs
  Median Average                       3.0%             3.0%            10.0
  Mode Average                         3.0%             3.0%            10.0
  Low within Range                   2.0%  3.0%       2.0%  3.0%     1.0     4.0
  High within Range                  4.0%  5.0%       4.0%  4.0%    10.0    10.0

- ---------------------------------
  APARTMENTS (OVERALL RESULTS)
- -----------------------------------------------------------------------------------
  Number of Responses                    37               39              39
  Mean Average (Low/High)            3.1%  3.4%       3.0%  3.3%     7.9     8.9
  Mean Average (Overall, 1998)          3.3%             3.1%            8.5
  Mean Average (Overall, 1997)          3.6%             3.2%            9.1
  Change from Summer 1997       Down 34 Basis Pts Down 5 Basis Pts Decrease 0.6 Yrs
  Median Average                        3.0%             3.0%            10.0
  Mode Average                          3.0%             3.0%            10.0
  Low within Range                   2.0%  3.0%       2.0%  3.0%     1.0     4.0
  High within Range                  4.0%  5.0%       4.0%  5.0%    10.0    10.0


    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

Spr98inv                         Page 20 of 21                 7/25/98 12:52 PM

INVESTOR SURVEY
Cushman & Wakefield Valuation Advisory Services
Spring 1998

- -----------------------------------------------------------------------------------------------------------------------------
                                    CAPITALIZATION RATES                                  GROWTH RATE              TYPICAL
                              ---------------------------------     INTERNAL     -----------------------------   PROJECTION
                                  GOING-IN         TERMINAL      RATE OF RETURN      INCOME        EXPENSES    PERIOD (YEARS)
                                LOW     HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH    LOW    HIGH    LOW    HIGH
- -----------------------------------------------------------------------------------------------------------------------------
                    "Value Added" denotes properties which require more active management involvement due to leasing issues and/or additional capital investment for physical issues.

                                                   QUALIFICATIONS OF APPRAISER
- ------------------------------------------------------------------------------
                                                       ELLEN J. GUNDERSON, MAI

PROFESSIONAL AFFILIATIONS
     Member of the Appraisal Institute (MAI Designation No. 09435) California Certified General Real Estate Appraiser - (ID# AG025346) Arizona Certified General Real Estate Appraiser - (ID# 30252)

REAL ESTATE EXPERIENCE
     Director, Cushman & Wakefield of California, Inc., Valuation Advisory Services, Los Angeles, California, October 1996 to present. Performs valuation services for all property types with an emphasis in large scale retail developments including regional malls, entertainment/off-price regional centers, power and community/neighborhood centers. National account manager for Allegis Realty Investors, LLC, for the semi-annual valuation of their portfolio assets. Services as one of ten professionals nationwide with Cushman & Wakefield's Retail Valuation Group.

     Vice President, Landauer Associates, Inc., 1995-1996 (Los Angeles, California). Focused in the valuation of complex, major income producing properties. Assignments of all property types in numerous states including California, Arizona, Washington, Utah and Texas. Key assignments included regional malls, high-rise CBD office buildings, a portfolio of 50 R&D properties and a rent re-negotiation for a marina on county-owned land.

     Real Estate Specialist (GS-11), Headquarters U.S. Army in Europe, 1993-1994 (Heidelberg, Germany). Responsible for the acquisition and disposal of real estate for the U.S. Government in Germany. Active in all levels of negotiations for recoupment of residual property value of U.S. installations being turned over to the German Government due to U.S. drawdown in Europe. Performed appraisals and rent analysis in Germany and The Netherlands. Special assignment to Warsaw, Poland to negotiate housing contracts for U.S. military personnel for NATO's Partnership for Peace program.

     Vice President, Dietrich & Hawkins, Ltd., 1987-1993 (formerly Burke Hansen, Inc., Arizona). Performed appraisals of every property type throughout Arizona, California, New Mexico, Indiana and Oklahoma. Specialized in office properties. Assignments also included factory outlet malls, a 326-000-acre lake-front ranch, foreign trade zones, 4,500 acres of land outside San Diego; and numerous portfolio assignments including car dealerships, residential subdivisions, 15 mobile home parks in six states, and a large portfolio of sand and gravel operations.

EDUCATION
     Bachelor of Science in Real Estate
     Arizona State University, Tempe, Arizona, 1987.

     Appraisal Institute - All courses required for the MAI Designation and continuing education. Designated since April 1992.

AFFILIATIONS
     Member, Southern California Chapter, Appraisal Institute
     Member, NNCREW (National Network of Commercial Real Estate Women)